UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
Check the appropriate box:
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Preliminary information statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive information statement

SNAP ONE HOLDINGS CORP.

(Name of Registrant as Specified in Its Charter)
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Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

PRELIMINARY INFORMATION STATEMENT — SUBJECT TO COMPLETION
SNAP ONE HOLDINGS CORP.
1800 Continental Boulevard, Suite 200
Charlotte, North Carolina 28273
NOTICE OF WRITTEN CONSENT AND APPRAISAL RIGHTS
AND
INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.
To our Stockholders:
This notice of written consent and appraisal rights and information statement is being furnished to the holders of common stock, par value $0.01 per share (the “Company Common Stock”), of Snap One Holdings Corp., a Delaware corporation (the “Company”), in connection with the Agreement and Plan of Merger, dated as of April 14, 2024, by and among Resideo Technologies, Inc., a Delaware corporation (“Resideo”), Pop Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Resideo (“Merger Sub”), and the Company (the “Merger Agreement”), a copy of which is attached as Annex A to this information statement. Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company with the Company surviving such merger as a wholly owned subsidiary of Resideo (the “Merger”). Upon consummation of the Merger, each share of Company Common Stock issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) will be canceled and converted into the right to receive an amount in cash equal to $10.75, without interest and less any applicable withholding taxes (the “Merger Consideration”). However, the Merger Consideration will not be paid in respect of (a) any shares of Company Common Stock owned by the Company, Resideo or Merger Sub or any other direct or indirect wholly owned subsidiary of the Company or Resideo, in each case immediately prior to the Effective Time, which will no longer be outstanding and will automatically be cancelled and retired and will cease to exist and no Merger Consideration will be delivered or deliverable in exchange therefore and (b) those shares of Company Common Stock held by any person who is entitled to demand and properly demands appraisal of such shares of Company Common Stock pursuant to, and who complies in all respects with, Delaware law and has not withdrawn his, her or its demand for appraisal.
The board of directors of the Company (the “Board”), after consultation with its financial advisors and its legal counsel, unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of the Company and its stockholders, approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, resolved to recommend that the holders of Company Common Stock adopt the Merger Agreement and directed that the Merger Agreement be submitted to the Company’s stockholders for adoption by the Company’s stockholders entitled to vote thereon.
The adoption of the Merger Agreement by the Company stockholders required the affirmative vote or written consent by holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon. On April 14, 2024, following the execution of the Merger Agreement, Hellman & Friedman Capital Partners VIII, L.P., Hellman & Friedman Capital Partners VIII (Parallel), L.P., HFCP VIII (Parallel-A), L.P., H&F Executives VIII, L.P., H&F Associates VIII, L.P. and H&F Copper Holdings VIII, L.P. (collectively, the “Principal Stockholders”), which together on such date beneficially owned 55,424,435 shares of Company Common Stock representing approximately 72% of the then outstanding shares of Company Common Stock as of April 14, 2024, delivered a written consent approving and adopting in all respects the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Written Consent”). As a result, no further action by any stockholder of the Company is required under applicable law or the Merger Agreement (or otherwise) to adopt the Merger Agreement, and the Company will not be soliciting your vote for or consent to the adoption of the Merger Agreement and the approval of the transactions contemplated thereby and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement and the approval of the transactions contemplated thereby. This notice and the accompanying information statement shall constitute notice to you from the Company of the Written Consent contemplated by Section 228(e) of the General Corporation Law of the State of Delaware (the “DGCL”).
Under Section 262 of the DGCL, if the Merger is completed, subject to compliance with the requirements of Section 262 of the DGCL, holders of shares of Company Common Stock, other than the Principal Stockholders, will have the right to seek an appraisal for, and be paid the “fair value” in cash of, their shares of Company Common Stock (as determined by the Delaware Court of Chancery), together with interest, if any, on the amount determined to be fair value, instead of receiving the Merger Consideration. To exercise your appraisal rights, you must submit a written demand for an appraisal to the Company no later than twenty (20) days after the mailing of this information statement, which mailing date is [•], 2024, and comply precisely with other procedures set forth in Section 262 of the DGCL, which are summarized in the accompanying information statement. A copy of Section 262 of the DGCL is attached to the accompanying information statement as Annex C. This notice and the accompanying information statement shall constitute notice to you from the Company of the availability of appraisal rights under Section 262 of the DGCL in connection with the Merger.
We urge you to read the entire information statement carefully. If the Merger is completed, you will receive instructions regarding payment for your shares of Company Common Stock.
BY ORDER OF THE BOARD OF DIRECTORS,
Erik Ragatz	John Heyman
Chairman of the Board	Chief Executive Officer & Director
Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosures in this notice or the accompanying information statement. Any representation to the contrary is a criminal offense.
This information statement is dated [•], 2024 and is first being mailed to stockholders on or about [•], 2024.

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SUMMARY
This summary highlights selected information from this information statement and may not contain all of the information that is important to you. To fully understand the Merger, as hereinafter defined and as described below, contemplated by the Agreement and Plan of Merger dated as of April 14, 2024 (the “Merger Agreement”), by and among Resideo Technologies, Inc., a Delaware corporation (“Resideo”), Pop Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Resideo (“Merger Sub”), and Snap One Holdings Corp., a Delaware corporation (the “Company”), and for a more complete description of the legal terms of the Merger, you should carefully read this entire information statement, the annexes attached to this information statement and the documents referred to or incorporated by reference in this information statement. We have included page references in parentheses to direct you to the appropriate place in this information statement for a more complete description of the topics presented in this summary. In this information statement, the terms “Snap One,” “Company,” “we,” “us,” and “our” refer to Snap One Holdings Corp. and its consolidated subsidiaries. All references in this information statement to terms defined in the notice to which this information statement is attached have the meanings provided in that notice. This information statement is dated [•], 2024 and is first being mailed to our stockholders on or about [•], 2024.
The Parties to the Merger Agreement (page 17)
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The Company.   The Company is a leading distributor of smart-living technology. The Company empowers its vast network of professional integrators to deliver entertainment, connectivity, automation, and security solutions to residential and commercial end users worldwide. The Company distributes an expansive portfolio of proprietary and third-party products through its intuitive online portal and local branch network, blending the benefits of e-commerce with the convenience of same-day pickup. The Company provides software, award-winning support, and digital workflow tools to help its integrator partners build thriving and profitable businesses. The Company’s principal executive offices are located at 1800 Continental Boulevard, Suite 200, Charlotte, North Carolina and its telephone number is (704) 927-7620. The Company’s website is www.snapone.com. The Company’s website address is being provided as an inactive textual reference only. The information provided on, or accessible through, our website is not part of this information statement, and therefore is not incorporated herein by reference. Additional information about the Company is included in documents incorporated by reference into this information statement and our filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 94.

The Company’s shares of Company Common Stock are listed with, and trade on, The NASDAQ Global Select Market (the “NASDAQ”) under the symbol “SNPO”.
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Resideo.   Resideo is a leading global manufacturer and developer of technology-driven products and components that provide critical comfort, energy management, and safety and security solutions to over 150 million homes globally. Through its ADI Global Distribution business, it is also a leading wholesale distributor of professionally installed electronic security and life safety products for commercial and residential markets and serve a variety of adjacent product categories including audio visual, data communications, and smart home solutions. Resideo’s principal executive offices are located at 16100 N. 71st Street, Suite 550, Scottsdale, Arizona, 85254 and its telephone number is (480) 573-5340. Resideo’s website is www.resideo.com. This website address is being provided as an inactive textual reference only. The information provided on, or accessible through, Resideo’s website is not part of this information statement, and therefore is not incorporated herein by reference.

Shares of Resideo’s common stock are listed with, and trade on, the New York Stock Exchange (the “NYSE”) under the symbol “REZI”.
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Merger Sub.   Merger Sub was formed by Resideo solely for the purpose of entering into the transactions contemplated by the Merger Agreement. Merger Sub is a wholly owned subsidiary of Resideo and, since the date of its incorporation, has not carried on any business, conducted any operations or incurred any liabilities or obligations other than those incidental to its formation and pursuant to the Merger Agreement, the performance of its obligations thereunder and matters ancillary thereto. Upon consummation of the Merger, Merger Sub will cease to exist. Merger Sub’s principal executive offices are located at 16100 N. 71st Street, Suite 550, Scottsdale, Arizona 85254 and its telephone number is (480) 573-5340.
The Merger (page 19)
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On April 14, 2024, the Company entered into the Merger Agreement with Resideo and Merger Sub. Upon the terms and subject to the conditions provided in the Merger Agreement, and in accordance with Delaware law, at the effective time of the Merger (the “Effective Time”), Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of Resideo (the “Merger”). Unless otherwise set out in the Merger Agreement, because the Merger Consideration (as defined below) will be paid in cash, you will receive no equity interest in Resideo in consideration for your shares of Company Common Stock, and after the Effective Time you will not own any shares of Company Common Stock.

The Merger Consideration
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Upon consummation of the Merger, each issued and outstanding share of common stock of the Company, par value $0.01 per share (“Company Common Stock”), other than (i) shares of Company Common Stock owned by the Company, Resideo or Merger Sub or any other direct or indirect wholly owned subsidiary of the Company or of Resideo, (ii) Appraisal Shares (as defined in the section entitled “Appraisal Rights” beginning on page 86) and (iii) any shares of Company Common Stock subject to vesting or forfeiture (each, a “Company Restricted Share”), shall be converted into the right to receive $10.75 in cash, without interest and after giving effect to any required withholding taxes (the “Merger Consideration”).

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In addition, upon consummation of the Merger,

(i)
each option to purchase Company Common Stock (a “Company Option”) and cash-settled stock appreciation right that relates to the value of Company Common Stock (a “Phantom Option”) (all of which are “out-of-the-money”) will be cancelled for no consideration,

(ii)
each Company Restricted Share will be cancelled and converted into the right to receive the Merger Consideration,

(iii)
each vested restricted stock unit payable in shares of Company Common Stock (a “Company RSU”) and vested “phantom restricted stock unit” that relate to the value of Company Common Stock and are settled in cash pursuant to the terms thereof (a “Phantom RSU”) will be cancelled and converted into the right to receive an amount in cash, without interest, equal to (a) the total number of shares of Company Common Stock subject to such Company RSU or Phantom RSU (as applicable) immediately prior to the Effective Time multiplied by (b) the Merger Consideration,

(iv)
each performance-based restricted stock unit payable in shares of Company Common Stock that remains subject to performance vesting conditions (a “Company PSU”) will be assumed by Resideo and automatically converted into a Resideo restricted stock unit award with respect to shares of common stock of Resideo, par value $0.001 per share (the “Resideo Common Stock”), assuming a number of shares of Company Common Stock based on target performance (or actual performance with respect to any Company PSUs for which the performance period that has been completed prior to the Effective Time) (a “Converted PSU”), in each case pursuant to an exchange ratio that is designed to maintain the intrinsic value of the award immediately prior to the Effective Time and

(v)
each unvested Company RSU and unvested Phantom RSU will be assumed by Resideo and automatically converted into a Resideo restricted stock unit award (a “Converted RSU”) and a cash-settled restricted stock unit award (a “Converted Phantom RSU”), respectively, in each case, pursuant to an exchange ratio that is designed to maintain the intrinsic value of the award immediately prior to the Effective Time.

Any fractional shares resulting from the conversion of awards covering Company Common Stock into Converted RSUs and Converted Phantom RSUs, as applicable, will be converted into a right to receive an amount in cash at the Effective Time equal to (x) such fractional share multiplied by (y) the Parent Common Stock Value (as defined in the Merger Agreement). Following the Effective Time, the Converted PSUs, Converted RSUs and Converted Phantom RSUs will generally be subject to the same terms and conditions (including vesting terms, but excluding performance-based vesting conditions) that were previously applicable to the corresponding equity award of the Company prior to conversion. The exchange ratio described above (the “Exchange Ratio”), as set forth in the Merger Agreement, shall be the Merger Consideration divided by the volume-weighted average sales price per on share of Resideo Common Stock on the NYSE for the 30 full trading days ending on and including the full trading day three (3) Business Days immediately prior to the Closing Date (the “Parent Common Stock Value”).
We encourage you to read the Merger Agreement, which is attached as Annex A to this information statement, as it is the legal document that governs the Merger and the other transactions contemplated thereby.
Employee Stock Purchase Plan
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Pursuant to the terms of the Merger Agreement, the Company will take all action required to (i) terminate the current offering period under the Snap One Holdings Corp. 2021 Employee Stock Purchase Plan (the “Company ESPP”) as of a date no later than one (1) Business Day immediately preceding the date of the Merger Agreement, (ii) provide that no further contributions are made to the current offering period under the Company ESPP after the date of the Merger Agreement, (iii) terminate all outstanding rights under the Company ESPP with respect to such terminated offering period and (iv) arrange for the amount of the accumulated contributions for each participant under the Company ESPP as of immediately prior to the date of the Merger Agreement, to the extent not used to purchase shares of Company Common Stock, to be refunded to such participant through the Company’s payroll system as soon as practicably possible following the date of the Merger Agreement (but in no event later than ten (10) Business Days following the date of the Merger Agreement). Pursuant to the terms of the Merger Agreement, the Company will take all actions necessary to terminate the Company ESPP in accordance with the terms thereof, effective no later than the Effective Time.

Recommendation of the Board; Reasons for the Merger (page 29)
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After consideration of various factors as discussed in the section entitled “The Merger — Recommendation of the Board; Reasons for the Merger” beginning on page 29, the Board after consultation with its financial advisors and its legal counsel, unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of the Company and its stockholders, approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, resolved to recommend that the holders of Company Common Stock adopt the Merger Agreement and directed that the Merger Agreement be submitted to the Company’s stockholders for adoption by the Company’s stockholders entitled to vote thereon.

Required Stockholder Approval for the Merger
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Under Delaware law and the Company’s certificate of incorporation, the adoption of the Merger Agreement by our stockholders required the affirmative vote or written consent of stockholders of the Company holding in the aggregate at least a majority of the outstanding shares of Company Common Stock entitled to vote thereon. As of April 14, 2024, the record date for determining stockholders of the Company entitled to vote on the adoption of the Merger Agreement, there were 76,535,644 shares of Company Common Stock outstanding. Holders of Company Common Stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including adoption of the Merger Agreement.

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On April 14, 2024, following the execution of the Merger Agreement, Hellman & Friedman Capital Partners VIII, L.P., Hellman & Friedman Capital Partners VIII (Parallel), L.P., HFCP VIII (Parallel-A), L.P., H&F Executives VIII, L.P., H&F Associates VIII, L.P. and H&F Copper Holdings VIII, L.P. (collectively, the “Principal Stockholders”), which together on such date beneficially owned 55,424,435 shares of Company Common Stock representing approximately 72% of the then outstanding shares of Company Common Stock, delivered a written consent approving and adopting in all respects the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Written Consent”). No further action by any other Company stockholder is required under applicable law or the Merger Agreement (or otherwise) in connection with the adoption of the Merger Agreement. As a result, the Company is not soliciting your vote for the adoption of the Merger Agreement and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement. No action by the stockholders of Resideo is required to complete the Merger and all requisite corporate action by and on behalf of Merger Sub required to complete the Merger has been taken.

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When actions are taken by the written consent of less than all of the stockholders entitled to vote on a matter, Delaware law requires notice of the action be given to those stockholders who did not consent in writing to the action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware (“DGCL”). This information statement and the notice attached hereto constitute notice to you from the Company of the Written Consent as required by Delaware law.

Opinion of Financial Advisors (page 34, Annex B-1 and Annex B-2)
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Opinion of Moelis & Company LLC

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In connection with the Merger, the Board received an oral opinion on April 14, 2024, which was subsequently confirmed by delivery of a written opinion dated the same date, from Moelis & Company LLC (“Moelis”), as of the date of such opinion, as to the fairness, from a financial point of view, to the holders of Company Common Stock of the Merger Consideration of $10.75 in cash set forth in the Merger Agreement.

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The full text of Moelis’ written opinion dated April 14, 2024, which sets forth the assumptions made, procedures followed, matters considered and other limitations on the review undertaken in connection with the opinion, is attached as Annex B-1 to this information statement and is incorporated herein by reference. Moelis’ opinion was provided for the use and benefit of the Board (solely in its capacity as such) in its evaluation of the Merger. Moelis’ opinion is limited solely to the fairness, from a financial point of view, of the Merger Consideration of $10.75 in cash and does not address the Company’s underlying business decision to effect the Merger or the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available to the Company. Moelis’ opinion does not constitute a recommendation as to how any Company stockholder should vote or act with respect to the Merger or any other matter.

For more information, see the section entitled “The Merger — Opinion of Financial Advisors — Opinion of Moelis & Company LLC” and Annex B-1.
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Opinion of J.P. Morgan Securities LLC

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Pursuant to an engagement letter dated January 21, 2024, the Company retained J.P. Morgan Securities LLC (“J.P. Morgan”) as its financial advisor in connection with the proposed Merger.

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At the meeting of the Board held on April 14, 2024, J.P. Morgan rendered its oral opinion to the Board that, as of such date and based upon and subject to the factors and assumptions set forth in its written opinion, the Merger Consideration to be paid to the holders of Company Common Stock (other than the Principal Stockholders, the holders of shares of Company Common Stock that are owned by the Company, Resideo or Merger Sub or any other direct or indirect wholly owned subsidiary of the Company or of Resideo (such shares, “Excluded Shares”), and the holders of Appraisal Shares) in the proposed Merger was fair, from a financial point of view, to such holders. J.P. Morgan has confirmed its April 14, 2024 oral opinion by delivering its written opinion to the Board, dated April 14, 2024, that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the Merger Consideration to be paid to the holders of Company Common Stock (other than the Principal Stockholders, the holders of Excluded Shares, and the holders of Appraisal Shares) in the proposed Merger was fair, from a financial point of view, to such holders.
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The full text of the written opinion of J.P. Morgan dated April 14, 2024, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B-2 to this information statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this information statement is qualified in its entirety by reference to the full text of such opinion. The Company’s stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Merger, was directed only to the Merger Consideration to be paid in the Merger to the holders of Company Common Stock (other than the Principal Stockholders, the holders of Excluded Shares, and the holders of Appraisal Shares) and did not address any other aspect of the Merger. J.P. Morgan expressed no opinion as to the fairness of any consideration to be paid in connection with the Merger to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the proposed Merger. The issuance of J.P. Morgan’s opinion was approved by a fairness opinion committee of J.P. Morgan. The opinion does not constitute a recommendation to any Company stockholder as to how such stockholder should vote with respect to the proposed Merger or any other matter.

For more information, see the section entitled “The Merger — Opinion of Financial Advisors — Opinion of J.P. Morgan Securities LLC” and Annex B-2.
Financing (page 52)
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The Merger is not subject to a financing condition. Resideo intends to finance the Merger with a combination of cash, preferred equity and debt financing.

The Merger Agreement (page 62 and Annex A)
Conditions to Consummation of the Merger (page 79)
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The obligation of each party to consummate the Merger is subject to the satisfaction (or waiver by each of the parties) on or prior to the date of the closing of the Merger (the “Closing Date”) of the following conditions:

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no applicable law enacted or applicable to the transactions by any governmental entity of competent jurisdiction or any judgment (whether temporary, preliminary or otherwise) or other legal restraint or prohibition issued or adopted or applicable to the transaction by any such governmental entity, restraining, enjoining, preventing, prohibiting or otherwise making illegal the consummation of the Merger being in effect;

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the expiration or termination of any applicable waiting period (including any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) having occurred;

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the affirmative vote (in person or by written consent, including by obtaining the Written Consent) of holders of a majority of the outstanding shares of Company Common Stock in favor of approving and adopting the Merger Agreement; and

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the elapsing of at least twenty (20) calendar days since the Company’s mailing of this information statement to the Company stockholders as contemplated by Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including Rule 14c-2 promulgated thereunder).

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As of the date of this information statement, the Written Consent has been obtained and is in full force and effect, which satisfies the stockholder approval condition described above.

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The obligations of Resideo and Merger Sub to consummate the Merger are further subject to satisfaction (or waiver by Resideo and Merger Sub), on or prior to the Closing Date of the following conditions:

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the representations and warranties of the Company being true and correct as of the date of the Merger Agreement and the Closing Date in the manner described in the section entitled “The Merger Agreement — Conditions to Consummation of the Merger” beginning on page 79;

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the Company having performed in all material respects all obligations, covenants and agreements required to be performed by it under the Merger Agreement at or prior to the Effective Time;

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no Company Material Adverse Effect (as defined in the section entitled “The Merger Agreement — Representations and Warranties” beginning on page 65) having occurred since the date of the Merger Agreement; and

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the receipt by Resideo and Merger Sub from the Company of a certificate, dated the Closing Date and signed on behalf of the Company by a duly authorized officer of the Company, certifying that the conditions specified above have been satisfied.

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The obligation of the Company to consummate the Merger is further subject to satisfaction (or waiver by the Company) on or prior to the Closing Date of the following conditions:

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the representations and warranties of Resideo and Merger Sub being true and correct as of the date of the Merger Agreement and the Closing Date in the manner described in the section entitled “The Merger Agreement — Conditions to Consummation of the Merger” beginning on page 79;

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Resideo and Merger Sub having performed in all material respects all obligations, covenants and agreements required to be performed by it under the Merger Agreement as of the Effective Time; and

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the receipt by the Company from Resideo a certificate, dated the Closing Date and signed on behalf of Resideo by a duly authorized officer of Resideo, certifying that the conditions specified above have been satisfied.

No Solicitation (page 72)
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The Merger Agreement provides that, from and after the execution and delivery of the Merger Agreement until the earlier of the termination of the Merger Agreement and the Effective Time, the Company will not, and will cause its subsidiaries and its and their respective directors, officers and employees not to, and the Company will use its reasonable best efforts to cause its other representatives not to, directly or indirectly:

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solicit, initiate, propose, induce, encourage or knowingly facilitate any inquiries regarding, or the submission or announcement of any inquiry, proposal or offer that constitutes, or could reasonably be expected to lead to, any Company Takeover Proposal (as defined in the section entitled “The Merger Agreement — No Solicitation” beginning on page 72);

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enter into, continue or otherwise participate in any discussions or negotiations regarding any Company Takeover Proposal (or inquiries, proposals or offers that could reasonably be expected to lead to a Company Takeover Proposal);

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furnish to any person (other than Resideo or Merger Sub) any non-public information with respect to the Company or any of its subsidiaries or afford to any person (other than Resideo or Merger Sub) access to the business, properties, assets, books, records or personnel of the Company or any of its subsidiaries, in any such case with the intent to induce the making, submission or announcement of, or to encourage or knowingly facilitate, any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to a Company Takeover Proposal;

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subject to the terms of the Merger Agreement, approve, endorse or recommend a Company Takeover Proposal; or

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execute or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, option agreement, merger agreement, joint venture agreement, partnership agreement or any other agreement relating to any Company Takeover Proposal (other than certain acceptable confidentiality agreements entered into in accordance with the terms set forth in the Merger Agreement).

Adverse Recommendation Change (page 81)
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Notwithstanding anything to the contrary contained in the Merger Agreement, if at any time after the execution of the Merger Agreement and prior to obtaining the Written Consent, which was obtained on April 14, 2024, the Company or any of its representatives received a bona fide, written Company Takeover Proposal, which Company Takeover Proposal did not result from a material breach of the no-solicitation provision of the Merger Agreement described above, then in response to such Company Takeover Proposal the Company and its representatives could have engaged in or otherwise participated in discussions or negotiations with such person or group and its representatives if the Board determined in good faith (after consultation with its outside legal counsel and financial advisor) that such Company Takeover Proposal constituted or would reasonably have been expected to lead to a Superior Proposal (as defined in the section entitled “The Merger Agreement — Adverse Recommendation Change” beginning on page 81).

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Prior to obtaining the Written Consent, which was obtained on April 14, 2024, following the execution of the Merger Agreement, the Board could have made an Adverse Recommendation Change (as defined in the section entitled “The Merger Agreement — Adverse Recommendation Change” beginning on page 81) (A) in response to an Intervening Event (as defined in the section entitled “The Merger Agreement — Adverse Recommendation Change” beginning on page 81) if the Board determined in good faith (after consultation with its legal counsel and financial advisor) that the failure to take such action would reasonably be expected to be inconsistent with the Company’s directors’ fiduciary duties under applicable law or (B) if the Company received a Company Takeover Proposal that did not result from a material breach of no-solicitation provision of the Merger Agreement described above and which the Board determined in good faith (after consultation with its legal counsel and financial advisor) that such Company Takeover Proposal constituted a Superior Proposal, subject in each case, to certain notice provisions and renegotiation periods specified in the Merger Agreement. In the case of the Company’s receipt of what it determined in good faith to be a Superior Proposal, and subject to the aforementioned conditions, the Company would have also been entitled to enter into a definitive written agreement for the consummation of such Superior Proposal and concurrently terminate the Merger Agreement and pay Resideo the Termination Fee.

A more detailed description of the foregoing circumstances is provided below and in the section entitled “The Merger Agreement” beginning on page 62.
Termination (page 80)
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The Merger Agreement may be terminated at any time prior to the Effective Time (whether before or after receipt of the Written Consent, except as otherwise expressly noted in the Merger Agreement) by the mutual written consent of Resideo, Merger Sub and the Company.

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In addition, the Merger Agreement may be terminated by either Resideo or the Company:

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if the Merger is not consummated on or before the Outside Date (as defined in the section entitled “The Merger Agreement — Termination of the Merger Agreement” beginning on page 80), as may be extended pursuant to the terms of the Merger Agreement; provided, however, that the right to terminate the Merger Agreement under this clause is not available to a party (which in the case of Resideo or Merger Sub, includes either or both of Resideo and Merger Sub) if any action of such party or the failure of such party to perform any of its obligations under the Merger Agreement is a principal cause of or directly resulted in the failure of the Merger to occur on or before the Outside Date and such action or failure to perform such obligations constituted a breach of the Merger Agreement; or

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if any legal restraint permanently restraining, enjoining, preventing, prohibiting or otherwise making illegal the consummation of the Merger is in effect and has become final and non-appealable; provided, that the right to terminate the Merger Agreement under this clause is not available to a party (which in the case of Resideo or Merger Sub, includes either or both of Resideo and Merger Sub) if the failure of such party to perform any of its obligations under the Merger Agreement is a principal cause of or directly resulted in the issuance of such final, non-appealable legal restraint.
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The Merger Agreement also may be terminated by either Resideo or the Company if Resideo, Merger Sub or the Company, as applicable, breaches any of its representations or warranties or fails to perform any of its covenants or obligations contained in the Merger Agreement, which breach or failure to perform would give rise to the failure of certain conditions precedent to Closing (as defined in the Merger Agreement) and cannot be cured prior to the Outside Date or, if capable of being cured, has not been cured prior to the earlier of (x) 45 days after the giving of written notice to Resideo, Merger Sub or the Company, as applicable, of such breach and (y) the Outside Date (provided, that such party is not then in material breach of the Merger Agreement or if any representation or warranty of such party has become untrue, in either case, so as to result in the failure of certain conditions precedent to closing).

•
The Merger Agreement also provided that Resideo could have terminated the Merger Agreement if (i) the Written Consent was not delivered to Resideo within 12 hours following the execution and delivery of the Merger Agreement or (ii) prior to Resideo’s receipt of the Written Consent, if an Adverse Recommendation Change had occurred; however, these termination provisions expired following delivery of the Written Consent on April 14, 2024.

•
The Merger Agreement also provided that the Company could have terminated the Merger Agreement, prior to receipt of the Written Consent, in order to enter into, concurrently with the termination of the Merger Agreement, a definitive written agreement providing for the consummation of a Superior Proposal; however, this termination provision expired following delivery of the Written Consent on April 14, 2024.

Termination Fee (page 81)
•
The Company will pay Resideo (or its designee) a termination fee of $26,348,250 under the following circumstances:

•
if the Merger Agreement is terminated by the Company, prior to Resideo’s receipt of the Written Consent, in order to enter into, concurrently with the termination of the Merger Agreement, a definitive written agreement providing for the consummation of a Superior Proposal; however, this termination provision expired following delivery of the Written Consent on April 14, 2024;

•
if the Merger Agreement is terminated by Resideo, prior to receipt of the Written Consent, if an Adverse Recommendation Change has occurred; however, this termination provision expired following delivery of the Written Consent on April 14, 2024; and

•
if the Merger Agreement is terminated by Resideo for a breach by the Company of its representations or warranties or for failure to perform any of its covenants or obligations contained in the Merger Agreement or for the Company’s failure to deliver the Written Consent within 12 hours following the execution and delivery of the Merger Agreement and (A) at any time after the date of the Merger Agreement and prior to such termination, a Company Takeover Proposal is communicated to the senior management of the Company or the Board and (B) within 12 months after such termination, the Company or a subsidiary thereof consummates a Company Takeover Proposal or enters into a definitive agreement with respect to a Company Takeover Proposal (provided, that for purposes of this subclause, the references to “20% or more” in the definition of the term “Company Takeover Proposal” (as defined in the section entitled “The Merger Agreement — No Solicitation” beginning on page 72) will be deemed to be references to “more than 50%”)).

A more detailed description of the Termination Fee is provided in the section entitled “The Merger Agreement — Termination Fee and Expenses” beginning on page 81.

Tax Receivable Agreement Waiver (page 52)
•
Concurrently with the execution of the Merger Agreement, the Principal Stockholders and certain affiliates thereof (the “TRA Parties”) party to that certain Tax Receivable Agreement, dated as of July 27, 2021, with the Company (the “Tax Receivable Agreement”) delivered to the Company, a waiver and termination letter with respect to the Tax Receivable Agreement (the “TRA Waiver”) pursuant to which, among other things, the TRA Parties, effective upon the Effective Time, (a) waived their rights to any and all payments by, and all obligations and liabilities of, the Company and its subsidiaries under the Tax Receivable Agreement and (b) agreed that the Tax Receivable Agreement will be terminated in its entirety and be of no further force or effect, and thereafter each TRA Party and the Company and its subsidiaries will not have any further obligations or rights under the Tax Receivable Agreement. Such obligations will terminate upon the valid termination of the Merger Agreement in accordance with the terms set forth therein. Additionally, from and after April 14, 2024, until the Effective Time, the TRA Parties waived their rights to any and all payments otherwise due and payable by, or claims against, the Company and its subsidiaries under the Tax Receivable Agreement during such period or attributable to any period prior April 14, 2024 (“Accrued Payments”), and the Company will not pay the TRA Parties for any Accrued Payments unless the TRA Waiver is terminated in accordance with the terms set forth therein. In the event the Merger Agreement is validly terminated for any reason, the Company shall pay the Accrued Payments to the TRA Parties in cash, and the TRA Parties shall be entitled to any and all payments by the Company under the Tax Receivable Agreement from and after the date of such termination in accordance with the terms of the Tax Receivable Agreement.

Interests of Our Directors and Executive Officers in the Merger (page 53)
•
You should be aware that the Company’s executive officers and directors have interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement. These interests are described below in the section entitled “The Merger — Interests of Our Directors and Executive Officers in the Merger” beginning on page 53.

Material United States Federal Income Tax Consequences of the Merger (page 59)
•
The exchange of Company Common Stock pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. Therefore, a United States Holder (as defined in the section entitled “The Merger — Material United States Federal Income Tax Consequences of the Merger” beginning on page 59) receiving cash in the Merger generally will recognize capital gain or loss for United States federal income tax purposes in an amount equal to the difference between (x) the amount of cash the United States Holder received (determined before deduction of any applicable withholding taxes) and (y) the adjusted tax basis of the surrendered shares of Company Common Stock.

•
A Non-United States Holder (as defined in “The Merger — Material United States Federal Income Tax Consequences of the Merger”) will generally not be subject to United States federal income tax on any gain resulting from the exchange of Company Common Stock pursuant to the Merger, unless such holder has certain connections to the United States.

•
Holders of Company Common Stock should read the section entitled “The Merger — Material United States Federal Income Tax Consequences of the Merger” beginning on page 59 for a more detailed description of the United States federal income tax consequences of the Merger. Tax matters can be complicated, and the tax consequences of the Merger to you will depend on your particular situation. Holders of Company Common Stock are urged to consult their own tax advisors about the United States federal, state, local and foreign tax consequences of the Merger.

Regulatory Approvals (page 61)
•
Under the HSR Act and related rules, certain transactions, including the Merger, may not be completed until notifications have been given to the Antitrust Division of the United States Department of Justice (“Antitrust Division”) and the Federal Trade Commission (“FTC”) and all statutory waiting period requirements have been satisfied or early termination has been granted by the applicable agencies. On April 19, 2024, both the Company and Resideo filed their respective notification and report forms under the HSR Act.
Procedures for Receiving Merger Consideration (page 64)
•
Promptly (and in any event no later than 2 business days) after the Effective Time, Resideo will direct the paying agent to mail to each holder of record of shares of Company Common Stock immediately prior to the Effective Time which were converted into the right to receive Merger Consideration (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the Certificates (as defined in the section entitled “The Merger Agreement — Procedures for Receiving Merger Consideration” beginning on page 64) or Book-Entry Shares (as defined in the section entitled “The Merger Agreement — Procedures for Receiving Merger Consideration” beginning on page 64), as applicable, in exchange for the Merger Consideration. With regard to (A) holders of Certificates, upon surrender of such Certificate to the paying agent for cancellation, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the paying agent, or (B) holders of Book-Entry Shares, upon receipt of an “agent’s message” by the paying agent (or such other evidence, if any, of the transfer as the paying agent may reasonably request), the holder of such Certificate or Book-Entry Share, as applicable, will be entitled to receive the Merger Consideration for each share of Company Common Stock theretofore represented by such Certificate or Book-Entry Shares, as applicable, and the Certificate or Book-Entry Share, as applicable, so surrendered will be canceled.

Specific Performance; Jurisdiction (page 84)
•
The parties to the Merger Agreement are entitled to an injunction or injunctions, or any other appropriate form of equitable relief, to prevent breaches of the Merger Agreement and to enforce specifically the performance of the terms and provisions of the Merger Agreement (including the consummation of the transactions under the Merger Agreement and the funding by Resideo of the full amount of the aggregate Merger Consideration), without the necessity of proving actual damages or the inadequacy of monetary damages as a remedy (and each party to the Merger Agreement has waived any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties to the Merger Agreement has agreed not to assert that a remedy of specific enforcement is unenforceable, invalid or contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach. In the event any party to the Merger Agreement brings any action, claim, complaint, suit, action or other proceeding to enforce specifically the performance of the terms and provisions of the Merger Agreement prior to the Closing, the Outside Date will automatically be extended by the amount of time during which such action, claim, complaint, suit, action or other proceeding is pending, plus 20 business days, or such other time period established by the court presiding over such action, claim, complaint, suit, action or other proceeding. Each party to the Merger Agreement has agreed to irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, then in the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware (but only in such event), then in any Delaware state court sitting in New Castle County) and any appellate court from any of such courts (the “Chosen Courts”) for the purpose of any proceeding arising out of or relating to the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement and has agreed that all claims with respect to such proceeding may be heard and determined exclusively in such court. The parties to the Merger Agreement have agreed that a final trial court judgment in any such proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Appraisal Rights (page 86 and Annex C)
•
Pursuant to Section 262 of the DGCL, holders of shares of Company Common Stock (other than the Principal Stockholders) have the right to demand an appraisal of, and be paid the “fair value” of, their shares of Company Common Stock (as determined by the Delaware Court of Chancery), together with interest, if any, on the amount determined to be the fair value, instead of receiving the per share Merger Consideration if the Merger is completed, but only if they strictly comply with the procedures and requirements set forth under Section 262 of the DGCL. The judicially determined fair value under Section 262 could be greater than, equal to or less than the $10.75 per share of Company Common Stock that our stockholders are entitled to receive in the Merger. In order to exercise your appraisal rights, you must submit a written demand for an appraisal of your shares no later than 20 days after the date of mailing of this notice and the accompanying information statement, which mailing date is [•], 2024, and precisely comply with other procedures set forth under Section 262 of the DGCL. In addition, even if you comply with such procedures in seeking to exercise your appraisal rights in connection with the Merger, the Delaware Court of Chancery will dismiss any such appraisal proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares of Company Common Stock entitled to appraisal exceeds 1% of the outstanding shares of Company Common Stock, or (2) the value of the consideration provided in the Merger for such total number of shares of Company Common Stock exceeds $1 million. For a more complete discussion of these procedures, please refer to the section entitled “Appraisal Rights” beginning on page 86 and the provisions of Delaware law that grant appraisal rights and govern such procedures attached as Annex C to this information statement. We urge you to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising the right to demand appraisal, stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to comply strictly with all of the requirements of Section 262 may result in loss of the right of appraisal.
Transaction Litigation (page 59)
As of the filing of this information statement, the Company is not aware of any complaints filed or litigation pending related to the Merger.
Market Information and Dividends (page 85)
•
Shares of Company Common Stock are listed on the NASDAQ under the trading symbol “SNPO”. As of March 4, 2024, 76,403,097 shares of Company Common Stock were issued and outstanding, held by approximately 85 stockholders of record. We have never declared or paid any cash dividend on our Company Common Stock and do not intend to pay any cash dividends in the foreseeable future. Furthermore, the terms of the Merger Agreement do not allow us to declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of our capital stock or other equity interests between April 14, 2024 and the earlier of the termination of the Merger Agreement and the Effective Time.

QUESTIONS AND ANSWERS ABOUT THE MERGER
The following questions and answers are intended to briefly address commonly asked questions as they pertain to the Merger Agreement and the Merger. These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to the “Summary” beginning on page 1 and the more detailed information contained elsewhere in this information statement, the annexes to this information statement and the documents referred to or incorporated by reference in this information statement, each of which you should read carefully. You may obtain additional information, which is incorporated by reference in this information statement, without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 94.
Q:
What is the proposed transaction and what effects will it have on the Company?

A:
The proposed transaction is the acquisition of the Company by Resideo pursuant to the Merger Agreement. Once the closing conditions under the Merger Agreement have been satisfied or waived and subject to the other terms and conditions in the Merger Agreement, Merger Sub will merge with and into the Company. The Company will be the surviving corporation of the Merger and a wholly-owned subsidiary of Resideo, and the Company will cease to be an independent publicly traded company.

Q:
What will I receive in the Merger?

A:
Upon completion of the Merger and subject to the terms and conditions in the Merger Agreement, and subject to your compliance with the letter of transmittal delivered to you by the paying agent after the closing as further described in the section entitled “The Merger Agreement — Procedures for Receiving Merger Consideration” beginning on page 64, you will receive the Merger Consideration, $10.75 in cash, without interest and less any required withholding taxes, for each share of Company Common Stock that you own, unless you properly exercise, and do not withdraw, waive or fail to perfect, appraisal rights under Section 262 of the DGCL. For example, if you own 100 shares of Company Common Stock, you will receive $1,075.00 in cash in exchange for your shares of Company Common Stock without interest and less any required withholding taxes. Upon completion of the Merger, subject to the rights of certain RSU and PSU holders and holders of Company Restricted Shares (described below), you will not own any equity in the surviving corporation.

Q:
What happens to Options, Phantom Options, Company Restricted Shares, RSUs, Phantom RSUs, and PSUs if the Merger is completed?

A:
Upon consummation of the Merger, (i) each Company Option and Phantom Option (all of which are “out-of-the-money”) will be cancelled for no consideration, (ii) each Company Restricted Share will be cancelled and converted into the right to receive the Merger Consideration, (iii) each vested Company RSU and vested Phantom RSU will be cancelled and converted into the right to receive an amount in cash, without interest, equal to (a) the total number of shares of Company Common Stock subject to such Company RSU or Phantom RSU (as applicable) immediately prior to the Effective Time multiplied by (b) the Merger Consideration, (iv) each Company PSU will be assumed by Resideo and automatically converted into a Resideo restricted stock unit award, assuming a number of shares of Company Common Stock based on target performance (or actual performance with respect to any Company PSUs for which the performance period that has been completed prior to the Effective Time) (the “Converted PSUs”), in each case pursuant to the Exchange Ratio and (v) each unvested Company RSU and unvested Phantom RSU will be assumed by Resideo and automatically converted into a Resideo restricted stock unit award (a “Converted RSU”) and a cash-settled restricted stock unit award (a “Converted Phantom RSU”), respectively, in each case, pursuant to the Exchange Ratio. Any fractional shares resulting from the conversion of awards covering Company Common Stock into Converted RSUs and Converted Phantom RSUs, as applicable, will be converted into a right to receive an amount in cash at the Effective Time equal to (x) such fractional share multiplied by (y) the Parent Common Stock Value (as defined in the Merger Agreement). Following the Effective Time, the Converted PSUs, Converted RSUs and Converted Phantom RSUs will generally be subject to the same terms and conditions (including vesting terms, but excluding performance-based vesting conditions) that were previously applicable to the corresponding equity award of the Company prior to conversion.

Q:
When do you expect the Merger to be completed?

A:
We are working to complete the Merger as quickly as possible. We currently expect to complete the Merger promptly after all of the conditions to the Merger have been satisfied or waived and subject to the other terms and conditions in the Merger Agreement. Completion of the Merger is currently expected to occur in the second half of 2024, although the Company cannot assure completion by any particular date, if at all.

Q:
What happens if the Merger is not completed?

A:
If the Merger is not completed for any reason, stockholders will not receive any payment for their shares of Company Common Stock in connection with the Merger, and options, restricted Company Common Stock, RSUs and PSUs will remain outstanding and the holding restrictions applicable to each restricted stock unit will remain in place. Instead, the Company will remain a publicly traded company, and shares of Company Common Stock will continue to be traded on the NASDAQ.

Q:
Why am I not being asked to vote on the Merger?

A:
Applicable Delaware law and the Company’s certificate of incorporation require the adoption of the Merger Agreement by the holders in the aggregate of a majority of the outstanding shares of Company Common Stock entitled to vote in order to effect the Merger. The Company’s certificate of incorporation permits stockholders to act by written consent in certain circumstances, including in connection with the approval of transactions such as the Merger. The requisite stockholder approval was obtained immediately following the execution of the Merger Agreement on April 14, 2024, when the Written Consent was delivered by the Principal Stockholders, which owned shares of Company Common Stock constituting approximately 72% of the issued and outstanding shares of Company Common Stock on that date. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy, and you are requested not to send us a proxy.

Q:
Why did I receive this information statement?

A:
Applicable laws and securities regulations require us to provide you with notice of the Written Consent that was delivered by the Principal Stockholders, as well as other information regarding the Merger, even though your vote or consent is neither required nor requested to adopt or authorize the Merger Agreement or complete the Merger. This information statement also constitutes notice to you of the availability of appraisal rights in connection with the Merger under Section 262 of the DGCL, a copy of which is attached to this information statement as Annex C.

Q:
Did the Board approve and recommend the Merger Agreement?

A:
Yes. After careful consideration, the Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of the Company and the stockholders of the Company, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) resolved to recommend that the holders of Company Common Stock adopt the Merger Agreement and (iv) directed that the Merger Agreement be submitted to the Company’s stockholders for adoption by the Company’s stockholders entitled to vote thereon. For a discussion of the factors that the Board considered in determining to approve and recommend the Merger Agreement, please refer to the section entitled “The Merger — Recommendation of the Board; Reasons for the Merger” beginning on page 29.

Q:
What happens if I sell my shares before completion of the Merger?

A:
If you transfer your shares of Company Common Stock before consummation of the Merger, you will have transferred the right to receive the Merger Consideration and lose your appraisal rights. In order to receive the Merger Consideration or exercise appraisal rights, you must hold your shares through the Effective Time of the Merger.

Q:
How do I surrender my shares?

A:
Resideo will direct the paying agent to mail to each holder of record of Certificates or Book-Entry Shares instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Merger Consideration. With regard to (A) holders of Certificates, upon surrender of such Certificate to the paying agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the paying agent, or (B) holders of Book-Entry Shares, upon receipt of an “agent’s message” by the paying agent (or such other evidence, if any, of the transfer as the paying agent may reasonably request), the holder of such Certificate or Book-Entry Share, as applicable, will be entitled to receive the Merger Consideration.

Q:
Is the Merger subject to the fulfillment of certain conditions?

A:
Yes. Before the Merger can be completed, the Company, Resideo and Merger Sub must fulfill or, if permissible, waive certain closing conditions. If these conditions are not satisfied or waived, the Merger will not be completed. For more information, please refer to the section entitled “The Merger Agreement — Conditions to Consummation of the Merger” beginning on page 79.

Q:
Am I entitled to exercise appraisal rights instead of receiving the Merger Consideration for my shares?

A:
Yes. Under Section 262 of the DGCL, stockholders who did not provide a consent to the adoption of the Merger Agreement (i.e., stockholders other than the Principal Stockholders) are entitled to exercise appraisal rights in connection with the Merger with respect to their shares of Company Common Stock if they meet certain conditions and comply with the applicable statutory procedures for demanding and perfecting appraisal rights and do not subsequently validly withdraw or lose such rights. For more information, please refer to the section entitled “Appraisal Rights” beginning on page 86.

Q:
What happens if a third party makes an offer to acquire the Company before the Merger is completed?

A:
If prior to obtaining the Written Consent, the Company or any of its representatives had received a bona fide, written Company Takeover Proposal, then in response to such Company Takeover Proposal the Company could have engaged in or otherwise participated in discussions or negotiations with such person or group and its representatives if the Board had determined in good faith that such Company Takeover Proposal constituted or would reasonably be expected to lead to a Superior Proposal (as further described in the section entitled “The Merger Agreement — Adverse Recommendation Change” beginning on page 81). The Company obtained the Written Consent on April 14, 2024, thus extinguishing the Company’s rights with respect to Company Takeover Proposals.

Q:
Will I owe taxes as a result of the Merger?

A:
The exchange of Company Common Stock pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. Therefore, a United States Holder receiving cash in the Merger generally will recognize capital gain or loss for United States federal income tax purposes in an amount equal to the difference between (x) the amount of cash the United States Holder received (determined before deduction of any applicable withholding taxes) and (y) the adjusted tax basis of the surrendered shares of Company Common Stock. Additional tax consequences may apply with respect to Company Common Stock received as compensation (and/or equity awards covering Company Common Stock).

A Non-United States Holder will generally not be subject to United States federal income tax on any gain resulting from the exchange of Company Common Stock pursuant to the Merger, unless such stockholder has certain connections to the United States, but the Merger could be a taxable transaction to such holder under non-United States tax laws applicable to such holder.
Holders of Company Common Stock should read the section entitled “The Merger — Material United States Federal Income Tax Consequences of the Merger” beginning on page 59 for a more detailed description of the United States federal income tax consequences of the Merger. Tax matters can be complicated, and the tax consequences of the Merger to you will depend on your particular situation.

Holders of Company Common Stock are urged to consult their own tax advisors about the United States federal, state, local and foreign tax consequences of the Merger.
Q:
Where can I find more information about the Company?

A:
We file periodic reports, proxy statements and other information with the SEC. You may read a copy of this information at the SEC’s public reference facilities. Please call the SEC at (800) SEC-0330 for information about these facilities. This information is also available on the website maintained by the SEC at www.sec.gov. For a more detailed description of the available information, please refer to the section entitled “Where You Can Find More Information” beginning on page 94.

Q:
Who can help answer my other questions?

A:
If you have more questions about the Merger, please contact our Investor Relations Department at (949) 574-3860. If your broker holds your shares, you should call your broker for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This information statement, and the documents to which we refer you in this information statement, contain “forward-looking statements” within the meaning of federal securities laws, including, without limitation, statements regarding projections as described in the section entitled “The Merger — Certain Company Financial Forecasts” beginning on page 49, which are subject to the “safe harbor” created by those sections. All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, (1) the ability of the conditions to the closing of the transaction to be timely satisfied and the consummation of the transaction, (2) the ability of the Company and/or Resideo to drive increased customer value and financial returns and enhance strategic and operational capabilities, (3) the ability to integrate the Company business into Resideo and realize the anticipated strategic benefits of the transaction, including the anticipated operational and strategic benefits of the transaction, (4) the ability to recognize the expected savings from, and the timing and impact of, existing and anticipated cost reduction actions, (5) the likelihood of continued success of our transformation programs and initiatives, and (6) the other risks described under the headings “Risk Factors” and “Special Note Regarding Forward-Looking Statements and Risk Factor Summary” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2023 and the other risks described under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in Resideo’s Annual Report on Form 10-K for the year ended December 29, 2023 and such other periodic filings as each of the Company and Resideo makes from time to time with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results, developments, and business decisions may differ from those envisaged by our forward-looking statements. Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this information statement, and we caution investors not to place undue reliance on any such forward-looking statements.

THE PARTIES TO THE MERGER AGREEMENT
The Company
Snap One Holdings Corp.
1800 Continental Boulevard, Suite 200
Charlotte, North Carolina 28273
Phone: (704) 927-7620
The Company is a leading distributor of smart-living technology. The Company empowers its vast network of professional integrators to deliver entertainment, connectivity, automation, and security solutions to residential and commercial end users worldwide. The Company distributes an expansive portfolio of proprietary and third-party products through its intuitive online portal and local branch network, blending the benefits of e-commerce with the convenience of same-day pickup. The Company provides software, award-winning support, and digital workflow tools to help its integrator partners build thriving and profitable businesses.
The Company’s website is www.snapone.com. The Company’s website address is being provided as an inactive textual reference only. The information provided on, or accessible through, our website is not part of this information statement, and therefore is not incorporated herein by reference. Additional information about the Company is included in documents incorporated by reference into this information statement and our filings with the SEC, copies of which may be obtained without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 94.
The Company’s shares of Company Common Stock are listed with, and trade on, NASDAQ under the symbol “SNPO”.
Resideo
Resideo Technologies, Inc.
16100 N. 71st Street, Suite 550
Scottsdale, Arizona 85254
Phone: (480) 573-5340
Resideo is a leading global manufacturer and developer of technology-driven products and components that provide critical comfort, energy management, and safety and security solutions to over 150 million homes globally. Through its ADI Global Distribution business, it is also a leading wholesale distributor of professionally installed electronic security and life safety products for commercial and residential markets and serve a variety of adjacent product categories including audio visual, data communications, and smart home solutions. Resideo’s website is www.resideo.com. Resideo’s website address is being provided as an inactive textual reference only. The information provided on, or accessible through, our website is not part of this information statement, and therefore is not incorporated herein by reference.
Shares of Resideo’s common stock are listed with, and trade on, the NYSE under the symbol “REZI”.
Merger Sub
Pop Acquisition Inc.
c/o Pop Acquisition Inc.
16100 N. 71st Street, Suite 550
Scottsdale, Arizona 85254
Phone: (480) 573-5340
Merger Sub was formed by Resideo solely for the purpose of entering into the transactions contemplated by the Merger Agreement. Merger Sub is a wholly owned subsidiary of Resideo and, since the date of its incorporation, has not carried on any business, conducted any operations or incurred any liabilities or obligations other than those incidental to its formation and pursuant to the Merger Agreement, the performance of its obligations thereunder and matters ancillary thereto. Upon consummation of the Merger, Merger Sub will cease to exist.

THE MERGER
Background of the Merger
The Board, together with the Company’s management team, regularly reviews and assesses the Company’s performance, risks, opportunities and strategy, including the Company’s prospects and strategy in light of then-current business and economic conditions, as well as developments in the Company’s industry. As part of its ongoing oversight and management of the Company’s business, from time to time, the Board and the Company’s management, together with their legal and financial advisors, review and evaluate strategic opportunities and alternatives available to the Company, with a focus on maximizing stockholder value. Such opportunities and alternatives include, among other things, remaining as a stand-alone entity and pursuing organic growth initiatives, share repurchases, business combinations and similar transactions and considering acquisition or sale transactions.
In addition, from time to time prior to and since the Company became a publicly traded company in July 2021, various parties have approached the Company regarding possible strategic transactions involving the Company. In response to such expressions of interest, the Board, or the Company’s management in consultation with the Board, have generally engaged in preliminary discussions with such parties to assess their level of interest and ability to pursue a potential transaction that would enhance stockholder value. Generally, these discussions did not result in formal proposals for the Company to evaluate or, in certain cases, resulted in proposals that the Company and/or such counterparty decided not to pursue.
As part of this ongoing review and evaluation, representatives of Moelis and J.P. Morgan have periodically met with the Board and the Company’s management to offer their perspectives with respect to various strategic opportunities and alternatives potentially available to the Company as well as the overall market environment.
On April 27, 2023, the Board held a meeting, with representatives of Simpson Thacher & Bartlett LLP (“Simpson Thacher”) in attendance. Representatives of the Company provided the Board with an update on certain discussions with potential financial advisors. A representative of Simpson Thacher reviewed with the Board its fiduciary duties generally and if the Company were to pursue potential strategic alternatives.
On May 18, 2023, the Board held a meeting, with representatives of Simpson Thacher in attendance, to which representatives of Moelis and J.P. Morgan were invited to attend and provide an overview of current market conditions and present on strategic opportunities and alternatives that could be available to the Company. Among the opportunities discussed was the possible exploration of strategic alternatives, including a possible sale transaction. During the meeting, representatives of Moelis and J.P. Morgan presented their views on the Company and various strategic alternatives potentially available to the Company as well as the overall M&A market environment, particularly for companies with high-quality assets, like the Company, as well as certain unique challenges facing the Company, including due to its limited float. As part of this presentation, they outlined a potential process and potential timeline for outreach to potential buyers to gauge interest in a potential transaction involving the Company. Prior to the May 18, 2023 meeting, on May 8, 2023, members of the Company’s management had informed Moelis and J.P. Morgan that the Board had approved retaining Moelis and J.P. Morgan to act as financial advisors to the Company in connection with a potential review of strategic alternatives. The Board determined to retain Moelis and J.P. Morgan to act as its financial advisors in connection with its review of strategic opportunities and alternatives based on, among other factors, each of Moelis and J.P. Morgan’s experience, their overall reputation and experience as investment banking firms, and their knowledge of the Company’s business, operations and industry. As part of this meeting, the Board also directed the Company’s management to prepare a refreshed value-creation plan as part of the Company’s annual planning process and develop a long-term forecast for purposes of assisting it in its evaluation of any strategic alternatives.
In June 2023, following further discussion and at the Board’s direction, representatives of Moelis and J.P. Morgan and certain Board members, on behalf of the Company, began reaching out to a group of 11 financial sponsors and 19 strategic buyers to gauge their interest in exploring a potential strategic transaction involving the Company. The Company executed confidentiality agreements containing customary provisions, including standstill provisions that would fall away upon entry into a definitive transaction agreement, with four counterparties, including Clayton, Dubilier & Rice LLC (“CD&R”). Representatives

of Moelis and J.P. Morgan arranged a set of initial meetings with those counterparties that expressed interest in potentially exploring a strategic transaction involving the Company.
Following the execution of the confidentiality agreements, beginning in June 2023 and into August 2023, members of the Company’s senior management held management meetings with those parties that had expressed an interest in exploring a potential strategic transaction involving the Company, each of which conducted due diligence that included access to written materials, due diligence sessions and other customary due diligence activities. In advance of such meetings, the Company’s management team, at the direction of the Board, also refreshed the Company’s value-creation plan as part of its annual planning process and shared such value-creation plan with potential counterparties as part of the due diligence process.
On August 24, 2023, the Board held a meeting, with members of management and representatives of each of Moelis, J.P. Morgan, and Simpson Thacher in attendance, during which representatives of Moelis and J.P. Morgan presented an update on discussions with those parties that had expressed an interest in exploring a potential strategic transaction. While certain parties, including CD&R, continued to express varying degrees of interest in a potential transaction involving the Company, none of the potential buyers had submitted a proposal for a potential transaction involving the Company. Representatives of Moelis and J.P. Morgan discussed the impact of current market conditions, including the limited availability of debt financing on terms that would be attractive to a potential acquiror and the volatility in the equity markets, and the negative impact those conditions were having on mergers and acquisitions opportunities. Representatives of Moelis and J.P. Morgan also discussed alternative strategies available to the Company, including a potential issuance of additional equity by the Company to augment market capacity and increase the Company’s public float, as well as the challenges presented by such options. The Board determined that, with respect to any of the parties that continued to express interest in the Company or a potential transaction, such as CD&R, management and representatives of Moelis and J.P. Morgan should continue to engage with them and update the Board on potential developments.
Throughout September and October 2023, CD&R continued to actively engage in diligence with respect to a potential strategic transaction involving the Company. In connection with this due diligence review, representatives of CD&R periodically spoke to members of the Company’s management relating to the status of their due diligence review of the Company and the progress of other transaction workstreams.
Over the course of May 2023 to the end of October 2023, certain independent directors had communicated with and discussed engaging Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) as counsel regarding transaction-related considerations due to their familiarity and preexisting relationships with Skadden.
On October 26, 2023, representatives of Moelis held a call with representatives of CD&R to discuss CD&R’s interest in the Company and potential next steps.
On October 26, 2023, the Board met, with members of management and representatives of each of Moelis, J.P. Morgan, and Simpson Thacher in attendance, to review the Company’s performance and the status of discussions with CD&R as well as other matters pertaining to the strategic review process. While the Board remained open to pursuing discussions with others, no proposals or indications of interest were made by others during this time frame.
On October 31, 2023, the Board met again, with members of management and representatives of each of Moelis, J.P. Morgan, and Simpson Thacher in attendance. Senior management and the Board, along with its advisors, discussed, among other things, the current state of the Company’s business and financial performance, the status of CD&R’s due diligence, and considerations with regard to a possible proposal by CD&R.
On November 1, 2023, the Board held a meeting, with members of management and representatives of each of Moelis, J.P. Morgan, and Simpson Thacher in attendance, during which representatives of Moelis and J.P. Morgan discussed with the Board their preliminary valuation analyses and a representative of Simpson Thacher reviewed with the Board its fiduciary duties in connection with any review of strategic alternatives, including any proposals that might be received by the Company.

On November 1, 2023, representatives of Moelis held a call with representatives of CD&R, during which CD&R verbally indicated it was interested in pursuing an acquisition of 100% of the outstanding capital stock of the Company at a price equal to $9.00 per share, which represented a 20% premium to the Company’s closing share price.
On November 2, 2023, the independent directors of the Board, consisting of Tom Hendrickson, Adalio Sanchez, Amy Steel Vanden-Eykel and Kenny Wagers, retained Skadden, to provide counsel and assist in discussions in respect of their role as directors in connection with a potential sale of the Company.
On November 6, 2023, a discussion was held between representatives of the Company and Resideo regarding a potential combination transaction between the companies.
On November 6, 2023, the Board held a meeting, with members of management and representatives of each of Moelis, J.P. Morgan, and Simpson Thacher in attendance, during which representatives of Moelis and J.P. Morgan presented the Board with their preliminary valuation analyses and responded to questions from the Board about such analyses. Representatives of Moelis and J.P. Morgan also provided a process update, described the CD&R proposal and reviewed their outreach to other potential buyers. The Board discussed CD&R’s verbal proposal, and a representative of Simpson Thacher reviewed with the Board its fiduciary duties in connection with its review of strategic alternatives, including in connection with a potential acquisition transaction as contemplated by the CD&R proposal. The Board discussed proposed responses to CD&R’s verbal proposal.
Following discussion, the Board determined, and directed Moelis, to seek an improved proposal from CD&R. Representatives of Moelis held a call with representatives of CD&R and informed them of the Board’s feedback, including the Board’s view that the CD&R verbal offer of $9.00 per share undervalued the Company and its future prospects. CD&R indicated it would continue to progress its diligence on the Company and potentially present an updated offer.
On November 6, 2023, the Board also formally approved Moelis’ written engagement letter. Prior to such meeting, Moelis provided the Board with updated customary relationship disclosures regarding its relationships with the Company and its affiliates, dated as of August 11, 2023. Certain relationships with Moelis are discussed in greater detail in the section entitled “The Merger  — Opinion of Financial Advisors’’ beginning on page 34.
On November 13, 2023, representatives from each of CD&R and Moelis held a call, during which CD&R reiterated its interest in the Company and increased its verbal offer from $9.00 per share to $9.50 per share. CD&R noted that it remained value sensitive and did not expect to be able to further increase its price above $9.50 per share, absent a negotiation with respect to the termination of certain required payments in connection with a change of control under the Company’s existing Tax Receivable Agreement.
On November 16, 2023, the Board held a meeting, with members of management and representatives of each of Moelis, J.P. Morgan, and Simpson Thacher in attendance, during which the Company discussed CD&R’s updated verbal proposal, and representatives of Simpson Thacher reviewed with the Board its fiduciary duties, including in connection with a potential acquisition transaction as contemplated by the CD&R proposal. Representatives of Moelis and J.P. Morgan also reviewed with the Board the list of potential parties that had participated in the prior outreach process and a list of potential additional parties that could potentially be approached as potential acquirors of the Company. Following discussion, the Board determined it would be beneficial to attempt to reconnect with certain parties involved in the prior outreach as well as contact certain additional parties to solicit interest in a potential strategic transaction. The Board also decided to provide CD&R with access to additional information to potentially increase the value of its bid.
In connection with the proposed expanded outreach, on November 6, 2023, the Board also discussed forming a transaction working group to efficiently oversee any discussions with potential bidders and to allow for agile decision making with the convenience of having a subset of directors oversee and direct these matters. Following discussion, the Board decided to move forward with the formation of a transaction working group consisting of Jacob Best, Tom Hendrickson, John Heyman and Adalio Sanchez (the “Transaction Working Group”). On November 30, 2023, the Board authorized and instructed the Transaction Working Group, among other things, to (i) oversee and provide assistance to the Company’s management and advisors with respect to the exploration, evaluation, consideration, review and negotiation of the terms and conditions of any strategic alternative, including any sale of the Company and (ii) explore, evaluate, consider, review and discuss the terms and conditions of any strategic alternative, including any sale of Company, and to take such other actions with respect to any strategic alternative as the Transaction Working Group deemed necessary, appropriate or advisable. The Board did not delegate to the Transaction Working Group the power and authority to pursue or approve any strategic alternative, including any sale of the Company, and retained all such authority; rather, it was understood that the Board would continue to have an active role in the pursuit and consideration of all strategic alternatives. In addition to the designated members of the Transaction Working Group, other directors and members of senior management were welcome to join meetings of the Transaction Working Group and periodically attended and participated in such meetings.
In addition, on November 6, 2023, the Board also discussed the formation of a committee comprised of directors unaffiliated with Hellman & Friedman LLC (“H&F”) to assess the Tax Receivable Agreement in the context of a potential strategic transaction resulting in a change-of-control of the Company and any associated payments in connection therewith and other matters where a potential conflict of interest may exist or arise between affiliates of H&F, on the one hand, and the Company and the other holders of Company Common Stock, on the other hand. Following discussion, on November 30, 2023, the Board formed an independent director committee, consisting of Tom Hendrickson, Adalio Sanchez, Amy Steel Vanden-Eykel and Kenny Wagers (the “Independent Director Committee”). The Board authorized and granted the Independent Director Committee the exclusive power and authority to (i) assess the implications of any potential strategic transaction (x) on the Tax Receivable Agreement, including any early termination payment payable pursuant to the terms of the Tax Receivable Agreement and (y) on any other matter where a potential conflict of interest (actual or perceived) may exist or arise between H&F, on the one hand, and the Company and the other holders of Company Common Stock, on the other hand and (ii) act on behalf of the Company regarding any matter in respect of the Tax Receivable Agreement in connection with a strategic transaction, including any potential waiver or modification of any provision of such agreement or any potential negotiations with H&F with respect thereto.
On November 15, 2023, following the preliminary discussion that had occurred on November 6, 2023, the representative of the Company reconnected with the representative from Resideo and discussed further a potential combination transaction involving both companies. During this conversation, Resideo indicated to the Company that it had retained Evercore Inc. (“Evercore”) as its financial adviser, and the parties agreed to introduce their respective financial advisers.
At the direction of the Board, beginning on November 17, 2023, Moelis and J.P. Morgan, on behalf of the Company, conducted outreach to strategic parties and financial sponsors who had previously engaged in preliminary conversations and new parties who were perceived by senior management of the Company and the Company’s advisors to be potentially interested counterparties. On behalf of the Company, representatives of Moelis and J.P. Morgan reached out to a group of 9 financial sponsors (excluding CD&R) and 7 strategic buyers (excluding Resideo) to gauge their interest in exploring a potential strategic transaction involving the Company, including certain strategic buyers with whom the Company had not previously engaged.
The Transaction Working Group met on several occasions during the course of December 2023, together with the Company’s advisers and members of senior management, during which meetings representatives of Moelis and J.P. Morgan provided updates on their outreach and counterparty engagement.
During the course of December 2023 and January 2024, the Independent Director Committee also met on several occasions with Skadden to discuss a potential strategic transaction and the impact of such transaction on the Tax Receivable Agreement, including the potential quantum of payments due under the Tax Receivable Agreement in certain circumstances. In addition, the Independent Director Committee also met on December 21, 2023, with representatives of Moelis, J.P. Morgan and Skadden in attendance, to review Moelis’ and J.P. Morgan’s updated preliminary financial analysis.
Throughout this time, CD&R remained engaged regarding a potential strategic transaction involving the Company and continued to conduct diligence on the Company, including through meetings with senior management of the Company. On December 19, 2023, members of the Company’s senior management team had an in-person meeting with representatives of CD&R in Atlanta as part of CD&R’s ongoing due diligence of the Company.
In December 2023, representatives of Resideo and the Company spoke regarding Resideo’s interest in a potential transaction with the Company. During this conversation, the Resideo representative expressed that Resideo was focused on an acquisition of the Company for cash instead of a combination transaction and that they needed some additional time to provide more specific feedback.
On December 28, 2023, representatives of Moelis held a call with representatives of CD&R and requested that CD&R revert with an updated view on value during the first week of January.
Moelis and J.P. Morgan also continued their outreach to additional potentially interested parties, but received limited engagement from these parties and no such parties expressed sufficient interest to merit scheduling meetings with Company management.
On January 4, 2024, the Board held a meeting, with members of management and representatives of each of Moelis and J.P. Morgan in attendance, during which meeting the Board discussed the Company’s 2023 fiscal year performance. In addition, Moelis and J.P. Morgan, together with representatives from the Transaction Working Group, provided the Board with an update regarding their outreach to potential acquirors of the Company and the feedback that had been received to-date.
On January 9, 2024, representatives of Moelis held a call with representatives of CD&R during which call CD&R reiterated its proposal that it was willing to pursue a standalone acquisition of the Company at $9.50 per share but informed Moelis that, notwithstanding its additional work, it was unable to find incremental value relative to its prior proposal.
On January 12, 2024, the Transaction Working Group met, with members of management and representatives of each of Moelis, J.P. Morgan, and Simpson Thacher in attendance, to discuss potential responses to CD&R.
On January 13, 2024, CD&R informed Moelis that, although it remained willing to pursue a standalone acquisition of the Company at $9.50 per share, it believed the valuation could be improved if the Company were to pursue a transaction with Resideo in light of the potential synergies such a transaction could potentially achieve and that CD&R would be potentially interested in providing financing to support a transaction. CD&R communicated that it viewed such a transaction as the preferred path to maximize value for all constituents, including the Company’s stockholders, based on its work to date and view as to the broader market in which the Company operates and that CD&R would not otherwise pursue a transaction with the Company above $9.50 per share.
On January 17, 2024, the Transaction Working Group met, with members of management and representatives of each of Moelis, J.P. Morgan, and Simpson Thacher in attendance. Representatives of Moelis provided the Transaction Working Group with an update on the CD&R proposal and communications. The Transaction Working Group discussed the CD&R proposal and instructed Moelis to reach out directly to Resideo to confirm the potential proposal.
On January 19, 2024, a representative of the Board held a call with a member of the Board of Resideo, who confirmed Resideo’s interest in a potential acquisition of the Company and that Resideo would be open to having further discussions with CD&R regarding a potential investment in Resideo in connection with such acquisition. The Resideo representative emphasized the seriousness of Resideo’s interest, including the Resideo Board’s support of such potential acquisition of the Company, subject to, among other things, completion of diligence and confirmation of valuation, synergies and structure. On January 20, 2024, representatives of each of Moelis and Evercore also held a call to discuss the potential transaction, in which representatives of Evercore indicated their expectation that Resideo would structure a transaction as an all-cash acquisition of the Company. Representatives of Evercore confirmed the seriousness of Resideo’s interest in a potential acquisition of the Company and its interest in exploring the participation of CD&R as a financing source in support of such acquisition.
On January 21, 2024, each of Resideo and CD&R reached out to Moelis to request certain amendments to each of their confidentiality agreements with the Company. On January 21, 2024, the Transaction Working

Group met to discuss the revised proposal as well as a proposed response to Resideo and CD&R regarding their requested modifications to their respective confidentiality agreements.
Also on January 21, 2024, the Board formally approved J.P. Morgan’s written engagement letter. Prior to such meeting, J.P. Morgan provided the Board with customary relationship disclosures regarding its relationships with the Company, Resideo, CD&R and H&F and certain of their respective affiliates and portfolio companies, dated as of November 10, 2023.
On January 22, 2024, the Board met, with members of management and representatives of each of Moelis, J.P. Morgan, and Simpson Thacher in attendance. Representatives of Moelis provided the Board with an update on the CD&R proposal that had been verbally communicated as well as the discussions with Resideo, and representatives of Simpson Thacher reviewed with the Board its fiduciary duties. Representatives of Moelis and J.P. Morgan also reviewed with the Board the results of the prior outreach to potential acquirors of the Company. Senior management and the Board, along with its advisors, also discussed, among other things, the current state of the Company’s business and financial performance, and members of management provided an update on the performance of the Company for the first month of the fiscal year 2024. Representatives of Moelis and J.P. Morgan then provided preliminary thoughts on a potential acquisition of the Company by Resideo, including expectations around timing of the due diligence process and speed of execution. Following discussion, the Board expressed its support for the Company’s management and advisors to continue discussions to evaluate the possibility of a potential transaction with Resideo.
Over the course of this process and in preparation for the August 2023 Board meeting, the Company’s senior management had prepared a long-term forecast, which included a set of financial projections based on assumptions and metrics that management believed were reasonably likely to be achieved (which we refer to as the “base case”). In early 2024, the Board directed the Company’s management to refresh its long-term base case forecast to reflect the recent actual performance of the Company through the remainder of fiscal year 2023, for purposes of assisting the Board in its evaluation of any strategic alternatives.
On January 26, 2024, the Company executed an amendment to its confidentiality agreement with Resideo. On January 26, 2024, Resideo sent the Company an initial data request list, soon after which the Company provided Resideo with select information responsive to its requests.
On February 2, 2024, the Transaction Working Group met, with members of management and representatives of each of Moelis, J.P. Morgan, and Simpson Thacher in attendance. Representatives of Moelis and J.P. Morgan provided the Transaction Working Group with an update regarding Resideo’s recent diligence requests and provided the Transaction Working Group with a preview of certain preliminary diligence conducted on Resideo. Representatives of Moelis and J.P. Morgan also provided the Transaction Working Group with their preliminary assessment of a potential acquisition of the Company by Resideo and an updated view of the stand-alone prospects of the Company, including the potential impact that a large primary and secondary issuance to increase the Company’s public float could have on the future share price of the Company.
On February 5, 2024, the Board met, with members of management and representatives of each of Moelis, J.P. Morgan, and Simpson Thacher in attendance. Representatives of Moelis and J.P. Morgan provided the Board with an update on the initial due diligence being conducted by Resideo. Representatives of Moelis and J.P. Morgan also provided the Board with their preliminary assessment of a potential acquisition of the Company by Resideo, including expectations around potential synergies that could be achieved, and preliminary views on Resideo’s financing for the potential transaction. Representatives of Moelis and J.P. Morgan also provided the Board with an updated view on the stand-alone prospects of the Company, including the potential impact that a large primary and secondary issuance to increase the Company’s public float could have on the future share price of the Company, based on precedent transactions. Based on the foregoing and following discussion, the Board instructed Moelis and J.P. Morgan to deliver a process letter to Resideo, indicating that the Company had provided Resideo with access to sufficient key business information about the Company to enable Resideo to submit a preliminary indication of interest and requesting that Resideo provide such a written indication of interest, outlining all of the material terms and assumptions on which Resideo would be interested in proceeding with an acquisition of the Company, by no later than February 16, 2024, one day following Resideo’s regularly scheduled board meetings on February 14, 2024 and February 15, 2024.

During this time, as directed by the Board, the Company’s senior management refined its long-term forecast, including the base case, to reflect actual 2023 performance and the final 2024 budget that had been approved by the Board and to reflect the continuing macroeconomic headwinds facing the Company through 2024. The Company’s senior management reviewed the long-term forecast with the Transaction Working Group at a meeting held on January 19, 2024. As part of this review, the Company’s senior management discussed with the Transaction Working Group, among other things, key assumptions underlying such forecast, including potential opportunities related to new product introductions, revenue acceleration through upgrades and acquisition opportunities, as well as potential risks and challenges, including increased risks based on year-to-date performance, the potential negative impact of increasing geopolitical tensions and the possibility of an economic downturn or continued stagnation of the housing market, with respect to the potential achievement of such forecast. The Transaction Working Group suggested several refinements to the forecast and recommended that the refined forecast be shared with the full Board for approval at the next regularly scheduled Board meeting. Following discussion, the Board approved the refined forecast provided by management at the February 22, 2024 Board meeting, as described below.
On February 7, 2024, a meeting was held between representatives of the Company and Resideo whereby representatives of the Company presented certain cost-saving initiatives of the Company and an update on their services offerings and other critical business strategies.
On February 13, 2024, representatives of Evercore contacted representatives of Moelis and asked to extend the deadline for submission of its written proposal to the middle of the week of February 19, 2024 and reiterated again to Moelis that any proposal by Resideo would be in the form of an all-cash offer for all of the outstanding shares of the Company.
On February 21, 2024, Resideo submitted a preliminary, non-binding proposal to acquire 100% of the outstanding capital stock of the Company at a price of $10.00 per share. The proposal confirmed that the proposed transaction would not be subject to a financing contingency and that consummation of the proposed transaction would not be subject to or conditioned on any investment in Resideo by CD&R. The proposal also indicated it was predicated on the waiver by the holders of the Tax Receivable Agreement of any payment obligations by the Company thereunder as a result of a change in control of the Company. The proposal also indicated that Resideo expected H&F (as majority stockholder) to deliver a written consent approving the proposed transaction and requested sixty days of exclusivity to complete its diligence on the Company and finalize transaction terms.
On February 22, 2024, the Board held a previously scheduled meeting, with members of management and representatives of each of Moelis, J.P. Morgan, and Simpson Thacher in attendance, to review the financial projections shared by management, including the base case. Members of the Company’s senior management reviewed the Company’s then-current business plan and forecasts, including the base case, together with underlying assumptions and market sensitivities. The Board discussed the challenges facing the Company’s standalone operations, including increased risks based on year-to-date performance, potential industry-specific risks, the possible negative impact from geopolitical risk and the possibility of an economic downturn. The Board approved the financial projections, including the base case, shared by management and discussed with the Board.
The Board, with members of management and representatives of each of Moelis, J.P. Morgan, and Simpson Thacher in attendance, also discussed a process update and reviewed a variety of strategic alternatives, including the Company’s prospects on a stand-alone basis. The Board discussed, among other things, the potential upside in the business (on a standalone basis) and the potential challenges of remaining independent, taking into account the Company’s recent underperformance, potential industry-specific risks (including the challenges facing the Company), potential negative impacts from geopolitical risks and the possibility of an extended period of stagnation, especially in the housing market, due to elevated interest rates. Representatives of Simpson Thacher reviewed with the Board its fiduciary duties. Representatives of Moelis and J.P. Morgan also reviewed with the Board the terms of Resideo’s proposal and considerations associated with a potential transaction with Resideo, including preliminary views on Resideo’s potential financing for a transaction. During the meeting, Jacob Best, in his capacity as a Partner of H&F confirmed that, if the Board were to move forward with Resideo’s proposal at an improved valuation and reach a definitive agreement, H&F would likely be supportive and were willing to consider waiving its contractual entitlement to payments under the Tax Receivable Agreement to facilitate a transaction. Mr. Best also reiterated to the Board that H&F did not have an external need to sell their shares in the near-term and was focused on maximizing value for all of the Company’s stockholders.
Based on these discussions, it was the consensus of the Board that Resideo’s proposal merited further evaluation and the Company should engage with and have targeted discussions with Resideo to explore a potential transaction in an effort to maximize value for the Company’s shareholders, including the upfront cash value of any future potential synergies that could be realized by the proposed transaction. The Board instructed Moelis to engage with Evercore on that basis promptly following the conclusion of the meeting and specifically instructed Moelis to communicate that (i) $10.00 per share undervalued the Company in light of the significant value creation potential presented by the potential transaction, (ii) the Board would be willing to transact at $12.00 per share and (iii) the Tax Receivable Agreement is a contractual obligation of the Company.
On February 23, 2024, representatives of Moelis held a call with representatives of Evercore and communicated the Company’s counterproposal. Representatives of Moelis also communicated that the Board would not entertain discussion or concession of process points, such as the written consent or exclusivity, absent movement on the foregoing terms.
On February 24, 2024, representatives of Evercore held a call with representatives of Moelis and communicated Resideo’s updated proposal of $10.35 per share to the Company’s common shareholders, with $13.0 million payable to the holders of the Tax Receivable Agreement as full satisfaction of H&F’s contractual entitlement thereunder.
On February 25, 2024, the Transaction Working Group met, with members of management and representatives of each of Moelis, J.P. Morgan, and Simpson Thacher in attendance, to discuss Resideo’s revised proposal and the Company’s proposed response. Following discussions, the Transaction Working Group instructed Moelis to communicate that the Board was not supportive of a transaction at a price per share that was less than $11.00 to the Company’s common shareholders but that H&F, in its capacity as a counterparty to the Tax Receivable Agreement, was potentially willing to forego 50% of its existing contractual entitlement to payment under the Tax Receivable Agreement. Representatives of Moelis again reiterated that the Board would not entertain discussion or concession of process points, such as the written consent or exclusivity, absent agreement on the foregoing value points.
On February 26, 2024, the Independent Director Committee met, with representatives of Skadden in attendance, to discuss Resideo’s proposal and the treatment of the Tax Receivable Agreement thereunder.
On February 27, 2024, representatives of Moelis held a call with representatives of Evercore and communicated the Company’s response to the proposal.
On February 28, 2024, representatives of Evercore held a call with representatives of Moelis and communicated Resideo’s updated proposal of $10.50 per share to the Company’s common shareholders, with $13.0 million payable to the holders of the Tax Receivable Agreement as full satisfaction of H&F’s contractual entitlement thereunder. Representatives of Evercore indicated that Resideo was reaching its maximum valuation and was unlikely to increase its price proposal.
On February 29, 2024, the Board met, with members of management and representatives of each of Moelis, J.P. Morgan, and Simpson Thacher in attendance, to discuss Resideo’s latest proposal. The Board discussed Resideo’s revised proposal, including potential responses, taking into account, among other things, Evercore’s statement that Resideo was unlikely to increase its price proposal as well as considerations regarding the current market environment and feedback from the process that had been conducted to solicit interest in a potential transaction involving the Company. Following discussion, the Board instructed Moelis to again communicate that the Company would be willing to proceed with a potential transaction at a price of $11.00 per share to the Company’s common shareholders.
Representatives of Moelis communicated the Board’s position to Evercore later that day.
On March 1, 2024, representatives of Evercore held a call with representatives of Moelis and communicated Resideo’s updated proposal of $10.60 per share to the Company’s common shareholders, with $13.0 million payable to the holders pursuant to and in accordance with the terms of the Tax Receivable

Agreement. Representatives of Evercore also communicated that this proposal had been discussed by Resideo’s Board and was Resideo’s best and final offer and that Resideo would not pursue a transaction at a higher valuation. Representatives of Evercore also again reiterated Resideo’s insistence that H&F provide a written consent approving the proposed transaction and again requested exclusivity to complete its diligence on the Company and finalize transaction terms.
On March 2, 2024, the Board met, with members of management and representatives of each of Moelis, J.P. Morgan, and Simpson Thacher in attendance, to discuss and consider Resideo’s latest proposal. The Board and its advisors discussed the latest Resideo proposal and potential next steps, including the request for exclusivity. Representatives of Moelis and J.P. Morgan summarized the most recent proposal for the Board and reminded the Board of certain previously discussed valuations metrics, including premiums to the current and recent share prices of the Company that the proposal presented, as well as other financial and market information regarding the Company. A discussion ensued among the members of the Board and its advisors, focusing on, among other things, the value of Resideo’s latest proposal relative to the potential values achievable by the Company on a stand-alone basis, including associated risks and challenges to performance. The Board also discussed the fact that the Company had engaged in discussions with other potential bidders. Representatives of H&F confirmed their willingness to waive H&F’s entitlement to any payment under the Tax Receivable Agreement in connection with the proposed transaction in favor of having such value reflected in the purchase price and allocated to all of the common shareholders (assuming satisfactory resolution of all other open issues related to the transaction). Following discussion, the Board unanimously concluded that $10.75 per share (with no payment being made under the Tax Receivable Agreement) was a price at which it would be willing to transact, subject to satisfactory resolution of open issues and definitive documentation. The Board and representatives of H&F also discussed Resideo’s insistence that the Company and H&F accept Resideo’s written consent requirement in connection with Resideo’s revised proposal. Representatives of Simpson Thacher reviewed with the Board considerations relating to Resideo’s written consent requirement, including prior transactions structured in such a manner, and the Board and representatives of H&F indicated a willingness to accept the written consent construct as part of an overall package aimed at delivering maximum value to all common shareholders.
On March 3, 2024, representatives of Moelis held a call with representatives of Evercore and communicated the Company’s updated proposal of $10.75 per share to the Company’s common shareholders, with a full waiver of all payments in connection with the proposed transaction pursuant to the terms of the Tax Receivable Agreement. Representatives of Moelis communicated that this proposal had been discussed by the Company’s Board and was the Company’s best and final offer and would have to be accepted in totality. Representatives of Moelis also communicated that the Board expected no more than a three-week exclusivity period during which Resideo was expected to move quickly to finalize its diligence.
In follow-up to Moelis’ conversation, on March 4, 2024, the respective CEOs of the Company and Resideo held a call whereby they confirmed the parties’ mutual understanding of the foregoing business terms with respect to a potential transaction and immediate next steps, including with respect to diligence. On March 4, 2024, representatives of Simpson Thacher shared a revised draft of the exclusivity agreement with representatives of Willkie Farr & Gallagher LLP (“Willkie Farr”), counsel to Resideo. The revised draft of the exclusivity agreement contemplated a three-week exclusivity period.
Following negotiation between representatives of Simpson Thacher and Willkie Farr, on March 12, 2024, the Company and Resideo signed an exclusivity agreement committing the Company to negotiate exclusively with Resideo regarding a potential sale of the Company, with such exclusivity period to expire on April 8, 2024 (subject to automatic extension until April 15, 2024 if Resideo confirmed that it was continuing to negotiate in good faith with respect to a proposed acquisition transaction on terms no less favorable to the Company than those agreed upon prior to the date of the exclusivity agreement).
After entry in such agreement, representatives of Resideo began submitting additional diligence requests to the Company. On March 13, 2024, the Transaction Working Group met, with members of management and representatives of each of Moelis, J.P. Morgan, and Simpson Thacher in attendance, to discuss information sharing and how to best progress Resideo’s due diligence efforts. In addition, representatives of Simpson Thacher reviewed with the Transaction Working Group the terms proposed to be included in the initial draft of the merger agreement prepared by Simpson Thacher (the “Initial Draft Merger Agreement”).

Over the course of the following weeks, the Company also provided Resideo and its representatives and financing sources with access to a virtual data room with detailed information about the Company and access to management, including calls with business leaders, a site visit to the Company’s offices in Salt Lake City on March 22, 2024 as well as an all-day diligence meeting in Charlotte on March 27, 2024 and an in-person diligence session in Scottsdale on April 2, 2024 and a tour of the Company’s San Bernadino distribution facility on April 3, 2024.
On March 19, 2024, representatives of Simpson Thacher delivered the Initial Draft Merger Agreement to Resideo and Willkie Farr. The Initial Draft Merger Agreement included, among other things, (i) accelerated vesting and cash-out of certain equity awards of the Company in connection with the closing of the transactions, (ii) limited representations, warranties and interim operating covenants applicable to the Company, (iii) specific performance with respect to Resideo’s obligation to consummate the proposed transaction, irrespective of the availability of any financing and (iv) an outside date of nine months, subject to automatic extension if the transaction was not consummated for regulatory reasons by such date and a termination fee payable by Resideo in the event that the merger was not consummated by the outside date as a result of a failure to receive antitrust approval or a legal restraint in connection with any applicable antitrust law.
On March 27, 2024, Willkie Farr delivered a revised draft merger agreement to Simpson Thacher (the “Revised Merger Agreement”), which, among other things, (i) contemplated that the outstanding and unvested equity awards (other than out-of-the-money awards) would roll over into outstanding equity of Resideo following the closing of the transaction and remain subject to their existing time vesting schedule, (ii) expanded the scope of the representations, warranties and covenants applicable to the Company, and (iii) shortened the outside date to five months and removed the termination fee payable by Resideo.
On March 28, 2024, the Board met, with members of management and representatives of each of Moelis, J.P. Morgan, and Simpson Thacher in attendance. Members of management and representatives of Moelis provided an update on progress of Resideo’s due diligence. Representatives of Simpson Thacher also made a presentation summarizing the ongoing discussions with respect to the potential transaction, reviewed the fiduciary duties of the Board, summarized the material terms of the Revised Merger Agreement, and discussed the potential timetable to close the transaction.
Between March 29, 2024 and April 12, 2024, the Company and Resideo and their respective legal advisors negotiated the terms of the merger agreement and related transaction documents. Key terms negotiated between the parties included (i) the treatment of the outstanding equity awards in connection with the potential transaction; (ii) the scope of the representations and warranties provided by the Company; (iii) the interim operating covenants applicable to the Company prior to the closing of the merger and related exceptions; (iv) the efforts applicable to the parties’ obligations to obtain regulatory approvals; (v) the outside date for completing the transactions contemplated by the merger agreement; and (vi) the timing for delivery of the written consent by H&F for purposes of approving the transactions contemplated by the merger agreement.
On April 11, 2024, the Independent Director Committee met, with representatives of Skadden in attendance, to review the TRA Waiver. Pursuant to the TRA Waiver, H&F would (a) waive its rights to any and all payments under the Tax Receivable Agreement by the Company or a subsidiary thereof (including any amounts otherwise payable in connection with the transactions contemplated by the merger agreement) that were due and payable prior to April 14, 2024 (and that had not been paid prior to such date) or that may have thereafter become payable following such date and (b) agree that, upon the effective time of the merger, the Tax Receivable Agreement would terminate and cease to be of any further force and effect. After discussion and deliberation, subject to the Board’s approval of the merger agreement, the Independent Director Committee authorized, approved and adopted the TRA Waiver, and the Company’s performance of its obligations thereunder. The Independent Director Committee acknowledged that to the extent there were any changes to the final version of the TRA Waiver (as it had not yet been approved by Resideo or Willkie Farr), the Independent Director Committee would reconvene to discuss such changes and determine if such changes were acceptable.
On April 12, 2024, the Board met, with members of management and representatives of each of Moelis, J.P. Morgan, and Simpson Thacher in attendance. Representatives of Simpson Thacher reviewed with the Board its fiduciary duties and obligations in respect of evaluating and approving a potential acquisition of the Company by Resideo. Representatives of Simpson Thacher also reviewed with the Board the key terms of the merger agreement and related transaction documents and the final key open items subject to resolution. Following this discussion, the Board directed representatives of Simpson Thacher to finalize the merger agreement and related transaction documents. Representatives of each of Moelis and J.P. Morgan then summarized the financial terms of the proposed merger and their respective financial analyses with respect to the proposed consideration of $10.75 per share, and a discussion ensued. The representatives of each of Moelis and J.P. Morgan discussed the procedures and process in connection with delivery of each of their opinions, assuming successful completion of the negotiations and finalization of the terms of the merger agreement and related transaction documents. Following the meeting, the Board was provided updated customary relationship disclosures by each of J.P. Morgan and Moelis, dated April 14, 2024 and April 9, 2024, respectively, regarding their respective relationships with each of Resideo, CD&R, the Company and the H&F Stockholders and certain of their respective affiliates and portfolio companies. Certain relationships with Moelis and J.P. Morgan are discussed in greater detail in the section entitled “The Merger — Opinion of Financial Advisors” beginning on page 34. Also at this meeting, representatives of Simpson Thacher met with the independent directors in executive session.
On April 12, 2024, Willkie Farr delivered a revised TRA Waiver to Simpson Thacher, which Simpson Thacher subsequently shared with Skadden. On April 14, 2024, the Independent Director Committee met, with representatives of Skadden in attendance, to discuss the TRA Waiver as so revised. After discussion and deliberation, subject to the Board’s approval of the merger agreement, the Independent Director Committee authorized, approved and adopted the TRA Waiver as so revised, and the Company’s performance of its obligations thereunder.
Following the meeting until the finalization of the merger agreement on April 14, 2024, the Company and Resideo and their respective legal advisors negotiated and finalized the terms of the merger agreement and the related transaction documents.
On the afternoon of April 14, 2024, following the finalization of the merger agreement, the Board met, with members of management and representatives of each of Moelis, J.P. Morgan, and Simpson Thacher in attendance. Representatives of Simpson Thacher then provided the Board with a summary of the final terms of the merger agreement. A discussion ensued and Simpson Thacher answered questions of the directors.
Following such discussion, representatives of each of Moelis and J.P. Morgan reviewed the performance of the Company Common Stock since the April 12 meeting in light of its small public float and recent price volatility, but noted that its price had closed slightly lower than at the prior meeting and, accordingly, did not affect their respective analyses. Representatives of Moelis then rendered on behalf of Moelis its oral opinion to the Board, which was subsequently confirmed by delivery of a written opinion from Moelis, dated as of April 14, 2024, subject to the limitations, qualifications and assumptions set forth therein, with respect to the fairness, from a financial point of view, of the $10.75 in cash per share of Company Common Stock to be paid to the holders of Company Common Stock pursuant to the merger agreement, as more fully described in “The Merger — Opinion of Financial Advisors — Opinion of Moelis & Company LLC” set forth below. Representatives of J.P. Morgan also rendered on behalf of J.P. Morgan its oral opinion to the Board, which was subsequently confirmed by delivery of a written opinion from J.P. Morgan, dated as of April 14, 2024, that, as of such date and based upon and subject to the factors and assumptions set forth in its written opinion, the Merger Consideration to be paid to the holders of Company Common Stock (other than the Principal Stockholders, the holders of Excluded Shares, and the holders of Appraisal Shares) in the proposed Merger was fair, from a financial point of view, to such holders, as more fully described in “The Merger — Opinion of Financial Advisors — Opinion of J.P. Morgan Securities LLC” set forth below. The financial forecasts relied on for purposes of the Moelis and J.P. Morgan opinions are the base case approved by the Board on February 22, 2024 and further described in “Certain Company Financial Forecasts” beginning on page 49. For a detailed discussion of Moelis’ opinion and J.P. Morgan’s opinion, please see below under “The Merger — Opinion of Financial Advisors”.
After considering the foregoing and taking into consideration the factors described under “The Merger — Recommendation of the Board; Reasons for the Merger”, the Board unanimously (i) declared the merger agreement, and the transactions contemplated by the merger agreement advisable, (ii) approved and adopted the merger agreement and the transactions contemplated by the merger agreement, (iii) directed that the merger agreement and the transactions contemplated by the merger agreement, be submitted to the stockholders of the Company for adoption and approval by such holders and (iv) resolved to recommend that stockholders of the Company vote to adopt the merger agreement and approve the transactions contemplated by the merger agreement.
On April 14, 2024, the Company and Resideo executed the merger agreement. Shortly after execution of the merger agreement, H&F delivered its approval of the transaction contemplated by the merger agreement via written consent.
Recommendation of the Board; Reasons for the Merger
After careful consideration, the Board unanimously:
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determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of the Company and its stockholders;

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approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, in each case on the terms and subject to the conditions set forth in the Merger Agreement;

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resolved to recommend that the holders of Company Common Stock adopt the Merger Agreement; and

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directed that the Merger Agreement be submitted to the Company’s stockholders for adoption by the Company’s stockholders entitled to vote thereon.

In the course of the Board making such determination, the Board consulted with management of the Company, as well as the Company’s legal and financial advisors, and considered the following potentially positive factors, which are not intended to be exhaustive and are not presented in any relative order of importance:
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Merger Consideration:   The Board considered the $10.75 per share of Company Common Stock in cash to be paid as merger consideration in relation to (i) the Board’s estimate of the current and future value of the Company as an independent entity, (ii) the multiple of enterprise value to EBITDA implied by such price and (iii) the market price of the Company Common Stock.

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Negotiations with Resideo:   The Board considered its belief that, after extensive negotiations and several increases in price by Resideo, the Company obtained the highest price and most favorable terms to which Resideo was willing to agree.

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Strategic Alternatives:   The Board considered the likelihood and potential benefits of other potential strategic or other business combination transactions (including with alternative acquirers) and continuing as an independent company.

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The Board considered the potential values, benefits, risks and uncertainties facing the Company’s stockholders associated with possible strategic alternatives to the Merger (including possible alternative business combinations and scenarios involving the possibility of remaining independent), and the timing, risks and likelihood of accomplishing such alternatives, taking into account the Board’s belief that there were likely no other potential strategic purchasers that would be reasonably likely to engage in a transaction in the near term at a price greater than the price being offered by Resideo and no financial sponsors that would be reasonably likely to make an offer at a price greater than the price being offered by Resideo.

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The Board also considered other alternative strategic opportunities available to the Company, including additional potential primary or secondary offerings of securities to augment the Company’s existing limited public float, and the potentially material adverse impact such offerings could have on the Company’s per share price.

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The Board also considered that, if the Company did not enter into the Merger Agreement with Resideo, there may be a considerable period of time before the Company’s stockholders would have the opportunity to receive as high a price as a result of a sale of the Company and before the trading price of the Company Common Stock would reach and sustain the per share merger consideration of $10.75, as adjusted for present value (even assuming full realization of the management projections). In addition, the Board considered that a robust sale process had been undertaken, with outreach to numerous potential counterparties, and that such process had yielded only limited interest in a potential strategic transaction involving the Company.
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The Board also considered the risk that further continuing to engage in a sale process and solicit additional interest in the face of limited engagement by other third parties could result in the loss of an opportunity to consummate a transaction with Resideo.

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While the Board remained supportive of the Company’s strategic plan and optimistic about its prospects on a stand-alone basis, the Board considered the Company’s future prospects if the Company was to remain an independent public company, including the competitive landscape, macroeconomic factors and the business, financial and execution risks and the Company’s relationships with customers, providers and suppliers and the potential impact of those factors on the trading price of Company Common Stock (which cannot be quantified numerically).

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Based on the value, risk allocation, timing and other terms and conditions negotiated with Resideo, the Board ultimately determined that the acquisition by Resideo is more favorable to the Company’s stockholders than any other strategic alternative reasonably available to the Company, including continuing as an independent public company.

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Premium to trading price:   The Board considered that the Merger Consideration of $10.75 per share of Company Common Stock to be received by the Company stockholders in the Merger represents a significant premium over the market prices at which shares of Company Common Stock traded prior to the announcement of the execution of the Merger Agreement, including the fact that the Merger Consideration of $10.75 represented a premium of approximately 32% over the closing price of shares of Company Common Stock as of April 12, 2024.

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Cash consideration:   The Board considered the fact that the Merger Consideration is all cash, which provides certainty and immediate liquidity and value to the Company’s stockholders, enabling the Company’s stockholders to realize value that has been created at the Company while eliminating long-term business and execution risk.

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Principal Stockholder support:   The Board considered the support of the Principal Stockholders, which collectively controlled approximately 72% of the aggregate outstanding shares of Company Common Stock as of April 14, 2024 and which will be receiving the same form and amount of Merger Consideration for their shares of Company Common Stock as all other stockholders of the Company (and no payment under the Tax Receivable Agreement).

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Waiver under the Tax Receivable Agreement:   The Board also considered the fact that the TRA Parties, effective upon the Effective Time, agreed to waive their rights to any and all payments by, and all obligations and liabilities of, the Company and its subsidiaries under the Tax Receivable Agreement and agreed that the Tax Receivable Agreement will be terminated in its entirety and be of no further force or effect, and thereafter each TRA Party and the Company and its subsidiaries will not have any further obligations or rights under the Tax Receivable Agreement.

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Resideo’s reputation:   The Board considered the business reputation, experience and capabilities of Resideo and its management.

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Fairness opinions:   The Board considered:

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the oral opinion of Moelis, delivered on April 14, 2024, to the Board, as to the fairness, from a financial point of view, to the holders of Company Common Stock of the Merger Consideration of $10.75 in cash set forth in the Merger Agreement, based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the written opinion of Moelis, dated that same date, as more fully described below under the section entitled “The Merger — Opinion of Financial Advisors” beginning on page 34 and the full text of the Moelis opinion is attached to this information statement as Annex B-1.

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the oral opinion of J.P. Morgan, delivered on April 14, 2024, to the Board, that, as of such date and based upon and subject to the factors and assumptions set forth in its written opinion, dated that same date, the Merger Consideration to be paid to the holders of Company Common Stock (other than the Principal Stockholders, the holders of Excluded Shares, and the holders of Appraisal Shares) in the proposed Merger was fair, from a financial point of view, to such holders, as more fully described below in the section entitled “The Merger — Opinion of Financial Advisors — Opinion of J.P. Morgan Securities LLC” beginning on page 34, and the full text of the J.P. Morgan opinion is attached to this information statement as Annex B-2.

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Merger Agreement:   The Board considered, in consultation with its outside legal counsel, the terms of the Merger Agreement, which were the product of arm’s-length negotiations and contained terms and conditions that were, in the Board’s view, advisable and favorable to the Company and its stockholders, including:

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the representations, warranties and covenants of the parties, the conditions to the parties’ obligations to complete the Merger and their ability to terminate the Merger Agreement;

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the limited number and nature of the conditions to Resideo’s obligation to consummate the Merger;

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the fact that the definition of “Company Material Adverse Effect” has a number of customary exceptions and is generally a very high standard applied by courts;

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the fact that the Company has sufficient operating flexibility to conduct its business in the ordinary course between execution of the Merger Agreement and consummation of the Merger;

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the Merger not being subject to a financing condition, and the financial capacity of Resideo to complete the transaction;

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the ability of the Company to seek specific performance in the event that Resideo breaches the Merger Agreement; and

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the requirement that the parties use their respective reasonable best efforts to complete the transactions contemplated by the Merger Agreement, including to obtain all necessary governmental approvals as promptly as reasonably practicable.

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Likelihood of consummation:   The Board considered the likelihood that the Merger would be completed, in light of, among other things, the conditions to the Merger, the absence of a financing condition, the covenants by the parties to use their respective reasonable best efforts to obtain all necessary governmental approvals and the likelihood of obtaining required regulatory approvals for a transaction with Resideo prior to the Outside Date (as defined in the section entitled “The Merger Agreement — Termination of the Merger Agreement” beginning on page 80) and the potential regulatory challenges and stockholder approvals that certain other potential buyers would face in connection with an acquisition of the Company.

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Financing:   The Board considered that Resideo’s market capitalization, cash on hand, receipt of committed financing and access to the capital markets as an investment grade issuer provides for sufficient access to funds to consummate the transactions contemplated by the Merger Agreement, including related fees and expenses required to be paid as of the consummation of the Merger.

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Appraisal rights:   The Board considered the fact that appraisal rights are available to the Company’s stockholders who properly exercise their statutory rights under Section 262 of the DGCL (see the section entitled “Appraisal Rights” beginning on page 86 and Annex C to this information statement).

The Board also considered and balanced against the potentially positive factors a number of potentially negative factors concerning the Merger, including the following factors:
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Participation in future gains:   The Board considered the fact that following the completion of the Merger, the Company will no longer exist as an independent public company and that the Company’s existing stockholders will not be able to participate in any future earnings or growth of the Company, or in any future appreciation in value of shares of Company Common Stock.

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Risks associated with announcement of the Merger:   The Board considered the possibility of disruption to the Company’s business that could result from the announcement of the Merger on the Company’s operations, stock price, business ventures, employees, customers, suppliers and other business partners and the resulting distraction of management’s attention from day-to-day operations of the business and its ability to attract and retain key employees during the pendency of the Merger.

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Risks associated with a failure to consummate the Merger:   The Board considered the fact that, while the Merger is expected to be completed, there are no assurances that all conditions to the parties’ obligations to complete the Merger will be satisfied or waived, and as a result, it is possible that the Merger may not be completed, as described in the section entitled “The Merger Agreement — Conditions to Consummation of the Merger” beginning on page 79. The Board noted the fact that, if the Merger is not completed, (i) the Company will have incurred significant risk, transaction expenses and opportunity costs, including the possibility of disruption to its operations, diversion of management and employee attention, employee attrition and a potentially negative effect on its business and client relationships, (ii) depending on the circumstances that caused the Merger not to be completed, it is likely that the trading price of the Company Common Stock will decline, potentially significantly and (iii) the market’s perception of the Company’s prospects could be adversely affected.

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Restrictions on the operation of the Company’s business:   The Board considered the fact that, although the Company will continue to exercise control over its operations prior to the closing, the Merger Agreement prohibits the Company from taking a number of actions relating to the conduct of its business prior to the closing without the prior written consent of Resideo, which may delay or prevent the Company from undertaking business opportunities that may arise during the pendency of the Merger, whether or not the Merger is completed.

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No-solicitation provision:   The Board considered the fact that the Merger Agreement restricts the Company’s ability to actively solicit acquisition proposals, subject to certain exceptions that expired upon the delivery of the Written Consent.

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Written Consent:   The Board considered the fact that, as a condition to entering into the Merger Agreement, Resideo required that the Merger Agreement include a provision permitting Resideo to terminate the Merger Agreement if the Principal Stockholders failed to execute and deliver the Written Consent 12 hours following the execution and delivery of the Merger Agreement.

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Tax Treatment:   The Board considered the fact that any gains arising from the receipt of the Merger Consideration would generally be taxable to United States Holders for United States federal income tax purposes.

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Stockholder Litigation:   The Board considered the risk of litigation arising from stockholders in respect of the Merger Agreement or transactions contemplated thereby.

During its consideration of the transaction with Resideo, the Board was also aware of and considered that the Company’s directors and executive officers may have interests in the Merger that differ from, or are in addition to, the interests of the Company’s stockholders generally, as described in the section entitled “The Merger — Interests of Our Directors and Executive Officers in the Merger” beginning on page 53.
After taking into account all of the factors set forth above, as well as others, the Board determined that the potentially positive factors outweighed the potentially negative factors. The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but summarizes the material information and factors considered by the Board in its consideration of the Merger. The Board reached the decision to recommend and approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, in light of the factors described above and other factors the Board felt were appropriate. In view of the variety of factors and the quality and amount of information considered, the Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and individual members of the Board may have given different weights to different factors. The Board conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, senior management of the Company, Moelis and

J.P. Morgan as financial advisors, and Simpson Thacher & Bartlett LLP as legal advisor, and considered the factors overall to be favorable to, and to support, its determinations. This explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 16.
Required Stockholder Approval for the Merger
Under Delaware law and the Company’s certificate of incorporation, the adoption of the Merger Agreement by our stockholders required the affirmative vote or written consent of stockholders of the Company holding in the aggregate at least a majority of the outstanding shares of Company Common Stock entitled to vote thereon. As of April 14, 2024, the record date for determining stockholders of the Company entitled to vote on the adoption of the Merger Agreement, there were 76,535,644 shares of Company Common Stock outstanding. Holders of Company Common Stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including adoption of the Merger Agreement.
On April 14, 2024, following the execution of the Merger Agreement, Hellman & Friedman Capital Partners VIII, L.P., Hellman & Friedman Capital Partners VIII (Parallel), L.P., HFCP VIII (Parallel-A), L.P., H&F Executives VIII, L.P., H&F Associates VIII, L.P. and H&F Copper Holdings VIII, L.P. (collectively, the “Principal Stockholders”), which together on such date beneficially owned 55,424,435 shares of Company Common Stock representing approximately 72% of the then outstanding shares of Company Common Stock, delivered a written consent approving and adopting in all respects the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Written Consent”). No further action by any other Company stockholder is required under applicable law or the Merger Agreement (or otherwise) in connection with the adoption of the Merger Agreement. As a result, the Company is not soliciting your vote for the adoption of the Merger Agreement and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement. No action by the stockholders of Resideo is required to complete the Merger and all requisite corporate action by and on behalf of Merger Sub required to complete the Merger has been taken.
When actions are taken by the written consent of less than all of the stockholders entitled to vote on a matter, Delaware law requires notice of the action be given to those stockholders who did not consent in writing to the action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware (“DGCL”). This information statement and the notice attached hereto constitute notice to you from the Company of the Written Consent as required by Delaware law.
Opinion of Financial Advisors (page 34 and Annex B-1 and Annex B-2)
Opinion of Moelis
At a meeting of the Board on April 14, 2024 to evaluate and approve the Merger, Moelis delivered an oral opinion, which was confirmed by delivery of a written opinion, dated April 14, 2024, addressed to the Board to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and other limitations set forth in the written opinion, the Merger Consideration of $10.75 in cash set forth in the Merger Agreement was fair, from a financial point of view, to the holders of Company Common Stock.
The full text of Moelis’ written opinion dated April 14, 2024, which sets forth the assumptions made, procedures followed, matters considered and other limitations on the review undertaken in connection with the opinion, is attached as Annex B-1 to this information statement and is incorporated herein by reference. Moelis’ opinion was provided for the use and benefit of the Board (solely in its capacity as such) in its evaluation of the Merger. Moelis’ opinion is limited solely to the fairness, from a financial point of view, of the Merger Consideration of $10.75 in cash and does not address the Company’s underlying business decision to effect the Merger or the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available to the Company. Moelis’ opinion does not constitute a recommendation as to how any holder of Company Common Stock should vote or act with respect to the Merger or any other matter. Moelis’ opinion was approved by a Moelis fairness opinion committee.
In arriving at its opinion, Moelis, among other things:
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reviewed certain publicly available business and financial information relating to the Company;

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reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to Moelis by the Company, including financial forecasts provided to or discussed with Moelis by the management of the Company;

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reviewed information regarding the capitalization of the Company furnished to Moelis by the Company;

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conducted discussions with members of the senior management and representatives of the Company concerning the information described in the foregoing, as well as the business and prospects of the Company generally;

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reviewed the reported prices and trading activity for the Company Common Stock;

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reviewed publicly available financial and stock market data of certain other companies in lines of business that Moelis deemed relevant;

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reviewed the financial terms of certain other transactions that Moelis deemed relevant;

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reviewed (i) a draft, dated April 14, 2024, of the Merger Agreement and (ii) a draft of a certain related transaction document (collectively, the “Agreements”);

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participated in certain discussions and negotiations among representatives of the Company and Resideo and their advisors; and

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conducted such other financial studies and analyses and took into account such other information as Moelis deemed appropriate.

In connection with its analysis and opinion, Moelis, at the direction of the Board, relied on the information supplied to, discussed with or reviewed by Moelis for purposes of its opinion being complete and accurate in all material respects. Moelis did not independently verify any such information (or assume any responsibility for the independent verification of any of such information). With the consent of the Board, Moelis also relied on the representation of the Company’s management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. With the consent of the Board, Moelis relied upon, without independent verification, the assessment of the Company and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters. With respect to the financial forecasts referred to above, Moelis assumed, at the direction of the Board, that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future performance of the Company. Moelis expressed no views as to the reasonableness of any financial forecasts or the assumptions on which they were based. In addition, Moelis did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor was Moelis furnished with any such evaluation or appraisal.
Moelis’ opinion did not address the Company’s underlying business decision to effect the Merger or the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available to the Company and did not address any legal, regulatory, tax or accounting matters. Moelis was not asked to, nor did it, offer any opinion as to any terms of the Merger Agreement or any aspect or implication of the Merger, except for the fairness of the Merger Consideration of $10.75 in cash from a financial point of view to the holders of Company Common Stock. Moelis expressed no opinion as to as to fair value, viability or the solvency of the Company following the closing of the Merger. In rendering its opinion, Moelis assumed, with the consent of the Board, that the final executed form of the Agreements would not differ in any material respect from the drafts that Moelis reviewed, that the Merger would be consummated in accordance with their terms without any waiver or modification that could be material to Moelis’ analysis, that the representations and warranties of each party set forth in the Agreements were accurate and correct in all respects that could be material to Moelis’ analysis, and that the parties to the Agreements would comply with all terms of the Agreements that could be material to Moelis’ analysis. Moelis assumed that all governmental, regulatory or other consents or approvals necessary for the completion of the Merger would be obtained, except to the extent that could not be material to Moelis’ analysis.
Moelis’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Moelis as of, the date of its opinion, and Moelis assumed no responsibility to update its opinion for developments after the date of its opinion.
Moelis’ opinion did not address the fairness of the Merger or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of the Company, other than the fairness of the Merger Consideration of $10.75 in cash from a financial point of view to the holders of Company Common Stock. In addition, Moelis did not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Merger Consideration or otherwise.
Financial Analyses
The following is a summary of the material financial analyses presented by Moelis to the Board at a meeting held on April 12, 2024, in connection with its opinion.
Some of the summaries of financial analyses below include information presented in tabular format. In order to fully understand Moelis’ analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Moelis’ analyses.
For purposes of its analyses, Moelis reviewed a number of financial and operating metrics, including the following:
•
“Total Enterprise Value”, which is referred to as “TEV”, was calculated as (a) equity value (calculated (unless the context indicates otherwise) as market value of the relevant company’s diluted common equity (using the treasury stock method) based on its closing stock price on a specified date), plus (b) (i) net debt (calculated as debt, including finance leases, where applicable, less cash and cash equivalents, adjusted for restricted cash, where applicable) and (ii) book value of preferred stock and non-controlling interests, where applicable (in each of the foregoing cases as of the relevant company’s most recently reported quarter end or semi-annual report, where applicable).

•
“EBITDA” was generally calculated as the relevant company’s earnings before interest, taxes, depreciation and amortization.

•
“Adjusted EBITDA”, which is referred to as “Adj. EBITDA”, unless the context indicates otherwise, was calculated as EBITDA, adjusted for (x) company-defined non-recurring and non-cash items and (y) stock-based compensation.

•
“LTM”, which refers to the latest twelve (12) month period for which historical financial information was publicly available as of the relevant date.

Unless the context indicates otherwise, Moelis calculated (a) each TEV for the Company based on estimated net debt as of March 31, 2024, and (b) per share amounts for Company Common Stock (i) based on diluted shares outstanding as of March 31, 2024, using the treasury stock method, and (ii) excluding the estimated change of control payment under the Company’s Tax Receivable Agreement. All such information for the Company was provided by management of the Company. Unless the context indicates otherwise, Moelis performed the analyses below using the closing prices and historical, financial and operating data for the selected public companies (and the Company in the case of Wall Street research (as defined below)) based on publicly available information for each company as of April 10, 2024.
Set forth below is a summary of the material financial analyses performed by Moelis in connection with its opinion.

Selected Publicly Traded Companies Analysis
Moelis reviewed financial and stock market information of 15 publicly traded companies engaged in one or more of (i) the connected home sector (“Connected Home”), (ii) the residential/commercial product distribution sector (“Residential/Commercial Product Distribution”), or (iii) the technology/ electronics distribution sector (“Technology/Electronics Distribution”, and, collectively, the “Selected Public Companies”), in each case, whose operations Moelis believed, based on its experience and professional judgment, to be generally relevant in certain respects to the Company for purposes of Moelis’ analysis, and for which consensus Wall Street analyst estimates (such consensus estimates, the “Wall Street research”) were available. Moelis reviewed the TEV of each of the Selected Public Companies, as well as the Company, as a multiple of estimated Adj. EBITDA for each of calendar years 2024 and 2025 (“CY2024E” and “CY2025E”, respectively), based on Wall Street research available as of April 10, 2024. Moelis also reviewed corresponding information and corresponding multiples for the Company based on projections provided by Company management. Financial data for the Selected Public Companies was based on public filings as of the relevant company’s most recently reported quarter end or semi-annual report, where applicable.
This data is summarized in the following table:
TEV/ Adj. EBITDA
	2024E	2025E
Selected Connected Home Companies
Legrand S.A. (“Legrand”)	14.7x	13.9x
Logitech International S.A.	17.5x	15.6x
Ubiquiti Inc.	13.6x	12.1x
Alarm.com Holdings, Inc.	21.3x	19.8x
Sonos, Inc. (“Sonos”)	12.4x	9.4x
Selected Residential / Commercial Product Distribution Companies
Watsco, Inc.	20.4x	18.3x
Pool Corporation	20.0x	18.3x
SiteOne Landscape Supply, Inc.	18.9x	17.2x
Beacon Roofing Supply, Inc.	9.6x	9.1x
Selected Technology / Electronics Distribution Companies
CDW Corporation	17.4x	16.2x
WESCO International, Inc.	7.9x	7.4x
Arrow Electronics, Inc.	7.9x	6.5x
Rexel S.A.	7.1x	6.8x
Avnet, Inc.	7.9x	7.0x
Resideo	7.0x	6.3x
The Company (Wall Street Research)	9.7x	8.9x
The Company (Management)	9.3x	7.8x
In reviewing the Selected Public Companies data for purposes of determining EBITDA multiple ranges for the Company, Moelis believes that although there were no directly comparable publicly traded companies in light of the Company’s hybrid distribution and product business model, Sonos, Resideo and Legrand were the most relevant publicly traded companies. Moelis concluded that the other Selected Public Companies were less relevant because of: (i) different end markets and recurring/maintenance driven business models for the Residential / Commercial Product Distribution companies, as well as longer track records as public companies, (ii) high volume, low margin, and more commodity technology product distribution models for the Technology/Electronics Distribution companies, and (iii) largely software business, less relevant products/end markets and minimal Wall Street research coverage/unique ownership for the other Connected Home businesses. With respect to the EBITDA multiples for Sonos, Resideo and Legrand, Moelis (i) did not rely on Sonos’ CY2024E EBITDA multiple because of an anticipated 2024 significant product launch by Sonos which is expected to drive a meaningful increase in subsequent years’ EBITDA (Sonos has historically traded roughly in-line with the Company on an EBITDA multiple basis), (ii) selected a low end of EBITDA multiple ranges which were below the Company’s current EBITDA multiples and higher than Resideo’s corresponding multiples, in light of the continued adverse impact of Resideo’s varying financial performance and the cash flow impact of its ongoing Honeywell liability, and (iii) selected a high end of EBITDA multiple ranges above the Company’s current EBITDA multiples, but below Legrand’s corresponding multiples in light of Legrand’s significant scale, strong profitability and large exposure to the commercial end market.
Based on the foregoing and using its professional judgment, Moelis selected multiples ranges of 9.0x to 12.0x TEV/Adj. EBITDA for CY2024E and 8.0x to 11.0x TEV/Adj. EBITDA for CY2025E. Moelis then applied such multiples ranges to the corresponding financial data for the Company to derive ranges of implied TEVs for the Company. Moelis then derived implied per share reference ranges from the resulting implied TEV reference ranges, using the net debt and other obligations and diluted share information described above. This analysis indicated the following implied per share reference ranges for Company Common Stock, as compared to the Merger Consideration of $10.75 in cash:
Implied Per Share Reference Ranges Based On:		Merger Consideration
CY2024E Adj. EBITDA	CY2025E Adj. EBITDA
$8.47 – $13.25	$9.37 – $15.08	$10.75
Selected Precedent Transactions Analysis
Moelis reviewed financial information of certain selected transactions announced since 2014 involving target businesses engaged in selling connected home/business products and software, as well as businesses with distribution models focused on the residential/commercial and technology end markets (the “Selected Precedent Transactions”) whose operations Moelis believed, based on its experience and professional judgment, were generally relevant in certain respects to the Company for purposes of Moelis’ analysis and for which TEV/LTM EBITDA multiples were publicly available. Moelis reviewed implied TEV of each target business as a multiple of LTM Adj. EBITDA immediately preceding announcement of the relevant transaction. Implied TEVs were based on the announced purchase prices paid for the target businesses, as well as publicly available LTM Adj. EBITDAs for such target businesses. This data is summarized in the following table:
Announcement Date	Target	Acquirer	Group	TEV/ LTM EBITDA
May 2023	Wasco Holding B.V.	Rexel S.A.	Distribution	9.2x
December 2022	Vivint Smart Home, Inc.	NRG Energy, Inc.	Product	7.2x
November 2022	Somfy SA	Despature Family	Product	13.1x
February 2022	Sound United, LLC	Masimo Corporation	Product	8.2x
February 2022	First Alert, Inc.	Resideo Technologies, Inc.	Product	9.9x
December 2021	Hunter Douglas N.V.	3G Capital Partners LP	Product	8.1x
March 2021	Tech Data Corporation	SYNNEX Corporation	Distribution	8.4x
December 2019	Anixter International Inc.	WESCO International, Inc.	Distribution	9.6x
November 2019	Tech Data Corporation	Apollo Global Management, Inc.	Distribution	6.9x
May 2019	Control4 Corporation	Snap One Holdings Corp. (f/k/a Wirepath Home Systems, LLC) / Hellman & Friedman	Product	13.0x

Announcement Date	Target	Acquirer	Group	TEV/ LTM EBITDA
LLC
June 2019	PCM, Inc.	Insight Enterprises, Inc.	Distribution	9.0x
November 2018	ARRIS International plc	CommScope Holding Company, Inc.	Product	8.7x
February 2018	Avigilon Corporation	Motorola Solutions, Inc.	Product	16.5x
November 2016	Harman International Industries, Incorporated	Samsung Electronics Co., Ltd.	Product	9.8x
April 2016	Rovi Corporation	TiVo Inc.	Product	11.1x
August 2014	Tri-Northern Acquisition Holdings, Inc.	Anixter International Inc.	Distribution	11.7x
All Selected Precedent Product Transactions
Median (Product)				9.9x
Mean (Product)				10.6x
All Selected Precedent Distribution Transactions
Median (Distribution)				9.4x
Mean (Distribution)				9.4x
All Selected Precedent Transactions
Overall Median				9.6x
Overall Mean				10.1x
In reviewing the Selected Precedent Transactions for purposes of determining EBITDA multiple ranges for the Company, Moelis noted that the comparability of the Selected Precedent Transactions to the Merger were limited due to several factors, including (i) the historical nature of the data and the possible transaction execution under different macroeconomic conditions, (ii) different business model, end market focus and competitive positioning by the target business, (iii) different potential transaction structure and tax implications, (iv) different competitive dynamics of the transaction sale process, and (v) different synergy potential.
Based on the foregoing and using its professional judgment, Moelis selected a multiples range of 9.0x – 12.0x Adj. EBITDA, which selected range generally reflected the mean and median of the Selected Precedent Transactions multiples. Moelis then applied such multiples range to the Adj. EBITDA for the Company for the LTM period ended December 31, 2023, to derive TEV ranges. Moelis then derived an implied per share reference range from the resulting implied TEV reference range, using the net debt and other obligations and diluted share information described above. This analysis indicated the following implied per share reference range for Company Common Stock, as compared to the Merger Consideration of $10.75 in cash:
Implied Per Share Reference Range Based On:	Merger Consideration
LTM Adj. EBITDA
$7.06 – $11.36	$10.75
Discounted Cash Flow Analysis
Moelis performed a discounted cash flow analysis of the Company using the Base Case Projections to calculate the present value of the estimated future Unlevered Free Cash Flow projected to be generated by the Company, adjusted to reflect the impact of the Company’s tax attributes, including its R&D tax credits and the Company’s portion of savings from the utilization of pre-IPO tax attributes, and an estimate of the present value of the terminal value of the Company at the end of such projection period. In performing its discounted cash flow analysis, Moelis used a range of discount rates of 11.5% to 14.0% based on an estimate of the Company’s weighted average cost of capital. The estimated weighted average cost of capital range was derived using the Capital Asset Pricing Model, as well as a size premium.
Moelis applied this range of discount rates to (i) the estimated after-tax Unlevered Free Cash Flow from April 1, 2024 through the end of the calendar year ending December 31, 2028 (discounted to March 31, 2024, using the mid-year discounting convention), treating stock-based compensation as a cash expense, and (ii) a range of estimated terminal values derived by applying a range of multiples of 8.0x to 11.5x to the Company’s Adj. EBITDA for CY2028E, as provided by Company management.   Moelis noted that the selected terminal multiple range was informed by the current trading multiple for the Company, as well as such trading multiples for each of Resideo, Legrand and Sonos. In particular, (i) the low end of the range was below the Company’s current Wall Street research CY2024E EBITDA multiple, but above both Resideo’s current CY2024E multiple and its longer term average, and (ii) the high end of the range was above the Company’s current CY2024E Wall Street research EBITDA multiple, but below Legrand’s current CY2024E multiple (the high end of the range was above Sonos’ CY2025E EBITDA multiple as well as its longer term average; Moelis did not rely on Sonos’ CY2024E multiple because of an anticipated 2024 significant product launch by Sonos which is expected to drive a meaningful increase in subsequent years’ EBITDA).
Moelis then derived an implied per share reference range from the resulting implied TEV reference range, using the net debt and other obligations and diluted share information described above. This analysis indicated the following implied per share reference range for Company Common Stock, as compared to the Merger Consideration of $10.75 in cash:
Implied Per Share Reference Range	Merger Consideration
$9.12 – $15.68	$10.75
Other Information
Moelis also noted for the Board the following information that was not considered part of Moelis’ financial analyses with respect to its opinion but was provided for reference purposes:
Analyst Price Targets
Moelis reviewed forward stock price targets for Company Common Stock in eight recently published, publicly available Wall Street research analysts’ reports as of April 10, 2024, which indicated low and high stock price targets ranging from $10.00 to $12.00 per share, with a median of $11.00 per share.
LBO Analysis
Moelis also reviewed theoretical purchase prices that could be paid by a hypothetical financial buyer in a leveraged buyout of the Company based on (i) the Company’s estimated after-tax levered free cash flow from April 1, 2024 through the end of the calendar year ending December 31, 2028 and (ii) estimated exit values for the Company derived by applying a range of multiples of 8.0x to 11.5x to the Company’s estimated Adj. EBITDA CY2028E, which analysis, assumed net debt/CY2023 Adj. EBITDA for the Company of 5.0x, and required internal rates of return for the financial buyer ranging from 17.5% to 22.5%. Levered free cash flow was based on Unlevered Free Cash Flow adjusted for interest expense related to the net debt referred to above and the impact of 100% of the Company’s tax attributes, in each case, on a tax effected basis. This analysis indicated an implied range of purchase prices of Company Common Stock of $5.90 to $11.03 per share, as compared to the Merger Consideration of $10.75 per share in cash.
Historical Stock Price Performance
Moelis reviewed, among other things, the historical closing prices for Company Common Stock during the 52-week period ended April 10, 2024, which reflected a high closing price of $11.65 per share and a low closing price of $7.08 per share, as compared to the closing stock price of Company Common Stock on April 10, 2024 of $8.98 and the Merger Consideration of $10.75 per share in cash. Moelis also reviewed the volume weighted average price (“VWAP”) per share of Company Common Stock for certain historical periods, including the 30-day period, 60-day period and 90-day period each ending April 10, 2024, which were $8.45, $8.41 and $8.45, respectively.
Review of Solicitation Process
Moelis reviewed the scope and results of the solicitation of interest from other parties with respect to the sale of the Company, as discussed more fully in the section entitled “The Merger — Background of the Merger” beginning on page 19.
Miscellaneous
This summary of the analyses is not a complete description of the analyses underlying, and factors considered in connection with, Moelis’ opinion. The preparation of a fairness opinion is a complex analytical process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Moelis’ opinion. In arriving at its fairness determination, Moelis considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Rather, Moelis made its fairness determination on the basis of its experience and professional judgment after considering the results of all of its analyses.
No company or transaction used in the analyses described above is identical to the Company or the Merger. In addition, such analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because the analyses described above are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither the Company nor Moelis or any other person assumes responsibility if future results are materially different from those forecasts.
The Merger Consideration of $10.75 in cash was determined through arm’s length negotiations between the parties to the Merger Agreement and was approved by the Board. Moelis did not recommend any specific consideration to the Company or the Board, or that any specific amount or type of consideration constituted the only appropriate consideration in connection with the Merger.
Moelis acted as financial advisor to the Company in connection with the Merger and will receive a fee currently estimated to be approximately $13.5 million, in the aggregate, $2.5 million of which became payable in connection with the delivery of its opinion, regardless of the conclusion reached therein, and the remainder of which is contingent upon the completion of the Merger. Furthermore, the Company has agreed to indemnify Moelis for certain liabilities, including liabilities under the federal securities laws, arising out of its engagement. The Company selected Moelis as a financial advisor in connection with the Merger because Moelis has substantial experience in similar transactions and familiarity with the Company. Moelis is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings and valuations for corporate and other purposes.
Moelis’ affiliates, employees, officers and partners may, at any time, own securities (long or short) of the Company and Resideo. In the three years prior to the date of its opinion, Moelis did not provide investment banking and other services to the Company or Resideo unrelated to the Merger. In the future, Moelis may provide such services to Resideo and would expect to receive compensation for such services. In the three years prior to the date of its opinion, Moelis acted as financial advisor to (i) an affiliate of H&F in a sellside transaction which was consummated in 2021, for which Moelis received a fee of approximately $10 million and reimbursement for certain expenses arising out of its engagement and (ii) an affiliate of CD&R in a buyside transaction which was consummated in 2023. Moelis is currently acting for an affiliate of CD&R in a pending buyside transaction unrelated to the Merger. In the event such pending buyside transaction is completed, Moelis will have received aggregate fees from CD&R affiliates in such two year period of $7 million, as well as reimbursement for certain expenses arising out of such engagements.

Opinion of J.P. Morgan Securities LLC
Pursuant to an engagement letter dated January 21, 2024, the Company retained J.P. Morgan as its financial advisor in connection with the proposed Merger.
At the meeting of the Board held on April 14, 2024, J.P. Morgan rendered its oral opinion to the Board that, as of such date and based upon and subject to the factors and assumptions set forth in its written opinion, the Merger Consideration to be paid to the holders of Company Common Stock (other than the Principal Stockholders, the holders of Excluded Shares, and the holders of Appraisal Shares) in the proposed Merger was fair, from a financial point of view, to such holders. J.P. Morgan has confirmed its April 14, 2024 oral opinion by delivering its written opinion to the Board, dated April 14, 2024, that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the Merger Consideration to be paid to the holders of Company Common Stock (other than the Principal Stockholders, the holders of Excluded Shares, and the holders of Appraisal Shares) in the proposed Merger was fair, from a financial point of view, to such holders.
The full text of the written opinion of J.P. Morgan dated April 14, 2024, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B-2 to this information statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this information statement is qualified in its entirety by reference to the full text of such opinion. The Company’s stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the Merger, was directed only to the Merger Consideration to be paid in the Merger to the holders of Company Common Stock (other than the Principal Stockholders, the holders of Excluded Shares, and the holders of Appraisal Shares) and did not address any other aspect of the Merger. J.P. Morgan expressed no opinion as to the fairness of any consideration to be paid in connection with the Merger to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Merger. The issuance of J.P. Morgan’s opinion was approved by a fairness opinion committee of J.P. Morgan. The opinion does not constitute a recommendation to any Company stockholder as to how such stockholder should vote with respect to the Merger or any other matter.
In connection with preparing its opinion, J.P. Morgan, among other things:
•
reviewed a draft, dated April 14, 2024, of the Merger Agreement;

•
reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;

•
compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

•
compared the financial and operating performance of the Company with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of Company Common Stock and certain publicly traded securities of such other companies;

•
reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and

•
performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the management of the Company with respect to certain aspects of the Merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.
In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Company or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not independently verify any such information or its accuracy or completeness and, pursuant to its engagement letter with the Company, J.P. Morgan did not assume any obligation to undertake any such independent verification. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of the Company or Resideo under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they had been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the Merger and the other transactions contemplated by the Merger Agreement will be consummated as described in the Merger Agreement, and that the definitive Merger Agreement would not differ in any material respects from the draft thereof furnished to J.P. Morgan. J.P. Morgan also assumed that the representations and warranties made by the Company and Resideo in the Merger Agreement and the related agreements were and will be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to the Company with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company or on the contemplated benefits of the Merger.
The financial forecasts furnished to J.P. Morgan were prepared by the management of the Company. The Company does not publicly disclose internal management forecasts of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the proposed Merger, and such financial forecasts were not prepared with a view toward public disclosure. These financial forecasts were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of the management of the Company, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such financial forecasts. For more information regarding the use of the financial forecasts and other forward-looking statements, please see the section entitled “The Merger — Certain Company Financial Forecasts”.
J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion, and that J.P. Morgan does not have any obligation to update, revise or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be paid to the holders of Company Common Stock (other than the Principal Stockholders, the holders of Excluded Shares, and the holders of Appraisal Shares) in the proposed Merger, and J.P. Morgan also expressed no opinion as to the fairness of any consideration paid in connection with the Merger to the holders of any other class of securities, creditors or other constituencies of the Company or the underlying decision by the Company to engage in the Merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of any party to the proposed Merger, or any class of such persons relative to the Merger Consideration to be paid to the holders of Company Common Stock (other than the Principal Stockholders, the holders of Excluded Shares, and the holders of Appraisal Shares) in the proposed Merger or with respect to the fairness of any such compensation.
The terms of the Merger Agreement, including the Merger Consideration, were determined through arm’s length negotiations between the Company and Resideo, and the decision to enter into the Merger Agreement was solely that of the Board. J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by the Board in its evaluation of the proposed Merger and should not be viewed as determinative of the views of the Board or the management of the Company with respect to the proposed Merger or the Merger Consideration.
In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodologies in rendering its opinion to the Board on April 14, 2024 and contained in the presentation delivered to the Board in connection with the rendering of such opinion and this summary does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with providing its opinion.
Public Trading Multiples Analysis
Using publicly available information, J.P. Morgan compared selected financial data of the Company with similar data for certain selected publicly traded companies engaged in businesses that, for purposes of J.P. Morgan’s analysis, J.P. Morgan judged to be sufficiently similar to the Company’s operations and businesses or aspects thereof. The companies selected by J.P. Morgan were:
•
Legrand S.A.

•
Resideo

•
Sonos, Inc.

The selected companies were chosen, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analyses, may be considered sufficiently similar to those of the Company or aspects thereof based on business sector participation, operational characteristics and financial metrics. However, none of the selected companies reviewed are identical to the Company, and certain of these companies have financial and operating characteristics that are materially different from those of the Company. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the selected companies differently than they would affect the Company.
Using information obtained from the selected companies’ public filings, certain public equity research analysts’ estimates available as of April 10, 2024 and FactSet Research Systems as of April 10, 2024, J.P. Morgan calculated for each selected company the ratio of such company’s firm value (“FV”) to the consensus equity research analyst estimates for such company’s adjusted earnings before interest, taxes, depreciation and amortization, unburdened by stock-based compensation (“Adjusted EBITDA”), for the calendar year 2024 (the “FV/24E Adjusted EBITDA”).
Based on the results of the above analysis and other factors J.P. Morgan considered appropriate, J.P. Morgan selected a FV/2024E Adjusted EBITDA multiple reference range for the Company of 9.0x to 12.0x. J.P. Morgan then applied that multiple reference range to the Company’s projected Adjusted EBITDA for the year ending December 31, 2024, as reflected in the Base Case Projections (as defined and summarized in the section entitled “The Merger — Certain Company Financial Forecasts” beginning on page 49). The analysis indicated a range of implied equity values per share of Company Common Stock (rounded to the nearest $0.05) of approximately $8.45 to $13.25. The range of implied per share equity values for Company Common Stock was compared to the amount of the Merger Consideration of $10.75 per share of Company Common Stock.
Selected Transaction Analysis
Using publicly available information, J.P. Morgan examined selected transactions involving businesses which J.P. Morgan judged to be similar to the Company’s business (or aspects thereof) based on J.P. Morgan’s experience and familiarity with the industries in which the Company operates. Specifically, J.P. Morgan reviewed the transactions below, and calculated the ratio of each target company’s firm value implied in the relevant transaction to the target company’s adjusted earnings before interest, taxes, depreciation and amortization for the twelve calendar-month period (“LTM”) prior to announcement of the applicable transaction (“FV/LTM Adjusted EBITDA”), based on publicly available information.

Announcement Month and Year	Acquiror	Target
Smart Living
May 2019	Wirepath Home Systems, LLC d/b/a SnapAV	Control4 Corporation
February 2022	Resideo Technologies, Inc.	First Alert, Inc.
February 2022	Masimo Corporation	Viper Holdings Corporation d/b/a Sound United, LLC
Distribution
August 2014	Anixter Inc.	Tri-Northern Acquisition Holdings, Inc.
June 2019	Insight Enterprises, Inc.	PCM, Inc.
January 2020	WESCO International, Inc.	Anixter International Inc.
November 2020	American Securities LLC	Foundation Building Materials, Inc.
December 2020	American Securities LLC	Beacon Roofing Supply, Inc.
January 2021	Clayton, Dubilier & Rise, LLC	Wolseley UK Limited
September 2021	TopBuild Corp.	DI Super Holdings, Inc.
September 2021	Specialty Building Products, LLC	Reeb Millwork Corporation
May 2022	Beijer Ref AB (publ)	Heritage Distribution Holdings
March 2023	Distribution Solutions Group, Inc.	HIS Company, Inc.
May 2023	Rexel S.A.	Wasco Holding B.V.
July 2023	TopBuild Corp.	SPI LLC d/b/a Specialty Products & Insulation
None of the selected transactions reviewed were identical to the Merger. However, the selected transactions were chosen because certain aspects of the transactions, for purposes of J.P. Morgan’s analysis, may be considered sufficiently similar to the Merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transaction differently than they would affect the Merger.
Based on the results of the above analysis and other factors J.P. Morgan considered appropriate, J.P. Morgan selected a transaction multiple reference range for FV/LTM Adjusted EBITDA of 8.5x to 13.0x and applied it to the Company’s Adjusted EBITDA for the twelve months ended December 31, 2023 and for the twelve months ended March 31, 2024, each provided by the Company’s management, which resulted in ranges of implied equity values per share of Company Common Stock (rounded to the nearest $0.05) of $6.35 to $12.80 and $6.70 to $13.30, respectively. The ranges of implied per share equity values for Company Common Stock were compared to the amount of the Merger Consideration of $10.75 per share of Company Common Stock.
Discounted Cash Flow Analysis
J.P. Morgan conducted a discounted cash flow analysis of the Company using the unlevered free cash flows that the Company was forecasted to generate from calendar year 2024 through 2028 based on the Base Case Projections. J.P. Morgan calculated ranges of terminal values for the Company at the end of such period by applying terminal growth rates estimated by the management of the Company ranging from 2.0% to 3.0% to the total revenue of the Company during the final year of such period. The unlevered free cash flows and the range of terminal values were then discounted to present values as of March 31, 2024 using a range of discount rates from 9.5% to 10.5%, which was chosen by J.P. Morgan based on an analysis of the weighted average cost of capital of the Company. The ranges of present values were then added together to derive ranges of firm values for the Company based on the Base Case Projections, which were then adjusted by subtracting the Company’s estimated net debt as of March 31, 2024, as provided by the management of the Company, and dividing the result by the fully diluted number of shares of Company

Common Stock outstanding as of March 31, 2024, as provided by and approved for J.P. Morgan’s use by the management of the Company. Based on the results of this analysis, J.P. Morgan arrived at a range of implied equity values per share of Company Common Stock, rounded to the nearest $0.05, of $9.25 to $13.35. The range of implied per share equity values for Company Common Stock was compared to the amount of the Merger Consideration of $10.75 per share of Company Common Stock.
Miscellaneous
The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or a summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of the Company. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.
Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to the Company, and none of the selected transactions reviewed was identical to the Merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of the Company. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan’s analysis, may be considered similar to the Merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company and the transactions compared to the Merger.
As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise the Company with respect to the Merger and deliver an opinion to the Board with respect to the Merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with the Company and the industries in which it operates.
For services rendered in connection with the Merger and the delivery of its opinion, the Company has agreed to pay J.P. Morgan a fee of approximately $9.6 million, of which $2.5 million became payable upon delivery of its opinion and the remainder of which is contingent and payable upon the closing of the Merger. In addition, the Company has agreed to reimburse J.P. Morgan for reasonable expenses incurred in connection with its services, including but not limited to the fees and expenses of outside counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement. During the two years preceding the date of J.P. Morgan’s opinion, neither J.P. Morgan nor its affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with the Company’s approximately 72% shareholder, affiliates of H&F, for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included acting as financial advisor in connection with H&F’s sale of a minority stake in TeamSystem S.p.A. which closed in March 2024. In addition, during the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with H&F portfolio companies for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included providing debt syndication, debt underwriting and financial advisory services to H&F portfolio companies. During the two years preceding the date J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with Resideo, for which J.P. Morgan and such affiliates have received customary compensation.   Such services during such period have included acting as joint lead arranger and joint bookrunner on a credit facility in March 2022, and as financial advisor in connection with the sale of Resideo’s Genesis Cable business to Southwire Company which closed in October 2023. During the two years preceding the date of J.P. Morgan’s opinion, the aggregate fees recognized by J.P. Morgan from the Company were approximately $125,000, from H&F were approximately $50 million, and from Resideo were approximately $5.7 million. In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of Resideo and H&F portfolio companies, for which it receives customary compensation or other financial benefits. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and Resideo. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or Resideo for its own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities or other financial instruments.
Certain Company Financial Forecasts
The Company does not generally publish its business plans and strategies or make external disclosures of its anticipated financial position or results of operations other than for providing, from time to time, estimates of certain expected financial results and operational metrics in its regular annual and quarterly earnings press releases and other investor materials.
The Company is especially wary of making financial forecasts or projections for extended earnings periods due to the unpredictability of the underlying assumptions and estimates and does not prepare five-year forecasts or projections in the ordinary course of business. However, in connection with its evaluation of the Merger, the Board reviewed, among other things, certain forward-looking financial cases developed by the Company’s management with respect to fiscal years 2024 through 2028.
The financial cases included in this information statement (the “Financial Forecasts”) have been prepared by the Company’s management and are subjective in many respects. The Financial Forecasts were not prepared with a view to public disclosure and are included in this information statement only because such information was made available to the Board as described above. The Financial Forecasts were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States, which we refer to herein as “GAAP”, the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, the Financial Forecasts do not take into account any circumstances or events occurring after the date they were prepared, including the Merger. The Financial Forecasts are not fact and should not be relied upon as being necessarily indicative of future results, and readers of this information statement are cautioned not to place undue reliance on this information. Although this summary of the Financial Forecasts is presented with numerical specificity, the forecasts reflect numerous variables, assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the Financial Forecasts were prepared, taking into account the relevant information available to management at the time. However, such variables, assumptions and estimates are inherently uncertain and many are beyond the control of our management. Because the Financial Forecasts cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. The Financial Forecasts reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. As a result, the Financial Forecasts may not be realized and actual results may be significantly higher or lower than projected.

The Financial Forecasts are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments.
Neither the Company’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.
As such, the Financial Forecasts constitute forward-looking information and are subject to risks and uncertainties, including the various risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 29, 2023, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2024 and the other reports filed by the Company with the SEC, as well as the section entitled “Cautionary Statement Regarding Forward-Looking Statements” elsewhere in this information statement.
The inclusion of this information should not be regarded as an indication that the Board, the Company, Moelis, J.P. Morgan, Resideo, Resideo’s representatives and affiliates or any other recipient of this information considered, or now considers, the Financial Forecasts to be predictive of actual future results.
Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the Financial Forecasts to reflect circumstances existing after the date of the Merger Agreement or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the Financial Forecasts are shown to be in error.
The following tables present a summary of the material prospective financial information of the Company contained in the Company’s financial projections for the fiscal years ending December 27, 2024 (“2024E”) (or with respect to the “Summary Unlevered Free Cash Flow” and “Tax Attribute Projections”, the period between March 30, 2024 and December 27, 2024 (“9M 2024E”)), December 26, 2025 (“2025E”), December 25, 2026 (“2026E”), December 31, 2027 (“2027E”) and December 29, 2028 (“2028E”), respectively. The Financial Forecasts described below are included herein because they were made available to Moelis and J.P. Morgan in connection with their respective financial analyses and for use in connection with their respective opinions, as described in the sections entitled “The Merger — Opinion of Financial Advisors” beginning on page 34 and “The Merger — Background of the Merger” beginning on page 19 and were made available to the Board in connection with its consideration of the Merger and other strategic alternatives available to the Company, as described in the section entitled “The Merger — Background of the Merger” beginning on page 19 and “The Merger — Recommendation of the Board; Reasons for the Merger” beginning on page 29.
Management Projections – Base Case (“Base Case Projections”)
$ in millions	2024E	2025E	2026E	2027E	2028E
Net Sales(1)	$1,157	$1,233	$1,327	$1,430	$1,540
Contribution Margin(2)	$493	$529	$571	$616	$663
Contribution Margin %	42.6%	42.9%	43.1%	43.1%	43.0%
Adjusted EBITDA(3)	$130	$155	$178	$188	$200
Adjusted EBITDA Margin %	11.2%	12.6%	13.4%	13.1%	13.0%

(1)
Total net sales primarily driven by the following: (i) stable market growth outlook with no additional headwinds or channel inventory impacts in 2024 and thereafter and modest pricing growth in line with inflation, (ii) growth above market driven by new partner acquisition, share of wallet gains and continued ramp of new local branch openings (approximately 2 per year) and (iii) ramp of new Control4 Connect and Assist RMR offerings with launch in first quarter of 2024.

(2)
Lower 1P margins and higher 3P mix offset by inflight cost savings initiatives and growing contribution of higher margin RMR.

(3)
“Adjusted EBITDA” was calculated as earnings (excluding stock-based compensation expense) before interest, tax, depreciation and amortization, adjusted for, among other things, variable expenses and operating expenses (including bonuses).
Summary Unlevered Free Cash Flow – Base Case
$ in millions	9M 2024E	2025E	2026E	2027E	2028E
Net Sales	$889	$1,233	$1,327	$1,430	$1,540
Adjusted EBITDA	$106	$155	$178	$188	$200
Adjusted EBIT(4)	$75	$120	$139	$147	$148
Unlevered Free Cash Flow(5)	$64	$79	$96	$104	$116

(4)
“Adjusted EBIT” was calculated as Adjusted EBITDA, less stock-based compensation expense, less depreciation and amortization (excluding Tax Receivable Agreement amortization).

(5)
“Unlevered Free Cash Flow” was calculated as Adjusted EBIT, less cash taxes (assuming the Company’s forecast cash tax rate of approximately 25.0%), plus depreciation and amortization, less capital expenditures, less increases in net working capital, plus decreases in net working capital, less increases in other assets and liabilities, plus decreases in other assets and liabilities, less increases in deferred revenue and plus decreases in deferred revenue, in each case, as provided in the Company’s financial projections, and such calculation was authorized by the Board for use by Moelis and J.P. Morgan for purposes of their respective financial analyses and opinions. For purposes of J.P. Morgan’s analysis, J.P. Morgan excluded changes in non-cash assets and liabilities, resulting in unlevered free cash flow calculations of $58 million, $82 million, $98 million, $108 million and $118 million for 2024E, 2025E, 2026E, 2027E and 2028E, respectively.

Tax Attribute Utilization Projections(5)
$ in millions	9M 2024E	2025E	2026E	2027E	2028E
Realized Tax Benefit	$16.0	$15.9	$11.8	$11.8	$10.2
Tax Receivable Agreement Payment	$13.6	$13.6	$10.0	$10.0	$8.7
Tax Receivable Agreement Benefit(6)	$2.4	$2.4	$1.8	$1.8	$1.5
R&D Tax Credits	$2.0	$2.0	$2.0	$2.0	$2.0
Total Tax Benefits	$4.4	$4.4	$3.8	$3.8	$3.5

(5)
Under the Tax Receivable Agreement, the Company receives 15% of the savings from the utilization of pre-IPO tax attributes. Full schedule extends to 2036.

(6)
The Company realized approximately $2.0 million each year in tax credits from research and development costs.

The following table presents a summary of the material prospective financial information of the Company contained in the Company’s value creation plan forecast for 2024E, 2025E, 2026E, 2027E and 2028E, respectively. The Financial Forecasts described below are included herein because they were made available to Resideo in connection with its due diligence review.
Value Creation Plan Forecast Summary
$ in millions	2024E	2025E	2026E	2027E	2028E
Net Sales	$1,197	$1,342	$1,502	$1,678	$1,870
Contribution Margin	$515	$588	$666	$754	$849
Adjusted EBITDA(6)	$144	$180	$217	$262	$312

(6)
“Adjusted EBITDA” was calculated as earnings (less GAAP adjustments) before interest, tax, depreciation and amortization, further adjusted to exclude equity-based compensation, acquisition-related and integration-related costs and certain other non-recurring, non-core, infrequent or unusual charges.

Certain of the measures included in the cases above may be considered non-GAAP financial measures, including Adjusted EBITDA and Unlevered Free Cash Flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. The Company has not prepared, and the Board has not considered, a reconciliation of these non-GAAP financial measures to applicable GAAP financial measures.
Financing
The Merger is not subject to a financing condition. Resideo intends to finance the Merger with a combination of cash, preferred equity and debt financing.
In connection with entering into the Merger Agreement, Resideo entered into an investment agreement (the “Investment Agreement”) with CD&R Channel Holdings, L.P. (the “CD&R Stockholder” and, together with its affiliated funds, the “CD&R Investors”) and Clayton, Dubilier & Rice Fund XII, L.P. (“CD&R Fund”) (solely for the purpose of limited provisions therein) providing for the purchase by the CD&R Stockholder of shares of Series A Cumulative Convertible Participating Preferred Stock, par value $0.001 per share (the “Preferred Stock”) (the “Investment”). Pursuant to the Investment Agreement, subject to the terms and conditions of the Investment Agreement, the CD&R Stockholder agrees that it will purchase 500,000 shares of Preferred Stock (the “Purchased Shares”) at a purchase price of $1,000 per share for an aggregate purchase price of $500.0 million. The consummation of the transactions contemplated by the Investment Agreement is conditioned upon the substantially concurrent closing of the Merger and upon certain other conditions, including (i) the expiration or termination of all applicable waiting periods under the HSR Act, (ii) the absence of any law or governmental authority enjoining, prohibiting or otherwise making illegal the transactions contemplated by the Investment Agreement, and (iii) other customary conditions.
In connection with entering into the Merger Agreement, Resideo entered into a commitment letter (the “Commitment Letter”), dated as of April 14, 2024, with Bank of America, N.A., BofA Securities, Inc., and Morgan Stanley Senior Funding, Inc. (collectively, the “Commitment Parties”), pursuant to which, subject to the terms and conditions set forth therein, the Commitment Parties have agreed to provide Resideo with debt financing in connection with the Merger comprised of a senior secured term loan facility in an aggregate principal amount of up to $600.0 million, to be incurred as an incremental term loan under the Resideo’s existing credit agreement. The funding of the debt financing pursuant to the Commitment Letter is contingent on the satisfaction of certain conditions set forth therein, including negotiation and execution of the definitive debt financing agreements contemplated by the Commitment Letter, the Merger being consummated substantially contemporaneously with the initial funding of the debt financing and Resideo having received gross proceeds from certain equity offerings (which may include the Investment) in an amount not less than $500.0 million.
Tax Receivable Agreement Waiver
Concurrently with the execution of the Merger Agreement, the TRA Parties delivered to the Company, the TRA Waiver, pursuant to which, among other things, the TRA Parties, effective upon the Effective Time, (a) waived their rights to any and all payments by, and all obligations and liabilities of, the Company and its subsidiaries under the Tax Receivable Agreement and (b) agreed that the Tax Receivable Agreement will be terminated in its entirety and be of no further force or effect, and thereafter each TRA Party and the Company and its subsidiaries will not have any further obligations or rights under the Tax Receivable Agreement. Such obligations will terminate upon the valid termination of the Merger Agreement in accordance with the terms set forth therein.
Additionally, from and after April 14, 2024, until the Effective Time, the TRA Parties waived their rights to any and all Accrued Payments, and the Company will not pay the TRA Parties for any Accrued Payments unless the TRA Waiver is terminated in accordance with the terms set forth therein. In the event the Merger Agreement is validly terminated for any reason, the Company shall pay the Accrued Payments to the TRA Parties in cash, and the TRA Parties shall be entitled to any and all payments by the Company under the Tax Receivable Agreement from and after the date of such termination in accordance with the terms of the Tax Receivable Agreement.

Interests of Our Directors and Executive Officers in the Merger
You should be aware that the Company’s executive officers and directors have interests in the Merger that are different from, or in addition to, the interests of the Company’s stockholders generally. The Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement. These interests are described below. For purposes of the discussion below, the Company’s executive officers are John Heyman (Chief Executive Officer), Michael Carlet (Chief Financial Officer), GPaul Hess (Chief Product Officer) (Messrs. Heyman, Carlet and Hess, together, the “named executive officers”), Kathleen Creech (Chief People Officer), Jefferson Dungan (Chief Operations Officer), JD Ellis (Chief Legal Officer) and Ryan Marsh (Chief Revenue Officer).
Directors’ and Officers’ Indemnification and Insurance
Pursuant to the terms of the Merger Agreement, the Company’s directors and executive officers will be entitled to certain ongoing indemnification, expense advancement and insurance arrangements. For more information, please refer to the section entitled “The Merger Agreement — Indemnification and Insurance” beginning on page 75.
Treatment of Company Equity Awards
Pursuant to the terms of the Merger Agreement, all Company equity awards outstanding immediately prior to the Effective Time (including those held by our executive officers) will generally be subject to the following treatment at the Effective Time:
•
Each option to purchase shares of Company Common Stock (each, a “Company Stock Option”) and cash-settled stock appreciation right that relates to the value of Company Common Stock (each, a “Phantom Option”) will be cancelled without any cash payment being made in respect thereof;

•
Each restricted stock unit payable in shares of Company Common Stock (including deferred stock units issued under Snap One Holdings Corp. Directors Deferral Plan) other than a Company PSU (as defined below) (each, a “Company RSU”) that is outstanding and vested immediately prior to the Effective Time, after taking into account any accelerated vesting that occurs immediately prior to, or in connection with, the Effective Time, in each case, pursuant to any contract or Company benefit plan (as defined in the Merger Agreement) that provides for such acceleration (each, a “Vested Company RSU”) shall automatically be cancelled and converted into the right to receive an amount in cash, without interest, equal to (x) the total number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time multiplied by (y) the Merger Consideration;

•
Each Company RSU other than a Vested Company RSU that is outstanding as of immediately prior to the Effective Time (each, an “Unvested Company RSU”), shall be assumed by Resideo and automatically converted into a Resideo restricted stock unit award with respect to shares of Resideo Common Stock (each, a “Converted RSU”) under the Amended and Restated 2018 Stock Incentive Plan of Resideo Technologies, Inc. (the “Resideo Equity Plan”) and from and after the Effective Time, the aggregate number of shares of Resideo Common Stock underlying such award will be determined by multiplying (A) the number of shares of Company Common Stock subject to such Unvested Company RSU immediately prior to the Effective Time multiplied by the Exchange Ratio, with any resulting fractional share rounded down to the nearest whole share of Resideo Common Stock; provided, that, any such fractional share shall be converted into a right to receive an amount in cash at the Effective Time equal to (x) such fractional share multiplied by (y) the Parent Company Stock Value (as defined in the Merger Agreement). Each Converted RSU shall be subject to the same terms and conditions (including vesting terms) applicable to the corresponding Unvested Company RSU immediately prior to the Effective Time (which includes, for the avoidance of doubt, any acceleration benefits that applied to such Unvested Company RSU upon a qualifying termination of employment or service pursuant to the terms thereof);

•
Each share of Company Common Stock subject to vesting or forfeiture (each, a “Company Restricted Share”) outstanding immediately prior to the Effective Time shall be cancelled and converted into the right to receive the Merger Consideration;

•
Each restricted stock unit subject to performance-based vesting criteria payable in shares of Company Common Stock (each, a “Company PSU”) that is outstanding as of immediately prior to the Effective Time (each, an “Unvested Company PSU”) shall be assumed by Resideo and automatically be converted into a Resideo restricted stock unit award with respect to shares of Resideo Common Stock on the same terms and conditions as applied to the Company PSU as of immediately prior to the Effective Time, except that the aggregate number of shares of Resideo Common Stock underlying such award will be determined by multiplying (A) the number of shares of Company Common Stock subject to such Company PSU immediately prior to the Effective Time based on (i) with respect to any Company PSU for which the performance period has not been completed as of the Effective Time, target performance, or (ii) with respect to any Company PSU for which the performance period has been completed prior to the Effective Time, the actual level of performance (as determined by the Compensation Committee of the Board (the “Compensation Committee”) prior to the Effective Time in good faith consistent with past practices) through the end of such performance period (provided, that the Company will consult with Resideo in good faith on such determination of actual performance), which for the avoidance of doubt may be zero for any Company PSU that does not satisfy the applicable performance conditions, by (B) the Exchange Ratio, with any resulting fractional share rounded up to the nearest whole share of Resideo Common Stock. As a result of the conversion, each Converted PSU shall be subject to the same terms and conditions (including the remaining service-based vesting conditions that would apply with respect to any such Company PSU (or portions thereof) following the completion (or deemed completion) of any applicable performance period), and settlement terms applicable to the corresponding Company PSU immediately prior to the Effective Time (including, for the avoidance of doubt, any acceleration benefits that apply to such Company PSU upon a qualifying termination of employment or service pursuant to the terms thereof);

•
Each “phantom restricted stock unit” that relates to the value of Company Common Stock and is settled in cash pursuant to the terms thereof (each, a “Phantom RSU”) that is outstanding and vested immediately prior to the Effective Time, after taking into account any accelerated vesting that occurs immediately prior to, or in connection with, the Effective Time, in each case pursuant to any contract or Company benefit plan that provides for such acceleration (each, a “Vested Phantom RSU”), shall automatically be cancelled and converted into the right to receive an amount in cash, without interest, equal to (x) the total number of shares of Company Common Stock underlying such Phantom RSU immediately prior to the Effective Time multiplied by (y) the Merger Consideration; and

•
Each Phantom RSU other than a Vested Phantom RSU that is outstanding as of immediately prior to the Effective Time (each, an “Unvested Phantom RSU”), shall be assumed by Resideo and automatically converted into a Resideo cash-settled restricted stock unit award under the Resideo Equity Plan that will be settled in cash by reference to the value of shares of Resideo Common Stock (as of the applicable vesting date) and from and after the Effective Time, the aggregate number of shares of Resideo Common Stock underlying such award will be determined by multiplying (A) the number of shares of Company Common Stock subject to such Unvested Phantom RSU immediately prior to the Effective Time by the (B) Exchange Ratio, with any resulting fractional share rounded down to the nearest whole share of Resideo Common Stock; provided, that, any such fractional share shall be converted into a right to receive an amount in cash at the Effective Time equal to (x) such fractional share multiplied by (y) the Resideo Company Stock Value; provided, that, as a result of the conversion, each Converted Phantom RSU shall be subject to the same terms and conditions (including vesting terms) applicable to the corresponding Unvested Phantom RSU immediately prior to the Effective Time (which includes, for the avoidance of doubt, any acceleration benefits that applied to such Unvested Phantom RSU upon a qualifying termination of employment or service pursuant to the terms thereof).

In accordance with the terms of the Merger Agreement, the “double trigger” equity acceleration benefits applicable to Company equity awards held by the executive officers prior to the Merger will continue to apply to the Converted RSUs and Converted PSUs held by the executive officers following consummation of the Merger. Such “double trigger” equity acceleration benefits apply in the event an executive is terminated without “cause” or resigns for “good reason” within a certain period prior to or following a “change in control” (as defined in the Company’s 2021 Equity Incentive Plan, and which includes the Merger), as further described in the “Severance Benefits” section below. With respect to equity awards held by non-employee directors, outstanding Company RSUs (including deferred stock units issued under the Snap One Holdings Corp. Directors Deferral Plan) will vest in connection with the Merger pursuant to the terms of the award agreements entered into with such non-employee directors (or settle in connection with the Merger to the extent previously deferred pursuant to the Snap One Holdings Corp. Directors Deferral Plan).
Quantification of Company Equity Awards
For an estimate of the amounts that would be realized by each of our named executive officers with respect to their unvested Company equity awards that are expected to vest in connection with the Merger (assuming each executive is terminated without “cause” or resigns for “good reason” immediately following the Merger) or otherwise be cancelled for Merger Consideration in connection with the Merger, see “Golden Parachute Compensation” below.
The estimated aggregate amount that would be realized by our executive officers (other than our named executive officers) with respect to their unvested Company equity awards held as of the May 13, 2024 in connection with the Merger (assuming each executive is terminated without “cause” or resigns for “good reason” immediately following the Effective Time) is $9,372,914.25 ($208,679.00 of which is attributable to the Company Restricted Shares which will be cancelled for Merger Consideration at the Effective Time (i.e., a “single trigger” benefit) and the remaining $9,164,235.25 of which is attributable to “double trigger” acceleration benefits applicable to the Unvested Company RSUs and Unvested Company PSUs). In addition, the estimated aggregate amount that would be realized by the Company’s non-employee directors in settlement of their Company RSUs (including deferred stock units issued pursuant to the Snap One Holdings Corp. Directors Deferral Plan) held as of May 13, 2024 in accordance with the Merger Agreement is $821,859.00.
The estimated amounts included above are calculated using a price per share of Company Common Stock of $10.75 (equal to the Merger Consideration) and, in the case of Company PSUs, assuming target performance (except for the Company PSUs issued in 2022 (“2022 PSUs”), based on actual performance (given that the performance period for such 2022 PSUs was previously completed and one-third (1/3) of such 2022 PSUs remain subject to time-based conditions only as of May 13, 2024 and are scheduled to vest in 2025)). These amounts assume that any time-vesting equity awards or other amounts that are expected to vest in accordance with their terms prior to June 14, 2024 (the assumed date of closing of the Merger) vest, but do not attempt to forecast any additional equity grants (which are generally prohibited by the Merger Agreement during the interim period without Resideo’s consent) or issuances or forfeitures that may occur prior to the closing of the Merger. As a result of the foregoing assumptions, which may or may not be accurate on the relevant date, the actual amounts, if any, to be realized by the Company’s executive officers who are not named executive officers and non-employee directors may materially differ from the amounts set forth above.
Arrangements with Resideo
As of the date of this information statement, none of our executive officers has entered into any agreement, arrangement or understanding with Resideo regarding employment with, or compensation going forward from, Resideo. Prior to the closing of the Merger, however, our executive officers may discuss or enter into agreements, arrangements or understandings with Resideo regarding employment with, or compensation going forward from, Resideo.
280G Mitigation Actions
The Company may take certain actions before the Effective Time to mitigate the amount of potential “excess parachute payments” for “disqualified individuals” (each as defined in Section 280G of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)). As of the date of this information statement, the Company has not yet approved any specific actions to mitigate the expected impact of Section 280G of the Code on the Company and any disqualified individuals. No executive officer is entitled to receive gross-ups or tax reimbursements from the Company with respect to any potential excise taxes.

Retention Bonus Agreements
Prior to entering into the Merger Agreement, but in anticipation of consummation of the Merger, the Company entered into a cash retention bonus agreement with each of the Company’s executive officers (the “Retention Bonus Agreements”). The amount of the retention bonus (each, a “Retention Bonus”) payable to each of our named executive officers is as follows: $1,837,500 for Mr. Heyman, $1,286,250 for Mr. Carlet and $730,750 for Mr. Hess. The aggregate amount of Retention Bonuses payable to our other executive officers (other than our named executive officers) is $2,944,500.
Pursuant to the terms of the Retention Bonus Agreements, each executive officer will earn his or her respective Retention Bonus if he or she remains employed with the Company, Resideo or an affiliate thereof for 6 months following the closing of the Merger (the “Retention Date”), and will be paid shortly following the Retention Date. However, in each case, in the event the executive officer’s employment is terminated without “cause” (as defined in the Retention Bonus Agreement) or if the executive officer resigns for “good reason” (as defined in the Retention Bonus Agreement) prior to the Retention Date, then the Retention Bonus will instead be paid shortly following the executive officer’s employment termination date (subject to the executive’s execution and non-revocation of a general release of claims in favor of the Company and its affiliates). For Mr. Heyman, “good reason” has the same meaning as set forth in his employment agreement with the Company. For the other executive officers, “good reason” generally means (subject to certain notice and cure periods), (i) a reduction in base salary or target annual bonus opportunity or (ii) relocation by more than 25 miles.
The Retention Bonus Agreements also extends the non-competition periods set forth in each of the executive officer’s employment agreement (as described below) with the Company to 36 months following a termination of employment, in the case of Messrs. Heyman, Carlet and Hess, and 24 months following a termination of employment, in the case of Ms. Creech and Messrs. Marsh, Dungan and Ellis.
Severance Benefits
The Company entered into employment agreements with each of the Company’s executive officers. The employment agreements provide for payment of severance benefits in the event of a termination of employment by the Company without “cause” or by the executive for “good reason” (each as defined in employment agreements) (each a “qualifying termination”), and enhanced severance benefits in the event a qualifying termination occurs within a certain period prior to or following a “change in control” (as defined in the employment agreement, and which includes the merger), as further described below.
Pursuant to the terms of the employment agreements with our other executive officers, if a qualifying termination occurs within two months prior to, or 2 years following, a change in control, the applicable executive officer is entitled to the following severance benefits:
•
CEO.   Pursuant to the terms of Mr. Heyman’s employment agreement, in the event of a qualifying termination during the two month period prior to, or the two year period following, a change in control (the “CIC Protected Period”), Mr. Heyman is entitled to: (i) any unpaid prior year bonus; (ii) a pro-rated annual bonus (based on actual performance); (iii) two times the sum of his base salary and target annual bonus, payable in a lump sum; and (iv) Company payment of the employee portion of COBRA premiums during the severance period (24 months) (or until Mr. Heyman becomes eligible to receive health benefits from a subsequent employer, if earlier). Mr. Heyman’s employment agreement also provides that in the event such qualifying termination occurs within the three months prior to, or three years following, a change in control, Mr. Heyman is entitled to full acceleration of his Company equity awards (with any performance-based conditions deemed satisfied at target or based on actual performance if the qualifying termination occurs following the completion of an applicable performance period).

•
Other Executive Officers.   Pursuant to the terms of the employment agreements with our other executive officers, if a qualifying termination occurs within the CIC Protected Period, the applicable executive officer is entitled to the following severance benefits: (i) any unpaid prior year bonus; (ii) one and one-half (1/2) times his or her target annual bonus, payable in lump sum; (iii) 18 months of base salary, payable in a lump sum; and (iv) Company payment of the employee portion of COBRA premiums for the severance period (18 months) (or until such applicable executive officer becomes eligible to receive health benefits from a subsequent employer, if earlier). In addition, such executive officers are entitled to full acceleration of their respective Company equity awards (with any performance-based conditions deemed satisfied at target) if such qualifying termination occurs within the CIC Protected Period.
The severance benefits described above are subject to each executive officers’ execution and non-revocation of a general release of claims in favor of the Company, and continued compliance with the restrictive covenants. The employment agreements include the following restrictive covenants (as modified by the retention bonus letter agreements described above): (i) non-competition covenant that applies for 36 months (in the case of Messrs. Heyman, Carlet and Hess) or for 24 months (for the other executive officers) following a termination of employment, (ii) employee and consultant non-solicitation, employee no-hire, and non-interference covenants (with the last such covenant prohibiting interference with the relationship between the Company and its business relations, such as current or prospective clients, customers, licensees, suppliers, and vendors) that apply for 18 months following a termination of employment, and (iii) perpetual confidentiality, non-disparagement, and assignment of intellectual property covenants.
For an estimate of the amounts that would be realized by each of our named executive officers upon a qualifying termination event under their employment agreements, see “Golden Parachute Compensation” below. The estimated aggregate value of the severance benefits described above (excluding equity acceleration benefits) that would be payable to our four executive officers who are not named executive officers, under their employment agreements if the Effective Time occurred on June 14, 2024 and each executive officer experienced a termination without “cause” or a resignation for “good reason” on that date is $4,535,649.72. The value attributable to equity awards held by the executive officers who are not named executive officers is described in the “Quantification of Company Equity Awards” section above.
Golden Parachute Compensation
In accordance with Item 402(t) of Regulation S-K of the Securities Act, the table below sets forth the compensation that is based on, or otherwise relates to, the Merger that will or may become payable to each named executive officer of the Company in connection with the Merger. For additional details regarding the terms of the payments and benefits described below, see the discussion under the caption “Interests of Our Directors and Executive Officers in the Merger” above.
The amounts shown in the table below are estimates based on several assumptions that may or may not actually occur or be accurate on the effective date of the Merger, including the assumptions described below and in the footnotes to the table, and do not reflect certain compensation actions that may occur prior to completion of the Merger. The calculations in the table below do not include amounts the named executive officers were already entitled to receive or were vested in as of May 13, 2024. In addition, these amounts assume that any time-vesting equity awards or other amounts that are expected to vest in accordance with their terms prior to June 14, 2024 vest, but do not attempt to forecast any additional equity or cash award grants (which are generally prohibited by the Merger Agreement during the interim period without Resideo’s consent), issuances or forfeitures that may occur, or future dividend equivalents that may be accrued, prior to the closing of the Merger. For purposes of calculating such amounts, the value of Company Common Stock was based on the Merger Consideration ($10.75 per share) and the following assumptions were used:
•
the effective date of the Merger is June 14, 2024, which is the assumed date of the closing of the Merger solely for purposes of the disclosure in this section;

•
the employment of each named executive officer will have been terminated by Resideo or an affiliate without “cause” or due to a resignation for “good reason” (as such terms are defined in each named executive officer’s employment agreement, as applicable) (we refer to such a termination or resignation as a qualifying termination event), in either case immediately following the assumed date of the closing of the Merger specified above;

•
each named executive officer’s base salary rate and annual target bonus remains unchanged from those in place as of May 13, 2024; and

•
each named executive officer holds only those equity awards that were outstanding and unvested on May 13, 2024, and PSUs are converted into Converted PSU Awards based on target performance

(except for the 2022 PSUs, based on actual performance (given that the performance period for such 2022 PSUs was previously completed and one-third (1/3) of such 2022 PSUs remain subject to time-based vesting conditions only as of May 13, 2024 and are scheduled to vest in 2025)).
As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.
For purposes of this discussion, “single-trigger” refers to benefits that arise solely as a result of the closing and “double-trigger” refers to benefits that arise as a result of the closing accompanied by a qualifying termination immediately following the closing.
Name	Cash(1) ($)	Equity(2) ($)	Perquisites/ Benefits(3) ($)	Other ($)(4)	Total ($)
John Heyman	4,180,312.50	8,881,983.25	44,855.04	1,837,500.00	14,944,650.79
Mike Carlet	1,179,375.00	2,685,210.25	36,399.24	1,286,250.00	5,187,234.49
GPaul Hess	1,096,125.00	2,288,277.25	33,641.28	730,750.00	4,148,793.53

(1)
Cash.   The amount set forth in this column include the value of the cash severance benefits payable to the executives under their respective employment agreements. The employment agreements provide for the following cash severance benefits: (A) 2.0x (for Mr. Heyman) and 1.5 times (for Messrs. Carlet and Hess) the sum of the executive’s annual base salary and target annual bonus (i.e. $3,675,000.00 for Heyman, $1,179,375.00 for Mr. Carlet, and $1,096,125.00 for Mr. Hess), and (B) for Mr. Heyman, a pro-rated annual bonus (assuming achievement at target performance level) (i.e. $505,312.50). The ultimate amount of Mr. Heyman’s pro-rated annual bonus payable upon a qualifying termination will be based on actual performance, which is not yet determinable. As further described in the “Severance Benefits” section above, such severance benefits are only payable upon a qualifying termination and are, accordingly, “double-trigger” benefits.

(2)
Equity.   The amounts in this table represent the value of (i) accelerated vesting of unvested Company RSUs and Company PSUs held by the named executive officers as of May 13, 2024, which is attributable to “double-trigger” equity acceleration arrangements (as further described in the Treatment of Equity Awards” and “Severance Benefits” section above that will continue apply to the corresponding Converted RSUs and Converted PSUs following the Effective Time) and (ii) Company Restricted Shares held by the named executive officers as of May 13, 2024 which is attributable to a “single-trigger” arrangement (i.e., cancellation of the Company Restricted Shares for Merger Consideration at the Effective Time pursuant to the terms of the Merger Agreement). All options held by the named executive officers will be cancelled for no consideration upon the Closing, and, accordingly, no value is attributable to such options for purposes of this table.

	RSUs		PSUs		Restricted Shares
Name	Number (#)	Value ($)	Number (#)	Value ($)	Number (#)	Value ($)
John Heyman	357,295	3,840,921.25	466,190.00	$5,011,542.50	2,746	29,519.50
Michael Carlet	128,927	1,385,965.25	119,770.00	$1,287,527.50	1,090	11,717.50
GPaul Hess	112,446	1,208,794.50	99,148.00	$1,065,841.00	1,269	13,641.75

(3)
Benefits.   Amounts in this column represent 24 months (for Mr. Heyman) and 18 months (for Messrs. Carlet and Hess) of continued coverage under the Company’s group health plan, as provided under each named executive officer’s employment in the event of a qualifying termination. Such benefit is a “double-trigger” benefit.

(4)
Other.   Amounts in the column represent the retention bonuses payable pursuant to each named executive officer’s retention bonus agreement. As further described in the “Retention Bonus Agreements” section above, the retention bonuses are payable if the executives remain employed for 6 months following the Closing or if they incur a qualifying termination prior to such date (i.e. the retention bonuses are a “double-trigger” benefit for purposes of this “Golden Parachute Compensation” section).

Delisting and Deregistration of Company Common Stock
If the Merger is completed, the Company Common Stock will be delisted from the NASDAQ and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of the Company Common Stock.
Transaction Litigation
As of the filing of this information statement, the Company is not aware of any complaints filed or litigation pending related to the Merger.
Material United States Federal Income Tax Consequences of the Merger
The following is a summary of the material United States federal income tax consequences of the Merger generally applicable to holders of Company Common Stock who exchange their shares of Company Common Stock for cash pursuant to the Merger. The summary is based on the Code, applicable United States Treasury Regulations issued thereunder, judicial authority and administrative rulings and pronouncements, all of which are subject to change, possibly with retroactive effect. The discussion applies only to holders whose shares of Company Common Stock are held as capital assets (generally, property held for investment), and does not address the tax consequences that may be relevant to holders of Company Common Stock that are subject to special tax rules, such as insurance companies, United States expatriates, controlled foreign corporations, passive foreign investment companies, holders subject to the alternative minimum tax, tax-exempt organizations, broker-dealers, financial institutions, cooperatives, traders in securities that elect to mark to market, United States Holders whose functional currency is not the United States dollar, holders who hold Company Common Stock through pass-through entities for United States federal income tax purposes or as part of a hedge, straddle or conversion transaction, holders deemed to sell Company Common Stock under the constructive sale provisions of the Code, holders who exercise appraisal rights, or holders who acquired Company Common Stock pursuant to the exercise of employee stock options or otherwise as compensation. This summary does not address any aspect of state, local or foreign taxation, and does not address any United States federal taxation other than income taxation.
For purposes of this information statement, a “United States Holder” means a beneficial owner of Company Common Stock that is:
•
a citizen or individual resident of the United States,

•
a corporation (or any entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any state thereof (including the District of Columbia),

•
an estate, the income of which is subject to United States federal income tax regardless of its source, or

•
a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a United States person.

The term “Non-United States Holder” refers to any beneficial owner of Company Common Stock, other than a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes, that is not a United States Holder.
If a partnership or other any entity or arrangement treated as a partnership for United States federal income tax purposes is a holder of Company Common Stock, the United States federal income tax treatment of a partner in that partnership will generally depend upon the status of the partner and the activities of the partnership. Partners should consult their own tax advisors as to the particular United States federal income tax consequences of the Merger to them.

The United States federal income tax consequences set forth below are included for general informational purposes only and are based upon current law as of the date hereof. Because individual circumstances may differ, each holder of Company Common Stock should consult such holder’s own tax advisor to determine the applicability of the rules discussed below to such holder and the particular tax effects of the Merger, including the application and effect of United States federal, state, local and foreign tax laws.
United States Holders.   The receipt of the Merger Consideration by a United States Holder in exchange for shares of Company Common Stock pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. In general, for United States federal income tax purposes, a United States Holder who receives the Merger Consideration will recognize gain or loss in an amount equal to the difference between (x) the amount of cash the United States Holder receives (determined before deduction of any applicable withholding taxes) and (y) the adjusted tax basis of the surrendered shares of Company Common Stock. A United States Holder’s adjusted tax basis generally will equal the price the United States Holder paid for such shares, and if applicable, will have been reduced by return of capital distributions. Gain or loss will be calculated separately for each block of Company Common Stock converted in the Merger (generally shares acquired at the same cost in a single transaction). Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the Company Common Stock has been held for more than one year as of the Effective Time. Long-term capital gains of non-corporate United States Holders may be eligible for reduced rates of taxation. The deductibility of capital losses is limited.
Non-United States Holders.   Subject to the discussion below regarding backup withholding, a Non-United States Holder that receives cash for shares of Company Common Stock pursuant to the Merger generally will not be subject to United States federal income tax on any gain realized on the disposition, unless (i) such holder is an individual who is present in the United States for 183 or more days during the taxable year of the Merger and certain other conditions are met, (ii) the gain is effectively connected with the conduct of a trade or business in the United States by the Non-United States Holder (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base within the United States) or (iii) such holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of the Company Common Stock at any time during the five-year period preceding the Merger, and the Company is or has been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period preceding the Merger or the period that the Non-United States Holder held shares of Company Common Stock. The Company believes it has not been a “United States real property holding corporation” for United States federal income tax purposes at any time during the five-year period preceding the Merger.
If you are a Non-United States Holder who is an individual and has been present in the United States for 183 or more days during the taxable year of the Merger and certain other conditions are satisfied, you will be subject to tax at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty) on any gain realized, which generally may be offset by certain United States source capital losses.
If you are a Non-United States Holder and your gain is effectively connected with a United States trade or business (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base within the United States), you will be subject to United States federal income tax on any gain realized on a net basis in the same manner as United States Holders. Non-United States Holders that are corporations may also be subject to a branch profits tax on their effectively connected income at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty), subject to adjustments.
Information Reporting and Backup Withholding.   Cash consideration received by a United States Holder or a Non-United States Holder in the Merger may be subject to information reporting and backup withholding. To avoid backup withholding, a United States Holder that does not otherwise establish an exemption should complete and return to the applicable paying agent an Internal Revenue Service (“IRS”) Form W-9, certifying that such United States Holder is a United States person, that the taxpayer identification number provided is correct and that such United States Holder is not subject to backup withholding. A Non-United States Holder generally may establish an exemption from backup withholding by certifying its status as a non-United States person under penalties of perjury on an IRS Form W-8BEN or other applicable IRS Form W-8. Backup withholding is not an additional tax. Amounts so withheld can be credited against such holder’s United States federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Holders of Company Common Stock should consult their tax advisors regarding the application of United States federal income tax laws and non-United States tax laws, including information reporting and backup withholding, to their particular situations.
Regulatory Approvals
Under the Merger Agreement, we and the other parties to the Merger Agreement have agreed to use our respective reasonable best efforts to complete the transactions contemplated by the Merger Agreement including to obtain all necessary governmental approvals as promptly as reasonably practicable.
Under the HSR Act and related rules, certain transactions, including the Merger, may not be completed until notifications have been given to the Antitrust Division and the FTC and all statutory waiting period requirements have been satisfied or early termination has been granted by the applicable agencies. On April 19, 2024, both the Company and Resideo filed their respective notification and report forms under the HSR Act and requested early termination of the initial 30-day waiting period under the HSR Act.
At any time before or after the Effective Time of the Merger, the Antitrust Division or the FTC could take action under the antitrust laws, including seeking to prevent the Merger, to rescind the Merger or to conditionally approve the Merger upon the divestiture of assets of the Company or Resideo or subject to regulatory conditions or other remedies. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the Merger or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

THE MERGER AGREEMENT
This section describes the material terms and conditions of the Merger Agreement. The description in this section and elsewhere in this information statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this information statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety. This section is not intended to provide you with factual information about the Company. Such information can be found elsewhere in this information statement and in the public filings the Company makes with the SEC, which may be obtained by following the instructions set forth in the section entitled “Where You Can Find More Information” beginning on page 94.
Explanatory Note Regarding the Merger Agreement
The Merger Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about the Company, Resideo or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in the Company’s public disclosures, as well as additional nonpublic information); may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to you. You should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Resideo or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Form of Merger
Upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into the Company, whereupon the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation and a wholly-owned subsidiary of Resideo.
Consummation and Effectiveness of the Merger
The Merger will become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such other time as Resideo and the Company agree and specify in the certificate of merger. The closing of the Merger will take place at 10:00 a.m., New York City time, on a date to be specified and agreed by Resideo and the Company, which date will be no later than the third (3rd) business day after the satisfaction (or waiver by the party entitled thereto) of all conditions to the consummation of the Merger set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction (or waiver by the parties entitled to in accordance with the Merger Agreement) of such conditions), unless another time or date is agreed to in writing by Resideo, Merger Sub and the Company; provided that, notwithstanding the satisfaction (or waiver by the party entitled thereto) of the conditions to the consummation of the Merger set forth in the Merger Agreement, unless otherwise agreed to in writing by Resideo, the parties will not be required to effect the closing prior to June 14, 2024.
Consideration to be Received in the Merger
Upon consummation of the Merger, each issued and outstanding share of Company Common Stock, other than (i) shares of Company Common Stock owned by the Company, Resideo or Merger Sub or any other direct or indirect wholly owned subsidiary of the Company or of Resideo, (ii) Appraisal Shares (as defined below) and (iii) any shares of Company Common Stock subject to vesting or forfeiture, whether granted pursuant to the Company’s 2021 Equity Incentive Plan or otherwise, shall be converted into the Merger Consideration.
The Merger Agreement also provides that, at the Effective Time, (i) issued and outstanding options, including phantom options, to purchase Company Common Stock (all of which are “out-of-the-money”) will be cancelled for no consideration, (ii) issued and outstanding shares of restricted Company Common Stock will be cancelled and converted into the right to receive the Merger Consideration, (iii) issued and outstanding restricted stock units, including phantom restricted stock units, covering Company Common Stock that are vested immediately prior to the Effective Time (after taking into account any accelerated vesting that occurs immediately prior to, or in connection with, the Effective Time) will be cancelled and converted into the right to receive an amount in cash, without interest, equal to (a) the total number of shares of Company Common Stock subject to such restricted stock unit (or phantom restricted stock unit) immediately prior to the Effective Time multiplied by (b) the Merger Consideration, (iv) issued and outstanding performance stock units covering Company Common Stock will be assumed by Resideo and automatically converted into Converted PSUs, in each case pursuant to the Exchange Ratio and (v) issued and outstanding restricted stock units, including phantom restricted stock units, covering Company Common Stock that are not vested immediately prior to the Effective Time will be assumed by Resideo and automatically converted into Converted RSUs and Converted Phantom RSUs, as applicable, in each case pursuant to the Exchange Ratio; provided, that the Converted Phantom RSUs will be settled in cash by reference to the value of shares of Resideo Common Stock (as of the applicable vesting date). Any fractional shares resulting from the conversion of awards covering Company Common Stock into Converted RSUs and Converted Phantom RSUs, as applicable, will be converted into a right to receive an amount in cash at the Effective Time equal to (x) such fractional share multiplied by (y) the Parent Common Stock Value (as defined in the Merger Agreement). Following the Effective Time, the Converted PSUs, Converted RSUs and Converted Phantom RSUs will be subject to the terms of Resideo’s Amended and Restated 2018 Stock Incentive Plan and the other terms and conditions (other than the performance vesting conditions) that were previously applicable to the corresponding equity award of the Company, except as set forth in the Merger Agreement.
Employee Stock Purchase Plan
Pursuant to the terms of the Merger Agreement, the Company will take all action required to (i) terminate the current offering period under the Company ESPP as of a date no later than one (1) Business Day immediately preceding the date of the Merger Agreement, (ii) provide that no further contributions are made to the current offering period under the Company ESPP after the date of the Merger Agreement, (iii) terminate all outstanding rights under the Company ESPP with respect to such terminated offering period and (iv) arrange for the amount of the accumulated contributions for each participant under the Company ESPP as of immediately prior to the date of the Merger Agreement, to the extent not used to purchase shares of Company Common Stock, to be refunded to such participant through the Company’s payroll system as soon as practicably possible following the date of the Merger Agreement (but in no event later than ten (10) Business Days following the date of the Merger Agreement). Pursuant to the terms of the Merger Agreement, the Company will take all actions necessary to terminate the Company ESPP in accordance with the terms thereof, effective no later than the Effective Time.
Appraisal Shares
Shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any person who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL (“Section 262”) (such shares, “Appraisal Shares”) will not be converted into the right to receive the Merger Consideration, but instead, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, will be canceled and retired and will cease to exist and will represent the right to receive only those rights provided under Section 262. However, if any such holder fails to perfect or otherwise waives, withdraws or loses the right to appraisal under Section 262 or a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262, then the right of such holder to receive those rights under and to be paid such consideration as is determined pursuant to Section 262, will cease and such Appraisal Shares will be deemed to have been converted as of the Effective Time into, and will represent only the right to receive, the Merger Consideration. If the surviving corporation makes any payment after the Effective Time with respect to Appraisal Shares to the holders thereof pursuant to such holders’ appraisal rights under Section 262, then any portion of the Merger Consideration relating to such Appraisal Shares held in the Exchange Fund (as defined below) will be delivered by the paying agent to the surviving corporation upon demand. The Company will provide prompt notice to Resideo of any demands received by the Company for appraisal of any shares of Company Common Stock, any withdrawals of any such demands or any other instruments served pursuant to the DGCL or otherwise and received by the Company relating to the rights of appraisal of the holders of shares of Company Common Stock, and Resideo will have the right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of Resideo, the Company will not (i) make any payment with respect to any such demand, (ii) offer to settle or settle any such demand, (iii) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the DGCL.
Procedures for Receiving Merger Consideration
Prior to the Effective Time, Resideo will select a bank or trust company reasonably acceptable to the Company to act as paying agent for the payment of the Merger Consideration and at or prior to the Effective Time, Resideo will deposit or cause to be deposited with the paying agent an amount in cash necessary to pay for the shares of Company Common Stock converted into the right to receive the Merger Consideration (such cash being hereinafter referred to as the “Exchange Fund”).
Promptly (and in any event no later than two (2) business days) after the Effective Time, Resideo will direct the paying agent to mail to each holder of record of a certificate or certificates (if any), or a non-certificated share or non-certificated shares, that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the “Certificates” or “Book-Entry Shares”, respectively) which were converted into the right to receive the Merger Consideration (i) a letter of transmittal (with will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the paying agent and will be in customary form and have such other provisions as Resideo and the Company may reasonably agree prior to the Effective Time) and (ii) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares, as applicable, in exchange for the Merger Consideration.
Upon (A) in the case of a Certificate, surrender of such Certificate to the paying agent for cancellation, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the paying agent or (B) in the case of Book-Entry Shares, receipt of an “agent’s message” by the paying agent (or such other evidence, if any, of the transfer as the paying agent may reasonably request), the holder of such Certificate or Book-Entry Share, as applicable, will be entitled to receive the Merger Consideration in exchange for each share of Company Common Stock represented by such Certificate or Book-Entry Share, as applicable, and such surrendered Certificate or Book-Entry Share will be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate will be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment will pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Resideo that such tax has been paid or is not applicable.
Until surrendered, each Certificate or Book-Entry Share will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. No interest will be paid or accrue on the cash payable to any holder of a Certificate or Book-Entry Share.
The Merger Consideration paid in accordance with the terms of the Merger Agreement upon the surrender of any Certificate or Book-Entry Share will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock that such Certificate or Book-Entry Share represented immediately prior to the Effective Time. After the Effective Time, there will be no further registration of transfers on the stock transfer books of the surviving corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates or Book-Entry Shares are presented to the surviving corporation or the paying agent for any reason, they will be canceled and exchanged as provided in the Merger Agreement. No cash payment with respect to the Merger Consideration will be paid to the holder of any unsurrendered Certificate or Book-Entry Share until the surrender of such Certificate or Book-Entry Share in accordance with the Merger Agreement.
Any portion of the Exchange Fund that remains undistributed to the holders of Certificates or Book-Entry Shares for nine (9) months after the Effective Time will be delivered to Resideo (or the surviving corporation, as directed by Resideo), upon demand, and any former holder of Company Common Stock entitled to payment of Merger Consideration who has not complied with procedures for receiving Merger Consideration will thereafter look only to Resideo for payment of its claim for Merger Consideration, without any interest thereon. If any Certificate or Book-Entry Share has not been surrendered for Merger Consideration prior to the five (5) year anniversary of the Effective Time (or, if earlier, immediately prior to the date on which the Merger Consideration in respect of such Certificate or Book-Entry Share would otherwise escheat to or become the property of any governmental entity), any such Merger Consideration in respect of such Certificate or Book-Entry Share will, to the extent permitted by applicable law, become the property of the surviving corporation, free and clear of all claims or interest of any person previously entitled thereto. None of Resideo, Merger Sub, the surviving corporation or the paying agent will be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.
The paying agent will invest any cash included in the Exchange Fund, as directed by Resideo, on a daily basis. Any interest and other income resulting from such investments will be paid to Resideo (net of any applicable withholding taxes). No such investment or any loss thereon will affect the amounts payable pursuant to the Merger Agreement. Resideo will take actions necessary to ensure that the Exchange Fund includes at all times cash in an amount sufficient for the paying agent to pay the Merger Consideration in accordance with the Merger Agreement.
If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the paying agent or Resideo, the posting by such person of a bond in such reasonable and customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the paying agent or Resideo, as applicable, will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration.
Each of the surviving corporation, Merger Sub, Resideo and the paying agent will be entitled to deduct and withhold from any amounts otherwise payable to any person pursuant to the Merger Agreement such amounts as may be required to be deducted and withheld under applicable law with respect to taxes. Any amounts so deducted or withheld and paid over to the appropriate taxing authority will be treated for all purposes as having been paid to the person in respect of which such deduction or withholding was made.
Representations and Warranties
The Merger Agreement contains customary representations and warranties of Resideo, Merger Sub and the Company, including representations and warranties relating to, among other things:
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organization, good standing and similar company matters;

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due authorization, execution, delivery and enforceability of the Merger Agreement;

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absence of conflicts with the parties’ governing documents, applicable laws and contracts; and

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absence of brokers’, finders’ and investment bankers’ fees or commissions.

In addition, the Merger Agreement contains the following customary representations and warranties of the Company relating to, among other things:
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capitalization;

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ownership of the Company’s subsidiaries;

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documents filed with the SEC, compliance with applicable SEC filing requirements and accuracy of information contained in such documents;

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compliance of financial statements with applicable accounting requirements and SEC rules and regulations and preparation in accordance with the United States generally accepted accounting principles, and the absence of certain undisclosed liabilities;

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the Company and each of its subsidiaries has conducted its business in the ordinary course consistent with past practice since December 31, 2023 and since this date there has not occurred a Company Material Adverse Effect (as defined below) and there have not been any payments made under the Tax Receivable Agreement, except as set forth in the confidential disclosure schedules;

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filing of tax returns, payment of taxes and other tax matters;

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labor matters;

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employee benefits matters;

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real property;

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material contracts, including top customers and suppliers;

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absence of pending or, to the knowledge of the Company, threatened proceedings or judgments that individually or in the aggregate are material to the Company and its subsidiaries, taken as a whole, and that would reasonably be expected to prevent or materially impair or materially delay the Company’s ability to carry out its obligations under the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement;

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compliance with laws, including compliance with anti-bribery and foreign corrupt practices laws and applicable regulatory laws, in each case except as would not be reasonably expected to be material to the Company and its subsidiaries, taken as a whole;

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environmental matters;

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ownership and use of intellectual property;

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cybersecurity and data privacy matters;

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compliance with international trade and sanctions laws;

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insurance;

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affiliate transactions;

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the receipt of fairness opinions from financial advisors;

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disclosures;

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material customers and suppliers;

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products liability and product warranties; and

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personal property and operating equipment.

The Merger Agreement also contains the following customary representations and warranties of Resideo and Merger Sub:
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the operations of Merger Sub;

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absence of pending or, to the knowledge of Resideo, threatened litigation that would reasonably be expected to have, individually or in the aggregate, any change, event, effect, development, occurrence or state of facts that, considered individually or together with all other changes, events, effects, developments, occurrences or state of facts, would reasonably be expected to prevent or materially impair or materially delay the ability of Resideo or Merger Sub to perform its obligations under the Merger Agreement or to consummate the Merger (a “Parent Material Adverse Effect”).

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availability of funds to consummate the Merger and financing;

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disclosure;

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Resideo’s lack of ownership of Company Common Stock and lack of arrangements between Resideo, Merger Sub or any of their affiliates, on the one hand, and the Company or any of its affiliates (including directors, officers or stockholders) on the other hand.

Certain of the representations and warranties in the Merger Agreement are qualified as to “materiality” or “Company Material Adverse Effect”. The Merger Agreement provides that a “Company Material Adverse Effect” means any change, event, effect, development, occurrence or state of facts that, considered individually or together with all other changes, events, effects, developments, occurrences or state of facts, (a) would reasonably be expected to prevent or materially impair or materially delay the ability of the Company to perform its obligations under the Merger Agreement or to consummate the Merger, or (b) has had or resulted in, or would reasonably be expected to have, a material adverse effect on the business, assets, condition (financial or otherwise), prospects or results of operations of the Company and the subsidiaries of the Company, taken as a whole, excluding in the case of this clause (b), any change, event, effect, development, occurrence or state of facts to the extent it results from or arises out of:
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general conditions in the industries in which the Company operates;

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general economic or regulatory, legislative or political conditions or general conditions in the securities, credit, financial or other capital markets (including changes generally in prevailing interest rates, currency exchange rates, credit market conditions and capital markets price levels or trading volumes), in each case in the United States or elsewhere in the world;

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any change in applicable law or GAAP (or interpretation or enforcement thereof) after the date of the Merger Agreement;

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geopolitical conditions, the outbreak or escalation of war or similar hostilities, terrorism or widespread or industry-wide cyberattack, or any escalation or worsening of any such acts;

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any hurricane, tornado, flood, volcano, earthquake, epidemic, disease outbreak, public health event, pandemic (including COVID-19 and any worsening thereof (including any COVID-19 response)) or other natural or man-made disaster;

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the failure of the Company to meet any internal or external projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics after the date of the Merger Agreement, or changes in the market price or trading volume of the Company Common Stock or the credit rating of the Company and/or its subsidiaries (it being understood that the underlying facts or occurrences giving rise or contributing to such failure or change may be taken into account in determining whether there has been a Company Material Adverse Effect if such facts or occurrences are not otherwise excluded from being taken into account pursuant to this definition in determining whether there has been a Company Material Adverse Effect);

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the execution and delivery or performance of the Merger Agreement or the negotiation, announcement or consummation of any of the transactions contemplated by the Merger Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees of governmental authorities or any stockholder litigation resulting therefrom, provided that, for the avoidance of doubt, the exception in this clause will not be deemed to apply to references to Company Material Adverse Effect in the representations and warranties set forth Section 3.05 of the Merger Agreement, and, solely to the extent related to the representations and warranties set forth in Section 3.05 of the Merger Agreement, the condition set forth in Section 7.02(a) of the Merger Agreement;

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any action taken by the Company or its subsidiaries that is required by the Merger Agreement or with Resideo’s written consent or at Resideo’s written request, or the failure to take any action by the Company or its subsidiaries if that action is prohibited by the Merger Agreement;

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any litigation, claim or proceeding threatened or initiated by Resideo or Merger Sub against the Company, in each case, arising out of relating to the Merger Agreement or the transactions contemplated by the Merger Agreement; or

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changes resulting or arising from the identity of, or any facts or circumstances relating to, Resideo, Merger Sub or any of their respective affiliates, including the financing obtained or to be obtained by Resideo, Merger Sub or any of their respective affiliates;

provided that, in the case of the first five bullets above, to the extent that the Company and its subsidiaries, taken as a whole, are materially disproportionately affected by such matters as compared with other participants in the industries in which the Company and its subsidiaries operate (in which case solely the incremental materially disproportionate impact or impacts may be taken into account in determining whether there has been a Company Material Adverse Effect).
Conduct of Business by the Company Prior to Consummation of the Merger
Except for matters set forth on the confidential disclosure schedules or as otherwise required or expressly contemplated by the Merger Agreement or required by applicable law or with the prior written consent of Resideo (such consent not to be unreasonably withheld, delayed or conditioned), from the date of the Merger Agreement to the earlier of the termination of the Merger Agreement and the Effective Time, (a) the Company will, and will cause each of its subsidiaries to, conduct their respective businesses and operations in the ordinary course of business consistent with past practice in all material respects and (b) the Company will, and will cause its subsidiaries to, use commercially reasonable efforts to preserve intact their respective current business organizations and commercially reasonable efforts to maintain their relations and goodwill with all material suppliers, customers, landlords, creditors, employees and other persons having material business relationships with the Company or any subsidiary thereof.
In addition, without limiting the generality of the foregoing, except for matters set forth on the confidential disclosure schedules or as otherwise expressly contemplated by the Merger Agreement or required by applicable law, from the date of the Merger Agreement to the earlier of the termination of the Merger Agreement and the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to, do any of the following without the prior written consent of Resideo (such consent not to be unreasonably withheld, delayed or conditioned):
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declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock or other equity interests,

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split, combine or reclassify any of its capital stock or other equity interests,

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directly or indirectly redeem, repurchase or otherwise acquire any equity interests in the Company or any subsidiary of the Company, except for (1) acquisitions of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Stock Options in order to pay the exercise price of such Company Stock Options, (2) the withholding of shares of Company Common Stock to satisfy tax obligations with respect to Company equity awards, or (3) the acquisition by the Company of Company equity awards that are outstanding as of the date of the Merger Agreement in connection with the forfeiture of such awards in accordance with their respective terms in effect at such time;

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issue, sell, register to issue or sell, encumber, subject to any lien, grant, or amend any terms of, any of its capital stock or equity interests or make any change in or to the terms of any outstanding shares of capital stock or other equity interests, other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options, the settlement of Company RSUs or Company PSUs or vesting of Company Restricted Shares, in each case, only to the extent outstanding as of, and pursuant to the respective vesting and settlement terms applicable thereto, as of, the date of the Merger Agreement;

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amend the Company’s charter or bylaws or amend in any material respect the certificate of incorporation, bylaws or other comparable organizational documents of any subsidiary of the Company;

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propose or adopt a plan of, or effect any, complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any subsidiary thereof, other than the Merger;

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except as required by the terms of any Company benefit plan set forth in confidential disclosure schedules, (A) increase the compensation (whether base salary or wages, bonus opportunity or otherwise) of any Company service provider, other than increases in the ordinary course of business consistent with past practice to the base compensation for any such individual who is not a Senior Employee (as defined below) by an amount not exceeding (x) for any such individual who is an hourly employee or whose base salary is less than $70,000, 10% of his or her base compensation (as in effect on the date of the Merger Agreement) and (y) for any other such individual, 3% of his or her base compensation (as in effect on the date of the Merger Agreement), in each case, so long as the aggregate effect of all such increases, on a quarterly basis, does not exceed $300,000; (B) accelerate the vesting, payment or provision of any compensation or benefit under any Company benefit plan, or any Contract or arrangement, including any award or grant agreement in respect of any Company Stock Options, Company RSUs, Company PSUs or Company Restricted Shares; (C) adopt, enter into, terminate or materially amend any Company benefit plan (or any arrangement which if in existence as of the date of the Merger Agreement would constitute a Company benefit plan, as the case may be), other than (1) annual renewals of benefit plans in the ordinary course of business consistent with past practices, (2) in connection with the actions contemplated by the Merger Agreement, or (3) offer letters entered into in the ordinary course of business and consistent with past practice that are in substantially the form as a form offer letter provided to Resideo prior to the date of the Merger Agreement, or, with respect to individuals located outside of the United States, employment contracts that do not provide for severance benefits beyond those required by applicable law, in either case, only to the extent entered into with individuals who are hired in accordance with the Merger Agreement; (D) fund any payments or benefits that are payable or to be provided under any Company benefit plan; (E) make or forgive any loan to any Company service provider (other than routine travel advances issued in the ordinary course of business); or (F) without limitation of the foregoing, commit to pay any new severance benefits or increase any existing severance benefits (in each case, other than as may be required by applicable law), or grant any change in control, retention, or transaction bonuses;
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(A) terminate the employment of any employee of the Company or any subsidiary of the Company with an annual base salary in excess of $175,000 (a “Senior Employee”), other than due to such individual’s death, disability or for cause (each as determined by the Company in the ordinary course of business consistent with past practices and the terms of relevant Company benefit plans or PEO Plans (as defined in the Merger Agreement)); (B) hire any individual who would be a Senior Employee, or promote any employee to the level of Senior Employee; (C) engage any Company service provider who is not an employee with annual base compensation in excess of $175,000; (D) voluntarily recognize or certify any labor union, works council, bargaining representative, or any other similar organization as the bargaining representative for any Company service provider; (E) implement or announce any employee layoffs, furloughs, reductions in force, reductions in compensation, hour or benefits, work schedule changes or similar actions that trigger the Worker Adjustment and Retraining Notification Act or any similar state law; or (F) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any Company service provider (other than in connection with changes in applicable law);

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purchase or acquire all or a material portion of the assets, properties, rights or equity interests of or in any person or division thereof (including by license, merger, consolidation or otherwise), other than the purchase or acquisition of supplies, inventory, merchandise, intellectual property rights or products (A) in the ordinary course of business consistent with past practice or (B) the value or purchase price of which would not exceed $1,500,000, individually or in the aggregate;

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assign, lease, license, encumber, pledge, sell or otherwise dispose of (whether by license, merger, consolidation or otherwise) all or any material portion of the assets, rights or properties of the Company or any subsidiary thereof (including the capital stock or equity interests in any subsidiary of the Company), other than sales, dispositions or non-exclusive licensing (A) in the ordinary course of business consistent with past practice, (B) pursuant to existing contracts that, if required pursuant to the terms of the Merger Agreement, are set forth in the applicable section of the confidential disclosure schedules, or (C) with a value or purchase price of less than $1,500,000, individually or in the aggregate;

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incur, assume, guarantee, or otherwise become liable for any, or amend or modify the terms or conditions of, any indebtedness for borrowed money (or any interest rate or other hedging contracts or arrangements entered into in connection therewith) or issue or sell any debt securities, other than (x) solely between any of the Company and any of its wholly owned subsidiaries or between any of such wholly owned subsidiaries, (y) performance bonds and surety bonds entered into in the ordinary course of business consistent with past practice and in a face or exposure amount that does not exceed, in the aggregate, $1,500,000, or (z) borrowings incurred under the revolving credit facility contained in the Credit Agreement as in effect as of the date of the Merger Agreement in an amount not in excess of $2,500,000; or
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make any pledge of or permit any of its properties, assets or rights to become subject to any material lien other than permitted liens;

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(A) materially modify, materially amend, renew, extend or terminate (other than any expiration in accordance with existing terms) or waive or release any rights under any material contract or (B) enter into any contract that would be a material contract if in effect on the date of the Merger Agreement, in each case, other than any modification, renewal, extension, termination, waiver, release or entry into a material contract in the ordinary course of business consistent with past practice; provided, that neither the Company nor any subsidiary thereof shall modify, amend, renew, extend, terminate or enter into any material contract (or any contract that would constitute a material contract if in effect on the date of the Merger Agreement) if the effect thereof would be to (1) impose any material restrictions on the right or ability of the Company or any subsidiary thereof to engage in any line of business or compete with, or provide services to, any other person or in any geographic area, (2) grant any exclusive rights to license, market, sell or deliver any material product, service or intellectual property of the Company or any subsidiary thereof, (3) require the Company or any subsidiary thereof to exclusively or predominantly purchase any material inventory, products, or services from such person, (4) grant any “most favored nation” or similar provision in favor of the other party or a right of first refusal, first offer or first negotiation binding upon the Company or any subsidiary thereof that, in each case, is material to the Company or (5) impose minimum purchase obligations on the Company or any subsidiary thereof in excess of $250,000 annually in respect of any such contract or $1,000,000 in the aggregate with respect to all such contracts;

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(A) commence, settle, release, compromise or forgive any proceeding, other than (1) in the case of a commencement of a proceeding, (x) with respect to routine matters in the ordinary course of business or in cases where the Company reasonably determines in good faith that the failure to commence suit would result in a material impairment of a valuable aspect of its business; or (y) in connection with a breach by Resideo or Merger Sub of the Merger Agreement or any other agreement (including any Ancillary Document (as defined in the Merger Agreement)) contemplated thereby, and (2) settlements, releases, compromises or forgiveness that require only payment by the Company or any subsidiary of the Company of cash amounts that does not exceed $1,000,000 individually or $2,000,000 in the aggregate and, for the avoidance of doubt, does not involve any material injunctive or other equitable relief, admissions of fault or other material obligations of the Company or any or any subsidiary thereof; or (B) waive or relinquish any material claim held by the Company or any subsidiary thereof, other than in the ordinary course of business consistent with past practice; provided, that this clause will not apply to any stockholder proceeding which will be governed by the Merger Agreement;

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make any material change in any financial or accounting policy, principle, procedure, method, estimate or practice, except for any such change required by changes in GAAP (or any interpretation thereof) or applicable law, in each case, occurring after the date of the Merger Agreement;

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(A) make, change or revoke any material tax election, (B) adopt or change any material tax accounting method or change any tax accounting period, unless required by changes in GAAP, (C) file any amended U.S. federal income or other material tax return, (D) settle any proceeding or audit relating to the Company or any of its subsidiaries involving a material amount of taxes, (E) surrender any right to claim a refund of a material amount of taxes, (F) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) with respect to a material amount of taxes, or (G) amend or modify the Tax Receivable Agreement;

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fail to maintain in all material respects insurance in the name of the Company and its subsidiaries in such amounts and covering such risks as are consistent with past practice, subject to availability of such insurance in the market at commercially reasonable rates;

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enter into or amend any contract, arrangement or transaction with the Principal Stockholders or any affiliate thereof (other than the Company or any subsidiary thereof);

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make any material capital expenditures or commitments therefor in excess of $5,000,000 in the aggregate, except in the ordinary course of business;

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abandon or discontinue any material existing line of business;

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adopt or implement any stockholder rights plan or similar arrangement;

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amend or modify in any materially adverse respect any publicly posted privacy policies, or any administrative, technical or physical safeguards related to privacy or cybersecurity, except in each case, as applicable, to remediate any security issue, to enhance data security or integrity, to comply with or improve compliance with applicable law, as otherwise directed or required by a governmental entity, or in relation to any new or updated software, products or technologies of the Company or any of its subsidiaries; or

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authorize, commit or agree to take any of the foregoing actions.

Regulatory Filings; Efforts
Upon the terms and subject to the conditions set forth in the Merger Agreement, each party to the Merger Agreement will use, and will cause its affiliates to use, its reasonable best efforts to take, or cause to be taken, all reasonable actions to consummate the transactions contemplated by the Merger Agreement, including the Merger, including: (i) obtaining all necessary or advisable authorizations and consents from, making all necessary or advisable registrations, declarations and filings with and taking all reasonable steps as may be necessary or advisable to obtain any authorizations or consents from, or avoid a proceeding with, any governmental entity or other third party with respect to the Merger Agreement or the transactions contemplated thereby, including the Merger, including the expiration or termination of any applicable waiting period in respect of the HSR Act and other applicable antitrust law or foreign investment law; (ii) furnishing all information required to be furnished in connection with obtaining any such authorizations or consents from or making any filings with any governmental entity or other third party; (iii) defending or contesting any proceedings by any governmental entity or third party challenging the Merger Agreement or the consummation of the transactions contemplated thereby, including the Merger; and (iv) executing and delivering any additional instruments necessary to consummate the transactions contemplated by the Merger Agreement, including the Merger, and to fully carry out the purposes of the Merger Agreement so long as such additional instruments are consistent with the terms of this Agreement.
Each party will, or will cause the applicable affiliate thereof to, within five (5) business days of entering into the Merger Agreement (unless a different period is otherwise agreed by the parties), make any appropriate filing necessary pursuant to the HSR Act. Each party will, or will cause the applicable affiliate thereof to, within twenty (20) business days (unless a different period is otherwise agreed by the parties in writing), make all necessary filings pursuant to any necessary filings under any other applicable antitrust law or foreign investment law. In relation to any such filing, each party will supply as promptly as reasonably practicable any additional information and documentary material that may be requested by any such reviewing governmental entity with respect to the transactions contemplated by the Merger Agreement.
Each of the Company and Resideo will, and will cause their respective affiliates to, furnish to the other party such necessary information and reasonable assistance as the other party may request in connection with its preparation of any filing or submission under the HSR Act or any other applicable antitrust law or foreign investment law, and will permit the other party to review and discuss in advance, in good faith in connection with any filings, submissions, communications, inquiries or requests with, any governmental entity relating to the Merger Agreement, the Merger, or any of the other transactions contemplated by the Merger Agreement. Resideo acknowledges and agrees that its obligation to use reasonable best efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary or advisable under applicable law to consummate and make effective the transactions contemplated by the Merger Agreement, includes but is not limited to, as promptly as possible but subject to the terms of the Merger Agreement: proposing, negotiating, effecting, agreeing to or committing to, or executing any settlements, undertakings (affirmative or otherwise), consent decrees, stipulations or other agreements with any governmental entity obligating Resideo or any of its subsidiaries to: (i) sell, divest, license or otherwise convey or hold separate any asset or business of the Company or any subsidiary thereof; (ii) create any relationship, contractual right or obligation of the Company or any subsidiary thereof; or (iii) implement any limitations, prohibitions or restrictions affecting the business, operations or assets of the Company or any subsidiary thereof, or (iv) litigate, contest defend, and appeal any proceeding, whether judicial or administrative, challenging the Merger Agreement or the transactions contemplated by the Merger Agreement, except notwithstanding anything to the contrary in the Merger Agreement, any such actions set forth in (i) through (iv) above (each, a “Remedial Action”). Notwithstanding anything contained in the Merger Agreement to the contrary, neither Resideo nor any of its subsidiaries will be required to take or effect (or agree to take or effect) any Remedial Action (A) in respect of any of the product lines, rights, assets or properties (including intellectual property rights) of Resideo or any subsidiary thereof (excluding the Company and its subsidiaries) or that otherwise materially impact or effect the businesses and operations of Resideo and its subsidiaries (excluding the Company and its subsidiaries), and (B) if such Remedial Action would, in the aggregate, be reasonably likely to either (x) result in a loss of revenue equal to or greater than five percent (5%) of the total sales revenue of the Company and its subsidiaries for the 12-month period ending December 31, 2023 as reflected in the most recent financial statements, or (y) have a material and adverse impact to Resideo and its subsidiaries, taken as a whole, in respect of the benefits (including synergy benefits) that Resideo and its subsidiaries expect to derive from the consummation of the transactions contemplated by the Merger Agreement and their ownership and operation of the businesses of the Company and its subsidiaries. The Company will not take or agree to, and will not permit any subsidiary to take or agree to, any Remedial Action without the prior consent of Resideo. Furthermore, Resideo will not, and will cause its affiliates not to, enter into any merger, acquisition or similar transaction, or any agreement to effect any such transaction, for any business that competes directly and materially with the Company’s business, that will make it materially more difficult, or materially increase the time required, to (i) obtain the required regulatory approvals, or (ii) avoid a legal restraint.
Written Consent
Per the terms of the Merger Agreement, the Company was required to provide Resideo with a copy of the Written Consent promptly upon receipt of the Written Consent. The Written Consent was delivered to the Company on April 14, 2024 shortly after the execution of the Merger Agreement, and the Company provided a copy of the Written Consent to Resideo promptly after its receipt of the Written Consent.
No Solicitation
The Company has agreed that it will not, and will cause its subsidiaries and its and their respective directors, officers and employees not to, and will use its reasonable best efforts to cause its other representatives not to, directly or indirectly, from and after the execution and delivery of the Merger Agreement until the earlier of the termination of the Merger Agreement and the Effective Time:
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solicit, initiate, propose, induce, encourage or knowingly facilitate any inquiries regarding, or the submission or announcement of any inquiry, proposal or offer that constitutes, or could reasonably be expected to lead to, any Company Takeover Proposal;

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enter into, continue or otherwise participate in any discussions or negotiations regarding any Company Takeover Proposal (or inquiries, proposals or offers that could reasonably be expected to lead to Company Takeover Proposal);

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furnish to any person (other than Resideo or Merger Sub) any non-public information with respect to the Company or any of its subsidiaries or afford to any person (other than Resideo or Merger Sub) access to the business, properties, assets, books, records or personnel of the Company or any of its subsidiaries, in any such case with the intent to induce the making, submission or announcement of, or to encourage or knowingly facilitate, any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to a Company Takeover Proposal;

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subject to the terms of the Merger Agreement, approve, endorse or recommend a Company Takeover Proposal; or

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execute or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, option agreement, merger agreement, joint venture agreement, partnership agreement or any other agreement relating to any Company Takeover Proposal, other than an acceptable confidentiality agreement entered into in accordance with the terms set forth in the Merger Agreement.
The Merger Agreement provides that the term “Company Takeover Proposal” means any inquiry, proposal or offer from any person or group (other than Resideo and its subsidiaries) relating to, in a single transaction or series of related transactions, any:
•
direct or indirect acquisition of 20% or more of the consolidated assets of the Company and its subsidiaries (based on the fair market value thereof, as determined in good faith by the Board);

•
direct or indirect acquisition of 20% or more of the outstanding Company Common Stock or the outstanding voting power of the Company (or any other equity interests representing such voting power giving effect to any right of conversion or exchange thereof);

•
tender offer or exchange offer that if consummated would result directly or indirectly in any person or group (or the stockholders of any person or group) (other than Resideo and its subsidiaries) beneficially owning 20% or more of the outstanding Company Common Stock or the outstanding voting power of the Company (or any other equity interests representing such voting power giving effect to any right of conversion or exchange thereof); or

•
merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other transaction involving the Company which would result in any person or group (or the stockholders of any person or group) (other than Resideo and its subsidiaries) beneficially owning, directly or indirectly, 20% or more of the outstanding Company Common Stock or the outstanding voting power of the Company or of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity (or any equity interests representing such voting power giving effect to any right of conversion or exchange thereof).

For the avoidance of doubt, the Merger and the other transactions contemplated by the Merger Agreement shall not be deemed a Company Takeover Proposal.
Upon execution and delivery of the Merger Agreement, the Company will, and will cause its subsidiaries and its and their respective directors, officers and employees to, and will use reasonable best efforts to cause its other representatives to, immediately cease all discussions and negotiations regarding any inquiry, proposal or offer pending on or prior to the date of the Merger Agreement that constitutes, or could reasonably be expected to lead to, a Company Takeover Proposal. In furtherance of the foregoing, promptly following the execution and delivery of the Merger Agreement (and, in the case of the second bullet point below, no later than the next business day following the date of the Merger Agreement), the Company will:
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request that each person and its representatives (other than Resideo or its representatives) that has, prior to the execution and delivery of the Merger Agreement, executed a confidentiality agreement in connection with such person’s consideration of making a possible Company Takeover Proposal, to promptly return or destroy all non-public confidential information previously furnished to such person in accordance with the terms of the applicable confidentiality agreement and

•
terminate access to any physical or electronic data rooms relating to a possible Company Takeover Proposal.

The Company will not release any person from, or waive, amend or modify any provision of, or grant any permission under any “standstill” provision or similar provision with respect to any capital stock of the Company in any confidentiality or standstill agreement (or similar agreement) to which the Company or any of its subsidiaries is a party; provided that, prior to obtaining the affirmative vote (in person or by written consent, including by obtaining the Written Consent) of holders of a majority of the outstanding shares of Company Common Stock in favor of approving and adopting the Merger Agreement, the Company will be permitted to grant waivers of, and not to enforce, any “standstill” or similar provision to the extent necessary to permit the party referred therein to submit a Company Takeover Proposal to the Board on a confidential basis solely to the extent that the Board determines in good faith (after consultation with the Company’s financial advisor and outside legal counsel) that the failure to release such person from such agreement or provision or the failure to amend such agreement or waive such provision, or the enforcement of such agreement or provision, would reasonably be expected to be inconsistent with its fiduciary obligations to the Company’s stockholders under applicable Delaware law; and the Company provides Resideo with written notice of the Company’s intent to take such action prior to communicating such action to such person.
Continuing Employee Matters
The Merger Agreement provides that, for the period from the Effective Time through the first anniversary of the Effective Time, each employee of the Company or its subsidiaries who remains in the employment of the surviving corporation and its subsidiaries (each, a “Continuing Employee”) will receive (for Continuing Employees primarily based outside of the United States, subject to any discretionary modifications or adjustments permitted in accordance with local Company benefit plans and requirements under applicable law) (i) unless otherwise agreed to in writing between Resideo or its affiliates and the Continuing Employee, a base salary or wage rate, as applicable, and target short-term cash incentive compensation opportunities that, in the aggregate, are not less favorable than as provided by the Company or its subsidiaries to such Continuing Employee immediately prior to the Effective Time; provided, that, the base salary or wage rate, as applicable, of any Continue Employee during such period shall not be reduced; (ii) for any such Continuing Employee located in the United States, severance benefits that are no less favorable than as provided by the Company or its subsidiaries to such Continuing Employee immediately prior to the date of the Merger Agreement (based on severance arrangements as in effect on the date of the Merger Agreement and listed on the confidential disclosure schedules) and (iii) employee benefits (excluding any equity or equity-based arrangements, long-term incentive programs, nonqualified deferred compensation arrangements, post-termination or retiree health and welfare benefits, defined benefit pension plans, and change-in-control payments, retention payments, or other similar nonrecurring compensation) that are substantially comparable in the aggregate to either (x) those provided by the Company or its subsidiaries to such Continuing Employee immediately prior to the date of the Merger Agreement and (y) those provided by Resideo or its affiliates to similarly situated employees of Resideo or its affiliates.
The Merger Agreement also provides that, Resideo will, and will cause the surviving corporation and its subsidiaries to, cause any plans, programs, agreements or arrangements established or maintained by Resideo or any of its affiliates (including, after the Effective Time, the surviving corporation and its subsidiaries) (the “New Plans”) to recognize each Continuing Employee’s service with the Company or any of its subsidiaries and any of their respective predecessors (to the extent such service is recognized by the Company or such subsidiary), for purposes of eligibility, participation, vesting and levels of benefits; provided, however, that such service need not be recognized (i) to the extent that such recognition would result in any duplication of benefits, (ii) for purposes of eligibility, benefit accruals or vesting under any defined benefit pension plan, nonqualified deferred compensation arrangements, or retiree health or welfare plans or arrangements (except as may be required under applicable Law with respect to Continuing Employees located outside of the United States), (iii) for purposes of vesting of any incentive, equity, or equity-based compensation, or (iv) with respect to any New Plan to the extent that, under such New Plan, Resideo or the relevant affiliate does not provide for the crediting of any prior service for any other similarly situated employee of Resideo and its affiliates (other than the Company and its subsidiaries).
Further, the Merger Agreement provides that, with respect to any New Plan that is a welfare plan, Resideo will, and will use commercially reasonable efforts to cause the surviving corporation and its subsidiaries to, (i) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to Continuing Employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the welfare plans of the Company and its subsidiaries prior to the Effective Time and (ii) provide each Continuing Employee with credit for any co-payments and deductibles for claims incurred during the plan year in which the Effective Time occurs in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such New Plan.
Pursuant to the Merger Agreement, with respect to each cash short-term incentive bonus program of the Company and its subsidiaries with a performance period that is in-cycle as of the Closing (each, a “Company Bonus Program”), (i) payments pursuant to such Company Bonus Program with respect to the performance period commencing on January 1 of the year in which the Closing occurs and ending on the

Closing Date (the “Pre-Closing Bonus Period”) shall be determined and paid by Resideo or its affiliates in the ordinary course of business, and (ii) Resideo shall not make any modification to such Company Bonus Program with respect to the Pre-Closing Bonus Period in a manner that is detrimental to any participant therein.
The Merger Agreement provides that the foregoing provisions under this Continuing Employee Matters section will be binding upon and will inure solely to the benefit of each of the parties to the Merger Agreement, and nothing in the sections covering Continuing Employee Matters, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever (including any right to continued employment by or services with Resideo, the Company, the surviving corporation or any of their respective subsidiaries) under or by reason of such provisions. Further, none of the provisions under this Continuing Employee Matters will be construed as requiring Resideo or the surviving corporation to continue any specific plans, programs, agreements or arrangements or prohibit or limit the ability of Resideo, the surviving corporation or any of their subsidiaries from amending, modifying or terminating any plans, programs, agreements or arrangements.
Indemnification and Insurance
For a period of 6 years following the Effective Time, Resideo will cause the surviving corporation or applicable subsidiary thereof to honor and comply with the obligations with respect to all rights to indemnification, advancement of expenses and exculpation from liabilities, for acts or omissions occurring at or prior to the Effective Time existing at the time of the Merger Agreement in favor of any current or former director, officer, employee, agent or benefits trustee (the “Indemnified Persons”) of the Company or any subsidiary of the Company as provided in the Company’s charter or bylaws, the organizational documents of any subsidiary of the Company or any indemnification agreement between such Indemnified Person and the Company or any subsidiary of the Company (in each case, as in effect on the date of the Merger Agreement and, in the case of any indemnification agreement, as set forth in the confidential disclosure schedules), without further action, as of the Effective Time (including by granting the Indemnified Persons rights to indemnification and advancement of expenses pursuant to Section 7.07 of the bylaws of the Company or similar provisions of the organizational documents of any subsidiary of the Company, as applicable, in each case, as in effect on the date of the Merger Agreement), and such obligations will survive the Merger and will continue in full force and effect in accordance with their terms. However, all rights to indemnification in respect of any action pending or asserted or any claim made within such 6 year period will continue until the disposition of such action or resolution of such claim. For the avoidance of doubt, for a period of 6 years following the Effective Time, the applicable rights of indemnification and exculpation contemplated by the Merger Agreement and pursuant to the terms of the Company’s charter or bylaws as in effect at or immediately prior to the Effective Time will not be impaired by any modification of such terms in any amendment or restatement of such Company charter or bylaws following the Effective Time and prior to such 6 year anniversary (including in connection with the filing of the certificate of merger).
As promptly as practicable following the date of the Merger Agreement, in consultation with Resideo, the Company will obtain a prepaid non-cancelable (“tail”) policy with coverage for 6 years following the Effective Time with terms and coverage limits that are substantially similar to those in the existing policy of directors’ and officers’ liability insurance, employment practice liability insurance, and fiduciary liability insurance maintained by the Company and its subsidiaries with respect to matters arising on or prior to the Effective Time, except as set forth on the confidential disclosure schedules; provided, that, such tail insurance will act on a primary basis with respect to any other applicable directors’ and officers’ liability, employment practices liability and fiduciary liability insurance; provided, further, that the Company will use reasonable best efforts to obtain such policy on favorable pricing terms in reasonable consultation with Resideo. For purposes of the forgoing, consultation will include (i) providing copies of policy documents and quotes to the Resideo prior to binding and allowing Resideo to comment thereon (and reasonably considering any such comments) and (ii) making the broker available for consultation with Resideo upon Resideo’s reasonable request.
Financing Covenant; Company Cooperation
The Company shall, or shall cause its subsidiaries to, deliver a notice of prepayment with respect to the loans and other extensions of credit outstanding under, a notice of termination of all commitments under, that certain Credit Agreement, dated as of December 8, 2021 (as amended by Incremental Agreement No. 1, dated as of October 2, 2022, and Amendment to Credit Agreement, dated as of April 17, 2023), among the Company, as borrower, the lenders and letter of credit issuers party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent, collateral agent and swingline lender (as amended, supplemented or otherwise modified, the “Credit Agreement”) (in each case, contingent upon the occurrence of the closing). In addition, the Company and its subsidiaries will use commercially reasonable efforts to obtain from the agent under the Credit Agreement at least one business day prior to the Closing Date, and shall deliver on or prior to the Closing Date, an executed payoff letter (and a draft reasonably in advance thereof) with respect to the obligations under the Credit Agreement (the “Payoff Letter”), in form and substance customary for transactions of this type which Payoff Letter shall, among other things, include the payoff amount (and the daily accrual thereafter) and provide that liens (and guarantees), if any, granted in connection with the Credit Agreement relating to the assets, rights and properties of the Company and its subsidiaries securing such indebtedness shall, upon the payment of the amount set forth in the Payoff Letter at the closing, be automatically released and terminated.
Prior to and until the Closing, the Company shall, and shall cause its subsidiaries to, and the Company and each of its subsidiaries shall use reasonable best efforts to cause its and its subsidiaries’ respective directors, officers, employees, financial advisors, legal counsel, financing sources and other agents, advisors or representatives (collectively, the “Company Representatives”) to, at Resideo’s sole cost and expense, provide required financial information and use reasonable best efforts to provide to Resideo all cooperation reasonably requested by Resideo that is necessary or reasonably required in connection with the financing contemplated by the Commitment Letter (the “Debt Financing”). Notwithstanding the foregoing, except as the Company and Resideo may otherwise agree, nothing will require the Company or its subsidiaries to provide (or be deemed to require the Company to prepare) any (i) pro forma financial statements, projections or other prospective information; (ii) description of all or any portion of the Debt Financing; (iii) risk factors relating to all or any component of the Debt Financing, including any such description to be included in liquidity and capital resources disclosure; (iv) “segment” financial information and separate subsidiary financial statements, (v) any financial statements or other information required by Rules 3-09, 3-10, 3-16, 13-01 or 13-02 of Regulation S-X, Regulation S-K Item 302 or for any period prior to January 1, 2019, (vi) certain information regarding officers or directors, executive compensation and related party disclosure, (vii) information regarding affiliate transactions that may exist following consummation of the Merger, (viii) information regarding any post-closing pro forma cost savings, synergies, capitalization, ownership or other post-closing pro forma adjustments (excluding certain information that is historical financial information of the Company and is derivable without undue effort or expense by the Company from the books and records of the Company or any of its subsidiaries) or (ix) information necessary for the preparation of any projected or forward-looking financial statements or information that is not derivable without undue effort or expense by the Company.
Any requested cooperation in connection with the Debt Financing shall not be required if such cooperation (A) unreasonably disrupts or interferes with the business or the operations of the Company or its subsidiaries or (B) causes significant competitive harm to the Company or its subsidiaries if the transactions contemplated by the Merger Agreement are not consummated. Additionally, cooperation is not required to the extent that it would (A) subject, or reasonably be expected to subject, any of the Company’s or its subsidiaries’ respective directors, managers, officers or employees to any personal liability, (B) based on the advice of the Company’s legal counsel, conflict with, or violate, the Company’s and/or any of its subsidiaries’ organization documents or any applicable law or judgment, or result in the contravention of, or violation or breach of, or default under, any material contract to which the Company or any of its subsidiaries is a party, (C) cause any condition to the closing to not be satisfied or (D) cause any breach of the Merger Agreement. Further, neither the Company nor any subsidiary of the Company shall be required to (1) pay any commitment or other similar fee or incur or assume any liability or other obligation in connection with the financings contemplated by the Debt Financing or the definitive agreements related to the Debt Financing, to bear any cost or expense or to make any other payment (in each case to the extent it has not received prior reimbursement or is not otherwise concurrently indemnified by or on behalf of Resideo) or agree to provide any indemnity in connection with the Debt Financing or any information utilized in connection therewith, in each case prior to the Effective Time (2) deliver or obtain opinions of internal or external counsel or (3) require the directors or managers of the Company or any of its subsidiaries to adopt resolutions approving the agreements, documents and instruments pursuant to which the Debt Financing is obtained unless Resideo shall have determined that such directors or managers are to remain as directors and managers of the Company on and after the Closing Date and such resolutions are contingent upon the occurrence of, or only effective as of, the closing.
Resideo shall, promptly upon written request by the Company, reimburse the Company for all reasonable and documented out-of-pocket fees and expenses (including professional fees and expenses of accountants, legal counsel and other advisors) to the extent such costs are incurred by the Company or its subsidiaries in connection with such cooperation provided by the Company, its subsidiaries, their respective officers, employees and other representatives in connection with compliance with its cooperation obligations under the Merger Agreement with respect to the Debt Financing. Resideo shall indemnify and hold harmless the Company and its subsidiaries and their respective officers, employees, agents and representatives from and against any and all liabilities or losses suffered or incurred by them in connection with the arrangement of the Debt Financing, any information utilized in connection therewith and any misuse of the logos or marks of the Company or its subsidiaries, except to the extent that such liabilities or losses arose out of or resulted from the willful misconduct of the Company, any of its subsidiaries or any of their respective representatives.
Obtaining the Debt Financing is not a condition to the closing, and none of Resideo’s or Merger Sub’s respective obligations under the Merger Agreement are conditioned in any manner upon Resideo or Merger Sub obtaining financing in respect of the transactions contemplated by the Merger Agreement.
Other Covenants and Agreements
The Merger Agreement contains other covenants and agreements, in which each of Resideo and the Company covenants or agrees to:
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consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements, including any press conference or conference call with investors or analysts, with respect to the transactions contemplated by the Merger Agreement, including the Merger, and will not, and will cause their respective affiliates not to, issue any such press release or make any such public statement without the prior written consent of the other party (not to be unreasonably withheld, conditioned or delayed), except as otherwise provided in the Merger Agreement; and

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notify each other in writing upon becoming aware of (a) any event, condition, fact or circumstance that would reasonably be expected to cause any of the conditions precedent to the Merger to not be satisfied as of the Closing Date were the date that such event, condition, fact or circumstance occurred, arose, existed or came into effect, (b) any proceeding or claim threatened (in writing), commenced or asserted against any of the Company or its subsidiaries or their respective officers or directors that either relates to the Merger Agreement, the Merger or the transactions contemplated by the Merger Agreement or (c) any allegation by a third party that its consent or approval is required in connection with the consummation of the transactions contemplated by the Merger Agreement if the failure to obtain such consent or approval is material to the applicable party.

In addition, the Company will:
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and will cause its subsidiaries and its and their respective directors, officers and employees to, and will use reasonable best efforts to cause its other representatives to, if reasonably requested by Resideo, give Resideo, its counsel, financial advisors, auditors and other authorized representatives reasonable access during reasonable business hours to the offices, properties, books, records and personnel of the Company and the subsidiaries of the Company, in each case, for the purposes of implementing and/or consummating the transactions contemplated by the Merger Agreement;

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cause all affiliates transactions set forth in the confidential disclosure schedules to be terminated pursuant to a written agreement in form and substance reasonably satisfactory to Resideo, in each case without further liability or obligation (contingent or otherwise) of any party thereunder (or any affiliate thereof), with such termination to be effective immediately prior to the Closing, except for any liabilities or obligations (including any indemnity obligations under the Stockholders Agreement, dated as of July 27, 2021) that survive pursuant to the express terms of the applicable contract or as set forth in the confidential disclosure schedules;
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promptly advise Resideo in writing of any proceeding commenced or threatened in writing by a stockholder or holder of any equity interests of the Company against the Company, its subsidiaries or their respective directors or officers or otherwise asserted by or on behalf of the Company (including any asserted derivative proceeding), in each case, to the extent relating to the Merger, the Merger Agreement or the transactions contemplated by the Merger Agreement, and will keep Resideo reasonably informed, consult with Resideo regarding and give Resideo the opportunity to participate in (but not control) the defense and settlement of any such proceeding, and none of the Company, its subsidiaries or any of their respective representatives will agree to or propose any settlement or compromise of any such proceeding without Resideo’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned);

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take all steps as may be required to cause any dispositions of equity interests of the Company in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement by each individual who is subject to the reporting requirements of Section 16 of the Exchange Act, with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act;

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cooperate with Resideo and use its reasonable best efforts to take, or cause to be taken, all actions reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of NASDAQ to enable the de-listing by the surviving corporation of the Company Common Stock from NASDAQ and the deregistration of the Company Common Stock and the suspension of the Company’s reporting obligations under the Exchange Act as promptly as practicable after the Effective Time;

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with the reasonable assistance of Resideo, prepare and file with the SEC this information statement and, as promptly as reasonably practicable after the first to occur of (i) confirmation from the SEC that it has no further comments on this information statement, (ii) confirmation from the SEC that this information statement is otherwise not to be reviewed or (iii) expiration of the 10-day period after filing in the event the SEC does not review this information statement, cause this information statement to be mailed to holders of Company Common Stock; and

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not, and will cause its subsidiaries not to, make any payments under the Tax Receivable Agreement or agree to any amendment or modification of the waiver and termination letter, in each case without the consent of Resideo.

Conditions to Consummation of the Merger
The obligation of each party to consummate the Merger are subject to the satisfaction or, to the extent not prohibited by applicable law, waiver of, on or prior to the Closing Date, of the following conditions:
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no applicable law enacted or applicable to the transactions by any governmental entity of competent jurisdiction or any judgment (whether temporary, preliminary or otherwise) or other legal restraint or prohibition issued or adopted or applicable to the transactions by any such governmental entity, restraining, enjoining, preventing, prohibiting or otherwise making illegal the consummation of the Merger being in effect;

•
the expiration or termination of any applicable waiting period (including any extension thereof) under the HSR Act having occurred;

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the affirmative vote (including by obtaining the Written Consent) of holders of a majority of the outstanding shares of Company Common Stock in favor of approving and adopting the Merger Agreement having been obtained and being in full force and effect; and

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at least 20 calendar days having elapsed since the Company mailed to the stockholders of the Company this information statement as contemplated by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated under the Exchange Act).

As of the date of this information statement, the Written Consent has been obtained and is in full force and effect, which satisfies the stockholder approval condition described below.

The obligations of Resideo and Merger Sub to consummate the Merger are further subject to satisfaction of or, to the extent not prohibited by applicable law, waiver of, on or prior to the Closing Date, among other things, the following additional conditions:
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the representations and warranties of the Company (i)(A) related to the absence of a Company Material Adverse Effect and (B) there having been no payments made under the Tax Receivable Agreement, except as set forth in the confidential disclosure schedules, in each case, since December 31, 2023, being true and correct as of the date of the Merger Agreement and the Closing Date as though made at and as of such date; (ii) related to organization, standing and power, subsidiaries, corporate authority, execution and delivery and enforceability, brokers and other advisors being true and correct in all material respects as of the date of the Merger Agreement and the Closing Date as thought made at and as of such date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date)); (iii) related to fundamental portions of its capitalization representation being true and correct as of the date of the Merger Agreement and the Closing Date as though made at and as of such date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date)), other than for de minimis inaccuracies; and (iv) all other representations and warranties of the Company being true and correct (without regard to any “materiality,” “Company Material Adverse Effect” or similar qualifications and exceptions contained therein) as of the date of the Merger Agreement and the Closing Date as though made at and as of such date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date)), other than for such failures to be true and correct that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

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Company having performed in all material respects all obligations, covenants and agreements required to be performed by it under the Merger Agreement at or prior to the Effective Time; and

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receipt by Resideo and Merger Sub from the Company a certificate, dated the Closing Date and signed on behalf of the Company by a duly authorized officer of the Company, certifying that each of the conditions specified above has been satisfied.

The obligation of the Company to effect the Merger is further subject to the satisfaction (or waiver by the Company) on or prior to the Closing Date of the following conditions:
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representations and warranties of Resideo and Merger Sub (i) related to organization, standing and power, corporate authority, execution and delivery, enforceability and brokers being true and correct (without regard to any “materiality,” “Parent Material Adverse Effect” or similar qualifications and exceptions contained therein) in all material respects as of the date of the Merger Agreement and as of the Closing Date as though made at and as of such date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date)) and (ii) all other representations and warranties of Resideo and Merger Sub being true and correct (without regard to any “materiality,” “Parent Material Adverse Effect” or similar qualifications and exceptions contained therein) as of the date of the Merger Agreement and at and as of the Closing Date as though made at and as of such date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date)), other than for such failures to be true and correct that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

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each of Resideo and Merger Sub having performed in all material respects all obligations, covenants and agreements required to be performed by it under the Merger Agreement as of the Effective Time; and

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receipt by the Company from Resideo a certificate, dated the Closing Date and signed on behalf of Resideo by a duly authorized officer of Resideo, certifying that the conditions specified above have been satisfied.

Termination of the Merger Agreement
The Merger Agreement may be terminated at any time prior to the Effective Time by the mutual written consent of Resideo, Merger Sub and the Company.

In addition, the Merger Agreement may be terminated by either Resideo or the Company:
•
if the Merger is not consummated on or before October 15, 2024 (the “Outside Date”), as may be extended to January 15, 2025, pursuant to the terms of the Merger Agreement; provided, that the right to terminate the Merger Agreement under this clause is not available to a party if any action of such party or the failure of such party to perform any of its obligations under the Merger Agreement has been a principal cause of or directly resulted in the failure of the Merger to occur on or before the Outside Date and such action or failure to perform such obligations constitutes a breach of the Merger Agreement; or

•
if any legal restraint permanently restraining, enjoining, preventing, prohibiting or otherwise making illegal the consummation of the Merger is in effect and has become final and non-appealable; provided, that the right to terminate the Merger Agreement under this clause is not available to a party if the failure of such party to perform any of its obligations under the Merger Agreement has been a principal cause of or directly resulted in the issuance of such final, non-appealable legal restraint.

The Merger Agreement also may be terminated by either party if the other party breaches any of its representations or warranties or fails to perform any of its covenants or obligations contained in the Merger Agreement, which breach or failure to perform would give rise to the failure of a condition precedent to closing and cannot be cured prior to the Outside Date or, if capable of being cured, has not been cured prior to the earlier of (x) 45 days after the giving of written notice to the other party of such breach and (y) the Outside Date.
As of the date of this information statement, the Written Consent has been received.
The Merger Agreement also provided that Resideo could have terminated the Merger Agreement (i) if the Written Consent was not delivered to Resideo within twelve (12) hours following the execution and delivery of the Merger Agreement or (ii) prior to Resideo’s receipt of the Written Consent, if an Adverse Recommendation Change had occurred; however, these termination provisions expired following delivery of the Written Consent on April 14, 2024.
The Merger Agreement also provided that the Company could have terminated the Merger Agreement, prior to receipt of the Written Consent, in order to enter into, concurrently with the termination of the Merger Agreement, a definitive written agreement providing for the consummation of a Superior Proposal; however, this termination provision expired following delivery of the Written Consent on April 14, 2024.
Termination Fees and Expenses
Fees Payable by the Company.   The Company will pay Resideo (or its designee) a termination fee of $26,348,250 (the “Termination Fee”) in the following circumstances:
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if the Merger Agreement is terminated by the Company, prior to Resideo’s receipt of the Company Stockholder Approval (as defined in the Merger Agreement), in order to enter into, concurrently with the termination of the Merger Agreement, a definitive written agreement providing for the consummation of a Superior Proposal; however, this termination provision expired following delivery of the Written Consent on April 14, 2024;

•
if the Merger Agreement is terminated by Resideo, prior to receipt of the Company Stockholder Approval, if an Adverse Recommendation Change has occurred; however, this termination provision expired following delivery of the Written Consent on April 14, 2024; or

•
if the Merger Agreement is terminated by Resideo (i) if the Company breaches any of its representations and warranties or fails to perform any of its covenants or obligations contained the Merger Agreement, which breach or failure to perform would give rise to the failure of a closing condition and cannot be cured prior to the Outside Date or, if capable of being cured, has not been cured prior to the earlier of (x) 45 days after the giving of written notice by Resideo to the Company of such breach and (y) the Outside Date or (ii) if a copy of the Written Consent had not been delivered to Resideo within twelve (12) hours following the execution and delivery of the Merger Agreement and:

•
at any time after the date of the Merger Agreement and prior to such termination, a Company Takeover Proposal has been communicated to the senior management of the Company or the Board and within twelve (12) months after such termination, the Company or a subsidiary of the Company has consummated a Company Takeover Proposal or entered into a definitive agreement with respect to a Company Takeover Proposal (provided that for purposes of this subclause, the references to “20% or more” in the definition of the term Company Takeover Proposal (as defined in the section entitled “No Solicitation”, beginning on page 72) will deemed to be references to “more than 50%”).

Expenses:   Except as otherwise provided in the Merger Agreement, all fees and expenses incurred in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement will be paid by the party incurring such fees or expenses, whether or not the Merger and the other transactions contemplated by the Merger Agreement are consummated.
Adverse Recommendation Change
Notwithstanding the restrictions described above if, at any time after the execution of the Merger Agreement and prior to obtaining the Company Stockholder Approval, the Company or any of its representatives had received a bona fide, written Company Takeover Proposal, which Company Takeover Proposal did not result from a material breach of the no-solicitation provision of the Merger Agreement described above, then in response to such Company Takeover Proposal (i) the Company and its representatives could have contacted such person or group to clarify (but not negotiate) the terms and conditions thereof, including any ambiguous terms and conditions of such proposal that are necessary to provide adequate information for the Board to make an informed determination under the Merger Agreement, or to request that such person or group provide the terms and conditions of such Company Takeover Proposal in writing (and any additional documents related thereto) and (ii) if the Board had determined in good faith (based on the information then available and after consultation with the Company’s outside legal counsel and financial advisor) that such Company Takeover Proposal constituted or would reasonably be expected to lead to a Superior Proposal from the person or group submitting such bona fide, written Company Takeover Proposal, the Company could have entered into an acceptable confidentiality agreement with such person or group and thereafter furnished information (including non-public information) with respect to the Company to such person or group and its representatives pursuant to such acceptable confidentiality agreement as long as, promptly (and in any event within 24 hours) such information is provided or made available to such person or group or any of its representatives, the Company also provides Resideo any information furnished to such person or group or any of its representatives which was not previously furnished to Resideo, and engage in or otherwise participate in discussions or negotiations with, or furnish any information and other access to, such person or group and its representatives.
The Company will promptly, and in no event more than 24 hours after the Company’s knowledge of its receipt of a Company Takeover Proposal, (i) advise Resideo in writing of receipt of the Company Takeover Proposal, including the identity of the person or group making such Company Takeover Proposal, and (ii) deliver to Resideo a written notice setting forth the material terms and conditions of any such Company Takeover Proposal. From and after such notification, the Company must keep Resideo reasonably informed on a prompt basis of any material developments with respect to any such Company Takeover Proposal (including any material changes thereto) and the status of any related discussions or negotiations.
Except for the exceptions set forth below, which are now no longer applicable, neither the Board nor any committee thereof will (A) approve, recommend, cause or permit the Company to enter into any agreement for the acquisition of the Company, or authorize, resolve, agree or propose to take any such action or (B) take any of the following actions constituting an “Adverse Recommendation Change”:
•
withdraw, withhold, qualify or modify (in a manner adverse to Resideo), or publicly propose to withdraw, withhold, qualify or modify (in a manner adverse to Resideo), the recommendation that the holders of shares of Company Common Stock vote in favor of approving and adopting the Merger Agreement and directing that the Merger Agreement be submitted to the Company’s stockholders for approval and adoption;

•
adopt, endorse, approve or recommend, or publicly propose to adopt, endorse, approve or recommend, any Company Takeover Proposal; or

•
approve, recommend, cause or permit the Company or any subsidiary thereof to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, option agreement, merger agreement, joint venture agreement, partnership agreement or any other agreement relating to any Company Takeover Proposal (other than an acceptable confidentiality agreement).

Notwithstanding the restrictions set forth above at any time prior to obtaining the Company Stockholder Approval, which was obtained on April 14, 2024, the Board could have (i) made an Adverse Recommendation Change (A) in response to an Intervening Event if the Board had determined in good faith (after consultation with its legal counsel and financial advisor) that the failure to make such Adverse Recommendation Change would reasonably be expected to be inconsistent with the Company’s directors’ fiduciary duties under applicable law or (B) if the Company receives a Company Takeover Proposal that did not result from a material breach of the no-solicitation provision of the Merger Agreement described above and which the Board determines in good faith (after consultation with its legal counsel and financial advisor) that such Company Takeover Proposal constituted a Superior Proposal and concurrently terminate the Merger Agreement and paid the Termination Fee to Resideo; provided, however, that the Board and any committee thereof could not have taken any action set forth above unless, prior to taking such action:
•
the Company had provided written notice to Resideo (a “Notice of Adverse Recommendation Change”) advising Resideo that the Board or any such committee intended to take such action and the reasons therefor;

•
(x) in the case of any Notice of Adverse Recommendation Change provided in connection with an Intervening Event, provided written notice of such Intervening Event (describing such Intervening Event in reasonable detail) and (y) in the case of any Notice of Adverse Recommendation Change provided in connection with a Company Takeover Proposal, provided written notice of the material terms and conditions of the Superior Proposal and identifying the person or group making such Superior Proposal;

•
a period of three (3) business days had elapsed following the Company’s provision of such Notice of Adverse Recommendation Change;

•
the Company had negotiated, and had caused its affiliates and its and their representatives to negotiate, in good faith with Resideo and its representatives during such three (3) business days, as extended, prior to making such adjustments to the terms and conditions of the Merger Agreement so that either the failure to make an Adverse Recommend Change in response to such Intervening Event would no longer reasonably be expected to be inconsistent with the Company’s directors’ fiduciary duties under applicable law or such Company Takeover Proposal would have ceased to constitute a Superior Proposal, as appropriate, and

•
in determining whether to make such Adverse Recommendation Change or terminate the Merger Agreement, the Board had taken into account any changes to the terms of the Merger Agreement timely proposed by Resideo in response to a Notice of Adverse Recommendation Change.

The Merger Agreement provides that the term “Superior Proposal” means any bona fide written Company Takeover Proposal that (a) did not result from a breach of the Merger Agreement, (b) contemplates a transaction that is reasonably likely to be consummated in accordance with its terms, and (c) the Board determines, in its good faith judgment, after consultation with its financial advisors and legal counsel, is more favorable from a financial point of view to the Company’s stockholders (in their capacities as such) than the transactions contemplated by the Merger Agreement (taking into account any changes to the Merger Agreement proposed by Resideo in writing in a binding offer in response to such Company Takeover Proposal and any other factors deemed relevant in good faith by the Board, including any financial, financing, conditionality, timing, regulatory, and other legal aspects of such Company Takeover Proposal and the identity of the person making such Company Takeover Proposal); provided that for purposes of the definition of “Superior Proposal”, the references to “20%” in the definition of Company Takeover Proposal (as defined in the section entitled “No Solicitation” beginning on page 72) are deemed to be references to “50.1%”.
The Merger Agreement provides that the term “Intervening Event” means any event development or change in circumstances (other than (i) the existence or terms of a Company Takeover Proposal or any matter relating thereto, (ii) changes in the price or trading volume of Company Common Stock, in and of itself (provided, however, the underlying reasons for such changes may constitute an Intervening Event to the extent not otherwise excluded hereunder) or (iii) the fact that, in and of itself, the Company exceeds any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period (provided, however, the underlying reasons for such events may constitute an Intervening Event to the extent not otherwise excluded hereunder)) that (A) is material to the business, assets, or operations of the Company and its subsidiaries, taken as a whole, and (B) was not known to or not reasonably foreseeable by the Company Board or any committee thereof prior to the execution and delivery of the Merger Agreement.
Nothing contained in the Merger Agreement will prohibit the Company from taking and disclosing to the Company’s stockholders a position required by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act, in each case after commencement of a tender offer (within the meaning of Rule 14d-2 promulgated under the Exchange Act); provided that in no event will the Board make an Adverse Recommendation Change except in accordance with the Merger Agreement.
Amendment, Extension and Waiver
The Merger Agreement may be amended, modified and supplemented in any and all respects only by an instrument in writing signed on behalf of each of the parties thereto. Any agreement on the part of a party to any extension or waiver with respect to the Merger Agreement is valid only if set forth in an instrument in writing signed on behalf of such party. At any time prior to the Effective Time, the parties to the Merger Agreement (treating Resideo and Merger Sub as one party for this purpose) may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement or (iii) waive compliance by the other party with any of the agreements or conditions contained in the Merger Agreement. Notwithstanding the foregoing, there shall be made no amendment, modification or supplement to the Merger Agreement after the Effective Time and any amendment to certain specified provisions, in each case to the extent that such amendment would materially and adversely affect the interests of a debt financing sources related party, will also be approved by the applicable debt financing source.
The failure of any party to the Merger Agreement to asset any of its rights under the Merger Agreement or otherwise will not constitute a waiver of such rights.
Specific Performance; Jurisdiction
The parties to the Merger Agreement are entitled to an injunction or injunctions, or any other appropriate form of equitable relief, to prevent breaches of the Merger Agreement and to enforce specifically the performance of the terms and provisions of the Merger Agreement and to enforce specifically the performance of the terms and provisions of the Merger Agreement (including the consummation of the transactions contemplated by the Merger Agreement and the funding by Resideo of the full amount of the aggregate merger consideration) in any court referred to in the Merger Agreement, without the necessity of proving actual damages or the inadequacy of monetary damages as a remedy (and each party to the Merger Agreement has waived any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties to the Merger Agreement has agreed not to assert that a remedy of specific enforcement is unenforceable, invalid or contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach. Each party to the Merger Agreement agrees to irrevocably submit to the exclusive jurisdiction of the Chosen Courts for the purpose of any proceeding arising out of or relating to the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement and has agreed that all claims with respect to such proceeding may be heard and determined exclusively in such court. The parties to the Merger Agreement agree that a final trial court judgment in any such proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Governing Law
The Merger Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

MARKET INFORMATION AND DIVIDENDS
The Company Common Stock has been listed on the Nasdaq Global Select Market under the symbol “SNPO” since July 28, 2021. Prior to that time, there was no public market for the Company Common Stock. As of March 4, 2024, 76,403,097 shares of Company Common Stock were issued and outstanding, held by approximately 85 holders of record for Company Common Stock.
As from the date of our initial public offering, we have never declared or paid any cash dividends on outstanding Company Common Stock. The terms of the Merger Agreement do not allow us to declare, set aside or pay any dividends between April 14, 2024 and the earlier of the consummation of the Merger or the termination of the Merger Agreement. Following the Merger there will be no further market for Company Common Stock.

APPRAISAL RIGHTS
The discussion of the provisions set forth below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to Section 262 of the DGCL, which is attached to this information statement as Annex C. Stockholders intending to exercise appraisal rights should carefully review Annex C in its entirety. Failure to follow precisely any of the statutory procedures set forth in Section 262 of the DGCL will result in a termination or waiver of these rights. This summary does not constitute any legal or other advice, nor does it constitute a recommendation that you exercise your rights to demand appraisal under Section 262 of the DGCL.
Under the DGCL, holders of shares of Company Common Stock that have not consented to the adoption of the Merger Agreement (i.e., all holders other than the Principal Stockholders) have the right to demand appraisal of, and receive payment in cash for the “fair value” of, their shares of Company Common Stock, as determined by the Delaware Court of Chancery, together with interest, if any, on the amount determined to be the fair value, in lieu of the consideration they would otherwise be entitled to pursuant to the Merger Agreement, if they comply with the procedures set forth in Section 262 of the DGCL. This right is known as an appraisal right. Stockholders electing to exercise appraisal rights must comply precisely with the requirements of Section 262 in order to demand and perfect their rights. Strict compliance with the statutory procedures is required to demand and perfect appraisal rights under Section 262.
Section 262 of the DGCL is reprinted in its entirety as Annex C to this information statement. Set forth below is a summary description of Section 262 of the DGCL. The following is intended as a brief summary of the material provisions of statutory procedures pursuant to Section 262 of the DGCL required to be followed by a stockholder to demand and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements or considerations and is qualified in its entirety by reference to the full text of Section 262 of the DGCL, which appears in Annex C to this information statement. All references in Section 262 and this summary to “stockholder” are to the record holder of the shares of Company Common Stock immediately prior to the Effective Time as to which appraisal rights are asserted. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.
Under the DGCL, any stockholder who has not consented to the adoption of the Merger Agreement (i.e., all holders other than the Principal Stockholders), who holds shares of Company Common Stock on the date of making a demand for appraisal rights, who continuously holds such shares through the Effective Time, who has complied with the procedures set forth in Section 262 of the DGCL, and who has not consented to the adoption of the Merger Agreement will be entitled to have his, her or its shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of those shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, on the amount determined to be the fair value, unless such holder validly withdraws or otherwise loses such holder’s rights to appraisal.
Under Section 262 of the DGCL, where a merger agreement relating to a proposed merger is adopted by stockholders acting by written consent in lieu of a meeting of the stockholders, either the constituent corporation before the effective date of the merger or the surviving corporation, within 10 days after the effective date of the merger, must notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger and that appraisal rights are available for any or all shares of such class or series of stock, and must include in such notice a copy of Section 262 of the DGCL. This information statement constitutes such notice to the holders of shares of Company Common Stock entitled thereto, and Section 262 of the DGCL is attached to this information statement as Annex C. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his, her or its right to do so should review the following discussion and Annex C carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.
Holders of shares of Company Common Stock who desire to exercise their appraisal rights must submit to the Company a written demand for appraisal of their shares of Company Common Stock no later than 20 days after the date of mailing of this information statement (which includes the notice of written consent and appraisal rights), which mailing date is [•], 2024. A demand for appraisal will be sufficient if it reasonably informs the Company of the identity of the stockholder making the demand and that such stockholder intends thereby to demand appraisal of such stockholder’s shares of Company Common Stock. If you wish to exercise your appraisal rights, you must be the record holder of such shares of Company Common Stock on the date the written demand for appraisal is made and you must continue to hold such shares of Company Common Stock through the Effective Time. Accordingly, a stockholder who is the record holder of shares of Company Common Stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the Effective Time, will lose any right to appraisal in respect of such shares.
All written demands for appraisal of shares of Company Common Stock must be mailed or delivered to: Snap One Holdings Corp., 1355 West Innovation Way, Suite 125, Lehi, Utah 84043, Attention: Chief Legal Officer. Only a holder of record of shares of Company Common Stock is entitled to demand an appraisal of the shares registered in that holder’s name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the stockholder’s name appears in the transfer agent’s records, and must state that the stockholder intends thereby to demand appraisal of the stockholder’s shares in connection with the Merger. The demand cannot be made by the beneficial owner if he or she is not the record holder of the shares of Company Common Stock. The beneficial holder must, in such cases, have the registered owner, such as a bank, brokerage firm, trust or other nominee, submit the required demand in respect of those shares of Company Common Stock. If you hold your shares of Company Common Stock through a bank, brokerage firm, trust or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm, trust or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.
If shares of Company Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand for appraisal must be executed by the fiduciary in that capacity. If the shares of Company Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner or owners. A record owner, such as a bank, brokerage firm, trust or other nominee, who holds shares of Company Common Stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of Company Common Stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Company Common Stock as to which appraisal is sought. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of Company Common Stock which are held in the name of such record owner. If you hold shares of Company Common Stock through a broker who, in turn, holds the shares through a central securities depository nominee, such as Cede & Co., a demand for appraisal of such shares of Company Common Stock must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. Any beneficial holder desiring appraisal who holds shares through a brokerage firm, bank or other financial institution is responsible for ensuring that the demand for appraisal is made by the record holder.
Within 10 days after the Effective Time, the surviving corporation in the Merger must give written notice that the Merger has become effective to each of the Company stockholders who is entitled to appraisal rights; provided, however, that if such notice is sent more than 20 days following the sending of this information statement, such notice need only be sent to each holder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with Section 262 of the DGCL.
At any time within 60 days after the Effective Time, any stockholder who has demanded an appraisal, but has not commenced an appraisal proceeding or joined a proceeding as a named party, may withdraw the demand and accept the consideration specified by the Merger Agreement for that stockholder’s shares of Company Common Stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the surviving corporation. Unless the demand is properly withdrawn by the stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party within 60 days after the Effective Time, no appraisal proceeding in the Delaware Court of

Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Delaware Court of Chancery deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s right to appraisal in accordance with the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value of such stockholder’s shares as determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration offered pursuant to the Merger Agreement.
Within 120 days after the Effective Time, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Company Common Stock held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of Company Common Stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal. The surviving corporation has no obligation to file such a petition, has no present intention to file a petition and holders of shares of Company Common Stock should not assume that the surviving corporation will file a petition. Accordingly, it is the obligation of the holders of shares of Company Common Stock to initiate all necessary action to demand and perfect their appraisal rights in respect of shares of Company Common Stock, and to file any petitions in the Delaware Court of Chancery relating to an appraisal, within the time prescribed in Section 262. If no petition for appraisal is timely filed, the right to appraisal will cease.
In addition, within 120 days after the Effective Time, any stockholder who has properly complied with the requirements of Section 262 of the DGCL will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of Company Common Stock not voted in favor of the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be given within 10 days after such written request has been received by the surviving corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of shares of Company Common Stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the surviving corporation such statement.
Upon the timely filing of a petition for appraisal in accordance with Section 262, a copy of the petition must be served upon the surviving corporation. Within 20 days after receiving service of a copy of the petition, the surviving corporation must file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares of Company Common Stock and with whom agreements as to the value of their shares of Company Common Stock have not been reached by the surviving corporation. The Delaware Register in Chancery, if ordered by the Delaware Court of Chancery, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to the stockholders shown on the verified list. Such notice will also be given by one or more publications at least one day before the date of the hearing in a newspaper of general circulation in the City of Wilmington, Delaware, or such publication as the Delaware Court of Chancery deems advisable. The forms of the notices by mail and by publication shall be approved by the Delaware Court of Chancery, and the costs thereof shall be borne by the surviving corporation.
After notice to stockholders who have demanded appraisal, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by Section 262. In addition, if immediately before the Merger, the Company Common Stock is listed on a national securities exchange (which we expect to be the case), the Delaware Court of Chancery will dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares of Company Common Stock entitled to appraisal exceeds 1% of the outstanding shares of Company Common Stock, or (2) the value of the consideration provided in the Merger for such total number of shares of Company Common Stock exceeds $1 million.

After the Delaware Court of Chancery determines the stockholders entitled to appraisal of their shares of Company Common Stock, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Delaware Court of Chancery will determine the fair value of the shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of the fair value of such shares, together with interest, if any, by the surviving corporation. Payment will be made to each stockholder forthwith. Unless the Court in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the proceeding, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time.
You should be aware that an investment banking opinion as to the fairness from a financial point of view of the consideration to be received in a sale transaction, such as the Merger, is not an opinion as to fair value under Section 262. Although we believe that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Moreover, we do not anticipate offering more than the Merger Consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Company Common Stock is less than the Merger Consideration. In determining “fair value,” the Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.” In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder’s exclusive remedy.
Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the parties participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of Company Common Stock entitled to appraisal.
If any stockholder who demands appraisal of his, her or its shares of Company Common Stock under Section 262 fails to perfect, or effectively withdraws or loses, his, her or its right to appraisal, as provided in the DGCL, the shares of Company Common Stock of such stockholder will be converted into the right to receive the consideration in respect thereof provided for in the Merger Agreement in accordance with the Merger Agreement, without interest and subject to any applicable withholding taxes. A stockholder will fail to perfect, or effectively lose or withdraw, his, her or its right to appraisal if no petition for appraisal is filed within 120 days after the Effective Date of the Merger, or if the stockholder delivers to the Company a written withdrawal of his, her or its demand for appraisal and an acceptance of the terms offered upon the Merger, except that any such attempt to withdraw made more than 60 days after the Effective Time will require the written approval of the Company. In addition, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any stockholder absent court approval, provided, however, that the foregoing shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the Merger within 60 days after the Effective Time.
Failure by any stockholder to comply fully with the procedures described above and set forth in Section 262 (a copy of which is included as Annex C to this information statement) may result in loss of the stockholder’s appraisal rights. In view of the complexity of Section 262 of the DGCL, the Company stockholders who may wish to dissent to the Merger and pursue appraisal rights should consult their legal and financial advisors.
To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, Section 262 of the DCGL will govern.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and accompanying footnotes set forth information with respect to the beneficial ownership of the following persons of the common stock of Snap One Holdings Corp. as of March 26, 2024:
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each person known by us to beneficially own more than 5% of our outstanding shares of common stock;

•
each of our directors and director nominees;

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each of our named executive officers; and

•
our directors, director nominees, and executive officers as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or direct the disposition of the security; or has the right to acquire such powers within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to their beneficially owned common stock. Except as otherwise indicated in the footnotes below, the address of each beneficial owner is c/o 1355 W. Innovation Way, Suite 125, Lehi, UT 84043
	Shares Beneficially Owned
Name of Beneficial Owner	Shares	Percentage
5% Stockholders:
H&F Investors(1)	55,424,435	72.4%
FPR Partners, LLC(2)	7,537,800	9.9%
Named Executive Officers and Directors
John Heyman(3)	1,956,651	2.53%
Michael Carlet(4)	549,461	*
GPaul Hess(5)	355,564	*
Erik Ragatz(6)	—	—
Jacob Best(6)	—	—
Annmarie Neal(6)	—	—
Tom Hendrickson(7)	29,868	*
Adalio Sanchez(8)	43,145	*
Amy Steel Vanden-Eykel(9)	34,567	—
Kenneth R. Wagers III(10)	38,379	*
All directors and executive officers as a group (14 Persons)(11)	3,782,665	4.83%

*
Indicates beneficial ownership of less than 1%.

(1)
Reflects (i) 23,854,976 shares directly held by Hellman & Friedman Capital Partners VIII, L.P. (“Main Fund”), (ii)10,706,163 shares directly held by Hellman & Friedman Capital Partners VIII (Parallel), L.P. (“Parallel Fund”), (iii) 2,023,312 shares directly held by HFCP VIII (Parallel-A), L.P. (“Parallel-A Fund”), (iv) 607,517 shares directly held by H&F Executives VIII, L.P. (“Executives Fund”), (v) 124,638 shares directly held by H&F Associates VIII, L.P. (“Associates Fund”) and (vi) 18,107,829 shares held by H&F Copper Holdings VIII, L.P. (“Copper Fund”), collectively with Main Fund, Parallel Fund, Parallel-A Fund, Executives Fund and Associates Fund, are the “H&F Funds.” H&F Copper Holdings VIII GP, LLC (“Copper GP”) is the general partner of Copper Fund and Main Fund is the managing member of Copper GP. Hellman & Friedman Investors VIII, L.P. (“Investors GP”) is the general partner of each of Main Fund, Parallel Fund, Parallel-A Fund, Executives Fund and Associates Fund, and H&F Corporate Investors VIII, Ltd. (“Investors Ltd.”) is the general partner of Investors GP. A three-member board of directors of Investors Ltd. has voting and investment discretion over the shares held by the H&F Funds. Each of the members of the board of directors of Investors Ltd. disclaims beneficial ownership of such shares. The address of each entity named in this footnote is c/o Hellman & Friedman LLC, 415 Mission Street, Suite 5700, San Francisco, California 94105.
(2)
Reflects 7,537,800 shares beneficially owned by certain limited partnerships (collectively, the “FPR Funds”). FPR Partners, LLC, (“FPR”) acts as investment manager to the FPR Funds and may be deemed to indirectly beneficially own securities owned by the FPR Funds. Andrew Raab and Bob Peck are the Senior Managing Members of FPR and may be deemed to beneficially own the shares beneficially owned by FPR and the FPR Funds. FPR and its managing members have the power to direct the vote and disposition of these 7,537,800 shares. The address of FPR and its managing members named in this footnote is 199 Fremont Street, Suite 2500, San Francisco, CA 94105. This information was obtained from a Schedule 13G filed with the SEC on December 31, 2023.

(3)
Mr. Heyman’s equity reflects 1,131,656 vested shares and 2,746 unvested RSAs, 13,456 unvested RSUs which are expected to vest within 60 days of March 26, 2024, in addition to 808,793 options to purchase shares exercisable within 60 days of March 26, 2024

(4)
Mr. Carlet’s equity reflects 285,986 vested shares and 1,090 unvested RSAs, 6,206 unvested RSUs which are expected to vest within 60 days of March 26, 2024, in addition to 256,179 options to purchase shares exercisable within 60 days of March 26, 2024.

(5)
Mr. Hess’s equity reflects 194,539 vested shares and 1,692 unvested RSA’s, 5,634 unvested RSUs which are expected to vest within 60 days of March 26, 2024, in addition to 153,699 options to purchase shares exercisable within 60 days of March 26, 2024.

(6)
The address of each of Dr. Neal and Messrs. Best and Ragatz is c/o Hellman & Friedman LLC, 415 Mission Street, Suite 5700, San Francisco, CA 94105.

(7)
Mr. Hendrickson’s equity reflects 14,340 vested and deferred RSUs and 15,528 unvested RSUs, all of which are expected to be converted to deferred RSUs within 60 days of March 26, 2024.

(8)
Mr. Sanchez’s equity represents 8,000 shares of common stock acquired in the IPO, 19,617 vested shares and 15,528 unvested RSUs, all of which are expected to vest within 60 days of March 26, 2024.

(9)
Ms. Vanden-Eykel’s equity represents 19,039 vested shares and 15,528 unvested RSUs, all of which are expected to vest within 60 days of March 26, 2024.

(10)
Mr. Wagers’ equity reflects 22,851 vested shares and 15,528 unvested RSUs, all of which are expected to vest within 60 days of March 26, 2024.

(11)
All directors’ and officers’ equity reflects 1,977,816 shares, 24,940 unvested RSAs, and 117,732 RSUs which are expected to vest within 60 days of March 26, 2024, in addition to 1,662,177 options to purchase shares exercisable within 60 days of March 26, 2024.

Other than the Merger Agreement, none of our current executive officers or directors has pledged any of our securities.

HOUSEHOLDING
As permitted under the Exchange Act, in those instances where we are mailing a printed copy of this information statement, only one copy of this information statement is being delivered to stockholders that reside at the same address and share the same last name, unless such stockholders have notified the Company of their desire to receive multiple copies of this information statement. This practice, known as “householding”, is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.
The Company will promptly deliver, upon oral or written request, a separate copy of this information statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to the Company by phone at (949) 574-3860 or by mail to Investor Relations Department, 1355 W. Innovation Way, Suite 125, Lehi, UT 84043. Stockholders residing at the same address and currently receiving multiple copies of this information statement may contact the Company at the address or telephone number above to request that only a single copy of an information statement be mailed in the future.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements, and other documents with the SEC. These reports contain additional information about the Company. Stockholders may read and copy any reports, statements or other information filed by the Company at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room. The Company’s SEC filings are made electronically available to the public at the SEC’s website located at www.sec.gov. Stockholders can also obtain free copies of our SEC filings through the “Reports and Filings” section of the Company’s website at investors.snapone.com. Our website address is being provided as an inactive textual reference only. The information provided on, or accessible through, our website, other than the copies of the documents listed or referenced below that have been or will be filed with the SEC, is not part of this information statement, and therefore is not incorporated herein by reference.
The SEC allows the Company to “incorporate by reference” information that it files with the SEC in other documents into this information statement. This means that the Company may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this information statement. This information statement and the information that the Company files later with the SEC may update and supersede the information incorporated by reference. Such updated and superseded information will not, except as so modified or superseded, constitute part of this information statement.
The Company incorporates by reference each document it files under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this information statement and before the Effective Time. The Company also incorporates by reference in this information statement the following documents filed by it with the SEC under the Exchange Act:
Snap One Filings:
Current Report on Form 8-K filed on March 7, 2024
Annual Report on Form 10-K for the fiscal year ended December 29, 2023 filed on March 8, 2024
Definitive Proxy Statement on Schedule 14A filed on April 9, 2024
Quarterly Report on From 10-Q for the quarterly period ended March 29, 2024
The Company undertakes to provide without charge to each person to whom a copy of this information statement has been delivered, upon written or oral request, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all of the documents incorporated by reference in this information statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this information statement incorporates. You may request a copy of these filings by telephone at (949) 574-3860 or by writing to us at:
Investor Relations Department
1355 W. Innovation Way, Suite 125
Lehi, UT 84043
e-mail: IR@snapone.com
Resideo and Merger Sub have supplied, and the Company has not independently verified, the information in this information statement relating to Resideo and Merger Sub.
Stockholders should not rely on information that purports to be made by or on behalf of the Company other than that contained in or incorporated by reference in this information statement. The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this information statement. This information statement is dated [•], 2024. No assumption should be made that the information contained in this information statement is accurate as of any date other than that date, and the mailing of this information statement will not create any implication to the contrary.

ANNEX A
***Execution Copy
AGREEMENT AND PLAN OF MERGER
dated as of April 14, 2024,
among
RESIDEO TECHNOLOGIES INC.,
POP ACQUISITION INC.
and
SNAP ONE HOLDINGS CORP.

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS
Page
Acceptable Confidentiality Agreement	73
Adverse Recommendation Change	45
Affiliate	73
Affiliate Transaction	73
Agreement	1
Alternative Financing	60
Ancillary Documents	73
Antitrust Laws	73
Appraisal Shares	3
Authorizations	27
Bankruptcy and Equity Exception	14
Book-Entry Shares	4
Business Day	73
Certificate of Merger	2
Certificates	4
Chosen Courts	87
Closing	2
Closing Date	2
Code	73
Commitment Letters	36
Company	1
Company 401(k) Plan	74
Company Acquisition Agreement	44
Company Balance Sheet	16
Company Benefit Plan	74
Company Board	1
Company Bonus Program	54
Company Bylaws	11
Company Charter	11
Company Common Stock	1
Company Disclosure Letter	10
Company Equity Awards	74
Company ESPP	74
Company Intellectual Property	74
Company Material Adverse Effect	74
Company PSU	75
Company Recommendation	14
Company Restricted Share	76
Company RSU	76
Company SEC Documents	15
Company Service Provider	76

A-iv

Page
Company Stock Option	76
Company Stock Plans	76
Company Stockholder Approval	14
Company Takeover Proposal	76
Company Termination Fee	70
Compensation Committee	76
Confidentiality Agreement	49
Consent	77
Continuing Employee	53
Contract	77
Converted PSU	7
Converted RSU	7, 8
COVID-19	77
COVID-19 Response	77
Credit Agreement	77
Debt Commitment Letter	36
Debt Documents	61
Debt Financing	77
Debt Financing Commitment	36
Debt Financing Sources	77
Debt Financing Sources Related Party	77
DGCL	1
DOJ	50
Effective Time	2
Electronic Delivery	85
Enforcement Expenses	71
Environmental Laws	77
Equity Commitment Letter	36
Equity Financing	78
Equity Financing Sources	78
ERISA	21
ERISA Affiliate	78
Exchange Act	78
Exchange Fund	4
Exchange Ratio	78
Excluded Shares	3
FDI Laws	78
Fee Letter	36
Financing Agreement	78
FIRPTA Certificate	64
FTC	50
Governmental Entity	15
Hazardous Materials	78

A-v

Page
HSR Act	15
Indebtedness	78
Indemnified Persons	55
Information Statement	47
Intellectual Property	79
Intervening Event	79
IT Assets	79
Judgments	26
knowledge	79
Law	79
Lease	23
Leased Real Property	79
Leases	23
Legal Restraints	66
Liens	79
Listed Intellectual Property	28
Malicious Code	30
Material Contract	24
Material Customer	25
Material Supplier	26
Measurement Date	11
Merger	1
Merger Consideration	3
Merger Sub	1
Multiemployer Plan	80
New Plans	53
Non-US Company Plan	22
Notice of Adverse Recommendation Change	46
Open Source Software	80
Outside Date	68
Parent	1
Parent Common Stock	80
Parent Common Stock Value	80
Parent Equity Plan	80
Parent Material Adverse Effect	80
Parent Related Party	80
Paying Agent	4
Payoff Letter	58
Permitted Liens	80
Person	81
Personal Data	81
Phantom Equity Interests	81
Phantom Option	81

A-vi

Page
Pre-Closing Bonus Period	54
Principal Stockholders	82
Privacy and Data Security Requirements	82
Proceeding	26
Process	82
Processing	82
Proprietary Software	29
Qualifying Company Takeover Proposal	45
Remedial Action	52
Representatives	82
Required Information	82
Required Regulatory Approvals	82
Sanctioned Jurisdiction	82
Sanctioned Person	82
Sanctions	83
SEC	83
Section 262	3
Securities Act	83
Senior Employee	41
Sponsor Director	56
Stockholders Agreement	12
Subsidiary	83
Superior Proposal	83
Support Agreement	1
Surviving Corporation	2
Tax Return	83
Taxes	83
Taxing Authority	83
TRA	84
TRA Parties	84
TRA Waiver	58
Trade Control Laws	84
Transactions	84
Unvested Company RSU	7, 8
Vested Company RSU	6, 8
Voting Company Debt	12
Voting Subsidiary Debt	13
willful and material breach	70
Written Consent	47
Exhibits
Exhibit A	Form of Written Consent
Exhibit B	Form of FIRPTA Certificate

A-vii

AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER dated as of April 14, 2024 (this “Agreement”), by and among Resideo Technologies, Inc., a Delaware corporation (“Parent”), Pop Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Snap One Holdings Corp., a Delaware corporation (the “Company”). Unless expressly stated otherwise, Parent, Merger Sub and the Company are referred to in this Agreement individually as a “party” and collectively as the “parties.”
RECITALS
WHEREAS, the parties intend that, at the Effective Time, Merger Sub will be merged with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent as a result of the Merger;
WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (i) determined that this Agreement and the Transactions, including the Merger, are in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the Transactions, including the Merger, in each case on the terms and subject to the conditions set forth in this Agreement, (iii) resolved to recommend that the holders of shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”), adopt this Agreement and (iv) directed that this Agreement be submitted to the Company’s stockholders for adoption by the Company’s stockholders entitled to vote thereon;
WHEREAS, the respective Boards of Directors of Merger Sub and Parent have approved and declared advisable this Agreement and the Transactions, including the Merger, in each case on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, the Principal Stockholders have executed and delivered to Parent and the Company that certain Support Agreement (the “Support Agreement”); and
WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Transactions.
NOW, THEREFORE, in consideration of the foregoing premises, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I
THE MERGER
SECTION 1.01.   The Merger.   On the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”).
SECTION 1.02.   Closing.   The closing of the Merger (the “Closing”) shall take place at 10:00 a.m., New York City time, on a date to be specified and agreed by Parent and the Company, which date shall be no later than the third Business Day following the satisfaction (or waiver by the party entitled thereto) of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction (or waiver by the party entitled thereto) of such conditions), remotely via the electronic exchange of documents and signature pages, unless another time or date shall be agreed in writing by the parties hereto; provided that, notwithstanding the satisfaction (or waiver by the party entitled thereto) of the conditions set forth in Article VII, unless otherwise agreed in writing by Parent, the parties shall not be required to effect the Closing prior to June 14, 2024. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

SECTION 1.03.   Effective Time.   Prior to the Closing, Parent, Merger Sub and the Company shall prepare, and at the Closing, Parent, Merger Sub and the Company shall file with the Secretary of State of the State of Delaware, a certificate of merger (the “Certificate of Merger”) executed in accordance with, and in such form as is required by, the relevant provisions of the DGCL, and shall make all other filings or recordings required under the DGCL to effectuate the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State of the State of Delaware or at such other time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the “Effective Time”).
SECTION 1.04.   Effects of Merger.   The Merger shall have the effects provided in this Agreement and as set forth in the applicable provisions, including Section 259, of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.
SECTION 1.05.   Certificate of Incorporation; Bylaws.   At the Effective Time, (a) the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to be identical to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time (except that references therein to the name of Merger Sub shall be replaced by references to Snap One Holdings Corp.), and (b) the bylaws of the Surviving Corporation shall be amended and restated in their entirety to be identical to the bylaws of Merger Sub as in effect immediately prior to the Effective Time (except that references therein to the name of Merger Sub shall be replaced by references to Snap One Holdings Corp.), in each case, until thereafter amended in accordance with applicable Law and the applicable provisions therein.
SECTION 1.06.   Directors and Officers.
(a)   The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.
(b)   The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.
ARTICLE II
EFFECT ON CAPITAL STOCK; PAYMENT FOR SHARES
SECTION 2.01.   Effect on Capital Stock.   At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub:
(a)   Capital Stock of Merger Sub.   Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.
(b)   Cancellation of Stock Owned by the Company, Parent or Merger Sub.   Each share of Company Common Stock that is owned by the Company, Parent or Merger Sub or any other direct or indirect wholly owned Subsidiary of the Company or of Parent (such shares, “Excluded Shares”), in each case immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.
(c)   Conversion of Company Common Stock.   Each issued and outstanding share of Company Common Stock (other than Excluded Shares, Appraisal Shares, and Company Restricted Shares) shall be converted into the right to receive an amount in cash equal to $10.75, without interest and less any applicable withholding Taxes (the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 2.02.
(d)   Appraisal Rights.   Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any Person who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL (“Section 262”) (such shares, “Appraisal Shares”) shall not be converted into the right to receive the Merger Consideration as provided in Section 2.01(c), but instead, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, shall be canceled and retired and shall cease to exist and shall represent the right to receive only those rights provided under Section 262; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to receive those rights under and to be paid such consideration as is determined pursuant to Section 262, shall cease and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and shall represent only the right to receive, the Merger Consideration as provided in Section 2.01(c). If the Surviving Corporation makes any payment after the Effective Time with respect to Appraisal Shares to the holders thereof pursuant to such holders’ appraisal rights under Section 262 or otherwise has funded amounts into the Exchange Fund in respect of such Appraisal Shares, then any portion of the Merger Consideration relating to such Appraisal Shares held in the Exchange Fund shall be delivered by the Paying Agent to the Surviving Corporation upon demand. The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock, any withdrawals of any such demands or any other instruments or notices served pursuant to the DGCL or otherwise and received by the Company relating to the rights of appraisal of the holders of shares of Company Common Stock, and Parent shall have the right to participate in all negotiations and Proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, (i) make any payment with respect to any such demand, (ii) offer to settle or settle any such demand or (iii) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the DGCL.
SECTION 2.02.   Payment of Merger Consideration.
(a)   Paying Agent.   Prior to the Effective Time, Parent shall select a bank or trust company reasonably acceptable to the Company to act as paying agent (the “Paying Agent”) for the payment of the Merger Consideration as provided in Section 2.01(c). At or prior to the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent an amount in cash necessary to pay for the shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to Section 2.01(c) (such cash being hereinafter referred to as the “Exchange Fund”).
(b)   Exchange Procedure.   Promptly (and in any event no later than two Business Days) after the Effective Time, Parent shall direct the Paying Agent to mail to each holder of record of a certificate or certificates (if any), or a non-certificated share or non-certificated shares, that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the “Certificates” or “Book-Entry Shares,” respectively) which were converted into the right to receive the Merger Consideration pursuant to Section 2.01(c) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, and shall be in customary form and have such other provisions as Parent and the Company may reasonably agree prior to the Effective Time) and (ii) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares, as applicable, in exchange for the Merger Consideration. Upon (A) in the case of a Certificate, surrender of such Certificate to the Paying Agent for cancellation, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent or (B) in the case of Book-Entry Shares, receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of the transfer as the Paying Agent may reasonably request), the holder of such Certificate or Book-Entry Share, as applicable, shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock theretofore represented by such Certificate or Book-Entry Share, as applicable, pursuant to Section 2.01(c), and the Certificate or Book-Entry Share, as applicable, so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration in accordance with this Article II. No interest shall be paid or accrue on the cash payable to any holder of a Certificate or Book-Entry Share in accordance with the provisions of this Article II.
(c)   No Further Ownership Rights in Company Common Stock.   The Merger Consideration paid in accordance with the terms of this Article II upon the surrender of any Certificate or Book-Entry Share shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock that such Certificate or Book-Entry Share represented immediately prior to the Effective Time. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates or Book-Entry Shares are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II. No cash payment with respect to the Merger Consideration shall be paid to the holder of any unsurrendered Certificate or Book-Entry Share until the surrender of such Certificate or Book-Entry Share in accordance with this Section 2.02.
(d)   Termination of Exchange Fund.   Any portion of the Exchange Fund that remains undistributed to the holders of Certificates or Book-Entry Shares for nine (9) months after the Effective Time shall be delivered to Parent (or the Surviving Corporation, as directed by Parent), upon demand, and any former holder of Company Common Stock entitled to payment of Merger Consideration who has not theretofore complied with this Article II shall thereafter look only to Parent as a general creditor thereof for payment of its claim for Merger Consideration without any interest thereon.
(e)   No Liability.   None of Parent, Merger Sub, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate or Book-Entry Share has not been surrendered for Merger Consideration prior to the five (5) year anniversary of the Effective Time (or, if earlier, immediately prior to the date on which the Merger Consideration in respect of such Certificate or Book-Entry Share would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration in respect of such Certificate or Book-Entry Share shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.
(f)   Investment of Exchange Fund.   The Paying Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent (net of any applicable withholding Taxes). No such investment or any loss thereon shall affect the amounts payable pursuant to this Article II. Parent shall take actions necessary to ensure that the Exchange Fund includes at all times cash in an amount sufficient for the Paying Agent to pay the Merger Consideration in accordance with this Agreement.
(g)   Lost Certificates.   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Paying Agent or Parent, the posting by such Person of a bond in such reasonable and customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent or Parent, as applicable, shall deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration.

(h)   Withholding Rights.   Each of the Surviving Corporation, Merger Sub, Parent and the Paying Agent shall be entitled to deduct and withhold from any amounts otherwise payable to any Person pursuant to this Agreement such amounts as may be required to be deducted and withheld under applicable Law with respect to Taxes. Any amounts so deducted or withheld and paid over to the appropriate Taxing Authority shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.
SECTION 2.03.   Equity Awards.
(a)   Treatment of Company Stock Options and Phantom Options.   At the Effective Time, each Company Stock Option and Phantom Option will be cancelled without any action on the part of the holder thereof and without any cash payment being made in respect thereof, it being understood that no Company Stock Option will have an exercise price per share less than the Merger Consideration as of the Effective Time.
(b)   Treatment of Vested Company RSUs.   At the Effective Time, each Company RSU that is outstanding and vested immediately prior to the Effective Time, after taking into account any accelerated vesting that occurs immediately prior to, or in connection with, the Effective Time, in each case pursuant to any Contract or Company Benefit Plan that provides for such acceleration (each, a “Vested Company RSU”), shall automatically and without any required action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest, equal to (x) the total number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time multiplied by (y) the Merger Consideration.
(c)   Treatment of Unvested Company RSUs.   At the Effective Time, by virtue of the Merger and without any action on the part of the holder of a Company RSU, each Company RSU other than a Vested Company RSU that is outstanding as of immediately prior to the Effective Time (each, an “Unvested Company RSU”), shall be assumed by Parent and automatically converted into a Parent restricted stock unit award with respect to shares of Parent Common Stock under the Parent Equity Plan on the terms and conditions set forth in this Section 2.03(c). Accordingly, from and after the Effective Time, the aggregate number of shares of Parent Common Stock underlying such award will be determined by multiplying (A) the number of shares of Company Common Stock subject to such Unvested Company RSU immediately prior to the Effective Time by the (B) Exchange Ratio, with any resulting fractional share rounded down to the nearest whole share of Parent Common Stock (as converted, a “Converted RSU”); provided, that, any such fractional share shall be converted into a right to receive an amount in cash at the Effective Time equal to (x) such fractional share multiplied by (y) the Parent Company Stock Value. As of the conversion pursuant to this Section 2.03(c), each Converted RSU shall be subject to the same terms and conditions (including vesting terms) applicable to the corresponding Unvested Company RSU immediately prior to the Effective Time (which includes, for the avoidance of doubt, any acceleration benefits that applied to such Unvested Company RSU upon a qualifying termination of employment or service pursuant to the terms thereof (which includes, for the avoidance of doubt, any applicable Severance Arrangement)), except as otherwise provided in this Section 2.03(c), for administrative changes, or changes resulting from the Converted RSU being subject to the Parent Equity Plan, in each case, that are not materially adverse to the holder of such Converted RSU, or to which the holder consents.
(d)   Treatment of Company Restricted Shares.   At the Effective Time, each Company Restricted Share outstanding immediately prior to the Effective Time shall be cancelled and converted into the right to receive the Merger Consideration.
(e)   Treatment of Company PSUs.   At the Effective Time, by virtue of the Merger and without any action on the part of the holder of a Company PSU, each Company PSU that is outstanding as of immediately prior to the Effective Time (each, an “Unvested Company PSU”) shall be assumed by Parent and automatically be converted into a Parent restricted stock unit award with respect to shares of Parent Common Stock on the same terms and conditions as applied to the Company PSU as of immediately prior to the Effective Time (and provided, for clarity, that any Company PSU that as of immediately prior to the Effective Time is no longer subject to performance criteria, and any Company

PSU for which the performance period is deemed completed as a result of the consummation of the Transactions, shall be subject to the treatment described in subsection (b) or (c) above for Company RSUs, as applicable), except that the aggregate number of shares of Parent Common Stock underlying such award will be determined by multiplying (A) the number of shares of Company Common Stock subject to such Company PSU immediately prior to the Effective Time based on (i) with respect to any Company PSU for which the performance period has not been completed as of the Effective Time, based on target performance, or (ii) with respect to any Company PSU for which the performance period has been completed prior to the Effective Time, based on the actual level of performance (as determined by the Compensation Committee prior to the Effective Time in good faith consistent with past practices) through the end of such performance period (provided, that the Company will consult with Parent in good faith on such determination of actual performance), which for the avoidance of doubt may be zero for any Company PSU that does not satisfy the applicable performance conditions, by (B) the Exchange Ratio (as converted, a “Converted PSU”), with any resulting fractional share rounded up to the nearest whole share of Parent Common Stock. As of the conversion pursuant to this Section 2.03(e), each Converted PSU shall be subject to the same terms and conditions (including the remaining service-based vesting conditions that would apply with respect to any such Company PSU (or portions thereof) following the completion (or deemed completion) of any applicable performance period), subject to the terms set forth on Section 2.03(e) of the Company Disclosure Letter, and settlement terms applicable to the corresponding Company PSU immediately prior to the Effective Time (including, for the avoidance of doubt, any acceleration benefits that apply to such Company PSU upon a qualifying termination of employment or service pursuant to the terms thereof (which includes, for the avoidance of doubt, any applicable Severance Arrangement)) except as otherwise provided in this Section 2.03(e), for administrative changes, or changes resulting from the Converted PSU being subject to the Parent Equity Plan, in each case, that are not materially adverse to the holder of such Converted PSU, or to which the holder consents.
(f)   Treatment of Vested Phantom RSUs.   At the Effective Time, each Phantom RSU that is outstanding and vested immediately prior to the Effective Time, after taking into account any accelerated vesting that occurs immediately prior to, or in connection with, the Effective Time, in each case pursuant to any Contract or Company Benefit Plan that provides for such acceleration (each, a “Vested Phantom RSU”), shall automatically and without any required action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest, equal to (x) the total number of shares of Company Common Stock underlying such Phantom RSU immediately prior to the Effective Time multiplied by (y) the Merger Consideration.
(g)   Treatment of Unvested Phantom RSUs.   At the Effective Time, by virtue of the Merger and without any action on the part of the holder of a Phantom RSU, each Phantom RSU other than a Vested Phantom RSU that is outstanding as of immediately prior to the Effective Time (each, an “Unvested Phantom RSU”), shall be assumed by Parent and automatically converted into a Parent cash-settled restricted stock unit award under the Parent Equity Plan that will be settled in cash by reference to the value of shares of Parent Common Stock (as of the applicable vesting date) on the terms and conditions set forth in this Section 2.03(c). Accordingly, from and after the Effective Time, the aggregate number of shares of Parent Common Stock underlying such award will be determined by multiplying (A) the number of shares of Company Common Stock subject to such Unvested Phantom RSU immediately prior to the Effective Time by the (B) Exchange Ratio, with any resulting fractional share rounded down to the nearest whole share of Parent Common Stock (as converted, a “Converted Phantom RSU”); provided, that, any such fractional share shall be converted into a right to receive an amount in cash at the Effective Time equal to (x) such fractional share multiplied by (y) the Parent Company Stock Value. As of the conversion pursuant to this Section 2.03(c), each Converted Phantom RSU shall be subject to the same terms and conditions (including vesting terms, subject to the terms set forth on Section 2.03(c) of the Company Disclosure Letter and settlement terms) applicable to the corresponding Unvested Phantom RSU immediately prior to the Effective Time (which includes, for the avoidance of doubt, any acceleration benefits that applied to such Unvested Phantom RSU upon a qualifying termination of employment or service pursuant to the terms thereof), except as otherwise provided in this Section 2.03(c), for administrative changes, or changes resulting from the Converted Phantom RSU being subject to the Parent Equity Plan, in each case, that are not materially adverse to the holder of such Converted Phantom RSU, or to which the holder consents.
(h)   Treatment of Company ESPP.   Prior to or as soon as practicable following the date of this Agreement, the Company shall have taken or shall take all actions required to (i) ensure that no enrollment for offering periods under the Company ESPP shall commence on or after the date of this Agreement and that no new offering period under the Company ESPP shall commence on or after the date of this Agreement, (ii) if the Closing shall occur prior to the end of the offering period under the Company ESPP in effect as of the date hereof, cause a new exercise date to be set under the Company ESPP, which date shall be no later than one Business Day prior to the Closing Date, and (iii) arrange for the amount of the accumulated contributions of each participant under the Company ESPP, to the extent not used to purchase shares of Company Common Stock in accordance with the terms and conditions of the Company ESPP prior to the Effective Time (the “Remaining ESPP Account Balance”), to be refunded to such participant through the Company’s payroll system no later than ten (10) Business Days following the Effective Time. The Company shall further take all actions necessary to terminate the Company ESPP in accordance with the terms thereof, effective as of no later than the Effective Time.
(i)   Corporate Actions.   At or prior to the Effective Time, the Company, the Board of Directors of the Company and the Compensation Committee, as applicable, shall adopt any resolutions necessary to effectuate the provisions of Section 2.03(a) through (g), and to terminate the Company Stock Plan and to ensure that, as of the Effective Time, no Person shall have any right under the Company Stock Plan (other than any rights attendant to Converted RSUs, Converted PSUs, or Converted Phantom RSUs and right to payment of the Merger Consideration, as set forth in Section 2.03(b), (d) and (f) in respect of Vested Company RSUs, Company Restricted Shares and Vested Phantom RSUs, respectively). Prior to the Effective Time, the Company shall deliver written notice to each holder of a Company Equity Award informing such holder of the effect of the Merger on the Company Equity Awards, and the Company shall consult with Parent with respect to such notices and shall provide Parent an opportunity to comment thereon, which comments will be considered in good faith by the Company. Effective as of the Effective Time, Parent shall assume the Unvested Company RSUs, Unvested Company PSUs, and Unvested Phantom RSUs that are outstanding immediately prior to the Effective Time in accordance with the terms of this Section 2.03. Parent may also elect to convert and assume (on the same basis set forth in Section 2.03(c) and (e)) the share reserve available under the Company Equity Plan as of the Effective Time into the Parent Equity Plan to the extent permitted under and in accordance with applicable Law.
(j)   Payment for Company Equity Awards.   At or prior to the Effective Time, Parent will deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate amount owed to holders of Vested Company RSUs, Company Restricted Shares, Vested Phantom RSUs, and fractional shares resulting from the conversion of Unvested Company RSUs, Unvested Company PSUs, and Unvested Phantom RSUs contemplated by this Section 2.03, and any associated payroll taxes then payable, provided that Parent shall not be required to make any such deposit to the extent the cash and cash equivalent balances of the Company are sufficient to satisfy the payment obligations (and associated payroll taxes) in respect of the foregoing Company Equity Awards as set forth herein. As promptly as reasonably practicable following the Closing Date, but in no event later than the later of (i) the second regularly scheduled payroll date of the Surviving Corporation following the Closing Date, and (ii) fourteen (14) Business Days following the Closing Date, the applicable former holders of the Company Equity Awards described in this Section 2.03(j) will receive a payment from the Surviving Corporation, through its payroll system or payroll provider, of all amounts required to be paid to such former holders in respect of such Company Equity Awards pursuant to Section 2.03(a)-(g), as applicable (after giving effect to any required Tax withholdings as provided in Section 2.02(h)). Notwithstanding the foregoing, to the extent that payments in respect of any such Company Equity Award are owed to non-employee directors or other non-employee service providers of the Company, such amounts shall be paid as promptly as reasonably practicable following the Closing Date, but in no event later than fourteen (14) Business Days following the Closing Date, by wire transfer of immediately available funds through such method as the Company typically uses for payments to such Persons.

SECTION 2.04.   Adjustments.   Notwithstanding any provision of this Article II to the contrary, if between the date hereof and the Effective Time the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the Merger Consideration shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction; provided, that nothing in this Section 2.04 shall be construed to permit the Company to take any action with respect to its Equity Interests that is prohibited by the terms of this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as (a) specifically disclosed in the reports, schedules, forms, statements and other documents filed or furnished by the Company with the SEC since July 30, 2021 and publicly available on the internet website of the SEC prior to the date of this Agreement (other than any disclosures (i) contained in any section entitled “Risk Factors,” except to the extent such information consists of factual historical or current statements, (ii) set forth in any “Forward-Looking Statements” disclaimer or (iii) that are cautionary, non-specific, predictive or forward-looking in nature) or (b) set forth in the disclosure letter, dated as of the date hereof and delivered by the Company to Parent and Merger Sub in connection with the execution of this Agreement (the “Company Disclosure Letter”), the Company represents and warrants to Parent and Merger Sub as follows:
SECTION 3.01.   Organization, Standing and Power.   The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has full power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as presently conducted, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties and assets makes such qualification, licensing or good standing necessary, except where the failure to be so qualified, licensed or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the certificate of incorporation of the Company, as amended to the date of this Agreement (as so amended, the “Company Charter”), and the bylaws of the Company, as amended to the date of this Agreement (as so amended, the “Company Bylaws”). The Company Charter and the Company Bylaws are in full force and effect. The Company is not in violation of any provision of the Company Charter or the Company Bylaws in any material respect.
SECTION 3.02.   Capital Structure.
(a)   As of the date of this Agreement, the authorized capital stock of the Company consists of 500,000,000 shares of Company Common Stock and 50,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”). At the close of business on April 14, 2024 (such date and time, the “Measurement Date”), (i) 76,535,644 shares of Company Common Stock were issued and outstanding (61,779 of which were Company Restricted Shares), (ii) no shares of Company Preferred Stock were issued and outstanding, (iii) 0 shares of Company Common Stock were held by the Company in its treasury, (iv) (A) 3,641,509 shares of Company Common Stock were subject to outstanding Company Stock Options, (B) 3,563,287 shares of Company Common Stock were subject to outstanding Company RSUs, and (C) 1,542,760 shares of Company Common Stock were subject to outstanding Company PSUs (assuming achievement of any applicable performance criteria at actual performance levels for Company PSUs (or portions thereof) for which the performance period has been completed prior to the date hereof and at target levels for all other Company PSUs (or portions thereof)), (v) 23,447 Phantom RSUs issued and outstanding, (vi) 69,800 Phantom Options issued and outstanding, (vi) an additional 2,218,345 shares of Company Common Stock were reserved and available for issuance pursuant to the Company Stock Plan (for the avoidance of doubt, not including the shares of Company Common Stock subject to the Company Equity Awards set forth above), and (vii) 803,716 shares of Company Common Stock were reserved and available for issuance pursuant to the Company ESPP and 164,294 shares of Company Common Stock were subscribed and/or currently estimated to be subscribed for under the Company ESPP during the current offering period immediately prior to the date hereof. As of the Measurement Date, no (A) shares of capital stock or other voting securities of, (B) other equity or voting interests in, (C) securities convertible into or exchangeable for capital stock, voting securities or other equity interests in, (D) stock appreciation rights, performance shares, “phantom” stock rights, or other rights that give the holder thereof any economic or voting interest of a nature that would accrue to the holders of capital stock in, or (E) options, warrants, subscriptions or other rights to acquire or receive capital stock, voting securities or other equity interests or rights referred to in clause (A), (B), (C) and (D) (clauses (A), (B), (C), (D), or (E) collectively, “Equity Interests”) of the Company were issued, reserved for issuance or outstanding except as set forth in this Section 3.02(a).
(b)   All issued and outstanding Equity Interests in the Company are, and at the time of issuance all Equity Interests in the Company that may be issued prior to the Effective Time in accordance with the terms of this Agreement, including all shares that may be issued pursuant to the Company Stock Plan, will be, duly authorized, validly issued, fully paid and nonassessable (to the extent applicable as a legal concept), have been or will be issued in compliance with all applicable securities laws, and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company Charter, the Company Bylaws or any Contract to which the Company is, or, to the knowledge of the Company, a stockholder of the Company is, a party or otherwise bound.
(c)   There are no bonds, debentures, notes or other Indebtedness of the Company that may have at any time (whether actual or contingent) the right to vote, or that are convertible into or exchangeable for securities having the right to vote, on any matters on which holders of shares of Company Common Stock may vote (“Voting Company Debt”) or any securities that are convertible into or exchangeable for, or options, warrants or other rights to acquire or receive any, Voting Company Debt.
(d)   Except for the Company Stock Options, Company RSUs, Company PSUs, Phantom RSUs or Phantom Options, in each case in accordance with their respective terms as in effect as of the date hereof, there are no outstanding obligations of the Company or any Subsidiary thereof to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any Equity Interests in the Company or such Subsidiary. There are no outstanding obligations of the Company or any Subsidiary thereof to directly or indirectly amend, redeem, repurchase or otherwise acquire any Equity Interests in the Company or such Subsidiary, except in the case of the Company, for (A) acquisitions of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Stock Options in order to pay the exercise price of such Company Stock Options, (B) the withholding of shares of Company Common Stock to satisfy Tax obligations with respect to Company Stock Options, Company RSUs or Company PSUs or (C) the acquisition by the Company of Company Stock Options, Company RSUs, Company PSUs, Phantom RSUs or Phantom Options in connection with the forfeiture of such awards, in each case, in accordance with their respective terms. Neither the Company nor any Subsidiary thereof, is party to any agreement with respect to the voting, transfer or registration of any capital stock or voting securities of, or other Equity Interests in, the Company or such Subsidiary, except in the case of the Company, for the Stockholders Agreement, dated as of July 27, 2021, by and among the Company and the other parties named therein (the “Stockholders Agreement”).
(e)   Section 3.02(e) of the Company Disclosure Letter sets forth a correct and complete list of each holder of an outstanding Company Equity Award as of the date hereof, which schedule shows for each Company Equity Award, as applicable, the date such Company Equity Award was granted, the number of shares of Company Common Stock subject to such Company Equity Award (assuming achievement of any applicable performance criteria at actual performance levels for Company PSUs (or portions thereof) for which the performance period has been completed prior to the date hereof and at target levels for all other Company PSUs (or portions thereof) and the applicable exercise price of each Company Equity Award that is a Company Stock Option. With respect to each Company Equity Award, each Company Stock Option has an exercise price that is equal or greater than the fair market value of the underlying Company Common Stock on the applicable grant date, and each such grant was properly accounted for in all material respects in accordance with GAAP in the financial statements of the Company.
SECTION 3.03.   Company Subsidiaries; Equity Interests.
(a)   Section 3.03(a) of the Company Disclosure Letter sets forth a true, correct and complete list of the name and jurisdiction of organization of each Subsidiary of the Company. Each Subsidiary of the Company has been duly organized, is validly existing and (where applicable) in good standing (or equivalent concept to the extent applicable) under the laws of its jurisdiction of organization. Each Subsidiary of the Company has full power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as presently conducted, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Subsidiary of the Company is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties and assets makes such qualification, licensing or good standing necessary, except where the failure to be so qualified, licensed or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   All issued and outstanding Equity Interests in each Subsidiary of the Company are, and at the time of issuance all Equity Interests in each such Subsidiary that may be issued prior to the Effective Time in accordance with this Agreement, will be, duly authorized, validly issued, fully paid and nonassessable (to the extent applicable as a legal concept), have been or will be issued in compliance with all applicable securities laws, and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the organizational documents of such Subsidiary or any Contract to which the Company or any of its Subsidiaries are, or, to the knowledge of the Company, a stockholder of such Subsidiary is, party to or otherwise bound.
(c)   There are no bonds, debentures, notes or other Indebtedness of any Subsidiary of the Company that may have at any time (whether actual or contingent) the right to vote, or that are convertible into or exchangeable for securities having the right to vote, on any matters on which holders of Equity Interests of any Subsidiary of the Company may vote (“Voting Subsidiary Debt”) or any securities that are convertible into or exchangeable for, or options, warrants or other rights to acquire or receive any, Voting Subsidiary Debt.
(d)   All issued and outstanding Equity Interests of the Subsidiaries of the Company are owned by the Company or a wholly owned Subsidiary of the Company, free and clear of all Liens other than Permitted Liens described in clause (g) of the definition thereof or Liens arising pursuant to applicable securities Laws of general application. Except for the Company’s Subsidiaries, neither the Company nor any Subsidiary thereof owns any Equity Interests in any other Person.
SECTION 3.04.   Authority; Execution and Delivery; Enforceability.
(a)   The Company has all requisite corporate power and authority to execute and deliver this Agreement and the other Ancillary Documents to which it is a party and, subject to obtaining the Company Stockholder Approval, to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the other Ancillary Documents to which it is a party and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject to obtaining the Company Stockholder Approval. The Company has duly executed and delivered this Agreement and the other Ancillary Documents to which it is a party, and, assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement and the other Ancillary Documents to which the Company is a party constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies (the “Bankruptcy and Equity Exception”)).

(b)   The Company Board duly and unanimously adopted resolutions (i) determining that this Agreement and the Transactions, including the Merger, are in the best interests of the Company and its stockholders, (ii) approving and declaring advisable this Agreement and the Transactions, including the Merger, in each case, on the terms and subject to the conditions set forth in this Agreement, and (iii) recommending that the holders of shares of Company Common Stock vote in favor of approving and adopting this Agreement and directing that this Agreement be submitted to the Company’s stockholders for approval and adoption (collectively, the “Company Recommendation”), which resolutions, except to the extent permitted by Section 5.02(f), have not been rescinded, modified or withdrawn in any way. The affirmative vote (in person or by written consent, including by obtaining the Written Consent) of holders of a majority of the outstanding shares of Company Common Stock in favor of approving and adopting this Agreement (the “Company Stockholder Approval”) is the only vote or approval of the holders of Company Common Stock or any other Equity Interests of the Company necessary to adopt this Agreement or approve the Merger or other Transactions, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger or the other Transactions (other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware).
(c)   No state takeover statute, “business combination,” “control share acquisition,” “fair price,” “moratorium,” “interested stockholder,” “affiliate transaction” or similar Law, and no analogous provision in the Company Charter or the Company Bylaws, applies to the Company with respect to this Agreement, the Merger or any other Transaction. The Company has elected in its certificate of incorporation not to be governed by Section 203 of the DGCL and accordingly, the provisions of Section 203 of the DGCL are inapplicable to this Agreement, the Merger or any other Transaction. There is no stockholder rights plan, “poison pill” antitakeover plan or similar device in effect to which the Company is subject, party or otherwise bound.
SECTION 3.05.   No Conflicts; Consents.
(a)   The execution, delivery and performance of this Agreement and the other Ancillary Documents by the Company and the consummation of the Merger and the other Transactions do not and will not (i) breach, violate or conflict with any provision of the Company Charter or Company Bylaws, (ii) assuming that all Consents and filings contemplated by Section 3.05(b) have been obtained or made (as applicable) and the Company Stockholder Approval has been obtained, conflict with, breach or violate any Law or Privacy and Data Security Requirement applicable to the Company or any of its Subsidiaries, (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), result in the termination of, accelerate the performance required by, result in a right of termination or acceleration, or require a Consent pursuant to, any Material Contract or material Authorizations of the Company or any of its Subsidiaries or (iv) result in the creation of any Lien (other than Permitted Liens) upon any of the properties, assets or rights of the Company or any of its Subsidiaries, except, in the case of clauses (ii)  – (iv), for any such conflict, violation, breach, default, loss, right or other occurrence which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   The execution, delivery and performance of this Agreement and the other Ancillary Documents by the Company and the consummation of the Merger and the other Transactions by the Company do not and will not require any Consent of, or registration, declaration, notice or filing with or from, any transnational, national, federal, state, local, provincial, municipal or other government, domestic or foreign, or any court of competent jurisdiction, administrative or regulatory agency, body or commission or other governmental or quasi-governmental (including self-regulatory) authority or instrumentality, domestic or foreign (each, a “Governmental Entity”), except for (i) compliance with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder (including the filing of the Information Statement), and state securities, takeover and “blue sky” laws, (ii) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and any other Antitrust Law or any FDI Law set forth on Section 3.05(b) of the Company Disclosure Letter, (iii) compliance with the applicable requirements of Nasdaq, (iv) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL, and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
SECTION 3.06.   SEC Documents; Undisclosed Liabilities; Internal Controls.
(a)   The Company has filed or furnished on a timely basis, as applicable, all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be filed or furnished, as applicable, by the Company with the SEC since July 30, 2021 (such documents, together with any documents filed or furnished, as applicable, by the Company with the SEC during such period on a voluntary basis, the “Company SEC Documents”).
(b)   As of their respective effective dates (in the case of Company SEC Documents that are registration statement filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date of this Agreement, the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, as the case may be, including, in each case, the applicable rules and regulations promulgated thereunder, each as in effect on the date of any such filing and as of such respective dates (or, if amended prior to the date of this Agreement, as of the date of such amendment), and none of the Company SEC Documents contained, at the time of such filing or amendment (as applicable), any untrue statement of a material fact or omitted to state any material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that the information in such Company SEC Document has been amended or superseded by a later Company SEC Document filed prior to the date of this Agreement.
(c)   As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents and, to the knowledge of the Company, none of the Company SEC Documents is the subject of any pending SEC comment or investigation.
(d)   No Subsidiary of the Company is required to file any form, report, schedule, statement or other document with the SEC.
(e)   The Company is in compliance in all material respects with (i) the provisions of the Sarbanes-Oxley Act and (ii) the rules and regulations of Nasdaq, in each case, that are applicable to the Company.
(f)   The financial statements (including, in each case, the notes and schedules thereto) of the Company included in the Company SEC Documents when filed (i) complied as to form, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP (except, in the case of such unaudited quarterly consolidated financial statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (x) as may be expressly indicated in the notes thereto or (y) as permitted by Regulation S-X) and (iii) fairly presented in all material respects the consolidated financial position of the Company and the Subsidiaries of the Company as of the dates thereof and the consolidated results of their operations, cash flows and stockholders’ equity for the periods covered thereby (subject, in the case of unaudited quarterly consolidated financial statements, to normal recurring year-end adjustments that are not, individually or in the aggregate, material in amount). Since July 30, 2021, the Company has not made any material change in the accounting practices or policies applied in the preparation of its financial statements, except as described in the Company SEC Documents or except as may have been required by GAAP, the SEC, or applicable Law.
(g)   Except (i) as reflected or reserved against in the condensed balance sheet of the Company as of December 31, 2023 or specifically disclosed in the notes thereto, included in the Company SEC Documents as of the date hereof (such balance sheet and the notes thereto, the “Company Balance Sheet”), (ii) for liabilities or obligations incurred pursuant to the terms of this Agreement, (iii) for liabilities or obligations incurred since the date of the Company Balance Sheet in the ordinary course of business, (iv) for executory obligations under the terms of any Contract to which the Company or any of its Subsidiaries is a party (other than as a result of a breach thereof or default thereunder), or (v) for liabilities or obligations that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries do not have any liabilities or obligations of a nature required by GAAP to be reflected in a consolidated balance sheet or disclosed in the notes thereto. There are no off-balance sheet arrangements of any type pursuant to any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act that have not been so described in the Company SEC Documents filed prior to the date hereof.
(h)   The Company has designed and maintains a system of internal controls over financial reporting and accounting sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and includes policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with the authorizations of management and the directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries that could have a material effect on the financial statements of the Company and its Subsidiaries.
(i)   The Company has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that are sufficient to provide reasonable assurance that material information that is required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and made known to its principal executive officer and principal financial officer as appropriate to allow timely decisions regarding required disclosure. Since July 30, 2021, none of the Company Board nor, to the knowledge of the Company, the Company’s auditors have been advised of, and the Company’s principal executive officer, principal financial officer and principal accounting officer are not aware of and have not disclosed, based on their most recent evaluation prior to the date of this Agreement, to the Company’s auditor and the Company Board (A) any “significant deficiencies” or “material weaknesses” (each as defined in Rule 12b-2 of the Exchange Act) in the systems of internal controls over financial reporting that has not been subsequently remedied or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.
(j)   Section 3.06(j) of the Company Disclosure Letter contains a true, correct and complete list of all indebtedness for borrowed money of the Company and its Subsidiaries as of the date hereof with an outstanding principal amount of at least $250,000.
SECTION 3.07.   Absence of Certain Changes or Events.   Since December 31, 2023:
(i)   there has not occurred a Company Material Adverse Effect;
(ii)   there have been no payments made under the TRA, except as set forth on Section 3.07 of the Disclosure Letter; and
(iii)   none of the Company or its Subsidiaries have taken any action that, if taken after the date hereof without the consent of Parent, would constitute a violation in any material respect of Sections 5.01(a)(i), (iii), (iv), (vii), (viii), (xii), (xiii) or (xvii).
SECTION 3.08.   Taxes. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole:
(a)   The Company and the Subsidiaries of the Company have timely filed all Tax Returns that are required to be filed by them (taking into account any automatic extensions of time to file), and such

Tax Returns are true, complete and accurate in all respects. The Company and the Subsidiaries of the Company have paid all Taxes due and owing by any of them (whether or not shown as due on such Tax Returns).
(b)   Neither the Company nor any Subsidiary of the Company has sought or is the beneficiary of an extension (other than automatic extensions) of time within which to file any Tax Return which has not been filed. Neither the Company nor any Subsidiary of the Company has waived or extended any statute of limitations in respect of Taxes which waiver or extension remains in effect.
(c)   The Company Balance Sheet reflects adequate accruals and reserves for all Taxes of the Company and each Subsidiary of the Company with respect to all periods through the date thereof in accordance with GAAP. Since the date of the Company Balance Sheet, the Company and each Subsidiary of the Company has not incurred any liability for Taxes outside the ordinary course of business.
(d)   The Company and the Subsidiaries of the Company have withheld and timely remitted all amounts required to have been withheld and remitted in respect of Taxes with respect to any amounts owing to any vendor, employee, independent contractor, creditor or any other Person.
(e)   Within the past two years, neither the Company nor any Subsidiary of the Company has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify as a transaction to which Section 355 or 361 of the Code (or any similar provision of state, local or foreign Law) applies.
(f)   Neither the Company nor any Subsidiary of the Company is a party to any Tax allocation, sharing, indemnity or reimbursement agreement or arrangement (other than any customary Tax indemnification provisions in ordinary course commercial agreements or arrangements that are not primarily related to Taxes) or has any liability for Taxes of any Person (other than the Company or any Subsidiary of the Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor. Neither the Company nor any Subsidiary of the Company has been a member of an affiliated group filing consolidated U.S. federal income Tax Returns or a combined, consolidated, unitary or other affiliated group Tax Return for state, local or foreign Tax purposes (other than a group comprised of the Company and its Subsidiaries).
(g)   There are no Liens, except for Permitted Liens, for Taxes upon any property or assets of the Company or any Subsidiary of the Company.
(h)   Neither the Company nor any Subsidiary of the Company has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b) (or any similar provision of state, local or foreign Law).
(i)   There is no audit or other examination or administrative, judicial or other proceeding with respect to any Tax Return or Taxes of the Company or any Subsidiary of the Company currently in progress, nor are any proposed or threatened in writing.
(j)   No written claim has been made by any Governmental Entity in a jurisdiction where the Company or a Subsidiary of the Company does not file Tax Returns that the Company or such Subsidiary of the Company, as applicable, is or may be subject to taxation by such jurisdiction.
(k)   Neither the Company nor any Subsidiary of the Company has or has ever had a branch or permanent establishment in any country other than the country of its organization.
(l)   The Company and its Subsidiaries will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or portion thereof) ending after the Closing Date as a result of any (i) installment sale or open transaction or other similar transaction on or prior to the Closing Date, (ii) any accounting method change made or required to be made on or prior to the Closing Date, (iii) the use of an improper method of accounting for any period or portion thereof ending prior to the Closing Date, (iv) any written agreement with a Governmental Entity with respect to Taxes pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign Law) or private letter ruling with respect to the Company or its Subsidiaries, (v) any prepaid amount received on or prior to the Closing (other than in the ordinary course of business), (vi) an election under Section 965(h) of the Code, or (vii) any intercompany transaction or excess loss account described in the Treasury Regulations promulgated pursuant to Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Law) in respect of taxable periods (or portions thereof) ending on or prior to the Closing Date.
(m)   No deficiency or assessment for Taxes has been asserted in writing or assessed by any Governmental Entity with respect to the Company or any Subsidiary of the Company which remains unpaid.
SECTION 3.09.   Labor Relations.
(a)   Except that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and each Subsidiary of the Company is in compliance with all applicable Laws, Contracts and Authorizations to which it is a party relating to employment and employment practices, including wages, hours, collective bargaining, unemployment insurance, workers’ compensation, equal employment opportunity, classification of employees and contractors, age and disability discrimination, immigration-related work authorization, the collection, withholding, and payment of Taxes, payment of overtime pay and the termination of employment, including any obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 and similar state or local Law.
(b)   Except that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, there are no complaints, charges or claims against the Company or any Subsidiary of the Company pending or, to the knowledge of the Company, threatened to be brought or filed with any Governmental Entity based on, arising out of, in connection with, or otherwise relating to the employment of, or termination of employment by, the Company or any Subsidiary of the Company of any individual or of any provision of services to the Company or any Subsidiary of the Company by any individual.
(c)   Neither the Company nor any Subsidiary of the Company is a party to any collective bargaining agreement or other Contract with a labor union or any similar employee or labor organization or other representative of the Company’s or its Subsidiaries’ employees, nor is any such Contract presently being negotiated. There are no ongoing material labor strikes, material slowdowns, material work stoppages, picketing or lockouts pending or, to the knowledge of the Company, threatened, against the Company or the Subsidiaries of the Company. Since July 30, 2021, there have been no (i) material unfair labor practice charge or complaints pending before the National Labor Relations Board or any similar applicable Governmental Entity with jurisdiction over labor matters relating the Company or any of its Subsidiaries or any of their respective employees, or (ii) material Proceedings with respect to or relating to the Company or any of its Subsidiaries pending before any applicable Governmental Entity responsible for the prevention of unlawful employment practices. To the knowledge of the Company, as of the date of this Agreement, there is no pending organizing campaign or proceedings of any labor union, works council or similar employee or labor organization and no labor union or works council has made a pending written demand for recognition or certification, in each case, with respect to any employees of the Company or any of its Subsidiaries.
(d)   To the knowledge of the Company, as of the date hereof, no current employee of the Company or any of its Subsidiaries with a title as of the date hereof of Senior Vice President (or functional equivalent) or above, has notified the Company in writing of an intent to terminate his, her or their employment or engagement with the Company or any of its Subsidiaries.
(e)   Since July 30, 2021, (i) to the knowledge of the Company, no allegations of sexual harassment or, sexual misconduct have been made against any Company Service Provider in his, her or their capacity as an officer of the Company or any its Subsidiaries or as a member of the Board of Directors of the Company or any its Subsidiaries (other than any which, having been appropriately investigated, have been found to not have been substantiated), and (ii) none of the Company and its Subsidiaries has entered into any settlement agreement involving payments in excess of $100,000 related to allegations of sexual harassment or sexual misconduct by any Company Service Provider.

SECTION 3.10.   Employee Benefits.
(a)   Section 3.10(a) of the Company Disclosure Letter sets forth a true, correct and complete list as of the date of this Agreement of each (i) material Company Benefit Plan and each material PEO Plan (it being understood that individual equity-based award agreements, at-will offer letters that can be terminated without notice or penalty by the Company or any of its Subsidiaries (including in connection with or after the consummation of the Transactions), and, with respect to employees located outside of the United States, employment contracts that do not provide for severance benefits beyond those required by applicable law, are not required to be listed to the extent the forms thereof are listed and made available to Parent), and (ii) services Contract with a PEO providing for co-employment of employees of the Company or any of its Subsidiaries. All representations pursuant to this Section 3.10 in respect of any PEO Plan shall only be made to the knowledge of the Company.
(b)   With respect to each Company Benefit Plan, the Company has made available to Parent (including pursuant to a “clean team” or similar agreement between the parties) true, correct and complete copies of, to the extent applicable, (i) such Company Benefit Plan, including any amendment thereto (or, in the case of any unwritten Company Benefit Plan, a written description thereof), other than the portion of any Company Benefit Plan that contains information that the Company is prohibited from making available to Parent as the result of applicable Law relating to the safeguarding of data privacy, (ii) each trust, insurance, annuity or other funding Contract related thereto, (iii) the most recent summary plan description and any summary of material modifications prepared for such Company Benefit Plan, (iv) the two most recent financial statements and actuarial or other valuation reports prepared with respect thereto, (v) the most recent determination or opinion letter from the Internal Revenue Service, (vi) the most recent annual report on Form 5500 (or comparable form) required to be filed with the Department of Labor with respect thereto (if any), (vii) all material correspondences to or form any Governmental Entity received since July 30, 2021 with respect thereto, and (viii) to the extent performed by a third-party, reports showing the results for required compliance testing. With respect to each PEO Plan, the Company has made available to Parent (including pursuant to a “clean team” or similar agreement between the parties) true, correct and complete copies of the plan document or a summary thereof.
(c)   Except that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) each of the Company Benefit Plans and each PEO Plan, is and has been established, maintained, operated, and administered in accordance with its terms and in compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Code (including Section 409A of the Code) and all other applicable Law; (ii) no Proceeding (other than routine claims for benefits) is pending against or involves or, to the knowledge of the Company, is threatened against or expected to involve, any Company Benefit Plan or PEO Plan, the assets of any Company Benefit Plan or PEO plan, or, to the knowledge of the Company, fiduciaries of any Company Benefit Plan (in their capacity as such) before any court or arbitrator or any Governmental Entity, and no Company Benefit Plan or PEO Plan is presently under audit or examination (nor has written notice been received of a potential audit or examination) by any Governmental Entity; and (iii) payments required to be paid by the Company or any of its Subsidiaries pursuant to the terms of a Company Benefit Plan or PEO Plan or by applicable Law (including, all contributions and insurance premiums) with respect to all current or prior periods have been made or provided for by the Company or its Subsidiaries in accordance with the provisions of such Company Benefit Plan or PEO Plan (as applicable), applicable Law or GAAP. No nonexempt “prohibited transaction,” within the meaning of Section 4975 of the Code and Section 406 of ERISA, has occurred or is reasonably expected to occur with respect to a Company Benefit Plan.
(d)   The Company, by reason of its affiliation with any ERISA Affiliate or otherwise, has not incurred or is reasonably expected to incur, any Tax, fine, Lien, penalty or other liability imposed by ERISA, the Code or other applicable Law with respect to any Company Benefit Plan or any PEO Plan, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Each Company Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code and any related trust is so qualified and has received a favorable determination letter or, with respect to any such Company Benefit Plan that utilizes a preapproved plan document, can rely on an opinion or advisory letter obtained by the preapproved plan sponsor as to its qualification and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, that would reasonably be expected to adversely affect or to cause the loss of such qualification. No Company Common Stock or other securities issued by the Company or any of its Subsidiaries forms or has formed any part of the assets of any Company Benefit Plan that is intended to qualify under Section 401(a) of the Code. With respect to any Company Benefit Plan or PEO Plan, neither the Company nor any of its Subsidiaries has engaged in any transaction or conduct in connection with which the Company or any of its Subsidiaries reasonably could be expected to be subject either to a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a Tax imposed pursuant to Section 4976 of the Code.
(e)   Neither the Company nor any of its ERISA Affiliates sponsors, maintains, administers or contributes to (or has a requirement to contribute to), or has within the past six (6) years, sponsored, maintained, administered or contributed to (or been required to contribute to), (i) any Multiemployer Plan, (ii) any “employee pension benefit plan” as defined in Section 3(2) of ERISA, (iii) any multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA) or (iv) any plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA, in each case, other than a Non-U.S. Company Plan (as defined in Section 3.10(f)) that is not sponsored by the Company nor any ERISA Affiliate thereof. Neither the Company nor any ERISA Affiliate has made or suffered a “complete withdrawal” or a “partial withdrawal,” as such terms are respectively defined in sections 4203 and 4205 of ERISA, from a Multiemployer Plan (or any liability resulting therefrom has been satisfied in full).
(f)   All Company Benefit Plans and PEO Plans that are maintained outside of the United States that provide benefits in respect of any employee of the Company who is primarily based outside of the United States (each, a “Non-U.S. Company Plan”) (i) have been maintained in accordance, in all material respects, with all applicable Laws, (ii) if they are intended to qualify for special tax treatment, meet, in all material respects, all the requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved, are fully funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions, in each case, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(g)   No Company Benefit Plan and no PEO Plan obligates the Company or any Subsidiary of the Company to provide, post-retirement medical, life insurance or other welfare benefits for any Company Service Provider (or the spouses, dependents or beneficiaries of any individuals), whether under a Company Benefit Plan, PEO Plan, or otherwise, except (i) as required to comply with Section 4980B of the Code or any similar Law, (ii) the full cost of which is borne by the employee or former employee (or any of their beneficiaries), or (iii) with respect to Company Service Providers located outside of the United States, in excess of such benefits required by applicable Law.
(h)   Except as set forth in Section 3.10(h) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of any of the Transactions (including as a result of such consummation in combination with any termination of employment or any other event on or following the Effective Time) will (i) entitle any Company Service Provider to any transaction, retention or change in control bonuses or similar bonuses or severance benefits (excluding, for this purpose, any severance or termination benefits that are payable as a result of a termination of employment following the Closing by Parent or an Affiliate thereof), or (ii) accelerate the time of payment or vesting of, or trigger any payment or funding (through a grantor trust or otherwise) of, compensation or benefits under, or materially increase the amount payable pursuant to, any Company Benefit Plan or PEO Plan, or (iii) limit or restrict the right to merge, terminate, amend, supplement or otherwise modify or transfer the assets of any Company Benefit Plan or PEO Plan on or following the Effective Time.
(i)   None of the execution and delivery of or the performance under this Agreement, any approval of this Agreement or the consummation of the Transactions could, either individually or in combination with another event, result in the payment of any amount to any “disqualified individual” (as defined in Section 280G of the Code) that could, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code. No Company

Benefit Plan or PEO Plan provides any Company Service Provider with the right to a gross up for any excise or additional Taxes incurred pursuant to Section 409A or Section 4999 of the Code.
SECTION 3.11.   Real Property.
(a)   The Company does not own, and since July 30, 2021, has not owned, a fee interest in any real property.
(b)   Section 3.11(b) of the Company Disclosure Letter contains a true, complete and correct list of all real property leases, subleases, licenses, concessions and occupancy agreements (including all amendments, modifications, renewals, consents, guaranties and other agreements with respect thereto) relating to the Leased Real Property (written or oral) with annual rent payments in excess of $300,000 (each individually a “Lease,” and together, the “Leases”). The Company has delivered or made available to Parent, a true, complete and correct copy of each Lease (including all amendments, modifications, renewals, consents, guaranties and other agreements with respect thereto). The Company or its applicable Subsidiary owns and has good and valid title to, or has a good and valid leasehold, easement, right of way, license or other interest in, or otherwise has a valid right of possession, use or access to, all Leased Real Property, in each case free and clear of all Liens, other than Permitted Liens, and no Person other than the Company and its Subsidiaries has the right to use or occupy the Leased Real Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Lease is valid, binding and enforceable by the Company or its applicable Subsidiary that is party thereto and, to the knowledge of the Company, each other party thereto (in each case subject to the Bankruptcy and Equity Exception), and is in full force and effect, (ii) there is no default under any Lease by the Company or its applicable Subsidiary that is party thereto or, to the knowledge of the Company, any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or its applicable Subsidiary that is party thereto or, to the knowledge of the Company, any other party thereto, and (iii) there are no disputes pending or, to the knowledge of the Company, threatened with respect to any Lease.
(c)   Except as set forth in Section 3.11(c) of the Company Disclosure Letter, neither the Company nor its Subsidiaries have subleased, assigned or transferred any interest in any Leased Real Property or granted any Person the right to use or occupy the Leased Real Property that is subject to such Lease. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) no Lease is subject to any material defenses, setoffs, or counterclaims; (ii) to the knowledge of the Company, no material obligations of any landlords or sublandlords thereunder are delinquent; (iii) no option has been exercised by the Company or its Subsidiaries under any of the Leases; and (iv) all improvements on buildings, structures, fixtures, building systems and equipment (and all components thereof) included in the Leased Real Property improvements which are used for the operation of the business are in all material respects in good condition and repair, ordinary wear and tear excepted, and are suitable for the operation of the business in all material respects. To the knowledge of the Company, the Leases are not subject to any ground lease, mortgage, deed of trust or other superior Liens granted by the fee owner or superior leaseholder of the Leased Real Property that would entitle the holder thereof to materially interfere with or disturb the tenant’s use and enjoyment of the Leased Real Property or the exercise of the tenant’s rights under the Leases so long as the tenant is not in default under the Lease. Except as set forth in Section 3.11(c) of the Company Disclosure Letter, the Company or one of its Subsidiaries has exclusive possession of each parcel of Leased Real Property, and no third-party is in possession of any Leased Real Property.
SECTION 3.12.   Contracts.
(a)   Section 3.12(a) of the Company Disclosure Letter sets forth a true, correct and complete list, and the Company has made available to Parent (including pursuant to a “clean team” or similar agreement between the parties) true, correct and complete copies, of each Material Contract in effect as of the date of this Agreement. For purposes of this Agreement, “Material Contract” means each Contract (other than a Company Benefit Plan or PEO Plan) to which the Company or any Subsidiary of the Company is a party or by which it or any of its properties or assets are bound as of the date hereof:

(i)   that would be required to be filed by the Company prior to the date of this Agreement as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;
(ii)   that contains (A) covenants binding upon the Company or any of its Subsidiaries that restrict the ability of the Company or any of its Subsidiaries to compete in any business or in any geographic area or solicit any client or customer or (B) a “most favored nation” provision or minimum purchase obligation, or otherwise requires the Company or Subsidiary of the Company to conduct business with any Person on an exclusive basis, or that includes a price protection or rebate provision in favor of the counterparty to such Contract, in the case of clause (B), that is material to the Company and its Subsidiaries, taken as a whole;
(iii)   is an indenture, credit agreement, loan agreement, security agreement, guarantee, note, bond, mortgage or other Contract pursuant to which any debt for borrowed money of the Company or any of its Subsidiaries, in each case, in excess of $250,000 is outstanding, incurred, assumed, guaranteed or secured, other than indebtedness solely between or among any of the Company and any of its Subsidiaries;
(iv)   that is a Contract for futures, swap, collar, put, call, floor, cap, hedge, option, or other Contract that is intended to reduce or eliminate exposure to fluctuations in currency exchange rates, the prices of commodities or interest rates;
(v)   other than with respect to any partnership that is wholly owned by the Company or any of its Subsidiaries, is a joint venture, partnership or other similar Contract for the purpose of the formation, creation, operation, management or control of any partnership or joint venture;
(vi)   (A) pursuant to which the Company or any Subsidiary grants any right or license in or to, or a covenant not to sue with respect to, any material Company Intellectual Property to any Person (excluding non-exclusive licenses granted to customers, service providers and other Persons in the ordinary course of business consistent with past practice), (B) pursuant to which the Company or any Subsidiary obtains the right to use any material Intellectual Property from another Person (excluding licenses for generally commercially available computer software or software-enabled services for which the Company pays less than $500,000 on an annual basis or licenses for Open Source Software), or (C) that constitutes a concurrent use agreement, co-existence agreement or settlement agreement with respect to any material Company Intellectual Property;
(vii)   that provides for the acquisition or disposition of any assets (other than acquisitions or dispositions of assets in the ordinary course of business), business (whether by merger, sale of stock, sale of assets or otherwise) or real property, in each case with (i) any continuing indemnification, guarantee, “earn-out” or other contingent payment obligations, or any Contract that contains a put, call or similar right pursuant to which the Company or any Subsidiary of the Company could be required to purchase any Equity Interests or assets of any Person, or (ii) since July 30, 2021, a purchase or sale price equal to at least $10,000,000;
(viii)   that is an Affiliate Transaction;
(ix)   that is a Lease;
(x)   with a top ten (10) customer of the Company and its Subsidiaries, taken as a whole, measured by aggregate payments made by such customer for the twelve-month period ending December 31, 2023 (excluding confidentiality or non-disclosure Contracts) (each, a “Material Customer”);
(xi)   with a top thirty (30) supplier of Company and its Subsidiaries, taken as a whole, measured by aggregate payments made by the Company or any Subsidiary of the Company for the twelve-month period ending December 31, 2023 (excluding confidentiality or non-disclosure Contracts) (each, a “Material Supplier”); or
(xii)   is a Contract involving any resolution or settlement of any actual or threatened Proceeding involving the Company or any of its Subsidiaries involving (A) a payment in excess of

$500,000 and entered into since July 30, 2021 or (B) any material ongoing obligations yet to be performed or completed by or restrictions on the Company or any of its Subsidiaries.
(b)   Each of the Material Contracts is valid, binding and enforceable on the Company or its applicable Subsidiary party thereto, and, to the knowledge of the Company, each other party thereto (in each case subject to the Bankruptcy and Equity Exception), and is in full force and effect, except for such failures to be valid, binding or enforceable or to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no breach of or default under any Material Contract by the Company or its applicable Subsidiary party thereto or, to the knowledge of the Company, any other party thereto, that, with or without the lapse of time or the giving of notice or both, would constitute a breach thereof or default thereunder by the Company or its applicable Subsidiary party thereto or, to the knowledge of the Company, any other party thereto, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no disputes pending or, to the Company’s knowledge, threatened with respect to any of the Material Contracts and the Company or its applicable Subsidiary party thereto has not received any notice of the intention of any other party to any Material Contract to amend, terminate, not renew or reduce any commitment under any Material Contract, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
SECTION 3.13.   Litigation.   There is no claim, suit, action, litigation, arbitration or proceeding, whether judicial or administrative (each, a “Proceeding”) pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective directors or officers (in their capacities as such) or their respective properties, assets or rights that individually, or in the aggregate, are material to the Company and its Subsidiaries, taken as a whole, or that would reasonably expected to prevent or materially impair or materially delay the Company’s ability to carry out its obligations under this Agreement and to consummate the Transactions. There are no orders, writs, judgments, injunctions, decrees or awards (“Judgments”) that individually, or in the aggregate, are material to the Company and its Subsidiaries, taken as a whole, or would be reasonably expected to prevent or materially impair or materially delay the Company’s ability to carry out its obligations under this Agreement or consummate the Transactions.
SECTION 3.14.   Compliance with Laws.
(a)   The Company and the Subsidiaries of the Company are, and since July 30, 2021, each of the Company and each Subsidiary of the Company has been, in compliance in all with all Judgments and Laws applicable to it and its business, operations, assets or properties, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Since July 30, 2021, neither the Company nor any of the Subsidiaries of the Company has received any written notice or, to the Company’s knowledge, other communication from any Governmental Entity regarding any actual, alleged or possible failure to comply with any Judgment or Law, except for failures to comply that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(b)   The Company and its Subsidiaries have all permits, licenses, authorizations, exemptions, orders, consents, approvals and franchises from Governmental Entities (collectively, “Authorizations”) required to conduct their respective businesses and own, lease and operate their respective assets and properties as being conducted as of the date hereof, except for any such Authorizations the absence of which would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(c)   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, none of the Company or any Subsidiary of the Company, or any director or officer of the Company or any of its Subsidiaries, has, since July 30, 2021, (i) offered, promised, authorized, or given unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity, (ii) unlawfully offered, promised, authorized, or provided anything of value to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns, (iii) violated, or is in violation of, the Foreign Corrupt

Practices Act of 1977 or any rules and regulations promulgated thereunder, the USA PATRIOT Act or any foreign or domestic anti-corruption, anti-bribery, anti-money laundering, anti-terrorism financing, export, import, re-export, anti-boycott, embargo or similar Law (including, to the extent applicable, the United Kingdom Bribery Act) in any jurisdiction in which the Company or any Subsidiary of the Company has operated or currently operates.
SECTION 3.15.   Environmental Matters.
(a)   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole:
(i)   the Company and the Subsidiaries of the Company are, and since July 30, 2021, each of the Company and each Subsidiary of the Company has been, in compliance with applicable Environmental Law (which compliance includes, but is not limited to, the possession by the Company and its Subsidiaries of all Authorizations required of them under applicable Environmental Laws, and compliance with the terms and conditions thereof);
(ii)   neither the Company nor any of its Subsidiaries has received written notice of any pending or threatened administrative or judicial actions, suits, demands, demand letters, claims, liability, notices of noncompliance or violation, investigations or proceedings under any applicable Environmental Law or Authorization required under applicable Environmental Law, or regarding any investigation or remediation of any Hazardous Materials, against the Company or any of its Subsidiaries, the subject of which is unresolved or for which ongoing obligations or liabilities remain;
(iii)   neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any other Person, has released into the environment any Hazardous Materials produced by, or resulting from the operations of, the Company or its Subsidiaries, including at any property owned, leased or controlled by, the Company or its Subsidiaries, in violation of any applicable Environmental Laws, and Hazardous Materials are not otherwise present in the environment or otherwise at any property owned, or to the Company’s knowledge, leased or operated by the Company or any of its Subsidiaries in amount or condition that would reasonably be expected to result in liability under Environmental Law; and
(iv)   to the Company’s knowledge, there has been no release of any Hazardous Material in, on, at, under, to or from any third-party site to which Hazardous Materials generated by the Company or its Subsidiaries were sent for treatment, recycling, storage or disposal, in each case in a manner that would reasonably be expected to result in any obligation on the part of the Company or its Subsidiaries to remediate environmental contamination, or any other liability of the Company or its Subsidiaries under applicable Environmental Law.
(b)   Neither the Company nor any of its Subsidiaries has expressly, by contract, assumed responsibility for or agreed to indemnify or hold harmless any Person for any liability or obligation, arising under or relating to applicable Environmental Laws.
(c)   The Company has made available to Parent true, correct and complete copies of all material environmental audits, assessments, and reports, in each instance in writing, pertaining to the condition of the properties or business of the Company and its Subsidiaries, or the compliance (or noncompliance) by the Company and its Subsidiaries with applicable Environmental Laws, in each case, in its possession or under its reasonable control.
SECTION 3.16.   Intellectual Property.
(a)   Section 3.16(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date hereof, of all (i) patents and patent applications, (ii) trademark registrations and applications, (iii) registered copyrights, and (iv) Internet domain names, in each case, included in the Company Intellectual Property (collectively, “Listed Intellectual Property”). All necessary registration, maintenance and renewal fees in connection with all Listed Intellectual Property have been paid in full and all necessary documents in connection with such Listed Intellectual Property have been filed with the relevant Governmental Entity in any applicable jurisdiction, in each case, for the purposes of maintaining such Listed Intellectual Property. The Listed Intellectual Property is subsisting and the issuances and registrations included therein are, to the knowledge of the Company, valid and enforceable.
(b)   Except as would not reasonably be expected to have a Company Material Adverse Effect: (i) the Company and its Subsidiaries exclusively own all Company Intellectual Property, free and clear of any Liens, and have a valid license to use all other Intellectual Property used in the conduct of their business, (ii) the conduct of the business of Company and its Subsidiaries does not infringe, misappropriate or otherwise violate, and has not since July 30, 2021, infringed, misappropriated or otherwise violated, the Intellectual Property or other rights of any Person, (iii) neither Company nor its Subsidiaries has, since July 30, 2021, received any written notice alleging they or the conduct of their business has infringed, misappropriated or otherwise violated the Intellectual Property of any Person, and (iv) to the knowledge of Company, no Person is infringing, misappropriating or otherwise violating, or has since July 30, 2021, infringed, misappropriated or otherwise violated, any Company Intellectual Property.
(c)   Neither the Company nor any Subsidiary of the Company is a party to, or has, since July 30, 2021, received any written notice of any pending or, to the knowledge of the Company, threatened claim, action, order, directive or governmental or regulatory investigation with respect to any Company Intellectual Property (including with respect to the use, ownership, validity or enforceability thereof), and the Company and its Subsidiaries have taken commercially reasonable actions to avoid the abandonment or cancellation of any Company Intellectual Property and to protect the confidentiality of all trade secrets and other material confidential information included in the Company Intellectual Property or, to the extent contractually obligated, any trade secrets or confidential information of any third-party.
(d)   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, each current or former employee, consultant or contractor of the Company or any Subsidiary who has created, invented, or developed any material Intellectual Property for or on behalf of the Company or any Subsidiary has entered into proprietary rights agreements with the Company or a Subsidiary irrevocably assigning all of such Person’s right, title and interest in and to such Intellectual Property to the Company or such Subsidiary, except to the extent ownership of such Intellectual Property vests initially in such entities by operation of law.
(e)   Neither the Company nor any Subsidiary is or has been a member or promoter of, or contributor to, any industry standards body or similar organization under which the Company or any Subsidiary has granted or offered, or that requires or obligates the Company or any Subsidiary to grant or offer, to any other Person any license or right to any Company Intellectual Property.
(f)   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, none of the Company, any Subsidiary or, to the knowledge of the Company, any Person acting on behalf of the Company or any Subsidiary has disclosed or delivered to any other Person, including any escrow agent, or is obligated to disclose or deliver, any source code of any material software owned by the Company or any Subsidiary (such software, the “Proprietary Software”), other than disclosures or deliveries to employees, consultants or contractors involved in the development or maintenance thereof who are subject to written, fiduciary, statutory or similar obligations to maintain such source code on a confidential basis for the benefit of the Company.
(g)   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company or its Subsidiaries, taken as a whole: (i) since July 30, 2021, the Company and its Subsidiaries have implemented and maintain commercially reasonable measures designed to prevent the introduction into any Proprietary Software or IT Assets owned or controlled by the Company or any Subsidiary, of any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “worm,” “spyware” or “adware” (as such terms are commonly understood in the software industry) or any other code designed or intended to have or intended to be capable of performing or facilitating, any of the following functions (in all cases, other than any code intended to prevent the unauthorized use of any

Proprietary Software or IT Assets): disrupting, disabling, harming, or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed (collectively, “Malicious Code”), (ii) neither the Proprietary Software nor such IT Assets contain any Malicious Code, (iii) since July 30, 2021 neither the Company nor any Subsidiary has used or distributed any Open Source Software in a manner that (A) requires the disclosure of any source code for any portion of the Proprietary Software; (B) requires the granting to any Person the right to make derivative works or other modifications to any Proprietary Software or portions thereof (other than such portions that are the Open Source Software themselves) or grants any Person any rights or immunities under any material Company Intellectual Property; or (C) obligates the Company to distribute any Proprietary Software (other than such portions that are the Open Source Software themselves) on a royalty-free basis, (iv) the Company and each Subsidiary is and, since July 30, 2021, has been in compliance with the terms and conditions of all applicable Open Source Software licenses; and (v) since July 30, 2021, neither the Company nor any Subsidiary has received a written notice or written demand from any Person to disclose, distribute or license any Proprietary Software or portion thereof pursuant to an Open Source Software license, or alleging non-compliance with any Open Source Software license.
SECTION 3.17.   Data Privacy.
(a)   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company or its Subsidiaries, taken as a whole, the Company and the Subsidiaries of the Company comply with, and since July 30, 2021, complied with, all Privacy and Data Security Requirements (and all applicable Laws, binding industry standards, and contractual requirements with respect to machine learning, deep learning and other artificial intelligence technologies).
(b)   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company or its Subsidiaries, taken as a whole, since July 30, 2021, the Company and the Subsidiaries of the Company have established and maintained commercially reasonable physical, technical, and administrative security measures and policies, compliant with applicable Privacy and Data Security Requirements, to (i) identify internal and organizational risks to the confidentiality, integrity, security, and availability of Personal Data taking into account the sensitivity of the data; (ii) protect the confidentiality, integrity, security, and availability of the Company’s software, systems, and websites that are involved in the collection and/or processing of Personal Data; and (iii) protect Personal Data Processed by the Company and the Subsidiaries of the Company against loss, unauthorized access, use, disclosure or other misuse in accordance with the Privacy and Data Security Requirements.
(c)   Since July 30, 2021, (i) no Person has gained unauthorized access to, engaged in unauthorized Processing, disclosure or use, or accidentally or unlawfully destroyed, lost or altered (A) any Personal Data in the Company’s or its Subsidiaries’ possession or control or (B) any IT Assets that Process Personal Data related to the business of and owned, controlled or maintained by or for the Company and the Subsidiaries of the Company, its respective Personal Data processors, customers, subcontractors or vendors, or any other Persons on its behalf, and (ii) neither the Company nor any Subsidiaries of the Company have notified, as required by any Privacy and Data Security Requirements, any affected Person, including any Governmental Entity, of any breach or non-permitted use, disclosure, misuse, alteration, of loss of Personal Data in the possession of the Company and the Subsidiaries of the Company, in each case, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company or its Subsidiaries, taken as a whole.
(d)   Since July 30, 2021, the Company and the Subsidiaries of the Company have not received any subpoenas, demands, complaints, notices of an audit, enforcement action or investigation or other notices from any Governmental Entity, in each case, alleging that the Company or the Subsidiaries have violated any Privacy and Data Security Requirement that individually, or in the aggregate, are material to the Company and its Subsidiaries, taken as a whole.
SECTION 3.18.   International Trade and Sanctions Compliance.
(a)   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries are, and since

July 30, 2021 have been, in compliance with all applicable Trade Control Laws. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, for the previous five years, neither the Company nor any Subsidiary of the Company (i) has been found in violation of, charged under, or convicted under, any Trade Control Laws, (ii) has been notified in writing that it is under investigation by any Governmental Entity for possible violation of any Trade Control Law, (iii) has been assessed civil penalties under any Trade Control Laws or (iv) has filed any voluntary disclosures with any Governmental Entity regarding possible violations of any Trade Control Laws. The Company has implemented, maintains in effect, and enforces policies and procedures reasonably designed to ensure compliance by the Company and its Subsidiaries with applicable Trade Control Laws.
(b)   Neither the Company nor any Subsidiary, nor any director, officer, nor manager, nor to the Company’s knowledge, any employee acting on behalf of the Company or its Subsidiaries is a Sanctioned Person. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries are in compliance with Sanctions and are not knowingly engaged in any activity that would result in the Company or any director, officer, manager, or employee of the Company being designated as a Sanctioned Person. Neither the Company nor any Subsidiary, director, officer, or manager, nor, to the Company’s knowledge, any employee acting on behalf of the Company is engaged, directly or indirectly, in any business or transactions with any Sanctioned Person, or in any Sanctioned Jurisdiction.
SECTION 3.19.   Insurance.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof: (a) all insurance policies of the Company and its Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as is sufficient to comply with applicable Law and as is customary in the industries in which the Company and its Subsidiaries operate, (b) all premiums due with respect to such insurance policies have been paid in accordance with the terms thereof, (c) the Company has not received a written notice of cancellation from the insurer(s) of any such insurance policy, and (d) neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of its insurance policies. A true and complete list of all material insurance policies providing coverage of or for the benefit of the Company or its Subsidiaries or their respective directors, officers or employees or their respective businesses and operations is set forth on Section 3.19 of the Company Disclosure Letter.
SECTION 3.20.   Related Party Transactions.   Except for indemnification, compensation or other employment arrangements in the ordinary course of business, neither the Company nor any of its Subsidiaries is a party to any Contract, transaction, arrangement or understanding with or for the benefit of any Person that is required to be disclosed pursuant to Item 404 of Regulation S-K and that is not so disclosed.
SECTION 3.21.   Brokers and Other Advisors.   No broker, investment banker, financial advisor or other Person, other than Moelis & Company LLC and J.P. Morgan Securities LLC, the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company (or the Company Board or any committee thereof) or any of its Affiliates.
SECTION 3.22.   Opinions of Financial Advisors.   The Company Board has received (a) an opinion of Moelis & Company LLC dated the date of this Agreement to the effect that as of such date and based upon and subject to the factors and assumptions set forth therein, $10.75 per share of Company Common Stock to be paid to the holders of shares of Company Common Stock (other than the Excluded Shares and Appraisal Shares) pursuant to this Agreement is fair from a financial point of view to such holders from a and (b) the opinion of J.P. Morgan Securities LLC to the effect that, as of the date of such opinion, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders of Company Common Stock (other than the Principal Stockholders, holders of Excluded Shares, and the holders of Appraisal Shares) is fair, from a financial point of view, to such holders. The Company will make available to Parent for informational purposes only a signed copy of each opinion promptly following the execution of this Agreement.

SECTION 3.23.   Disclosure.   None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Information Statement will, at the time the Information Statement is mailed to the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Information Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any statement made in the Information Statement based on information supplied by or on behalf of Parent or Merger which is contained or incorporated by reference in the Information.
SECTION 3.24.   Material Customers & Suppliers.   Except as described in Section 3.24 of the Company Disclosure Letter, since December 31, 2023, and through the date hereof, there has been no material written dispute by any Material Customer or Material Supplier and there has been no written termination or written notice of termination by any such Person, with respect to such Person’s contract or business relationship with the Company, nor to the knowledge of the Company has any such Person threatened in writing to so terminate its contract(s) or business relationship with the Company.
SECTION 3.25.   Products; Warranties.
(a)   All proprietary products manufactured, sold or delivered by the Company or any of its Subsidiaries were sold in conformity with the standard warranty or warranties in respect of such products in all material respects and neither the Company nor any of its Subsidiaries has any material liability for replacement thereof other than in the ordinary course of business.
(b)   Except as disclosed in Section 3.25(b) of the Company Disclosure Letter, there are not and since July 30, 2021, there have not been any material disputes or material controversies involving any customer, distributor, supplier or any other Person regarding the quality, merchantability or safety of or defect in, or involving a claim of breach of warranty which has not been fully resolved with respect to, or involving a claim for product liability damages directly or indirectly caused by, any proprietary product purchased, manufactured, or sold by the Company or any of its Subsidiaries. None of the proprietary products purchased, manufactured or sold by the Company of any of its Subsidiaries since July 30, 2021 has been the subject of any Regulatory Recall.
SECTION 3.26.   Personal Property; Operating Equipment.   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole:
(a)   The Company or one of its Subsidiaries owns and has good and marketable title to, or holds valid leasehold interests in or valid contractual rights to use, all equipment, properties, assets and other rights that are necessary for the operation of its business and do not constitute real property, in each case free and clear of all Liens, other than Permitted Liens.
(b)   All plants and facilities and operating equipment owned or leased by the Company or any of its Subsidiaries are, in all material respects, in good condition and repair (ordinary wear and tear excepted) and adequate for their current and intended uses and for the conduct of the business of the Company and its Subsidiaries in the manner in which such business is currently being conducted.
SECTION 3.27.   No Other Representations and Warranties.   Except for the representations and warranties of the Company expressly set forth in this Article III (as qualified by the Company Disclosure Letter) or in a certificate delivered pursuant to this Agreement and the other Ancillary Documents, none of the Company or any other person on behalf of the Company makes any express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent, Merger Sub or any of their respective Subsidiaries or Representatives in connection with the transactions contemplated by this Agreement and the other Ancillary Documents.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub, jointly and severally, represent and warrant to the Company as follows:
SECTION 4.01.   Organization, Standing and Power.   Each of Parent and Merger Sub is duly organized, validly existing and in good standing (where applicable as a legal concept) under the laws of the jurisdiction in which it is organized. Each of Parent and Merger Sub has full power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its business as presently conducted, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent and Merger Sub is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties and assets makes such qualification, licensing or good standing necessary, except where the failure to be so qualified, licensed or in good standing would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent has made available to the Company prior to the date of this Agreement a true, correct and complete copy of the certificates of incorporation and bylaws of each of Parent and Merger Sub, each as amended to the date of this Agreement, and each as so delivered is in full force and effect. Parent is not in violation of any provision of its certificate of incorporation or bylaws in any material respect.
SECTION 4.02.   Merger Sub.
(a)   Merger Sub was formed solely for the purpose of entering into the Transactions, and since the date of its incorporation, Merger Sub has not carried on any business, conducted any operations or incurred any liabilities or obligations other than those incident to its formation and pursuant to this Agreement, the performance of its obligations hereunder and matters ancillary thereto.
(b)   The authorized capital stock of Merger Sub consists solely of 100 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All outstanding shares of capital stock of Merger Sub have been validly issued and are fully paid and nonassessable and are owned, directly or indirectly, by Parent free and clear of any Lien.
SECTION 4.03.   Authority; Execution and Delivery; Enforceability.   Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and the other Ancillary Documents to which it is a party and to consummate the Transactions, subject, in the case of the Merger, to the adoption of this Agreement by Parent (or another wholly owned Subsidiary of Parent), as sole stockholder of Merger Sub (which shall occur immediately following the execution of this Agreement). The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the other Ancillary Documents to which it is a party and the consummation by it of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject, in the case of the Merger, to the adoption of this Agreement by Parent (or another wholly owned Subsidiary of Parent), as sole stockholder of Merger Sub (which shall occur immediately following the execution of this Agreement). Neither the approval nor adoption of this Agreement nor the consummation of the Merger or the other Transactions requires any approval of the stockholders of Parent. Each of Parent and Merger Sub has duly executed and delivered this Agreement and the other Ancillary Documents to which it is a party, and, assuming due authorization, execution and delivery by the Company, this Agreement and the other Ancillary Documents to which it is a party constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to the Bankruptcy and Equity Exception).
SECTION 4.04.   No Conflicts; Consents.
(a)   The execution, delivery and performance of this Agreement and the other Ancillary Documents by Parent and Merger Sub do not, and the consummation of the Merger and the Transactions will not, (i) breach, violate or conflict with the certificate of incorporation, bylaws or other governing documents of Parent, the certificate of incorporation or bylaws of Merger Sub, (ii) assuming that all Consents and filings contemplated by Section 4.04(b) have been obtained or made (as applicable), conflict with, breach or violate any Law applicable to Parent or Merger Sub in any material respect, or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default), result in the termination of, accelerate the performance required by, result in a right of termination or acceleration, or require a Consent pursuant to, any material Contracts to which Parent or Merger Sub is a party or by which Parent or Merger Sub or their respective properties are bound, except, in the case of clause (iii), for any such conflict, violation, breach, default, loss, right or other occurrence which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)   The execution, delivery and performance of this Agreement and the other Ancillary Documents by each of Parent and Merger Sub and the consummation of the Merger and the other Transactions by each of Parent and Merger Sub do not and will not require any Consent of, or registration, notice or filing with, any Governmental Entity, except for (i) the applicable requirements, if any, of the Exchange Act and the rules and regulations promulgated thereunder and state securities, takeover and “blue sky” laws, (ii) compliance with and filings under the HSR Act and any other Antitrust Law or any FDI Law set forth on Section 4.04(b) of the Company Disclosure Letter, (iii) compliance with the applicable requirements of Nasdaq, (iv) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL, and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole.
SECTION 4.05.   Brokers and Other Advisors.   No broker, investment banker, financial advisor or other Person, other than Evercore Group L.L.C. and Raymond James & Associates, Inc., the fees and expenses of which will be paid by Parent, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions, in each case, that would be payable by the Company or any of its Affiliates, based upon arrangements made by or on behalf of Parent, Merger Sub or any of their respective Affiliates.
SECTION 4.06.   Litigation.   There are no Proceedings pending or, to the knowledge of Parent and Merger Sub, threatened against Parent or Merger Sub or any of their respective Affiliates by, or any Judgment to which Parent or Merger Sub or any of their respective Affiliates is subject by, any Governmental Entity, except, in each case, for those that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
SECTION 4.07.   Available Funds; Financing.
(a)   On or prior to the date of this Agreement, Parent has delivered to the Company (i) a true, complete and correct copy of a fully executed debt commitment letter, dated as of the date of this Agreement (together with all exhibits, schedules, annexes, amendments, modifications, term sheets, and joinders thereto, as the same may be amended, restated, amended and restated, supplemented, extended, replaced, or otherwise modified from time to time in a manner not in violation of Section 6.15(b), the “Debt Commitment Letter”) and the fully executed fee letter (together with all exhibits, schedules, annexes, amendments, modifications, term sheets, and joinders thereto, as the same may be amended, restated, amended and restated, supplemented, extended, replaced or otherwise modified from time to time in a manner not in violation of Section 6.15(b), the “Fee Letter”) relating thereto (except that the fee amounts, the economic terms of the “flex” provisions, pricing (including yield or interest rate) caps, original issue discount amounts, and other economic terms in the Fee Letter may be redacted, provided, that such redactions do not cover terms that would reasonably be expected to affect the conditionality, amount, availability, enforceability or termination of the Debt Financing) (such Debt Commitment Letter and Fee Letter are referred to collectively herein as the “Debt Financing Commitment”), among Parent, Resideo Funding Inc. and the Debt Financing Sources, pursuant to which the Debt Financing Sources have agreed, subject to the terms and conditions of the Debt Financing Commitment, to provide, on a several and not joint basis, the aggregate principal amount of debt financing described therein, and (ii) a true, complete and correct copy of a fully executed investment agreement, dated as of the date of this Agreement (together with all exhibits, schedules, annexes, amendments, modifications, term sheets, and joinders thereto, as the same may be amended, restated, amended and restated, supplemented, extended, replaced, or otherwise modified from time to time in a manner not in violation of Section 6.15(c), the “Equity Commitment Letter” and, together with the Debt Commitment Letter, the “Commitment Letters”), among Parent and the Equity Financing Sources, pursuant to which the Equity Financing Sources have agreed, subject to the terms and conditions of the Equity Commitment Letter, to provide the aggregate amount of Equity Financing described therein. Except for the Fee Letter with respect to the Debt Financing, neither Parent nor Merger Sub is a party to any side letters or other agreements as of the date hereof that would reasonably be expected to affect the conditionality, amount, availability, enforceability or termination of the Debt Financing other than as expressly set forth in the Debt Commitment Letter delivered to the Company on or prior to the date hereof.
(b)   Each of the Debt Financing Commitment and the Equity Commitment Letter is, as of the date hereof, in full force and effect. Each of the Debt Financing Commitment and the Equity Commitment Letter is the legal, valid, binding and enforceable obligation of Parent and, to the knowledge of Parent and Merger Sub, the other parties thereto, as the case may be, in each case, except that such enforcement may be subject to the Bankruptcy and Equity Exception. As of the date hereof, neither the Debt Financing Commitment nor the Equity Commitment Letter has been amended, modified, supplemented, extended or replaced. As of the date hereof, (i) neither Parent, nor, to the knowledge of Parent and Merger Sub, any other counterparty to the Debt Financing Commitment or the Equity Commitment Letter is in breach of any of its covenants or other obligations set forth in, or is in default under, the Debt Financing Commitment or the Equity Commitment Letter, in either case, to the extent any such breach would reasonably be expected to have an adverse effect on the availability of the Debt Financing or Equity Financing, as applicable (other than as disclosed to the Company) and (ii) no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to (A) constitute or result in a breach or default on the part of Parent or Merger Sub (or, to the knowledge of Parent and Merger Sub, any of the Debt Financing Sources or Equity Financing Sources, as applicable) under the Debt Financing Commitment or the Equity Commitment Letter, as applicable, (B) constitute or result in a failure to satisfy a condition of the Debt Financing set forth in the Debt Financing Commitment or the Equity Financing set forth in the Equity Commitment Letter, or (C) otherwise result in any portion of the Debt Financing or Equity Financing, as applicable, not being available in full on the Closing Date (except as would be financed by Parent with cash or equity). As of the date hereof, neither Parent nor Merger Sub has received any written notice or other written communication from any party to the Debt Financing Commitment or the Equity Commitment Letter with respect to (i) any actual or potential material breach or default on the part of Parent or any other party to the Debt Financing Commitment or Equity Commitment Letter, as applicable or (ii) any intention of such party to terminate the Debt Financing Commitment or Equity Commitment Letter, as applicable, or to not provide all or any portion of the Debt Financing or Equity Financing. Assuming the satisfaction of the conditions set forth in Section 7.01 and Section 7.02 hereof, as of the date hereof Parent and Merger Sub: (i) have no reason to believe that Parent will be unable to satisfy on a timely basis each term and condition to the funding of the Debt Financing or Equity Financing to be satisfied by it and (ii) have no knowledge, as of the date hereof, of any occurrence, circumstance or condition that would reasonably be expected to cause the proceeds of the Debt Financing or Equity Financing to not be available to Parent and Merger Sub on the Closing Date an amount sufficient, together with available cash on hand, to consummate the transactions contemplated by this Agreement (including (I) payments under Article II, (II) payment of any and all fees and expenses required to be paid by Parent and Merger Sub at the Closing in connection with the Merger and the Debt Financing, (III) payment for any refinancing of any outstanding indebtedness of the Company and/or its Subsidiaries contemplated by this Agreement or the Debt Financing and (IV) satisfaction of all of the other payment obligations of Parent and Merger Sub contemplated hereunder to be made by them at the Closing (clauses (I) through (IV), the “Financing Uses”)). As of the date hereof, there are no conditions precedent related to the funding of the full amount of the Debt Financing or Equity Financing other than as expressly set forth in the Debt Financing Commitment or the Equity Commitment Letter, as applicable.
(c)   Assuming funding of the Debt Financing contemplated by the Debt Financing Commitment and the Equity Financing contemplated by the Equity Commitment Letter, at the Closing, such financings together with available cash on hand, will provide Parent immediately available U.S. funds on the Closing Date to enable Parent to fund the Financing Uses. It is acknowledged and agreed by Parent and Merger Sub that the obligations of Parent and Merger Sub under this Agreement are not subject to any conditions regarding the Parent’s, Merger Sub’s, their Affiliates’, or any other Person’s ability to obtain financing (including the Debt Financing or Equity Financing) for the consummation of the transactions contemplated hereby, and in no event shall the receipt or availability of any funds or financing (including the Debt Financing or the Equity Financing) by or to Parent or Merger Sub or any of their Affiliates or any other financing transaction be a condition to the Closing or the consummation of the Merger or any other Transactions.
SECTION 4.08.   Disclosure.   None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Information Statement will, at the time the Information Statement is mailed to the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Parent and Merger Sub make no representation or warranty with respect to any statement made in the Information Statement based on information supplied by or on behalf of the Company which is contained or incorporated by reference in the Information.
SECTION 4.09.   Ownership of Company Common Stock.   None of Parent, Merger Sub or any of their respective Subsidiaries is, or has been at any time during the last three years, an “interested stockholder” of the Company (in each case as such terms are defined in the Company Charter). Neither Parent, Merger Sub nor any of their Subsidiaries holds any rights to acquire any Company Common Stock except pursuant to this Agreement.
SECTION 4.10.   No Other Representations and Warranties.   Except for the representations and warranties of Parent and Merger Sub expressly set forth in this Article IV or in a certificate delivered pursuant to this Agreement and the other Ancillary Documents, none of Parent, Merger Sub or any other person on behalf of Parent or Merger Sub makes any express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided to the Company or any of its Subsidiaries or Representatives in connection with the transactions contemplated hereby.
SECTION 4.11.   Access to Information; Disclaimer.   Parent and Merger Sub each acknowledges and agrees (on its own behalf and on behalf of each other Parent Related Party) that it and each other Parent Related Party (a) has had an opportunity to discuss the business of the Company and its Subsidiaries with the management of the Company, (b) has had reasonable access to (i) the books and records of the Company and its Subsidiaries and (ii) the documents provided by the Company for purposes of the transactions contemplated by this Agreement, (c) has been afforded the opportunity to ask questions of and receive answers from officers of the Company and (d) has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any Person on behalf of the Company or any of its subsidiaries or otherwise, other than the representations and warranties of the Company expressly contained in Article III and that all other representations and warranties are specifically disclaimed. Without limiting the foregoing, each of Parent and Merger Sub further acknowledges and agrees that, except for representations and warranties of the Company expressly contained in Article III, none of the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives has made any representation or warranty concerning any estimates, projections, forecasts, business plans or other forward-looking information regarding the Company, its Subsidiaries or their respective businesses and operations. Each of Parent and Merger Sub hereby acknowledges that there are uncertainties inherent in attempting to develop such estimates, projections, forecasts, business plans and other forward-looking information with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, business plans and other forward-looking information furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, business plans and other forward-looking information), and that, except for the representations and warranties of the Company expressly contained in Article III, Parent and Merger Sub will have no claim against the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives with respect thereto.

ARTICLE V
COVENANTS RELATING TO CONDUCT OF BUSINESS
SECTION 5.01.   Conduct of Business of the Company.
(a)   Except for matters set forth in Section 5.01(a) of the Company Disclosure Letter or as otherwise required or expressly contemplated by this Agreement or required by applicable Law or with the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned), from the date of this Agreement to the earlier of the termination of this Agreement and the Effective Time, (i) the Company shall, and shall cause its Subsidiaries to, conduct their respective businesses and operations in the ordinary course of business consistent with past practice in all material respects, and (ii) the Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to preserve intact their respective current business organizations and commercially reasonable efforts to maintain their relations and goodwill with all material suppliers, customers, landlords, creditors, employees and other Persons having material business relationships with the Company or any Subsidiary thereof. In addition, without limiting the generality of the foregoing, except for matters set forth in Section 5.01(a) of the Company Disclosure Letter or as otherwise expressly contemplated by this Agreement or required by applicable Law, from the date of this Agreement to the earlier of the termination of this Agreement and the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, do any of the following without the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned):
(i)   (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock or other Equity Interests, (B) split, combine or reclassify any of its capital stock or other Equity Interests, or (C) directly or indirectly redeem, repurchase or otherwise acquire any Equity Interests in the Company or any Subsidiary of the Company, except for (1) acquisitions of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Stock Options in order to pay the exercise price of such Company Stock Options, (2) the withholding of shares of Company Common Stock to satisfy Tax obligations with respect to Company Equity Awards, or (3) the acquisition by the Company of Company Equity Awards that are outstanding as of the date hereof in connection with the forfeiture of such awards in accordance with their respective terms in effect at such time;
(ii)   issue, sell, register to issue or sell, encumber, subject to any Lien, grant, or amend any terms of, any of its capital stock or Equity Interests or make any change in or to the terms of any outstanding shares of capital stock or other Equity Interests, other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options, the settlement of Company RSUs or Company PSUs or vesting of Company Restricted Shares, in each case, only to the extent outstanding as of, and pursuant to the respective vesting and settlement terms applicable thereto, as of, the date of this Agreement;
(iii)   amend the Company Charter or Company Bylaws or amend in any material respect the certificate of incorporation, bylaws or other comparable organizational documents of any Subsidiary of the Company;
(iv)   propose or adopt a plan of, or effect any, complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any Subsidiary thereof, other than the Merger;
(v)   except as required by the terms of any Company Benefit Plan set forth in Section 3.10(a) of the Company Disclosure Letter, (A) increase the compensation (whether base salary or wages, bonus opportunity or otherwise) of any Company Service Provider, other than increases in the ordinary course of business consistent with past practice to the base compensation for any such individual who is not a Senior Employee by an amount not exceeding (x) for any such individual who is an hourly employee or whose base salary is less than $70,000, 10% of his or her base compensation (as in effect on the date hereof) and (y) for any other such individual, 3% of his or her base compensation (as in effect on the date hereof), in each case, so long as the aggregate effect of all such increases, on a quarterly basis, does not exceed $300,000; (B) accelerate the vesting, payment or provision of any compensation or benefit under any Company Benefit Plan, or any Contract or arrangement, including any award or grant agreement in respect of any Company Stock Options, Company RSUs, Company PSUs or Restricted Shares; (C) adopt, enter into, terminate or materially amend any Company Benefit Plan (or any arrangement which if in existence as of the date hereof would constitute a Company Benefit Plan, as the case may be), other than (1) annual renewals of benefit plans in the ordinary course of business consistent with past practices, (2) in connection with the actions contemplated by Section 2.03(h), or (3) offer letters entered into in the ordinary course of business and consistent with past practice that are in substantially the form as a form offer letter provided to Parent prior to the date hereof, or, with respect to individuals located outside of the United States, employment contracts that do not provide for severance benefits beyond those required by applicable law, in either case, only to the extent entered into with individuals who are hired in accordance with Section 5.01(a)(vi)(B); (D) fund any payments or benefits that are payable or to be provided under any Company Benefit Plan; (E) make or forgive any loan to any Company Service Provider (other than routine travel advances issued in the ordinary course of business); or (F) without limitation of the foregoing, commit to pay any new severance benefits or increase any existing severance benefits (in each case, other than as may be required by applicable Law), or grant any change in control, retention, or transaction bonuses.
(vi)   (A) terminate the employment of any employee of the Company or any Subsidiary of the Company with an annual base salary in excess of $175,000 (a “Senior Employee”), other than due to such individual’s death, disability or for cause (each as determined by the Company in the ordinary course of business consistent with past practices and the terms of relevant Company Benefit Plans or PEO Plans); (B) hire any individual who would be a Senior Employee, or promote any employee to the level of Senior Employee; (C) engage any Company Service Provider who is not an employee with annual base compensation in excess of $175,000; (D) voluntarily recognize or certify any labor union, works council, bargaining representative, or any other similar organization as the bargaining representative for any Company Service Provider; (E) implement or announce any employee layoffs, furloughs, reductions in force, reductions in compensation, hour or benefits, work schedule changes or similar actions that trigger the Worker Adjustment and Retraining Notification Act or any similar state law; or (F) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any Company Service Provider (other than in connection with changes in applicable Law);
(vii)   purchase or acquire all or a material portion of the assets, properties, rights or Equity Interests of or in any Person or division thereof (including by license, merger, consolidation or otherwise), other than the purchase or acquisition of supplies, inventory, merchandise, Intellectual Property rights or products (A) in the ordinary course of business consistent with past practice or (B) the value or purchase price of which would not exceed $1,500,000, individually or in the aggregate;
(viii)   assign, lease, license, encumber, pledge, sell or otherwise dispose of (whether by license, merger, consolidation or otherwise) all or any material portion of the assets, rights or properties of the Company or any Subsidiary thereof (including the capital stock or Equity Interests in any Subsidiary of the Company), other than sales, dispositions or non-exclusive licensing (A) in the ordinary course of business consistent with past practice, (B) pursuant to existing Contracts that, if required pursuant to the terms of this Agreement, are set forth in the applicable section of the Company Disclosure Letter, or (C) with a value or purchase price of less than $1,500,000, individually or in the aggregate;
(ix)   (A) incur, assume, guarantee, or otherwise become liable for any, or amend or modify the terms or conditions of, any indebtedness for borrowed money (or any interest rate or other hedging Contracts or arrangements entered into in connection therewith) or issue or sell any debt securities, other than (x) solely between any of the Company and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries, (y) performance bonds and surety bonds entered into in the ordinary course of business consistent with past practice and in a face or exposure amount that does not exceed, in the aggregate, $1,500,000, or (z) borrowings incurred under the revolving credit facility contained in the Credit Agreement as in effect as of the date hereof in an amount not in excess of $2,500,000; or (B) make any pledge of or permit any of its properties, assets or rights to become subject to any material Lien other than Permitted Liens;
(x)   (A) materially modify, materially amend, renew, extend or terminate (other than any expiration in accordance with existing terms) or waive or release any rights under any Material Contract or (B) enter into any Contract that would be a Material Contract if in effect on the date of this Agreement, in each case, other than any modification, renewal, extension, termination, waiver, release or entry into a Material Contract in the ordinary course of business consistent with past practice; provided, that neither the Company nor any Subsidiary thereof shall modify, amend, renew, extend, terminate or enter into any Material Contract (or any Contract that would constitute a Material Contract if in effect on the date hereof) if the effect thereof would be to (1) impose any material restrictions on the right or ability of the Company or any Subsidiary thereof to engage in any line of business or compete with, or provide services to, any other Person or in any geographic area, (2) grant any exclusive rights to license, market, sell or deliver any material product, service or Intellectual Property of the Company or any Subsidiary thereof, (3) require the Company or any Subsidiary thereof to exclusively or predominantly purchase any material inventory, products, or services from such Person, (4) grant any “most favored nation” or similar provision in favor of the other party or a right of first refusal, first offer or first negotiation binding upon the Company or any Subsidiary thereof that, in each case, is material to the Company or (5) impose minimum purchase obligations on the Company or any Subsidiary thereof in excess of $250,000 annually in respect of any such Contract or $1,000,000 in the aggregate with respect to all such Contracts;
(xi)   (A) commence, settle, release, compromise or forgive any Proceeding, other than (1) in the case of a commencement of a Proceeding, (x) with respect to routine matters in the ordinary course of business or in cases where the Company reasonably determines in good faith that the failure to commence suit would result in a material impairment of a valuable aspect of its business; or (y) in connection with a breach by Parent or Merger Sub of this Agreement or any other agreement (including any Ancillary Document) contemplated hereby, and (2) settlements, releases, compromises or forgiveness that require only payment by the Company or any Subsidiary of the Company of cash amounts that does not exceed $1,000,000 individually or $2,000,000 in the aggregate and, for the avoidance of doubt, does not involve any material injunctive or other equitable relief, admissions of fault or other material obligations of the Company or any or any Subsidiary thereof; or (B) waive or relinquish any material claim held by the Company or any Subsidiary thereof, other than in the ordinary course of business consistent with past practice; provided, that this clause (xi) shall not apply to any stockholder Proceeding which shall be governed by Section 6.09;
(xii)   make any material change in any financial or accounting policy, principle, procedure, method, estimate or practice, except for any such change required by changes in GAAP (or any interpretation thereof) or applicable Law, in each case, occurring after the date of this Agreement;
(xiii)   (A) make, change or revoke any material Tax election, (B) adopt or change any material Tax accounting method or change any Tax accounting period, unless required by changes in GAAP, (C) file any amended U.S. federal income or other material Tax Return, (D) settle any Proceeding or audit relating to the Company or any of its Subsidiaries involving a material amount of Taxes, (E) surrender any right to claim a refund of a material amount of Taxes, (F) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) with respect to a material amount of Taxes, or (G) amend or modify the TRA;
(xiv)   fail to maintain in all material respects insurance in the name of the Company and its Subsidiaries in such amounts and covering such risks as are consistent with past practice, subject to availability of such insurance in the market at commercially reasonable rates;
(xv)   enter into or amend any Contract, arrangement or transaction with the Principal Stockholder or any Affiliate thereof (other than the Company or any Subsidiary thereof);

(xvi)   make any material capital expenditures or commitments therefor in excess of $5,000,000 in the aggregate, except in the ordinary course of business;
(xvii)   abandon or discontinue any material existing line of business;
(xviii)   adopt or implement any stockholder rights plan or similar arrangement;
(xix)   amend or modify in any materially adverse respect any publicly posted privacy policies, or any administrative, technical or physical safeguards related to privacy or cybersecurity, except in each case, as applicable, to remediate any security issue, to enhance data security or integrity, to comply with or improve compliance with applicable Law, as otherwise directed or required by a Governmental Entity, or in relation to any new or updated software, products or technologies of the Company or any of its Subsidiaries; or
(xx)   authorize, commit or agree to take any of the foregoing actions.
(b)   Control of the Company and Parent and Merger Sub. Parent acknowledges and agrees that nothing contained in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company or any Subsidiary of the Company prior to the Effective Time in violation of applicable Law.
SECTION 5.02.   No Solicitation; Adverse Recommendation Change.
(a)   Subject to the terms of this Section 5.02, from and after the execution and delivery of this Agreement until the earlier of the termination of this Agreement and the Effective Time, the Company shall not, and shall cause its Subsidiaries and its and their respective directors, officers and employees not to, and shall use its reasonable best efforts to cause its other Representatives not to, directly or indirectly (i) solicit, initiate, propose, induce, encourage or knowingly facilitate any inquiries regarding, or the submission or announcement of any inquiry, proposal or offer that constitutes, or could reasonably be expected to lead to, any Company Takeover Proposal (it being understood and agreed that ministerial acts that are not otherwise prohibited by this Section 5.02 (such as answering unsolicited phone calls) shall not (in and of itself) be deemed to facilitate for purposes of, or otherwise constitute a violation of, this Section 5.02), (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding any Company Takeover Proposal (or inquiries, proposals or offers that could reasonably be expected to lead to Company Takeover Proposal) (it being understood that the Company may inform Persons of the provisions contained in this Section 5.02), (iii) furnish to any Person (other than Parent or Merger Sub) any non-public information with respect to the Company or any of its Subsidiaries or afford to any Person (other than Parent or Merger Sub) access to the business, properties, assets, books, records or personnel of the Company or any of its Subsidiaries, in any such case with the intent to induce the making, submission or announcement of, or to encourage or knowingly facilitate, any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to a Company Takeover Proposal, (iv) approve, endorse or recommend a Company Takeover Proposal, or (v) execute or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, option agreement, merger agreement, joint venture agreement, partnership agreement or any other agreement relating to any Company Takeover Proposal, other than an Acceptable Confidentiality Agreement entered into in accordance with the terms set forth herein (a “Company Acquisition Agreement”).
(b)   Upon execution and delivery of this Agreement, the Company shall, and shall cause its Subsidiaries and its and their respective directors, officers and employees to, and shall use reasonable best efforts to cause its other Representatives to, immediately cease all discussions and negotiations regarding any inquiry, proposal or offer pending on or prior to the date of this Agreement that constitutes, or could reasonably be expected to lead to, a Company Takeover Proposal. In furtherance of the foregoing, promptly following the execution and delivery of this Agreement (and, in the case of clause (ii) below, no later than the next Business Day following the date of this Agreement), the Company will (i) request that each Person and its Representatives (other than Parent or its Representatives) that has, prior to the execution and delivery of this Agreement, executed a confidentiality agreement in connection with such person’s consideration of making a possible Company Takeover Proposal, to promptly return or destroy all non-public confidential information previously furnished to such Person in accordance with the terms of the applicable confidentiality agreement and (ii) terminate access to any physical or electronic data rooms relating to a possible Company Takeover Proposal. The Company shall not release any Person from, or waive, amend or modify any provision of, or grant any permission under any “standstill” provision or similar provision with respect to any capital stock of the Company in any confidentiality or standstill agreement (or similar agreement) to which the Company or any of its Subsidiaries is a party; provided that, prior to obtaining the Company Stockholder Approval, the Company shall be permitted to grant waivers of, and not to enforce, any “standstill” or similar provision to the extent necessary to permit the party referred therein to submit a Takeover Proposal to the Company Board on a confidential basis solely to the extent that (A) the Company Board determines in good faith ( after consultation with the Company’s financial advisor outside legal counsel) that the failure to release such Person from such agreement or provision or the failure to amend such agreement or waive such provision, or the enforcement of such agreement or provision, would reasonably be expected to be inconsistent with its fiduciary obligations to the Company’s stockholders under applicable Delaware law; and (B) the Company provides Parent with written notice of the Company’s intent to take such action prior to communicating such action to such Person.
(c)   Notwithstanding anything to the contrary contained in Section 5.02(a), Section 5.02(b) or any other provision of this Agreement, if at any time after the execution of this Agreement and prior to obtaining the Company Stockholder Approval, the Company or any of its Representatives receives a bona fide, written Company Takeover Proposal, which Company Takeover Proposal did not result from a material breach of this Section 5.02, then in response to such Company Takeover Proposal (i) the Company and its Representatives may contact the Person or group that made such Company Takeover Proposal to clarify (but not negotiate) the terms and conditions thereof, including any ambiguous terms and conditions of such proposal that are necessary to provide adequate information for the Company Board to make an informed determination under this Section 5.02, or to request that such Person or group provide the terms and conditions of such Company Takeover Proposal in writing (and any additional documents related thereto) and (ii) if the Company Board determines in good faith (based on the information then available and after consultation with its outside legal counsel and financial advisor) that such Company Takeover Proposal constitutes or would reasonably be expected to lead to a Superior Proposal from the Person or group submitting such bona fide, written Company Takeover Proposal (a “Qualifying Company Takeover Proposal”), the Company may, subject to compliance with Section 5.02(d), (A) enter into an Acceptable Confidentiality Agreement with such Person or group making the Qualifying Company Takeover Proposal and thereafter furnish information (including non-public information) with respect to the Company to such Person or group and its Representatives pursuant to such Acceptable Confidentiality Agreement so long as, promptly (and in any event within 24 hours) such information is provided or made available to such Person or group or any of its Representatives, the Company also provides Parent any information furnished to such Person or group or any of its Representatives which was not previously furnished to Parent, and (B) engage in or otherwise participate in discussions or negotiations with, or furnish any information and other access to, such Person or group and its Representatives. For the avoidance of doubt, none of (A) the determination, in itself with no further action, by the Company Board that a Company Takeover Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal or (B) the public disclosure, in itself, of such determination will constitute an Adverse Recommendation Change or violate this Section 5.02.
(d)   The Company shall promptly, and in no event later than 24 hours after the Company’s knowledge of receipt thereof, (i) advise Parent in writing of the Company’s or any of its Subsidiaries’ or its or their respective Representatives’ receipt of any Company Takeover Proposal, including the identity of the Person or group making such Company Takeover Proposal, and (ii) deliver to Parent a written notice setting forth the material terms and conditions of any such Company Takeover Proposal. From and after such notification, the Company shall keep Parent reasonably informed on a prompt basis of any material developments with respect to any such Company Takeover Proposal (including any material changes thereto) and the status of any related discussions or negotiations.

(e)   Except as set forth in Section 5.02(f), neither the Company Board nor any committee thereof shall (i) (A) withdraw, withhold, qualify or modify (in a manner adverse to Parent), or publicly propose to withdraw, withhold, qualify or modify (in a manner adverse to Parent), the Company Recommendation, or (B) adopt, endorse, approve or recommend, or publicly propose to adopt, endorse, approve or recommend any Company Takeover Proposal (any action described in this clause (i) being referred to herein as an “Adverse Recommendation Change”) (it being understood that a customary “stop, look and listen” communication by the Board of Directors of the Company or any committee thereof pursuant to Rule 14d-9(f) promulgated under the Exchange Act shall not, in and of itself, constitute an Adverse Recommendation Change) or (ii) approve, recommend, cause or permit the Company or any Subsidiary thereof to enter into any Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 5.02).
(f)   Notwithstanding anything to the contrary set forth in this Agreement, prior to obtaining the Company Stockholder Approval, the Company Board may (i) make an Adverse Recommendation Change (A) in response to an Intervening Event if the Company Board determines in good faith (after consultation with its legal counsel and financial advisor) that the failure to take such action would reasonably be expected to be inconsistent with the Company’s directors’ fiduciary duties under applicable Law or (B) if the Company receives a Company Takeover Proposal that did not result from a material breach of this Section 5.02 and which the Company Board determines in good faith (after consultation with its legal counsel and financial advisor) that such Company Takeover Proposal constitutes a Superior Proposal and (ii) enter into a definitive written agreement providing for the consummation of a Superior Proposal and concurrently terminate this Agreement pursuant to Section 8.01(e); provided, however, that the Company Board and any committee thereof shall not, and shall cause the Company not to, take any action set forth in clause (i) or clause (ii) above unless, prior to taking such action (A) the Company has provided written notice to Parent (a “Notice of Adverse Recommendation Change”) advising Parent that the Company Board or any such committee intends to take such action and the reasons therefor, (B) (x) in the case of any Notice of Adverse Recommendation Change provided in connection with an Intervening Event, provided written notice of such Intervening Event (which notice shall describe such Intervening Event in reasonable detail) and (y) in the case of any Notice of Adverse Recommendation Change provided in connection with a Company Takeover Proposal, provided written notice of the material terms and conditions of the Superior Proposal and identifying the Person or group making such Superior Proposal, (C) a period of three (3) Business Days has elapsed following the Company’s provision of such Notice of Adverse Recommendation Change (it being understood that any amendment or modification to any Company Takeover Proposal that is the basis for such proposed Adverse Recommendation Change shall require a new Notice of Adverse Recommendation Change and an additional notice period (which shall be two (2) Business Days)), (D) the Company has negotiated, and has caused its Affiliates and its and their Representatives to negotiate, in good faith with Parent and its Representatives during such three (3) Business Day period (as it may be extended pursuant to clause (C)) to make such adjustments to the terms and conditions of this Agreement so that either the failure to make an Adverse Recommendation Change in response to such Intervening Event would no longer reasonably be expected to be inconsistent with the Company’s directors’ fiduciary duties under applicable Law or such Company Takeover Proposal would cease to constitute a Superior Proposal, as appropriate, and (E) in determining whether to make such Adverse Recommendation Change or terminate this Agreement, the Company Board takes into account any changes to the terms of this Agreement timely proposed by Parent in response to a Notice of Adverse Recommendation Change.
(g)   Nothing contained in this Section 5.02 will prohibit the Company from taking and disclosing to the Company’s stockholders a position required by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act, in each case after commencement of a tender offer (within the meaning of Rule 14d-2 promulgated under the Exchange Act); provided that in no event shall the Company Board make an Adverse Recommendation Change except in accordance with Section 5.02(f).

ARTICLE VI
ADDITIONAL AGREEMENTS
SECTION 6.01.   Written Consent.   Immediately following the execution of this Agreement, in lieu of calling a meeting of the Company’s stockholders, the Company shall submit to, and in the absence of an Adverse Recommendation Change in accordance with Section 5.02 seek from, the Principal Stockholders, in their capacity as record and beneficial owners, collectively, of at least a majority of the issued and outstanding shares of Company Common Stock, a written consent to approve and adopt this Agreement in the form attached hereto as Exhibit A. Upon receipt of such written consent, duly executed by the Principal Stockholders (the “Written Consent”), the Company shall promptly provide to Parent a copy of such Written Consent. In connection with the Written Consent, the Company shall take all actions necessary to comply, and shall comply, in all material respects with Section 228 and Section 262 of the DGCL and the Company Charter and Company Bylaws.
SECTION 6.02.   Information Statement.
(a)   The Company shall, with the reasonable assistance of Parent, prepare and file with the SEC, as promptly as practicable (and no later than twenty (20) Business Days) after the date of this Agreement, a written information statement of the type contemplated by Rule 14c-2 of the Exchange Act containing (i) the information specified in Schedule 14C under the Exchange Act concerning the Written Consent, the Merger and the Transactions, (ii) the notice of action by written consent required by Section 228(e) of the DGCL and (iii) the notice of availability of appraisal rights and related disclosure required by Section 262 of the DGCL (such information statement, as amended or supplemented in accordance with the terms hereof, the “Information Statement”). Parent and Merger Sub shall furnish to the Company all information as may be reasonably requested concerning themselves and their controlled Affiliates that is required to be included in the Information Statement pursuant to applicable Law and shall promptly provide such other assistance in the preparation of the Information Statement as may be reasonably requested by the Company from time to time.
(b)   Prior to the filing of the Information Statement (or any amendment or supplement thereto), or any dissemination thereof to the stockholders of the Company, or responding to any comments from the SEC with respect thereto, the Company shall provide Parent and its counsel with a reasonable opportunity to review and to comment on such document or response, which the Company shall consider in good faith. The Company shall promptly notify Parent and Merger Sub upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Information Statement and shall provide Parent with copies of all correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Information Statement. The Company shall use its reasonable best efforts to resolve all SEC comments with respect to the Information Statement as promptly as practicable after receipt thereof. The Company shall cause the Information Statement to be mailed to holders of Company Common Stock (as of the date the Written Consent is effective) as promptly as practicable after the first to occur of: (i) confirmation from the SEC that it has no further comments on the Information Statement, (ii) confirmation from the SEC that the Information Statement is otherwise not to be reviewed or (iii) expiration of the 10-day period after filing in the event the SEC does not review the Information Statement.
(c)   The Company agrees that the Information Statement will comply as to form in all material respects with the requirements of the Exchange Act. The Company and Parent agree, as to themselves only, that, at the time it is filed with the SEC, at the time it is first mailed to the holders of shares of Company Common Stock or at the time of any amendment or supplement thereof, the Information Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no party assumes any responsibility with respect to any statements or information supplied by or on behalf of the other party, its Affiliates or its or their respective Representatives for inclusion or incorporation by reference in the Information Statement.

(d)   If at any time prior to the Closing any information relating to the Company or Parent, or any of their respective Affiliates, should be discovered by a party, which information should be set forth in an amendment or supplement to the Information Statement, the party that discovers such information shall promptly notify the other party and the Company shall prepare (with the assistance, if applicable, of Parent) and mail to its stockholders such an amendment or supplement, in each case, to the extent required by applicable Law. Each of the Company, Parent and Merger Sub agrees to promptly (i) correct any information provided by it specifically for use in the Information Statement if and to the extent that such information shall have become false or misleading in any material respect and (ii) supplement the information provided by it specifically for use in the Information Statement to include any information that shall become necessary in order to make the statements in the Information Statement, in light of the circumstances under which they were made, not misleading.
SECTION 6.03.   Access to Information; Confidentiality.
(a)   The Company shall, shall cause its Subsidiaries and its and their respective directors, officers and employees to, and shall use reasonable best efforts to cause its other Representatives to, if reasonably requested by Parent, give Parent, its counsel, financial advisors, auditors and other authorized Representatives reasonable access during reasonable business hours to the offices, properties, books, records and personnel of the Company and the Subsidiaries of the Company, in each case, for the purposes of implementing and/or consummating the Transactions; provided, however, that the Company shall not be obligated to provide such access or information if the Company determines in its reasonable judgment that doing so would (i) violate applicable Contract, Law or any applicable Judgment, or (ii) waive the protection of attorney-client privilege, attorney work product protection or other legal privilege; provided, that the Company will reasonably cooperate with Parent to provide such document or information in a manner that would not result in violation of Contract or Law or the loss or waiver of such privilege, to the extent feasible. Parent and its Representatives shall conduct any such activities during normal business hours and in such a manner as not to interfere unreasonably with the business or operations of the Company or any Subsidiary of the Company. Notwithstanding anything to the contrary contained herein, prior to the Closing, Parent shall have no right to perform invasive or subsurface investigations or sampling of any environmental media or building materials at the properties or facilities of the Company or any of the Company’s Subsidiaries without prior written consent of the Company (which may be denied, delayed or conditioned in the sole discretion of the Company). No investigation or access permitted pursuant to this Section 6.03 shall affect or be deemed to modify any representation or warranty made by the Company hereunder or limit or restrict any rights of Parent or Merger Sub, including any right to assert that a condition to Closing has not been satisfied.
(b)   All information exchanged pursuant to this Section 6.03 or otherwise in connection with the Transactions shall be subject to the confidential disclosure agreement dated July 6, 2022, as amended January 26, 2024, between Snap One LLC and Parent (the “Confidentiality Agreement”), which shall remain in full force and effect pursuant to the terms thereof, notwithstanding the execution and delivery of this Agreement or the termination thereof.
SECTION 6.04.   Reasonable Best Efforts; Notification.
(a)   Upon the terms and subject to the conditions set forth in this Agreement, each party shall use, and shall cause its Affiliates to use, its reasonable best efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things that are reasonably necessary, proper or advisable under applicable Law to consummate and make effective the Transactions, including, but subject to the terms and conditions of this Agreement, (i) the satisfaction of the conditions set forth in Article VII, (ii) obtaining all necessary or advisable Authorizations and Consents from, making all necessary or advisable registrations, declarations and filings with and taking all steps as may be reasonably necessary or advisable to obtain any Authorizations or Consents from, or avoid a Proceeding with, any Governmental Entity or other third-party with respect to this Agreement or the Transactions, including the expiration or termination of any applicable waiting period in respect of the HSR Act and other applicable Antitrust Laws or FDI Laws, (iii) furnishing all information required to be furnished in connection with obtaining any Authorizations or Consents from or making any filings with any Governmental Entity or other third-party, and promptly cooperating with and furnishing information in connection with any such requirements imposed upon any party or any of their respective Subsidiaries or Affiliates in connection with this Agreement or the consummation of the Transactions, (iv) defending or contesting any Proceedings by any Governmental Entity or third-party challenging this Agreement or the consummation of the Transactions and (v) executing and delivering any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement so long as such additional instruments are consistent with the terms of this Agreement. Nothing contained in this Section 6.04 shall permit the Company or any Subsidiary thereof to take any action that otherwise requires the consent of approval of Parent pursuant to this Agreement without obtaining such consent or approval. In connection with obtaining any Authorization or Consent of any Governmental Entity or other Person with respect to the Transactions pursuant to this Section 6.04, and subject to the other terms set forth herein, including the obligations on Parent set forth in Section 6.04(f), none of the Company and its Subsidiaries, on the one hand, nor Parent nor any of its Affiliates, on the other hand, shall be required to make any material payment of any fees, expenses or other consideration (including increased or accelerated payments), other than customary filing fees, or agree to any material contractual or other material concessions.
(b)   Without limiting the generality of Section 6.04(a), (A) each party agrees to make, or cause the applicable Affiliate thereof to make, an appropriate filing, if necessary, pursuant to the HSR Act as promptly as reasonably practicable, but in any event no later than five (5) Business Days following the date of this Agreement (unless a different period is otherwise agreed by the parties in writing) and (B) each party agrees to make, or cause the applicable Affiliate thereof to make, all necessary filings pursuant to any other applicable Antitrust Law or any FDI Law, including the filings set forth on Section 7.01(b) of the Company Disclosure Letter, as promptly as reasonably practicable following the date of this Agreement (and the identification of the requirements to make such filing), but (solely with respect to those filings identified on Section 7.01(b) of the Company Disclosure Letter) in any event no later than twenty (20) Business Days following the date of this Agreement (unless a different period is otherwise agreed by the parties in writing) and in all cases, to supply as promptly as reasonably practicable to the applicable Governmental Entity any additional information and documentary material that may be reasonably requested pursuant to the HSR Act or such other Antitrust Law or any FDI Law.
(c)   Without limiting the generality of Section 6.04(a), each of Parent and the Company shall, and shall cause their respective Affiliates, to (i) furnish to the other party such necessary information and reasonable assistance as the other party may reasonably request in connection with its preparation of any filing or submission under the HSR Act or any other Antitrust Law or any FDI Law, (ii) give the other party reasonable prior notice of any such filings or submissions and, to the extent reasonably practicable, of any substantive communication with, and any inquiries or requests for additional information from, the United States Federal Trade Commission (the “FTC”), the United States Department of Justice (the “DOJ”) and any other Governmental Entity regarding the Merger or any of the other Transactions, and permit the other party to review and discuss in advance, and consider in good faith the views of, and secure the participation of, the other party in connection with, any such filings, submissions, communications, inquiries or requests, (iii) unless prohibited by applicable Law or by the applicable Governmental Entity, and to the extent reasonably practicable, (A) not participate in or attend any meeting, or engage in any substantive conversation, with any Governmental Entity in respect of the Merger or any of the other Transactions without the other party, (B) give the other party reasonable prior notice of any such meeting or conversation, (C) in the event one party is prohibited by applicable Law or by the applicable Governmental Entity from participating in or attending any such meeting or engaging in any such conversation (or it is not reasonably practicable for one party to do so), keep such party apprised with respect thereto, (D) cooperate with one another in the filing of any substantive memoranda, white papers, filings, correspondence or other written communications explaining or defending this Agreement, the Merger or any of the other Transactions, articulating any regulatory or competitive argument or responding to requests or objections made by any Governmental Entity and (E) furnish the other party with copies of all filings, submissions, substantive correspondence and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective Representatives, on the one hand, and any Governmental Entity or members of any Governmental Entity’s staff, on the other hand, with respect to this Agreement, the Merger and the other Transactions, (iv) respond to any inquiry or request for additional information or documentation from the FTC, the DOJ or any other Governmental Entity of competent jurisdiction as promptly as reasonably practicable, and (v) consult with one another in connection with any inquiry, hearing, investigation, Proceeding or litigation by, or negotiations with, any Governmental Entity relating to this Agreement, the Merger or any of the other Transactions, including the scheduling of, and strategic planning for, any meetings with any Governmental Entity relating thereto. Any such additional information furnished in connection with the preparation of any filing or submission shall be in substantial compliance with the requirements of the HSR Act and any other applicable Antitrust Law or any FDI Law, as the case may be. The Company and Parent shall not, and shall cause their respective Affiliates not to, (A) commit to or agree with any Governmental Entity to stay, toll or extend any applicable waiting period under the HSR Act or enter into a timing agreement with respect to any other Antitrust Law or any FDI Law or (B) pull and refile any filing made under the HSR Act, in the case of each of clauses (A) or (B) without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. The parties acknowledge and agree that, notwithstanding the foregoing, Parent shall ultimately control the determination over the strategy and course of action with respect to obtaining any Authorizations or Consents under any Antitrust Laws or FDI Laws, including the content of any filings under such Antitrust Laws or FDI Laws, and any substantive communications with any Governmental Entity relating thereto; provided, that, (i) the Company shall have the right to participate in all aspects thereof and Parent shall consult with the Company and its advisors in connection therewith and consider in good faith their views and recommendations; (ii) if the parties receive a request for additional documents and information, each party will endeavor to substantially comply with such request within one hundred twenty (120) days from receipt; and (iii) in the event Parent does not substantially comply with such request within one hundred twenty (120) days from receipt, Parent and the Company shall jointly control the determination over the strategy and course of action with respect to obtaining any Authorizations or Consents under any Antitrust Laws or FDI Laws from such time until the conditions listed in Section 7.01(b) of this Agreement have been satisfied.
(d)   Each party shall bear all of its costs and expenses related to the engagement of any third-party consultants, economists, counsel or other third parties in connection with the pursuit of any Authorizations or Consents with respect to any Antitrust Laws or FDI Laws and, in connection with the matters set forth in this Section 6.04, at the request of any party, the other parties shall, and shall cause their respective and applicable Affiliates to, enter into a joint defense agreement, common interest agreement or other similar agreement. Parent shall pay all filing fees and other charges for the filings required under the HSR Act or such other Antitrust Law or any FDI Law set forth on Section 7.01(b) of the Company Disclosure Letter or that are otherwise agreed in writing to be applicable by the Company and Parent.
(e)   The parties may, as they deem advisable, designate any competitively sensitive materials provided to the other under Section 6.04(c) or any other section of this Agreement as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials.
(f)   Without limiting the generality of Parent’s undertakings pursuant to Section 6.04(a), Parent acknowledges and agrees that its obligation to use reasonable best efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary or advisable under applicable Law to consummate and make effective the Transactions, includes but is not limited to, as promptly as possible but subject to the other terms set forth in this Section 6.04, including the terms set forth in the proviso immediately below and the second to last sentence of this Section 6.04(f): proposing, negotiating, effecting, agreeing to or committing to, or executing any settlements, undertakings (affirmative or otherwise), consent decrees, stipulations or other agreements with any Governmental Entity obligating Parent or any of its Subsidiaries to: (i) sell, divest, license or otherwise convey or hold separate any asset (whether tangible or intangible) or business of the Company or any Subsidiary thereof or terminate any existing relationship, contractual right or obligation of the Company or any Subsidiary thereof, (ii) create any relationship, contractual right or obligation of the Company or any Subsidiary thereof, (iii) implement any limitations, prohibitions or restrictions affecting the business, operations or assets of the Company or any Subsidiary thereof, or (iv) litigate, contest, defend and appeal any Proceeding, whether judicial or administrative, challenging this Agreement or the Transactions contemplated hereby (each of the actions in the preceding clauses (i)  — (iv), a “Remedial Action”); provided, however, that, notwithstanding anything contained in this Agreement to the contrary, (A) for the avoidance of doubt, neither Parent nor any of its Subsidiaries will be required to take or effect (or agree to take or effect) any Remedial Action in respect of any of the product lines, rights, assets or properties (including Intellectual Property rights) of Parent or any Subsidiary thereof (excluding the Company and its Subsidiaries) or that otherwise materially impact or effect the businesses and operations of Parent and its Subsidiaries (excluding the Company and its Subsidiaries), and (B) neither Parent nor any of its Subsidiaries (including, for the purpose of this clause, the Company and its Subsidiaries) will be required to take or effect (or agree to take or effect) any Remedial Action if such Remedial Action(s) would, in the aggregate, be reasonably likely to either (x) result in a loss of revenue equal to or greater than five percent (5%) of the total sales revenue of the Company and its Subsidiaries for the 12-month period ending December 31, 2023 as reflected in the most recent financial statements, or (y) have a material and adverse impact to Parent and its Subsidiaries, taken as a whole, in respect of the benefits (including synergy benefits) that Parent and its Subsidiaries expect to derive from the consummation of the Transactions and their ownership and operation of the businesses of the Company and its Subsidiaries. The Company shall not take or agree to, and shall not permit any Subsidiary to take or agree to, any Remedial Action without the prior written consent of Parent. Nothing in this Section 6.04 shall require any party (or Affiliate thereof) to take or agree to take any action with respect to its business or operations pursuant to this Section 6.04 unless the effectiveness of such agreement or action is conditioned upon the Closing. Parent and its Subsidiaries, on the one hand, and the Company and its Affiliates, on the other hand, also shall be obligated to defend, litigate or participate in the litigation of any Proceeding brought by or against any Governmental Entity in connection with obtaining any Authorization or Consent from any Governmental Entity in connection with the Transactions.
(g)   Parent shall not, and shall cause its Affiliates not to, enter into any merger, acquisition or similar transaction, or any agreement to effect any such transaction, for any business that competes with the Company’s business, that will make it materially more difficult, or materially increase the time required, to (i) obtain the expiration or termination of the waiting period under any Antitrust Law or FDI Law applicable to the Transactions, or (ii) avoid the commencement of litigation by any Governmental Entity under any Antitrust Law or FDI Law seeking the entry of any injunction or order that would materially delay or prevent the consummation of the Transactions.
(h)   In addition to and without limiting any of the parties’ respective obligations in this Section 6.04, the Company and the Company Board shall (i) take all action, including granting such approvals, necessary to ensure that no state takeover statute, “business combination,” “control share acquisition,” “fair price,” “moratorium” or similar Law is or becomes applicable to any Transaction or this Agreement and (ii) if any state takeover statute, “business combination,” “control share acquisition,” “fair price,” “moratorium” or similar Law becomes applicable to any Transaction or this Agreement, take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Transactions and this Agreement.
SECTION 6.05.   Continuing Employee Matters.
(a)   For the period from the Effective Time through the first anniversary of the Effective Time (or such shorter period during which the Continuing Employee remains in continued employment with the Surviving Corporation or an Affiliate thereof), each employee of the Company or a Subsidiary of the Company who remains in the employment of the Surviving Corporation or an Affiliate thereof (each, a “Continuing Employee”) shall receive: (i) unless otherwise agreed to in writing between Parent or its Affiliates and a Continuing Employee, a base salary or wage rate, as applicable, and target short-term cash incentive compensation opportunities that, in the aggregate, are no less favorable than as provided by the Company or the Subsidiaries of the Company to such Continuing Employee immediately prior to the Effective Time; provided, that, the base salary or wage rate, as applicable, of any Continuing Employee during such period shall not be reduced, (ii) for any such Continuing Employee located in the United States, severance benefits that are no less favorable than as provided by the Company or the Subsidiaries of the Company to such Continuing Employee immediately prior to the date hereof pursuant to the terms of a Company Benefit Plan set forth on Section 6.05(a) of the Company Disclosure Letter (collectively, the “Severance Arrangements”), and (iii) employee benefits (other than any equity or equity-based arrangements, long-term incentive programs, nonqualified deferred compensation arrangements, post-termination or retiree health and welfare benefits, defined benefit pension plans, and change-in-control payments, retention payments, or other similar nonrecurring compensation) that are substantially comparable in the aggregate to either (as determined by Parent) (x) those that were provided by the Company or the Subsidiaries of the Company to such Continuing Employee immediately prior to the date hereof, or (y) those provided by Parent or its Affiliates to similarly situated employees of Parent or its Affiliates. With respect to any Continuing Employee who is primarily based outside of the United States, the requirements of this Section 6.05(a) shall be subject to any discretionary modifications or adjustments permitted in accordance with local Company Benefit Plans (or related policies) as well as any requirements under applicable Law.
(b)   Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, cause any plans, program, agreements, or arrangements established or maintained by Parent or any of its Affiliates (including, after the Effective Time, the Surviving Corporation and its Subsidiaries) (the “New Plans”) to recognize each Continuing Employee’s service prior to the Effective Time with the Company or any Subsidiary of the Company and any predecessor of the Company or any Subsidiary of the Company (to the extent such service is recognized by the Company or such Subsidiary under a corresponding Company Benefit Plan), for purposes of eligibility, participation, vesting and levels of benefits; provided, however, that such service need not be recognized (i) to the extent that such recognition would result in any duplication of benefits, (ii) for purposes of eligibility, benefit accruals or vesting under any defined benefit pension plan, nonqualified deferred compensation arrangements, or retiree health or welfare plans or arrangements (except as may be required under applicable Law with respect to Continuing Employees located outside of the United States), (iii) for purposes of vesting of any incentive, equity, or equity-based compensation, or (iv) with respect to any New Plan to the extent that, under such New Plan, Parent or the relevant Affiliate does not provide for the crediting of any prior service for any other similarly situated employee of Parent and its Affiliates (other than the Company and its Subsidiaries).
(c)   With respect to any New Plan that is a welfare plan, Parent shall, and shall use commercially reasonable efforts to cause the Surviving Corporation and its Subsidiaries to, (i) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to Continuing Employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the welfare plans of the Company and its Subsidiaries prior to the Effective Time and (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid in respect of claims eligible and covered under the applicable Company Benefit Plan, to the extent that such claims are incurred during the plan year in which the Effective Time occurs in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such New Plan.
(d)   With respect to each cash short term incentive bonus program of the Company and its Subsidiaries with a performance period that is in-cycle as of the Closing (each, a “Company Bonus Program”), (i) payments pursuant to such Company Bonus Program with respect to the performance period commencing on January 1 of the year in which the Closing occurs and ending on the Closing Date (the “Pre-Closing Bonus Period”) shall be determined and paid by Parent or its Affiliates in the ordinary course of business, and (ii) Parent shall not make any modification to such Company Bonus Program with respect to the Pre-Closing Bonus Period in a manner that is detrimental to any participant therein.
(e)   Without limiting the generality of Section 9.08, this Section 6.05 shall be binding upon and shall inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 6.05, express or implied, is intended to confer upon any other Person any legal or equitable or other rights or remedies of any nature whatsoever (including, without limitation, any right to employment or engagement (or continued employment or engagement) by Parent, the Company, the Surviving Corporation, or any of their respective Subsidiaries or any right to a specific benefit or term or condition of employment or service) under or by reason of this Section 6.05. Nothing contained herein shall be construed as requiring, and the Company shall take no action that would have the effect of requiring, Parent or the Surviving Corporation to continue any specific plans, programs, policies, arrangements, agreements or understandings or to continue the employment of any specific person. Furthermore, no provision of this Agreement shall be construed as prohibiting or limiting the ability of Parent, the Surviving Corporation or any Subsidiary of Parent or the Surviving Corporation to amend, modify or terminate any plans, programs, policies, arrangements, agreements or understandings of Parent, the Company, the Surviving Corporation or any Subsidiary of Parent, the Company or the Surviving Corporation and nothing herein shall be construed as an amendment to any such plan, program, policy, arrangement, agreement or understanding for any purpose.
SECTION 6.06.   Indemnification.
(a)   For a period of six (6) years following the Effective Time, Parent shall cause the Surviving Corporation or applicable Subsidiary thereof to honor and comply with the obligations with respect to all rights to indemnification, advancement of expenses and exculpation from liabilities, for acts or omissions occurring at or prior to the Effective Time now existing in favor of any current or former director, officer, employee, agent or benefits trustee (the “Indemnified Persons”) of the Company or any Subsidiary of the Company as provided in the Company Charter, the Company Bylaws, the organizational documents of any Subsidiary of the Company or any indemnification agreement between such Indemnified Person and the Company or any Subsidiary of the Company (in each case, as in effect on the date hereof and, in the case of any indemnification agreement, as set forth in Section 6.06(a) of the Company Disclosure Letter and of which the Company has made available to Parent true, correct and complete copies), without further action, as of the Effective Time (including, for the avoidance of doubt, by granting the Indemnified Persons rights to indemnification and advancement of expenses pursuant to Section 7.07 of the Company Bylaws or similar provisions of the organizational documents of any Subsidiary of the Company, as applicable, in each case, as in effect on the date hereof), and such obligations shall survive the Merger and shall continue in full force and effect in accordance with their terms; provided, however, that all rights to indemnification in respect of any Action pending or asserted or any claim made within such six (6)-year period shall continue until the disposition of such Action or resolution of such claim. For the avoidance of doubt, for a period of six (6) years following the Effective Time, the applicable rights of indemnification and exculpation contemplated by this Section 6.06(a) and pursuant to the terms of the Company Charter or Company Bylaws as in effect at or immediately prior to the Effective Time shall not be impaired by any modification of such terms in any amendment or restatement of such Company Charter or Company Bylaws following the Effective Time and prior to such six (6) year anniversary (including in connection with the filing of the Certificate of Merger).
(b)   As promptly as practicable following the date hereof, in consultation with Parent, the Company shall obtain a prepaid non-cancelable (“tail”) policy with coverage for six (6) years following the Effective Time with terms and coverage limits that are substantially similar to those in the existing policy of directors’ and officers’ liability insurance, employment practice liability insurance, and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or prior to the Effective Time, except as set forth on Section 6.06(b) of the Company Disclosure Letter; provided, that such tail insurance shall act on a primary basis with respect to any other applicable directors’ and officers’ liability, employment practices liability and fiduciary liability insurance; provided, further, that the Company shall use reasonable best efforts to obtain such policy on favorable pricing terms in reasonable consultation with Parent. For purposes of the forgoing, consultation shall include (i) providing copies of policy documents and quotes to the Parent prior to binding and allowing Parent to comment thereon (and reasonably considering any such comments) and (ii) making the broker available for consultation with Parent upon Parent’s reasonable request.
(c)   Notwithstanding anything to the contrary in this Section 6.06, Parent agrees that any indemnification, advancement of expenses or insurance available to any Indemnified Person who at or prior to the Closing was a director of the Company or any of its Subsidiaries by virtue of such Indemnified Person’s service as a partner, member or employee of any investment fund or management entity affiliated with or managed by a Principal Stockholder at or prior to the Closing (any such

Indemnified Person, a “Sponsor Director”) shall be secondary to the indemnification, advancement of expenses and insurance to be provided by the Surviving Corporation and its Subsidiaries pursuant to this Section 6.06 and that the Surviving Corporation and its Subsidiaries (i) shall be the primary indemnitors of first resort for Sponsor Directors pursuant to this Section 6.06, (ii) shall be fully responsible for the advancement of expenses, indemnification and exculpation from liabilities with respect to Sponsor Directors that are addressed by this Section 6.06 and (iii) shall not make any claim for contribution, subrogation or any other recovery of any kind in respect of any other indemnification or insurance available to any Sponsor Director with respect to any matter addressed by this Section 6.06.
(d)   In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, Parent shall cause the Surviving Corporation shall make proper provision so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 6.06.
(e)   Nothing in this Agreement is intended to, shall be construed to or shall, release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.06 is not prior to or in substitution for any such claims under such policies. The Indemnified Persons shall be express third-party beneficiaries of this Section 6.06.
SECTION 6.07.   Public Announcements.   Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements, including any press conference or conference call with investors or analysts, with respect to the Transactions, including the Merger, and shall not, and shall cause their respective Affiliates not to, issue any such press release or make any such public statement without the prior written consent of the other party (not to be unreasonably withheld, conditioned or delayed), except in each case (i) as required by applicable Law or court process or by obligations pursuant to the rules and regulations of any national securities exchange or national securities quotation system or (ii) for any press release, public announcement or other public statement by either Parent and the Company that consists solely of information that is consistent with information disclosed in any press release, public statement or public announcement previously issued or made in compliance with this Section 6.07 or any communications plan previously agreed to by Parent and the Company. In addition, for the avoidance of doubt, the Company and Parent may, without the Company, Parent or Merger Sub’s consent, as applicable, communicate to its employees, customers, suppliers and consultants; provided, that any such communication is consistent with information disclosed in any press release, public statement or public announcement previously issued or made in compliance with this Section 6.07 or any communications plan previously agreed to by Parent and the Company. The parties agree that the initial press release to be issued with respect to the Transactions shall be in the form heretofore agreed to by the parties. Notwithstanding the foregoing or anything to the contrary set forth herein, the restrictions set forth in this Section 6.07 shall not apply in connection with any Adverse Recommendation Change or dispute between the parties (or Affiliates thereof) regarding this Agreement or the transactions contemplated hereby, including the Merger.
SECTION 6.08.   Affiliate Transactions.   The Company shall cause all Affiliate Transactions set forth in Section 6.08 of the Company Disclosure Letter to be terminated pursuant to a written agreement in form and substance reasonably satisfactory to Parent, in each case without further liability or obligation (contingent or otherwise) of any party thereunder (or any Affiliate thereof), with such termination to be effective immediately prior to the Closing, except for any liabilities or obligations (including any indemnity obligations under the Stockholders Agreement) that survive pursuant to the express terms of the applicable Contract or as set forth in Section 6.08 of the Company Disclosure Letter.
SECTION 6.09.   Stockholder Litigation.   From the date of this Agreement and until the termination of this Agreement in accordance with Article VIII, the Company shall promptly advise Parent in writing of any Proceeding commenced or threatened in writing by a stockholder or holder of any Equity Interests of the Company against the Company, its Subsidiaries or their respective directors or officers or otherwise asserted by or on behalf of the Company (including any asserted derivative Proceeding), in each case, to the extent relating to the Merger, this Agreement or the Transactions, and shall keep Parent reasonably informed, consult with Parent regarding and give Parent the opportunity to participate in (but not control) the defense and settlement of any such Proceeding. Without limiting the generality of the foregoing, none of the Company, its Subsidiaries or any of their respective Representatives shall agree to or propose any settlement or compromise of any such Proceeding without Parent’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned). Notwithstanding anything to the contrary in this Section 6.09, any Proceeding relating to the Appraisal Shares will be governed by Section 2.01(d).
SECTION 6.10.   Section 16 Matters.   From and after the date hereof and until the Effective Time, the Company shall take all steps as may be required to cause any dispositions of Equity Interests of the Company in connection with this Agreement and the Transactions by each individual who is subject to the reporting requirements of Section 16 of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.
SECTION 6.11.   Merger Sub Compliance.   Parent shall take all actions necessary to cause Merger Sub to comply with and perform all of its obligations under this Agreement. Merger Sub shall not engage in any material activities of any nature except in connection with the Transactions and as provided in or contemplated by this Agreement (or any ancillary document hereto). In furtherance and not in limitation of the foregoing, Parent agrees that any breach by Merger Sub of a representation, warranty, covenant or agreement in this Agreement shall also be a breach of such representation, warranty, covenant or agreement by Parent.
SECTION 6.12.   Stock Exchange De-Listing; Exchange Act Deregistration.   Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of Nasdaq to enable the de-listing by the Surviving Corporation of the Company Common Stock from Nasdaq and the deregistration of the Company Common Stock and the suspension of the Company’s reporting obligations under the Exchange Act as promptly as practicable after the Effective Time.
SECTION 6.13.   Closing Indebtedness.   The Company shall, or shall cause its Subsidiaries to, deliver a notice of prepayment with respect to the loans and other extensions of credit outstanding under, a notice of termination of all commitments under, the Credit Agreement (in each case, contingent upon the occurrence of the Closing). The Company and its Subsidiaries shall use reasonable best efforts to obtain from the agent under the Credit Agreement at least one (1) Business Day prior to the Closing Date, and shall deliver to Parent on or prior to the Closing Date, an executed payoff letter (and a draft reasonably in advance thereof) with respect to the obligations under the Credit Agreement (the “Payoff Letter”), in form and substance customary for transactions of this type which Payoff Letter shall, among other things, include the payoff amount (and the daily accrual thereafter), and provide that Liens (and guarantees), if any, granted in connection with the Credit Agreement relating to the assets, rights and properties of the Company and its Subsidiaries securing such Indebtedness shall, upon the payment of the amount set forth in the Payoff Letter at the Closing, be automatically released and terminated. Parent shall be obligated to provide to the Company or its Subsidiaries the payoff amount required under the Payoff Letter substantially simultaneously with (and subject to the occurrence of) the Closing.
SECTION 6.14.   TRA Waiver.   Concurrently with the execution of this Agreement, the TRA Parties have delivered to the Company, a waiver and termination letter (the “TRA Waiver”) pursuant to which the TRA Parties have (a) waived their rights to any and all payments under the TRA by the Company or its Subsidiaries (including any amounts otherwise payable in connection with the Transactions) that have become due and payable prior to the date hereof (and that have not been paid prior to the date hereof) or that may hereafter become payable following the date hereof, which waiver shall terminate upon the termination of this Agreement in accordance with the terms set forth herein, and (b) agreed that, effective upon the Effective Time, the TRA shall terminate and cease to be of any further force and effect, in each case on the terms and subject to the conditions set forth in the TRA Waiver. From and after the date of this Agreement, the Company shall not, and shall cause its Subsidiaries not to, make any payments under the TRA or agree to any amendment or modification of the TRA Waiver, in each case without the consent of Parent.

SECTION 6.15.   Financing.
(a)   Parent and Merger Sub shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, as promptly as practicable after the date hereof, all things necessary to consummate the Equity Financing and the Debt Financing on or before the Closing Date on the terms and subject only to the conditions described in the Equity Financing Commitment and the Debt Financing Commitment (including any “flex” provisions applicable to the Debt Financing Commitment), including by using reasonable best efforts to (i) comply with, maintain in effect and enforce the Debt Financing Commitment in accordance with the terms and subject to the conditions thereof, including if requested giving effect to any “flex” provisions, in each case until the funding of the Debt Financing at or prior to Closing, and, once entered into, any Financing Agreement with respect thereto, (ii) negotiate Financing Agreements with respect to the Debt Financing on the terms and subject to the conditions contained in the Debt Financing Commitment (including any “flex” provisions) or on other terms reasonably acceptable to Parent and not in violation of Section 6.15(b) and (iii) satisfy on a timely basis (or obtain the waiver of) all conditions applicable to the Debt Financing in the Debt Financing Commitment and any Financing Agreements with respect thereto, in each case, to the extent within the control of Parent. Parent and Merger Sub shall, at the reasonable request of the Company, inform the Company on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Debt Financing (or any Alternative Financing).
(b)   Parent shall not agree to or permit any amendment, supplement or other modification or replacement of, or any termination or reduction of, or grant any waiver of, any condition, remedy or other provision under the Debt Financing Commitment, in each case, without the prior written consent of the Company if (and only if) such amendment, supplement, modification, replacement or waiver would or would reasonably be expected to (i) reduce the net cash proceeds available from the Debt Financing such that Parent would not have, together with the Equity Financing and cash on hand, sufficient cash proceeds to fund the Financing Uses, (ii) impose new or additional conditions or otherwise expand, amend or modify any condition precedent to the receipt of the Debt Financing, in each case, in a manner that would reasonably be expected to (A) delay or prevent the Closing, or (B) make the timely funding of the Debt Financing or the satisfaction of the conditions to obtaining the Debt Financing materially less likely to occur, or (iii) adversely impact in any material respect the ability of Parent and Merger Sub to enforce its or their rights against the other parties to the Debt Financing Commitment; it being understood that notwithstanding the foregoing, Parent may (1) replace, amend, supplement, or modify or consent to the replacement, amendment, supplement or modification of the Debt Financing Commitment to add lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed the Debt Financing Commitment as of the date of this Agreement, and/or (2) make or permit assignments and replacements of an individual lender under the Debt Financing Commitment in connection with the syndication of the Debt Financing. Promptly following any amendment, supplement, modification, replacement or waiver of the Debt Financing Commitment in accordance with this Section 6.15(b), Parent shall deliver a copy thereof to the Company and references herein to the “Debt Commitment Letter,” “Fee Letter,” and/or “Debt Financing Commitment” shall be deemed to include such documents as amended, supplemented, modified, replaced or waived in compliance with this Section 6.15(b). For the avoidance of doubt, Parent shall not agree to or permit any (i) termination of the Debt Financing Commitment, other than subsequent to, or simultaneously with, obtaining an Alternative Financing, or (ii) reduction of the Debt Financing Commitment, other than in connection with a reduction in the Merger Consideration; provided, that the net cash proceeds available from the Debt Financing as so reduced, together with the Equity Financing and cash on hand, will be sufficient cash proceeds to fund the Financing Uses.
(c)   Parent shall not agree to or permit any amendment, supplement or other modification or replacement of, or any termination or reduction of, or grant any waiver of, any condition, remedy or other provision under the Equity Commitment Letter, in each case, without the prior written consent of the Company if (and only if) such amendment, supplement, modification, replacement or waiver would or would reasonably be expected to (i) reduce the net cash proceeds available from the Equity Financing such that the Parent would not have, together with the Debt Financing and cash on hand, sufficient cash proceeds to fund the Financing Uses, (ii) impose new or additional conditions or otherwise expand, amend or modify any condition precedent to the receipt of the Equity Financing, in each case, in a manner that would reasonably be expected to (A) delay or prevent the Closing, or (B) make the timely funding of the Equity Financing or the satisfaction of the conditions to obtaining the Equity Financing materially less likely to occur, or (iii) adversely impact in any material respect the ability of Parent and Merger Sub to enforce its or their rights against the other parties to the Equity Commitment Letter.
(d)   In the event that any portion of the Debt Financing necessary for the Parent and Merger Sub to fund the Financing Uses becomes unavailable on the terms and conditions contemplated by the Debt Financing Commitment (including the flex provisions) (i) Parent shall promptly notify the Company and (ii) Parent and Merger Sub shall use their reasonable best efforts to (A) arrange and obtain, as promptly as practicable following the occurrence of such event, financing for any such portion from alternative sources (an “Alternative Financing”) on terms that do not impose new or additional conditions precedent or otherwise expand, amend or modify the conditions precedent to funding in a manner, when considered with all other conditions taken as a whole, would reasonably be expected to materially and adversely affect the ability or likelihood of Parent and Merger Sub to consummate the transactions contemplated by this Agreement and (B) provide the Company with a copy of the new Debt Financing Commitment (if applicable) that provides for such Alternative Financing (including all related exhibits, schedules, annexes, supplements and term sheets thereto, and including any related fee letter, which may be redacted to remove references to fee amounts, pricing caps and the economic terms of any flex provisions and other economic terms, provided, that such redactions do not cover terms that could reasonably be expected to affect the conditionality, amount, availability, enforceability or termination of the Alternative Financing). Upon obtaining any commitment for any such Alternative Financing, such financing will be deemed to be a part of the “Debt Financing,” any commitment letter for such Alternative Financing will be deemed the “Debt Commitment Letter” and any fee letter for such Alternative Financing will be deemed to be the “Fee Letter,” in each case, for all purposes of this Agreement, Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Parent or any of its Affiliates be required to pay any fees or any interest rate applicable to the Alternative Financing in excess of those contemplated by the Debt Commitment Letter as in effect on the date hereof (including the flex provisions) or agree to terms (including any flex term) materially less favorable in the aggregate (after giving effect to the flex provisions) to Parent than such term contained in the Debt Commitment Letter as in effect on the date hereof (including the flex provisions).
(e)   Parent shall give the Company prompt written notice (but in any event within two (2) Business Days) (1) upon having knowledge of any material breach or material default (or any event, fact or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to result in material breach or material default) by any party to any Debt Commitment Letter or other definitive agreements related to the Debt Financing (collectively with the Debt Commitment Letter, the “Debt Documents”), (2) if for any reason Parent in good faith believes that it is likely that it will not be able to obtain all or any portion of the Debt Financing on the terms, in the manner or from the sources contemplated by the Debt Commitment Letter, (3) of the receipt by Parent or Merger Sub or any of their respective Affiliates or Representatives of any written notice or other written communication from any Person with respect to any actual or threatened material breach, material default, termination or repudiation by any party to any Debt Commitment Letter or other Debt Document, and (4) of any expiration or termination of any Debt Commitment Letter; provided that in no event shall Parent be required to share any information with the Company that Parent reasonably determines is subject to or would otherwise jeopardize any attorney-client or other legal privilege.
(f)   It is acknowledged and agreed by the Parent and Merger Sub that (i) the obligations of Parent and Merger Sub under this Agreement are not subject to any conditions regarding the Parent’s, Merger Sub’s, their Affiliates’, or any other Person’s ability to obtain financing for the consummation of the transactions contemplated hereby and (ii) compliance (or noncompliance) with this Section 6.15 shall not relieve Parent or Merger Sub of any obligations under this Agreement, including the obligation (subject to the other terms hereof) to pay all amounts due pursuant to Article II on the Closing Date and to consummate the transactions contemplated by this Agreement, whether or not the Debt Financing is available.

SECTION 6.16.   Financing Cooperation.
(a)   Prior to and until the Closing, the Company shall, and shall cause its Subsidiaries to, and the Company and each of its Subsidiaries shall use reasonable best efforts to cause the Representatives of the Company and its Subsidiaries to, (1) provide to Parent and Merger Sub, as applicable, (x) the Required Information and (y) at least three Business Days prior to the Closing Date, all documentation and other information required by applicable regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act of 2001, and beneficial ownership regulations, but in each case, solely as relating to the Company and its Subsidiaries to the extent reasonably requested by the Parent and/or the Debt Financing Sources at least ten Business Days prior to the Closing Date and (2) use reasonable best efforts to provide to Parent and Merger Sub all cooperation reasonably requested by Parent that is necessary or reasonably required in connection with the Debt Financing, including the following: (i) using reasonable best efforts to cause the Company’s and its Subsidiaries’ senior officers and other representatives to participate in no more than two meetings (which shall be virtual) or conference call (which shall be virtual) with prospective lenders, to the extent reasonably requested in connection with the Debt Financing and only to the extent customarily needed for financings of the type contemplated by the Debt Commitment Letter, in each case at reasonable times and on reasonable advance notice, (ii) using reasonable best efforts to assist with the preparation of appropriate and customary materials for rating agency presentations, syndication documents (including any customary bank information memoranda), (iii) using reasonable best efforts to assist with the preparation of schedules to any pledge, security and other collateral documents, loan agreement or other definitive financing documentation, or any certificates, in each case, as may be reasonably requested by Parent and customary for transactions of the type contemplated by the Debt Financing Commitment, , and in each case solely to the extent such materials relate to information concerning the Company and that is necessary to complete such schedules (iv) using reasonable best efforts to facilitate the pledging of collateral, provided that no pledge shall be effective or public filing be made until the Effective Time, (v) in accordance with Section 6.13, using reasonable best efforts to facilitate and deliver the Payoff Letter, (vi) using reasonable best efforts to execute customary authorization and representation letters in connection with the Debt Financing, provided that such authorization and representation letters shall related only to the historical information provided by the Company and its Subsidiaries, (vii) using reasonable best efforts to cooperate with the Debt Financing Sources’ due diligence requests and review, to the extent reasonably requested in connection with the Debt Financing, and (viii) using reasonable best efforts to take such actions as are reasonably requested by the Parent or the Debt Financing Sources to facilitate the satisfaction of all conditions precedent to obtaining the Debt Financing to the extent within the control of the Company (including delivery of the stock and other equity certificates of the Company and its Subsidiaries to the Parent); provided that (I) until the Effective Time occurs, neither the Company nor any of its Subsidiaries shall (A) be required to (x) pay any fees, expenses or other amounts in connection with the Debt Financing or (y) execute or enter into, or cause any Affiliates, or any of their respective directors, officers, employees or agents, to execute or enter into, any certificate, instrument, agreement or other document in connection with the Debt Financing which will be effective prior to the Effective Time (provided, that no officer of the Company or any of its Subsidiaries who is not remaining in such position following the Closing Date shall be obligated to execute any certificate, instrument, agreement or other document), (B) have any liability or obligation under any loan agreement or any related document or any other agreement or document related to the Debt Financing or (C) be required to incur any liability in connection with the Debt Financing and (II) nothing herein shall require cooperation that would require providing access to or disclosing information that the Company reasonably determines would jeopardize any attorney-client or other legal privilege. Notwithstanding anything to the contrary in this Section 6.16, but subject to the terms set forth on Section 6.16 of the Company Disclosure Letter, nothing will require the Company or its Subsidiaries to provide (or be deemed to require the Company to prepare) any (1) pro forma financial statements, projections or other prospective information; (2) description of all or any portion of the Debt Financing; (3) risk factors relating to all or any component of the Debt Financing, including any such description to be included in liquidity and capital resources disclosure; (4) “segment” financial information and separate subsidiary financial statements, (5) any financial statements or other information required by Rules 3-09, 3-10, 3-16, 13-01 or 13-02 of Regulation S-X, Regulation S-K Item 302 or for any period prior to January 1, 2019, (6) information regarding officers or directors prior to consummation of the Merger (except biographical information if any of such persons will remain officers or directors after consummation of the Merger, if any), executive compensation and related party disclosure or any Compensation Discussion and Analysis or information required by Item 302 (to the extent not so provided in SEC filings) or 402 of Regulation S-K under the Securities Act and any other information that would be required by Part III of Form 10-K (except to the extent previously filed with the SEC), (7) information regarding affiliate transactions that may exist following consummation of the Merger, (8) information regarding any post-Closing pro forma cost savings, synergies, capitalization, ownership or other post-Closing pro forma adjustments (excluding information that is historical financial information of the Company and is derivable without undue effort or expense by the Company from the books and records of the Company or any of its subsidiaries) or (9) information necessary for the preparation of any projected or forward-looking financial statements or information that is not derivable without undue effort or expense by the Company.
(b)   Notwithstanding anything herein to the contrary, (i) any requested cooperation pursuant to this Section 6.16 shall not be required if such cooperation (A) unreasonably disrupts or interferes with the business or the operations of Company and its Subsidiaries or (B) causes significant competitive harm to the Company or its Subsidiaries, if the transactions contemplated by this Agreement are not consummated, (ii) nothing in this Section 6.16 shall require cooperation to the extent that it would (A) subject, or reasonably be expected to subject, any of Company’s or its subsidiaries’ respective directors, managers, officers or employees to any personal liability, (B) based on the advice of the Company’s legal counsel, conflict with, or violate, the Company’s and/or any of its subsidiaries’ organization documents or any applicable Law or judgment, or result in the contravention of, or violation or breach of, or default under, any material Contract to which Company or any of its Subsidiaries is a party, (C) would cause any condition to the Closing set forth in Section 7.01, Section 7.02 or Section 7.03 to not be satisfied or (D) cause any breach of this Agreement, (iii) neither the Company nor any subsidiary thereof shall be required to (A) pay any commitment or other similar fee or incur or assume any liability or other obligation in connection with the financings contemplated by the Debt Financing or the Debt Documents, to bear any cost or expense or to make any other payment (in each case to the extent it has not received prior reimbursement or is not otherwise concurrently indemnified by or on behalf of Parent) or agree to provide any indemnity in connection with the Debt Financing or any information utilized in connection therewith, in each case prior to the Effective Time, (B) deliver or obtain opinions of internal or external counsel, or (C) require the directors or managers of the Company or any of its Subsidiaries to adopt resolutions approving the agreements, documents and instruments pursuant to which the Debt Financing is obtained unless Parent shall have determined that such directors or managers are to remain as directors and managers of the Company on and after the Closing Date and such resolutions are contingent upon the occurrence of, or only effective as of, the Closing.
(c)   All material non-public information regarding the Company and its Subsidiaries provided to Parent, Merger Sub and their respective Representatives pursuant to this Section 6.16 shall be kept confidential by them in accordance with the Confidentiality Agreement. The Company hereby consents to (i) the use of all of its and its Subsidiaries’ logos in connection with the Debt Financing; provided that such logos are used solely in a manner that is not intended to nor is reasonably likely to harm or disparage the Company or any of its Subsidiaries, the reputation or goodwill of the Company or any of its Subsidiaries or any of their assets, including their logos and marks and (ii) Parent sharing confidential information regarding the Company with Debt Financing Sources as “representatives” of Parent under the Confidentiality Agreement.
(d)   The Company shall use reasonable best efforts to deliver evidence, in form and substance reasonably acceptable to Parent, of the termination, effective as of Closing, of any and all obligations or liabilities under that certain letter agreement, dated as of November 16, 2022, with unique swap identifier 1030282338VM45635678 (the “Interest Swap Agreement”) and all amounts payable thereunder having been satisfied as of the Closing, without any further liability or obligation on the part of the Company or any of its Subsidiaries; provided, however, in lieu thereof, at the written request of Parent, the Company shall use reasonable best efforts to novate to Parent the Interest Swap Agreement, effective on the Closing Date. To the extent the Interest Swap Agreement is terminated in accordance with the preceding sentence (and not novated), Parent shall be obligated to provide to the Company or its Subsidiaries any termination payments, settlement amounts or other out-of-pocket costs payable by the Company or any of its Subsidiaries in connection with such termination substantially simultaneously with (and subject to the occurrence of) the Closing.
(e)   Parent shall, promptly upon written request by the Company, reimburse the Company for all reasonable and documented out-of-pocket fees and expenses (including professional fees and expenses of accountants, legal counsel and other advisors) to the extent such costs are incurred by the Company or its Subsidiaries in connection with such cooperation provided by the Company, its Subsidiaries, their respective officers, employees and other representatives pursuant to the terms of this Section 6.16, or in connection with compliance with its obligations under this Section 6.16, and Parent hereby agrees to indemnify and hold harmless the Company and its Subsidiaries and their respective officers, employees, agents and representatives from and against any and all liabilities or losses suffered or incurred by them in connection with the arrangement of the Debt Financing, any information utilized in connection therewith and any misuse of the logos or marks of the Company or its Subsidiaries, except to the extent that such liabilities or losses arose out of or resulted from the willful misconduct of the Company, any of its Subsidiaries or any of their respective representatives.
(f)   The parties hereto acknowledge and agree that the provisions contained in this Section 6.16 represent the sole obligation of the Company and its Subsidiaries with respect to cooperation in connection with the arrangement of any financing (including the Debt Financing) to be obtained by Parent and/or Merger Sub with respect to the transactions contemplated by this Agreement and the Debt Commitment Letter, and no other provision of this Agreement (including the Exhibits and Schedules hereto) or the Debt Commitment Letters or Debt Documents shall be deemed to expand or modify such obligations. In no event shall the receipt or availability of any funds or financing be a condition to any of Parent’s or Merger Sub’s obligations under this Agreement. Notwithstanding anything to the contrary in this Agreement, the Company’s breach of any of the covenants required to be performed by it under this Section 6.16(a) shall not be considered in determining the satisfaction of any condition set forth in Article VII, unless such breach is (a) in respect of any of the Company’s obligations pursuant to Section 6.16(a)(1), or (b) a willful and material breach and is the primary cause of Parent being unable to obtain the proceeds of the Debt Financing at the Closing.
SECTION 6.17.   FIRPTA Certificate.   At or prior to Closing, the Company shall have delivered to Parent (i) a statement from the Company, signed by an authorized officer of the Company, that the Company is not, and has not been at any time during the five years preceding the date of such statement, a “United States real property holding corporation,” as defined in Section 897(c)(2) of the Code, such statement in form and substance conforming to the requirements of Treasury Regulations Section 1.1445-2(c)(3) and 1.897-2(h) (the “FIRPTA Certificate”), and (ii) a form of notice to be delivered by Parent to the Internal Revenue Service on behalf of the Company in compliance with Treasury Regulation Sections 1.897-2(h)(2) in substantially the form attached hereto as Exhibit B.
SECTION 6.18.   Specified Actions.   The Company shall take the actions set forth on Section 6.18 of the Company Disclosure Letter.
SECTION 6.19.   Certain Notices.   From and after the date hereof and until the Effective Time or the earlier termination of this Agreement, the Company shall promptly notify Parent, and Parent shall promptly notify the Company, in writing upon becoming aware of (a) any event, condition, fact or circumstance that would reasonably be expected to cause of any of the conditions set forth in Article VII to not be satisfied as if the Closing Date were the date that such event, condition, fact or circumstance occurred, arose, existed or came into effect, (b) any Proceeding or claim threatened (in writing), commenced or asserted against any of the Company or its Subsidiaries or their respective officers or directors that either relates to this Agreement, the Merger or the Transactions, or (c) any allegation by a third-party that its consent or approval is required in connection with the consummation of the Transactions if the failure to obtain such consent or approval is material the applicable party. No notification provided pursuant to this Section 6.19 or otherwise pursuant to this Agreement shall affect or be deemed to modify any representation or warranty made by any party hereunder or limit or restrict any rights of any party hereunder, including the right to assert that a condition to Closing has not been satisfied. Any failure to give notice in accordance with the foregoing shall not be deemed to constitute the failure of any condition set forth in Article VII or the basis for any condition set forth in Article VII not to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Article VII to be satisfied.
SECTION 6.20.   401(k) Plan Termination.   The Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective no later than the day immediately preceding the Closing Date, the Company 401(k) Plan, unless Parent or one of its Affiliates, in its sole and absolute discretion, agrees to sponsor and maintain the Company 401(k) Plan by providing the Company with written notice of such election at least ten (10) Business Days before the Closing. Unless Parent or one of its Affiliates provides such notice to the Company, Parent shall receive from the Company, prior to the Closing, evidence that the Board of Directors of the Company or its applicable Affiliate has adopted resolutions to terminate the Company 401(k) Plan (the form and substance of which resolutions shall be subject to review and approval of Parent), effective no later than the date immediately preceding the Closing Date. In the event that the distributions of assets from the trust or group annuity contract of the Company 401(k) Plan which is terminated is reasonably anticipated to trigger liquidation charges, surrender charges or other fees to be imposed upon the account of any participant or beneficiary of such terminated plan or upon the Company or plan sponsor, then the Company shall use commercially reasonable efforts to estimate (or to cause a qualified third-party to estimate) the amount of such charges and/or fees and provide such estimate in writing to Parent prior to the Closing. The Company shall take (or cause to be taken) such other actions in furtherance of terminating the Company 401(k) Plan as Parent may reasonably require. If Parent, in its sole and absolute discretion, agrees to sponsor and maintain the Company 401(k) Plan, the Company shall amend the Company 401(k) Plan, effective as of the Closing, to the extent necessary to limit participation to employees of the Company and its Subsidiaries and to exclude all employees of Parent and its Subsidiaries (other than the Company and its Subsidiaries) from participation in the Company 401(k) Plan. In connection with any such termination of the Company 401(k) Plan, Parent shall (or shall cause a Subsidiary thereof, as applicable, to) (A) create or make available one or more tax-qualified defined contribution plans (a “Parent 401(k) Plan”) in which Company Service Providers who were eligible to participate in the Company 401(k) Plan immediately prior to the Effective Time will be entitled to participate, effective as soon as practicable following the Closing (and in no case later than 30 days following the Closing), (B) allow any such employees to roll over their account balances (including any loans, if permitted by the applicable Parent 401(k) Plan) from the Company 401(k) Plan into any such Parent 401(k) Plan, and (C) take all actions reasonably necessary to effect the foregoing.
ARTICLE VII
CONDITIONS PRECEDENT TO THE MERGER
SECTION 7.01.   Conditions to Each Party’s Obligation.   The respective obligation of each party to effect the Merger is subject to the satisfaction (or waiver by each of the parties) on or prior to the Closing Date of the following conditions:
(a)   No Legal Restraints. No applicable Law enacted or applicable to the Transactions by any Governmental Entity of competent jurisdiction with respect to the Company, Parent or their respective Subsidiaries, or any Judgment (whether temporary, preliminary or otherwise) or other legal restraint or prohibition issued or adopted or applicable to the Transactions by any such Governmental Entity, restraining, enjoining, preventing, prohibiting or otherwise making illegal the consummation of the Merger (collectively, the “Legal Restraints”) shall be in effect;
(b)   Required Regulatory Approvals. The expiration or termination of any applicable waiting period (including any extension thereof) under the HSR Act shall have occurred, and all other Required Regulatory Approvals expressly set forth on Section 7.01(b) of the Company Disclosure Letter shall have been obtained;
(c)   Company Stockholder Approval. The Company Stockholder Approval shall have been obtained and be in full force and effect; and
(d)   Information Statement. At least twenty (20) calendar days shall have elapsed since the Company mailed to the stockholders of the Company the Information Statement as contemplated by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated under the Exchange Act).

SECTION 7.02.   Conditions to Obligations of Parent and Merger Sub.   The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver by Parent and Merger Sub) on or prior to the Closing Date of the following conditions:
(a)   Representations and Warranties of the Company. The representations and warranties of the Company (i) set forth in Section 3.07(i) and Section 3.07(ii) (Absence of Certain Changes or Events) shall be true and correct as of the date hereof and at and as of the Closing Date as though made at and as of such date; (ii) set forth in Section 3.01 (Organization, Standing and Power), Section 3.03(b) and (d) (Subsidiaries), Section 3.04 (Authority; Execution and Delivery; Enforceability) and Section 3.21 (Brokers and Other Advisors) shall be true and correct (for purposes of determining the satisfaction of this condition, without regard to any “materiality,” “Company Material Adverse Effect” or similar qualifications and exceptions contained therein) in all material respects as of the date hereof and at and as of the Closing Date as though made at and as of such date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date)), (iii) set forth in Section 3.02(a) through (d) (Capital Structure) shall be true and correct in all respects as of the date hereof and at and as of the Closing Date as though made at and as of such date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date)), other than for de minimis inaccuracies, and (iv) set forth in Article III, other than those specified in the foregoing clauses (i) through (iii), shall be true and correct (for purposes of determining the satisfaction of this condition, without regard to any “materiality,” “Company Material Adverse Effect” or similar qualifications and exceptions contained therein) as of the date hereof and at and as of the Closing Date as though made at and as of such date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date)), other than for such failures to be true and correct that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;
(b)   Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Effective Time;
(c)   Company Material Adverse Effect. No Company Material Adverse Effect has occurred since the date of this Agreement; and
(d)   Company Officer’s Certificate. Parent and Merger Sub shall have received from the Company a certificate, dated the Closing Date and signed on behalf of the Company by a duly authorized officer of the Company, certifying that the conditions set forth in clauses (a), (b) and (c) of this Section 7.02 have been satisfied.
SECTION 7.03.   Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction (or waiver by the Company) on or prior to the Closing Date of the following conditions:
(a)   Representations and Warranties of Parent and Merger Sub. The representations and warranties of Parent and Merger Sub (i) set forth in Section 4.01 (Organization, Standing and Power), Section 4.03 (Authority; Execution and Delivery; Enforceability) and Section 4.05 (Brokers and Other Advisors) shall be true and correct (for purposes of determining the satisfaction of this condition, without regard to any “materiality,” “Parent Material Adverse Effect” or similar qualifications and exceptions contained therein) in all material respects as of the date hereof and at and as of the Closing Date as though made at and as of such date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date)) and (ii) set forth in Article IV other than those specified in the foregoing clause (i) shall be true and correct (for purposes of determining the satisfaction of this condition, without regard to any “materiality,” “Parent Material Adverse Effect” or similar qualifications and exceptions contained therein) as of the date hereof and at and as of the Closing Date as though made at and as of such date (except to the extent such representation and warranty expressly relates to a specified date (in which case at and as of such specified date)), other than for such failures to be true and correct that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

(b)   Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations, covenants and agreements required to be performed by it under this Agreement as of the Effective Time; and
(c)   Parent Officer’s Certificate. The Company shall have received from Parent a certificate, dated the Closing Date and signed on behalf of Parent by a duly authorized officer of Parent, certifying that the conditions set forth in clauses (a) and (b) of this Section 7.03 have been satisfied.
ARTICLE VIII
TERMINATION; AMENDMENT AND WAIVER
SECTION 8.01.   Termination.   This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time (whether before or after receipt of the Company Stockholder Approval, except as otherwise expressly noted):
(a)   by mutual written consent of Parent, Merger Sub and the Company;
(b)   by either Parent or the Company:
(i)   if the Merger shall not have been consummated on or before October 15, 2024 (such date, as may be extended in accordance with this clause (i), the “Outside Date”); provided, however, that in the event the conditions set forth in Section 7.01(a) (with respect to Antitrust Laws) or Section 7.01(b) shall not have been satisfied on or before the Outside Date, but all other conditions set forth in Article VII have been satisfied (or waived by the parties entitled thereto) (or in the case of conditions which by their nature are to be satisfied at the Closing, are capable of being satisfied on such date) on or before such date, then either Parent or the Company shall be entitled to, by delivering written notice to the other party no later than 5:00 p.m., New York City time, on the Outside Date, extend the Outside Date to January 15, 2025; provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(b)(i) shall not be available to a party (which in the case of Parent or Merger Sub, includes either or both of Parent and Merger Sub) if any action of such party or the failure of such party to perform any of its obligations under this Agreement has been a principal cause of or directly resulted in the failure of the Merger to occur on or before such date and such action or failure to perform such obligations constitutes a breach of this Agreement; or
(ii)   if any Legal Restraint permanently restraining, enjoining, preventing, prohibiting or otherwise making illegal the consummation of the Merger shall be in effect and shall have become final and non-appealable; provided, that the right to terminate this Agreement under this Section 8.01(b)(ii) shall not be available to a party (which in the case of Parent or Merger Sub, includes either or both of Parent and Merger Sub) if the failure of such party to perform any of its obligations under this Agreement has been a principal cause of or directly resulted in the issuance of such final, non-appealable Legal Restraint.
(c)   by Parent, if the Company breaches any of its representations or warranties or fails to perform any of its covenants or obligations contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.02(a) or 7.02(b) and (ii) cannot be cured prior to the Outside Date or, if capable of being cured, has not been cured prior to the earlier of (x) 45 days after the giving of written notice by Parent to the Company of such breach (which notice shall include reasonable detail regarding such breach) and (y) the Outside Date (provided, that Parent and Merger Sub are not then in material breach of this Agreement or if any representation or warranty of Parent or Sub shall have become untrue, in either case, so as to result in the failure of any of the conditions set forth in Section 7.03(a) or 7.03(b));
(d)   by the Company, if Parent or Merger Sub breaches any of its representations or warranties or fails to perform any of its covenants or obligations contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.03(a) or 7.03(b) and (ii) cannot be cured prior to the Outside Date or, if capable of being cured, has not been cured prior to the earlier of (x) 45 days after the giving of written notice by the Company to Parent or Merger

Sub of such breach (which notice shall include reasonable detail regarding such breach) and (y) the Outside Date (provided, that the Company is not then in material breach of this Agreement or if any representation or warranty of Parent or Sub shall have become untrue, in either case, so as to result in the failure of any of the conditions set forth in Section 7.02(a) or 7.02(b));
(e)   by the Company, prior to receipt of the Company Stockholder Approval but not thereafter, in order to enter into, concurrently with the termination of this Agreement, a definitive written agreement providing for the consummation of a Superior Proposal in accordance with Section 5.02; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.01(e) unless the Company has complied with Section 5.02 (including Section 5.02(f)) and has paid, or simultaneously with the termination of this Agreement pursuant to this Section 8.01(e) pays, the Company Termination Fee in accordance with Section 9.02;
(f)   by Parent, prior to receipt of the Company Stockholder Approval, if an Adverse Recommendation Change has occurred; or
(g)   by Parent, if a copy of the Written Consent shall not have been delivered to Parent within twelve (12) hours following the execution and delivery of this Agreement.
SECTION 8.02.   Effect of Termination.
(a)   In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no force and effect (other than Section 6.03(b), Section 6.04(d), Section 6.07, Section 6.16(d), this Section 8.02 and Article IX, which provisions shall survive such termination), without any liability or obligation on the part of Parent or Merger Sub, on the one hand, or the Company, on the other hand, except that no such termination shall relieve any party from liability arising out of or resulting from the willful and material breach by such party of any provision set forth in this Agreement. For purposes of this Agreement, “willful and material breach” means, with respect to any representation, warranty, agreement or covenant set forth in this Agreement, a material breach that is a consequence of an act or failure to act undertaken by the breaching party with actual or constructive knowledge (which shall be deemed to include knowledge of facts that a Person acting reasonably should have, based on reasonable due inquiry) that such party’s act or failure to act would, or would reasonably be expected to, result in or constitute a breach of this Agreement. For the avoidance of doubt, a party’s failure to consummate the Closing when required pursuant to Section 1.02 shall be a willful and material breach of this Agreement.
(b)   In the event that:
(i)   the Company terminates this Agreement pursuant to Section 8.01(e);
(ii)   Parent terminates this Agreement pursuant to Section 8.01(f); or
(iii)   Parent terminates this Agreement pursuant to Section 8.01(c) or Section 8.01(g) and (A) at any time after the date of this Agreement and prior to such termination, a Company Takeover Proposal shall have been communicated to the senior management of the Company or the Company Board and (B) within twelve (12) months after such termination, the Company or a Subsidiary thereof shall have (1) consummated a Company Takeover Proposal or (2) entered into a definitive agreement with respect to a Company Takeover Proposal (provided, that for purposes of this Section 8.02(b)(iii), the references to “20% or more” in the definition of Company Takeover Proposal shall be deemed to be references to “more than 50%”);
then the Company shall pay to Parent (or its designee) a fee of $26,348,250 (the “Company Termination Fee”). Any fee due under this Section 8.02(b) shall be paid by wire transfer of same-day funds to an account designated by Parent (1) in the case of clause (i) above, prior to or simultaneously with such termination of this Agreement, (2) in the case of clause (ii) above, within three (3) Business Days after the date of such termination of this Agreement, and (3) in the case of this clause (iii), within three (3) Business Days after the earlier of (x) the date of the consummation of the transaction referred to in clause (B)(1) thereof and (y) the date of entry into the definitive agreement referred to in clause (B)(2) thereof. Notwithstanding anything in this Agreement to the contrary, the parties acknowledge and agree that in no event shall the

Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events. The Company acknowledges that the agreements contained in this Section 8.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement. Accordingly, if the Company fails promptly to pay any amounts due pursuant to this Section 8.02 and, in order to obtain such payment, Parent and/or Merger Sub commences a suit that results in a judgment against the Company for the amounts set forth in this Section 8.02, the Company shall pay to or as directed by Parent the costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Parent or its Affiliates (including Merger Sub) in connection with such suit, together with interest on the amounts due pursuant to this Section 8.02 from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made (the “Enforcement Expenses”).
SECTION 8.03.   Amendment; Extension; Waiver.   This Agreement may be amended, modified and supplemented in any and all respects only by an instrument in writing signed on behalf of each of the parties. Any agreement on the part of a party to any extension or waiver with respect to this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of such party. At any time prior to the Effective Time, the parties (treating Parent and Merger Sub as one party for this purpose) may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (iii) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Notwithstanding the foregoing, (i) there shall be made no amendment, modification or supplement to this Agreement after the Effective Time and (ii) any amendment to this penultimate sentence of Section 8.03 (Amendment; Extension; Waiver), the second proviso to Section 9.08 (Entire Agreement, Third-Party Beneficiaries), the final sentence of Section 9.12 (Jurisdiction), Section 9.13 (WAIVER OF JURY TRIAL) or Section 9.14 (Debt Financing Sources), in each case to the extent that such amendment would materially and adversely affect the interests of a Debt Financing Sources Related Party, shall also be approved by such the applicable Debt Financing Source. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.
ARTICLE IX
GENERAL PROVISIONS
SECTION 9.01.   Nonsurvival of Representations and Warranties.   Subject to the terms of the immediately following sentence, none of the representations, warranties, covenants or agreements of the Company, Parent or Merger Sub in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement that by its terms applies or contemplates performance in whole or in part after the Effective Time, including those contemplated in Section 6.06.
SECTION 9.02.   Fees and Expenses.   Except as set forth in Section 6.04(d), Section 6.06(b) and Section 6.16(d) or in respect of Enforcement Expenses payable pursuant to Section 8.02, all fees and expenses incurred in connection with this Agreement, the Merger and the other Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger and the other Transactions are consummated.
SECTION 9.03.   Notices.   All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered by hand, or sent by email, or sent by reputable overnight courier service and shall be deemed to have been duly delivered and received hereunder when given when so delivered by hand, or, if mailed, one Business Day after mailing by reputable overnight courier service or, if emailed, on the date of dispatch by the sender thereof (to the extent that no “bounce back” or similar message indicating nondelivery is received with respect thereto), in each case, to the intended recipient as set forth below (or to such other recipient as designated in a written notice to the other parties hereto in accordance with this Section 9.03):
(a)   if to Parent or Merger Sub, to:
Resideo Technologies, Inc.
16100 N. 71st Street, Suite 550
Scottsdale, Arizona 85254
E-mail:
Jeannine.lane@resideo.com

Attention:
Jeannine Lane

with a copy (which shall not constitute actual or constructive notice) to:
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
E-mail:
rleaf@willkie.com
jfertman@willkie.com
tprakash@willkie.com

Attention:
Russell L. Leaf
Jared N. Fertman
Tej Prakash

(b)   if to the Company, to:
Snap One Holdings Corp.
1800 Continental Boulevard, Suite 200
Charlotte, NC 28273
E-mail:
JD.Ellis@SnapOne.com

Attention:
JD Ellis, Chief Legal Officer

with a copy (which shall not constitute actual or constructive notice) to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
E-mail:
eswedenburg@stblaw.com
katherine.krause@stblaw.com
louis.argentieri@stblaw.com

Attention:
Eric M. Swedenburg
Katherine M. Krause
Louis H. Argentieri

SECTION 9.04.   Definitions.   For purposes of this Agreement:
“Acceptable Confidentiality Agreement” means a customary confidentiality agreement that contains provisions that are no less favorable to the Company in the aggregate than those contained in the Confidentiality Agreement (it being understood that such confidentiality agreement need not include any “standstill” or similar provision).
An “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or other interests, by contract or otherwise. Notwithstanding the foregoing, in no event shall (i) other than in the case of Sections 3.20, 3.21, 4.11, 5.01(a)(xv), 5.02, 6.02, 6.07, 6.08 and the definition of “Affiliate Transaction,” any investment fund or investment vehicle managed by Hellman & Friedman LLC be considered an affiliate of the Principal Stockholders or an affiliate of the Company or any of its Subsidiaries, or (ii) any portfolio company (other than the Company and its Subsidiaries) of any investment fund or vehicle affiliated with or managed by Hellman & Friedman LLC be considered an affiliate of the Principal Stockholders or an affiliate of the Company or any of its Subsidiaries; provided, that for purposes of Section 6.04, the Principal Stockholders, but not any of their affiliated funds or portfolio companies, shall be considered an Affiliate of the Company.
“Affiliate Transaction” means any Contract or transaction with any director, officer or Principal Stockholder or any Affiliate of the Company or any Affiliate of any such director, officer, Principal Stockholder or such Affiliate that, in each case, is binding upon the Company or any Subsidiary of the Company or any of its or their properties or assets (in each case, other than (a) the Company Stock Plan, (b) Contracts with officers of the Company and its Subsidiaries for employment, severance or retention that, to the extent required pursuant to the terms hereof, are listed in the applicable section of the Company Disclosure Letter, and (c) any rights of any such director or officer to indemnification, exculpation or reimbursement pursuant to the Company Charter, Company Bylaws, Organizational Documents of any Subsidiary or any indemnification agreement that is listed in the applicable section of the Company Disclosure Letter).
“Ancillary Documents” means, collectively, this Agreement, and the Support Agreement.
“Antitrust Laws” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, all applicable foreign competition, merger control, foreign investment, antitrust or similar Laws and all other applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition, or that aim at reviewing and controlling foreign investment.
A “Business Day” means any day other than a Saturday, Sunday or any day on which banks are required or authorized by Law to close in New York, New York, Charlotte, North Carolina or Scottsdale, Arizona.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company 401(k) Plan” means the Snap One, LLC 401(k) Plan, as may be amended and restated from time to time.
“Company Benefit Plan” means each “employee benefit plan” as defined in Section 3(3) of ERISA and each other employment, consulting, bonus, pension, profit-sharing, retirement, deferred compensation, incentive compensation, equity-based compensation, vacation, paid time off, fringe benefit, severance, change in control, retention, disability, death benefit, hospitalization, medical, welfare benefit, post-employment or retirement or other compensatory or employee benefit plan, agreement, policy, program, or arrangement, in each case sponsored, maintained or contributed to, or required to be sponsored, maintained or contributed to, by the Company or any of its Subsidiaries for the benefit of any former or current director, officer, employee or independent contractor of the Company or any Subsidiary of the Company, in each case, other than a PEO Plan.
“Company Equity Awards” means, collectively, Company Stock Options, Company Restricted Shares, Company RSUs, Company PSUs, Phantom Options, and Phantom RSUs.
“Company ESPP” means Snap One Holdings Corp. 2021 Employee Stock Purchase Plan.
“Company Group” means, collectively, the Company and its Subsidiaries.
“Company Intellectual Property” means all Intellectual Property that is owned or purported to be owned by the Company or any Subsidiary of the Company.
“Company Material Adverse Effect” means any change, event, effect, development, occurrence or state of facts that, considered individually or together with all other changes, events, effects, developments, occurrences or state of facts, (a) would reasonably be expected to prevent or materially impair or materially delay the ability of the Company to perform its obligations under this Agreement or to consummate the Merger, or (b) has had or resulted in, or would reasonably be expected to have, a material adverse effect on the business, assets, condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiaries of the Company, taken as a whole, excluding in the case of this clause (b), any change, event, effect, development, occurrence or state of facts to the extent it results from or arises out of:
(i)   general conditions in the industries in which the Company operates,
(ii)   general economic or regulatory, legislative or political conditions or general conditions in the securities, credit, financial or other capital markets (including changes generally in prevailing interest rates, currency exchange rates, credit market conditions and capital markets price levels or trading volumes), in each case in the United States or elsewhere in the world,
(iii)   any change in applicable Law or GAAP (or interpretation or enforcement thereof) after the date hereof,
(iv)   geopolitical conditions, the outbreak or escalation of war or similar hostilities, terrorism or widespread or industry-wide cyberattack, or any escalation or worsening of any such acts,
(v)   any hurricane, tornado, flood, volcano, earthquake, epidemic, disease outbreak, public health event, pandemic (including COVID-19 and any worsening thereof (including any COVID-19 Response)) or other natural or man-made disaster,
(vi)   the failure of the Company to meet any internal or external projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics after the date of this Agreement, or changes in the market price or trading volume of the Company Common Stock or the credit rating of the Company and/or its Subsidiaries (it being understood that the underlying facts or occurrences giving rise or contributing to such failure or change may be taken into account in determining whether there has been a Company Material Adverse Effect if such facts or occurrences are not otherwise excluded from being taken into account pursuant to this definition in determining whether there has been a Company Material Adverse Effect),
(vii)   the execution and delivery or performance of this Agreement, or the negotiation, announcement or consummation of any of the Transactions, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees of Governmental Authorities or any stockholder litigation resulting therefrom, provided that, for the avoidance of doubt, the exception in this clause (vii) will not be deemed to apply to references to Company Material Adverse Effect in the representations and warranties set forth in Section 3.05, and, solely to the extent related to the representations and warranties set forth in Section 3.05, the condition set forth in Section 7.02(a),
(viii)   any action taken by the Company or its Subsidiaries that is required by this Agreement or with Parent’s written consent or at Parent’s written request, or the failure to take any action by the Company or its Subsidiaries if that action is prohibited by this Agreement,
(ix)   any litigation, claim or Proceeding threatened or initiated by Parent or Merger Sub against the Company, in each case, arising out of or relating to this Agreement or the Transactions, or
(x)   changes resulting or arising from the identity of, or any facts or circumstances relating to, Parent, Merger Sub or any of their respective affiliates, including the financing obtained or to be obtained by Parent, Merger Sub or any of their respective affiliates, except, in the case of clause (i), (ii), (iii), (iv) or (v), to the extent that the Company and its Subsidiaries, taken as a whole, are materially disproportionately affected thereby as compared with other participants in the industries in which the Company and its Subsidiaries operate (in which case solely the incremental materially disproportionate impact or impacts may be taken into account in determining whether there has been a Company Material Adverse Effect).
“Company PSU” means each restricted stock unit subject to performance-based vesting criteria payable in shares of Company Common Stock, whether granted pursuant to the Company Stock Plan or otherwise.

“Company Restricted Share” means each share of Company Common Stock subject to vesting or forfeiture, whether granted pursuant to the Company Stock Plan or otherwise.
“Company RSU” means each restricted stock unit payable in shares of Company Common Stock, whether granted pursuant to the Company Stock Plan or otherwise (including, for the avoidance of doubt, each deferred stock unit issued pursuant to the Snap One Holdings Corp. Directors Deferral Plan).
“Company Service Provider” means (i) each individual who is a current or former director, officer, employee of any of the Company or any of its Subsidiaries, and (ii) each individual independent contractor or other service provider of the Company or any of its Subsidiaries (including individuals providing services through personal services entities).
“Company Stock Option” means any option to purchase shares of Company Common Stock granted under a Company Stock Plan or otherwise.
“Company Stock Plan” means, collectively, the Snap One Holdings Corp. 2021 Equity Incentive Plan (as amended from time to time) and each sub-plan established thereunder (as each may be amended from time to time), and the individual agreements provided thereunder for the grant of Company Equity Awards.
“Company Takeover Proposal” means any inquiry, proposal or offer from any Person or group (other than Parent and its Subsidiaries) relating to, in a single transaction or series of related transactions, any (a) direct or indirect acquisition of 20% or more of the consolidated assets of the Company and its Subsidiaries (based on the fair market value thereof, as determined in good faith by the Company Board), (b) direct or indirect acquisition of 20% or more of the outstanding Company Common Stock or the outstanding voting power of the Company (or any other Equity Interests representing such voting power giving effect to any right of conversion or exchange thereof), (c) tender offer or exchange offer that if consummated would result directly or indirectly in any Person or group (or the stockholders of any Person or group) (other than Parent and its Subsidiaries) beneficially owning 20% or more of the outstanding Company Common Stock or the outstanding voting power of the Company (or any other Equity Interests representing such voting power giving effect to any right of conversion or exchange thereof), or (d) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other transaction involving the Company which would result in any Person or group (or the stockholders of any Person or group) (other than Parent and its Subsidiaries) beneficially owning, directly or indirectly, 20% or more of the outstanding Company Common Stock or the outstanding voting power of the Company or of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity (or any Equity Interests representing such voting power giving effect to any right of conversion or exchange thereof). For the avoidance of doubt, the Merger and the other Transactions shall not be deemed a Company Takeover Proposal.
“Compensation Committee” means the Compensation Committee of the Board of Directors of the Company, as composed as of the date hereof (or as may thereafter be changed in the ordinary course of business consistent with past practice and applicable Law).
“Consent” means any consent, waiver, approval, clearance, license, permit, order or other authorization.
“Contract” means any written or oral contract, lease, sublease, license, concession, occupancy agreement, indenture, note, bond, loan, agreement, arrangement, understanding or other instrument.
“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or other mutations thereof.
“COVID-19 Response” means any actions taken or omitted in response to the COVID-19 pandemic and the effects resulting from such taken or omitted actions (including (a) any required or recommended quarantines, travel restrictions, “stay-at-home” orders, social distancing measures, or other safety measures, (b) workforce reductions, workplace or worksite shutdowns or slowdowns, factory closures, (c) any delays in shipment of products to customers or in receipt of deliveries of supplies from vendors, and (d) other measures initiated, to the extent reasonably necessary or appropriate to respond to, or mitigate the effects of, the COVID-19 pandemic).
“Credit Agreement” means that certain Credit Agreement, dated as of December 8, 2021 (as amended by Incremental Agreement No. 1, dated as of October 2, 2022, and Amendment to Credit Agreement, dated as of April 17, 2023), among the Company, as borrower, the lenders and letter of credit issuers party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent, collateral agent and swingline lender.
“Debt Financing” means the financing contemplated by the Debt Financing Commitment, as amended, supplemented, modified, terminated, reduced or waived in compliance with Section 6.15(b) or replaced in compliance with Section 6.15(d).
“Debt Financing Sources” means the Persons that are party to the Debt Financing Commitment (including any amendments thereto) (in their respective capacities as lenders, arrangers, bookrunners, managers, agents or otherwise thereunder) that have committed to provide or arrange the Debt Financing or any Alternative Financing in connection with the Merger, provided that Parent and its Subsidiaries will not be Debt Financing Sources for any purposes of this Agreement.
“Debt Financing Sources Related Party” means the Debt Financing Sources and their respective Affiliates and such Debt Financing Sources’ (and their respective Affiliates’) directors, officers, employees, members, managers, partners, controlling persons, agents, advisors, attorneys, representatives and successors of each of the foregoing.
“Environmental Laws” shall mean Laws regarding (i) the protection of the natural environment (including ambient air, vapor, surface water, ground water, and land surface or subsurface strata, and natural resources), or (ii) the protection of human health and safety as it pertains to exposure to Hazardous Materials, including in each case of (i) or (ii) all such Laws relating to the manufacture, registration, distribution, formulation, packaging or labeling of Hazardous Materials or products containing Hazardous Materials, or the handling, use, presence, generation, treatment, transportation, storage, disposal, release or threatened release of or exposure to any Hazardous Materials.
“Equity Financing” means the offering of equity securities of Parent to third-party investors for cash consideration contemplated by the Equity Commitment Letter.
“Equity Financing Sources” means the Persons (other than Parent) that have entered into the Equity Commitment Letter.
“ERISA Affiliate” means each entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included any member of the Company Group, or that is, or was at the relevant time, a member of the same “controlled group” as any member of the Company Group pursuant to Section 4001(a)(14) of ERISA.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.
“Exchange Ratio” shall mean the quotient (rounded to four decimal places) of (a) the Merger Consideration, over (b) the Parent Common Stock Value.
“FDI Laws” means all applicable foreign and domestic Laws that are designed or intended to prohibit, restrict, review, or regulate foreign investments for national security, public order, state security or similar policy objective (other than Antitrust Laws).
“Financing Agreement” means any credit agreement, note indenture, or similar agreement, in each case, evidencing or relating to indebtedness to be incurred in connection with the Debt Financing.
“GAAP” means United States generally accepted accounting principles.
“Hazardous Materials” means any chemicals, materials, wastes or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,”

“hazardous constituents,” “restricted hazardous materials,” “extremely hazardous substances,” “toxic substances,” “contaminants,” “pollutants,” or “toxic pollutants,” under, or for which liability or standards of conduct are imposed due to their dangerous or deleterious properties or characteristics pursuant to, any applicable Environmental Law, including petroleum or petroleum by-products, asbestos or asbestos-containing materials, greenhouse gases, per- and polyfluoroalkyl substances, polychlorinated biphenyls (PCBs), radioactive materials, regulated medical waste, lead-based paints, radon, or toxic mold in quantities or concentrations that materially affect the value or utility of the building(s) in which it is present.
“Indebtedness” means, with respect to any Person, without duplication, all obligations (including all obligations in respect of principal, accrued interest, penalties, fees and premiums) of such Person: (a) in respect of borrowed money (including obligations in respect of drawings under overdraft facilities) or with respect to unearned advances to such Person, (b) evidenced by notes, bonds, debentures or similar Contracts, (c) in respect of outstanding letters of credit, bank guarantees and bankers’ acceptances, (d) for Contracts relating to interest rate or currency rate protection, swap agreements, collar agreements, forward agreements, futures agreements and similar hedging and derivative agreements, or (e) any indebtedness described in the foregoing clauses of any third-party secured by a Lien on any asset of the such Person or guaranteed by such Person or for which such Person is or may become contingently liable.
“Intellectual Property” means all intellectual property, including all rights in or to: (i) trademarks, service marks, logos, trade dress, domain names and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and/or symbolized thereby, including all renewals of the same; (ii) patents and patent applications, including divisionals, revisions, continuations, continuations-in-part, renewals, extensions, substitutes, re-issues and re-examinations; (iii) trade secrets, inventions, methods, processes and know-how; (iv) rights in software and (v) published and unpublished works of authorship, whether copyrightable or not, copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof.
“Intervening Event” means any event development or change in circumstances (other than (i) the existence or terms of a Company Takeover Proposal or any matter relating thereto, (ii) changes in the price or trading volume of Company Common Stock, in and of itself (provided, however, the underlying reasons for such changes may constitute an Intervening Event to the extent not otherwise excluded hereunder) or (iii) the fact that, in and of itself, the Company exceeds any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period (provided, however, the underlying reasons for such events may constitute an Intervening Event to the extent not otherwise excluded hereunder)) that (A) is material to the business, assets, or operations of the Company and its Subsidiaries, taken as a whole, and (B) was not known to or not reasonably foreseeable by the Company Board or any committee thereof prior to the execution and delivery of this Agreement.
“IT Assets” means computers, software, middleware, servers, workstations, routers, hubs, switches, data communications lines and other information technology equipment, in each case used by the Company.
“knowledge” means, (a) with respect to the Company, the actual knowledge of the individuals set forth on Section 9.04 of the Company Disclosure Letter after reasonable inquiry of such individual’s direct reports and (b) with respect to Parent or Merger Sub, the actual knowledge of Parent’s or Merger Sub’s executive officers, as applicable, after reasonable inquiry of such individual’s direct reports.
“Law” means any transnational, national, federal, state, local, provincial, municipal, domestic or foreign statute, constitution, law (including common law), ordinance, code, permit, rule, regulation or ruling, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.
“Leased Real Property” means all real property leased, subleased, licensed, used or occupied by the Company or one of its Subsidiaries.

“Liens” means any lien, pledge, mortgage, deed of trust, security interest, easement, servitude, charge, claim, option, right of first refusal, adverse interest or other similar encumbrance. For the avoidance of doubt, “Lien” does not include any license, covenant not to sue or similar right granted with respect to any Intellectual Property.
“Multiemployer Plan” means each Plan that is a “multiemployer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code.
“Open Source Software” means any software that is licensed, distributed or conveyed (a) as “free software” (as defined by the Free Software Foundation), (b) as “open source software” or pursuant to any license identified as an “open source license” by the Open Source Initiative (www.opensource.org/licenses) or any similar licensing or distribution model, or (c) under a license that requires source code or derivative works based on such software to be made publicly available under the same license.
“Parent Common Stock” means shares of common stock of Parent.
“Parent Common Stock Value” means the volume-weighted average sales price per one (1) share of Parent Common Stock on the NYSE for the thirty (30) full trading days ending on and including the full trading day three (3) Business Days immediately prior to the Closing Date.
“Parent Equity Plan” means the Amended and Restated 2018 Stock Incentive Plan of Resideo Technologies, Inc.
“Parent Material Adverse Effect” means any change, event, effect, development, occurrence or state of facts that, considered individually or together with all other changes, events, effects, developments, occurrences or state of facts, would reasonably be excepted to prevent or materially impair or materially delay the ability of Parent or Merger Sub to perform its obligations under this Agreement or to consummate the Merger.
“Parent Related Party” means any directors, officers, employees, Affiliates, Representatives, stockholders and assignees of each of Parent and Merger Sub.
“PEO” means a professional employer organization, co-employer organization, human resources or benefits outsourcing entity, or similar vendor or provider.
“PEO Plan” means each “employee benefit plan” as defined in Section 3(3) of ERISA and each other employment, consulting, bonus, pension, profit-sharing, retirement, deferred compensation, incentive compensation, equity-based compensation, vacation, paid time off, fringe benefit, severance, change in control, retention, disability, death benefit, hospitalization, medical, welfare benefit, post-employment or retirement or other compensatory or employee benefit plan, agreement, policy, program, or arrangement, in each case, maintained, contributed to or sponsored by a PEO engaged by the Company or a Subsidiary of the Company for the benefit of any former or current director, officer, employee or independent contractor of the Company or any Subsidiary of the Company.
“Permitted Liens” means (a) any Lien for Taxes not yet due and payable or Liens for Taxes being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established on the financial statements of the Company in accordance with GAAP; (b) zoning, building codes and other land use Laws imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the current use or occupancy of such real property; (c) utility easements, rights of way and similar recorded agreements, easements, covenants, reservations and restrictions, in each case, that do not and would not reasonably be expected to, individually or in the aggregate, materially detract from the value or marketability of, or materially impair the ability of the Company to use, occupy or operate the real property to which they relate in substantially the same manner as currently conducted (and excluding in all events any Liens securing the payment of money); (d) construction, mechanic’s, materialmen’s, laborer’s, workmen’s, repairmen’s, carrier’s and similar Liens, including all statutory Liens, arising or incurred in the ordinary course of business; provided, however, that the underlying obligations are not yet due and payable or are being contested in good faith by appropriate proceedings for which adequate accruals or reserves have been established on the financial statements of the Company in accordance with GAAP and are not individually or in the aggregate material in nature or costs; (e) (i) all non-monetary exceptions, restrictions, easements, rights of way, covenants, conditions, exclusions, encumbrances and other similar non-monetary matters (A) that are matters of record or may be shown or disclosed by a complete and accurate inspection, survey or title report or other similar report and (B) disclosed in policies of title insurance delivered or made available to Parent prior to the date hereof, in each case, that do not and would not reasonably be expected to, individually or in the aggregate, materially detract from the value or marketability of, or materially impair the ability of the Company to use, occupy or operate the real property to which they relate in substantially the same manner as currently conducted (and excluding in all events any Liens securing the payment of money); (f) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or bankers’ acceptance issued or created for the account of the Company or any of the Company’s Subsidiaries (provided that any such Lien is only the obligation of the Company or any of the Company’s Subsidiaries); or (g) Liens securing the obligations under the Credit Agreement, to the extent released at the Closing.
A “Person” means any natural person, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, organization, Governmental Entity or other entity.
“Personal Data” means (a) any information defined as “personal data,” “personally identifiable information” or “personal information” under any Privacy and Data Security Requirement, or (b) any information that, alone or in combination with other information, can reasonably be used to identify an individual natural person or relating to an identified or identifiable natural person, directly or indirectly, including name, a unique identification number, government-issued identifier (including Social Security number and driver’s license number), physical address, gender and date of birth.
“Phantom Option” means each cash-settled stock appreciation right that relates to the value of the Company Common Stock, whether granted pursuant to the Company Stock Plan or otherwise.
“Phantom RSU” means each “phantom restricted stock unit” that relates to the value of Company Common Stock and is settled in cash pursuant to the terms thereof, whether granted pursuant to the Company Stock Plan or otherwise.
“Principal Stockholders” means, collectively, the persons set forth on Schedule A hereto.
“Privacy and Data Security Requirements” means (a) any Laws concerning data protection, data privacy, data security, cybersecurity, cross-border data transfer, and general consumer protection laws as applied in the context of data privacy, data breach notification, electronic communication, telephone and text message communications, marketing by email or other channels, and the Processing of Personal Data; (b) Contracts to which the Company or any of its Subsidiaries are bound that relate to Personal Data or protection of the IT Assets and (c) all of the Company’s and its Subsidiaries’ publicly posted policies and representations regarding the Processing of Personal Data.
“Process” or “Processing” with regard to Personal Data means the collection, use, storage, maintenance, retention, transmission, access, processing, recording, distribution, transfer, import, export, protection (including security measures), deletion, disposal or disclosure or other activity regarding Personal Data (whether electronically or in any other form or medium).
“Regulatory Recall” means any recall or withdrawal mandated or agreed upon between the Company and the U.S. Consumer Product Safety Commission or similar product safety regulatory authority located in a market where the Company or any of its Subsidiaries sells products.
“Representatives” means, with respect to any Person, such Person’s directors, officers, employees, financial advisors, legal counsel, financing sources and other agents, advisors or representatives.
“Required Information” means the financial statements related to the Company and its Subsidiaries required by clauses (i) and (ii) of paragraph 6 in Exhibit D to the Debt Commitment Letter as in effect on the date hereof.
“Required Regulatory Approvals” means all Authorizations and Judgments of Governmental Entities (including the fulfillment of any conditions required by such Governmental Entity prior to the consummation of the Merger in connection with such Authorizations and Judgments), and the expiration or termination of all waiting periods (including any extension thereof), required in connection with the execution, delivery and performance of this Agreement and the consummation of the Merger and the other Transactions under (a) the HSR Act, (b) any other Antitrust Law and (c) any FDI Law.
“Sanctioned Jurisdiction” means any country, region, or territory to the extent that such country, region, or territory itself is the subject of comprehensive Sanctions (including, at the time of signing, Cuba, Iran, North Korea, Syria, and the Russian-occupied Crimea, Donetsk, Luhansk, Kherson, or Zaporizhzhia regions of Ukraine).
“Sanctioned Person” means: (i) a Person that is currently the subject or target of any Sanctions; (ii) a Person listed in any Sanctions-related list of designated Persons, (iii) a Person located, organized or resident in a Sanctioned Jurisdiction or (iv) a Person owned or controlled by any Person or Persons specified in (i)  – (iii) or otherwise the target of Sanctions.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced by the (a) U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the European Union, (c) the United Kingdom, (d) the United Nations Security Council, or (e) any other relevant government authority.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.
“Subsidiary” means, with respect to any Person, any entity of which: (i) such Person or any other Subsidiary of such Person is a general partner (in the case of a partnership) or managing member (in the case of a limited liability company); (ii) voting power to elect a majority of the board of directors, board of managers or others performing similar functions with respect to such organization is held, directly or indirectly, by such Person or by any one or more of such Person’s Subsidiaries; (iii) at least fifty percent (50%) of any class of shares or capital stock or of the outstanding equity interests are beneficially owned by such Person; or (iv) any Person that would otherwise be deemed a “subsidiary” under Rule 12b-2 promulgated under the 1934 Act.
“Superior Proposal” means any bona fide written Company Takeover Proposal that (a) did not result from a breach of Section 5.02, (b) contemplates a transaction that is reasonably likely to be consummated in accordance with its terms, and (c) the Company Board determines, in its good faith judgment, after consultation with its financial advisors and legal counsel, is more favorable from a financial point of view to the Company’s stockholders (in their capacities as such) than the transactions contemplated hereby (taking into account any changes to this Agreement proposed by Parent in writing in a binding offer in accordance with Section 5.02(f) in response to such Company Takeover Proposal and any other factors deemed relevant in good faith by the Company Board, including any financial, financing, conditionality, timing, regulatory, and other legal aspects of such Company Takeover Proposal and the identity of the Person making such Company Takeover Proposal); provided that for purposes of the definition of “Superior Proposal,” the references to “20%” in the definition of Company Takeover Proposal shall be deemed to be references to “50.1%.”
“Tax Return” means all returns, declarations, statements, reports, filings, claims for refund, schedules, forms and information returns submitted to any Governmental Entity with respect to or relating to Taxes and any amendments thereto.
“Taxes” means any and all taxes, customs, tariffs, imposts, levies, duties, fees or other like assessments or charges of any kind imposed by a Governmental Entity, together with all interest, penalties and additions imposed with respect to such amounts.
“Taxing Authority” means any Governmental Entity exercising regulatory authority in respect of any Taxes.

“TRA” means that certain Tax Receivable Agreement, dated as of July 27, 2021, by and among the Company and the TRA Parties.
“TRA Parties” have the meaning assigned to such term in the TRA.
“Trade Control Laws” means all applicable U.S. Laws and Regulations issued by a Governmental Entity applicable to the export or import of goods, technology or software, including without limitation the U.S. Export Administration Regulations (EAR), (15 CFR 730-774); the U.S. Arms Export Control Act (22 USC 2751-2779), the International Traffic in Arms Regulations (ITAR) (22 CFR 120-130); the Regulations of the Bureau of Alcohol, Tobacco, and Firearms (ATF) (27 CFR 447-555); and the U.S. Customs Regulations (19 CFR 1-199).
“Transactions” means the Merger and the other transactions contemplated hereby.
SECTION 9.05.   Interpretation.   The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to “this Agreement” shall include the Company Disclosure Letter. Any terms used in the Company Disclosure Letter or any certificate or other document made or delivered pursuant hereto but not otherwise defined therein shall have the meaning as defined in this Agreement. The Exhibits to this Agreement and the Company Disclosure Letter are hereby incorporated and made a part hereof and are an integral part of this Agreement. Any matter set forth in any section of the Company Disclosure Letter shall be deemed to be referred to and incorporated in any section to which it is specifically referenced or cross-referenced, and also in all other sections of the Company Disclosure Letter to which such matter’s application or relevance is reasonably apparent from the face of such disclosure. Nothing contained in the Company Disclosure Letter shall be construed as an admission of liability or responsibility of any party to any third-party in connection with any pending or threatened legal proceeding or otherwise. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” shall be construed to have the same meaning as the word “shall.” The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “or” shall not be exclusive. The phrase “date hereof” or “date of this Agreement” shall be deemed to refer to April 14, 2024. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. Unless the context requires otherwise (i) any reference to any Law herein shall be construed as referring to Law as from time to time amended, supplemented or otherwise modified, (ii) any reference to any Contract, instrument or other document herein shall be construed as referring to such Contract, instrument or other document as from time to time amended, supplemented or otherwise modified (provided such Contract, instrument or document has been made available to Parent), (iii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iv) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (v) all references herein to Articles and Sections shall be construed to refer to Articles and Sections of this Agreement. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. Wherever the term “group” is used in this Agreement, it is used as defined in Rule 13d-5 under the Exchange Act. As used in this Agreement, the term “beneficial ownership” (and its correlative terms) shall have the meaning assigned to such term in Rule 13d-3 under the Exchange Act. The term “made available,” “provided,” “disclosed” or words of similar import mean that the relevant documents, instruments or materials were (i) posted and made available to Parent on the Intralinks due diligence data site maintained by the Company for the purpose of the Transactions at least 24 hours prior to the execution and delivery of this Agreement, (ii) publicly available by virtue of the Company’s filing of a publicly available report, form or schedule with the SEC pursuant to the Securities Act or the Exchange Act prior to the date of this Agreement or (iii) delivered by e-mail to Parent or its Representatives prior to the date of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

SECTION 9.06.   Severability.   If any term or other provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.
SECTION 9.07.   Counterparts.   This Agreement may be executed in one or more counterparts (including by .pdf, .tif, .gif, .jpg or similar attachment to email (any such delivery, an “Electronic Delivery”)), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Delivery of an executed counterpart of a signature page of this Agreement by Electronic Delivery shall be deemed to be an original and effective as delivery of a manually executed counterpart of this Agreement. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
SECTION 9.08.   Entire Agreement; Third-Party Beneficiaries.   This Agreement, together with any Exhibit hereto and the Company Disclosure Letter and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties and their affiliates, or any of them, with respect to the subject matter hereof and thereof, and (b) are not intended to confer upon any Person other than the parties any rights or remedies, except (i) pursuant to Section 6.06(a), which is intended to be for the benefit of the Indemnified Persons and the other Persons covered by the insurance provided pursuant thereto and (ii) the rights of the holders of Company Common Stock to pursue claims for damages (including monetary damages based on the loss of the economic benefits of the Merger) and other relief for Parent’s or Merger Sub’s breach of this Agreement; provided that the rights granted to the holders of Company Common Stock pursuant to the foregoing clause (ii) of this Section 9.08 shall only be enforceable on behalf of such holders by the Company in its sole and absolute discretion; provided, further that it is specifically intended that the Debt Financing Sources Related Parties with respect to the penultimate sentence of Section 8.03 (Amendment; Extension; Waiver), this proviso to Section 9.08 (Entire Agreement, Third-Party Beneficiaries), Section 9.09 (Assignment), the final sentence to Section 9.12 (Jurisdiction), Section 9.13 (WAIVER OF JURY TRIAL) and Section 9.14 (Debt Financing Sources) are express third-party beneficiaries of this Agreement.
SECTION 9.09.   Assignment.   Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void; provided, however, that the Parent or Merger Sub may assign its respective rights under this Agreement to any Debt Financing Source pursuant to the terms of the Debt Financing Commitment for purposes of creating a security interest herein or otherwise assigning as collateral its respective rights in respect of the Debt Financing; provided, however, such assignment will not relieve Parent or Merger Sub of its obligations hereunder. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
SECTION 9.10.   Governing Law.   Other than as provided in Section 9.12, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
SECTION 9.11.   Specific Performance.   The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, or any other appropriate form of equitable relief, to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement (including the consummation of the Transactions and the funding by Parent of the full amount of the aggregate Merger Consideration) in any court referred to in Section 9.12, without the necessity of proving actual damages or the inadequacy of monetary damages as a remedy (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties acknowledges and agrees that the right of specific enforcement is an integral part of the Transactions and without such right, none of the parties would have entered into this Agreement. Each of the parties further agrees not to assert that a remedy of specific enforcement is unenforceable, invalid or contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach. In the event any party hereto brings any action, claim, complaint, suit, action or other proceeding to enforce specifically the performance of the terms and provisions of this Agreement prior to the Closing, the Outside Date shall automatically be extended by (i) the amount of time during which such action, claim, complaint, suit, action or other proceeding is pending, plus twenty (20) Business Days, or (ii) such other time period established by the court presiding over such action, claim, complaint, suit, action or other proceeding.
SECTION 9.12.   Jurisdiction.   Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, then in the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware (but only in such event), then in any Delaware state court sitting in New Castle County) and any appellate court from any of such courts (the “Chosen Courts”) for the purpose of any Proceeding arising out of or relating to this Agreement, the Merger or any of the other Transactions, and each of the parties hereby irrevocably agrees that all claims with respect to such Proceeding may be heard and determined exclusively in such court. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Chosen Courts in the event any Proceeding arises out of this Agreement, the Merger or any of the other Transactions, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) irrevocably consents to the service of process in any Proceeding arising out of or relating to this Agreement, the Merger or any of the other Transactions, on behalf of itself or its property, in accordance with Section 9.03 (provided, that nothing in this Section 9.12 shall affect the right of any party to serve legal process in any other manner permitted by Law) and (iv) agrees that it will not bring any Proceeding relating to this Agreement, the Merger or any of the other Transactions in any court other than the Chosen Courts. The parties hereto agree that a final trial court judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. The foregoing shall not restrict any party’s right to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment, or to bring suit for the recognition or enforcement of any judgment obtained in any Chosen Court. Notwithstanding anything in this Agreement to the contrary, the Company, on behalf of itself, its Subsidiaries and each of its controlled Affiliates, hereby acknowledges and agrees: (i) that any proceeding, whether in Law or in equity, in contract, in tort, or otherwise, involving the Debt Financing Sources Related Parties arising out of, or relating to, this Agreement or any of the transactions contemplated by this Agreement, including the performance of services thereunder or related thereto, will be subject to the exclusive jurisdiction of any state or federal court sitting in the state of New York in the borough of Manhattan and any appellate court thereof, and each of the parties hereto submits for itself and its property with respect to any such proceeding, to the exclusive jurisdiction of such court; (ii) not to bring or permit any of their Affiliates to bring or support anyone in bringing any such proceeding in any other court, (iii) to waive and hereby waive, to the fullest extent permitted by Law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such proceeding in any such court and (iv) any such proceeding will be governed and construed in accordance with the Laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York except to the extent relating to the interpretation of any provisions in this Agreement (including any provision in any documentation related to the Debt Financing that expressly specifies that the interpretation of such provisions shall be governed by and construed in accordance with the law of the State of Delaware).
SECTION 9.13.   WAIVER OF JURY TRIAL.   EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER, THE DEBT FINANCING COMMITMENT OR THE FINANCING (INCLUDING THE PERFORMANCE THEREOF) OR ANY OF THE OTHER TRANSACTIONS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT MAKES THIS WAIVER VOLUNTARILY AND THAT THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.13.
SECTION 9.14.   Debt Financing Sources.   Notwithstanding anything herein to the contrary, no Debt Financing Sources Related Party shall have any liability or obligation to the Company and its Subsidiaries prior to Closing with respect to any claim or cause of action (whether in contract or in tort, in law or in equity or otherwise) relating to (a) this Agreement or the transactions contemplated hereunder, (b) the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), (c) any breach or violation of this Agreement or (d) any failure of the transactions contemplated hereunder to be consummated. For the avoidance of doubt, this Section 9.14 does not limit or affect any rights or remedies that Parent may have against the Debt Financing Sources Related Parties pursuant to the terms and conditions of the Debt Commitment Letter.
[remainder of page intentionally blank; signature pages follow]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have duly executed this Agreement, all as of the date first written above.
RESIDEO TECHNOLOGIES, INC., as Parent,
By:
/s/ John Heskett

Name:
John Heskett

Title:
VP Corporate Development and Treasurer

POP ACQUISITION INC., as Merger Sub,
By:
/s/ Jeannine Lane

Name:
Jeannine Lane

Title:
Director

SNAP ONE HOLDINGS CORP., as the Company,
By:
/s/ John Heyman

Name:
John Heyman

Title:
Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Schedule A
Principal Stockholders
Hellman & Friedman Capital Partners VIII, L.P.
Hellman & Friedman Capital Partners VIII (Parallel), L.P.
HFCP VIII (Parallel-A), L.P.
H&F Executives VIII, L.P.
H&F Associates VIII, L.P.
H&F Copper Holdings VIII, L.P.

Exhibit A
Form of Written Consent
[Intentionally omitted]

Exhibit B
Form of FIRPTA Certificate
[Intentionally omitted]

ANNEX B-1
April 14, 2024
Board of Directors
Snap One Holdings Corp.
1800 Continental Boulevard, Suite 200
Charlotte, North Carolina 28273
Ladies & Gentlemen:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (“Company Common Stock”), of Snap One Holdings Corp. (the “Company”) of the Consideration (as defined below) to be received by such holders pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into by the Company, Resideo Technologies, Inc. (the “Acquiror”) and Pop Acquisition, Inc., a wholly owned subsidiary of the Acquiror (the “Acquisition Sub”). As more fully described in the Agreement, Acquisition Sub will be merged with and into the Company (the “Transaction”) and each issued and outstanding share of Company Common Stock (other than Excluded Shares and Appraisal Shares (as defined in the Agreement)) will be converted into the right to receive an amount in cash equal to $10.75 (the “Consideration”).
In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to the Company; (ii) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company, including financial forecasts provided to or discussed with us by the management of the Company; (iii) reviewed information regarding the capitalization of the Company furnished to us by the Company; (iv) conducted discussions with members of the senior management and representatives of the Company concerning the information described in clauses (i) through (iii) of this paragraph, as well as the business and prospects of the Company generally; (v) reviewed the reported prices and trading activity for the Company Common Stock; (vi) reviewed publicly available financial and stock market data of certain other companies in lines of business that we deemed relevant; (vii) reviewed the financial terms of certain other transactions that we deemed relevant; (viii) reviewed (a) a draft, dated April 14, 2024, of the Agreement and (b) a draft, dated April 13, 2024, of the Stockholder Support Agreement (the “Support Agreement”, and together with the Agreement, the “Agreements”) to be entered into between the Acquiror, the Company and certain affiliates of Hellman & Friedman LLC (“Hellman & Friedman”); (ix) participated in certain discussions and negotiations among representatives of the Company and the Acquiror and their advisors; and, (x) conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.
In connection with our analysis and opinion, we have, at your direction, relied on the information supplied to, discussed with or reviewed by us for purposes of this opinion being complete and accurate in all material respects. We have not independently verified any such information (or assumed any responsibility for the independent verification of any of such information). With your consent, we have also relied on the representation of the Company’s management that they are not aware of any facts of circumstances that would make any such information inaccurate or misleading. With your consent, we have relied upon, without independent verification, the assessment of the Company and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters. With respect to the financial forecasts referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future performance of the Company. We express no views as to the reasonableness of any financial forecasts or the assumptions on which they are based. In addition, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal.

B-1-1

Our opinion does not address the Company’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company and does not address any legal, regulatory, tax or accounting matters. We have not been asked to, nor do we, offer any opinion as to any terms of the Agreement or any aspect or implication of the Transaction, except for the fairness of the Consideration from a financial point of view to the holders of Company Common Stock. We are not expressing any opinion as to fair value, viability or the solvency of the Company following the closing of the Transaction. In rendering this opinion, we have assumed, with your consent, that the final executed form of the Agreements will not differ in any material respect from the drafts that we have reviewed, that the Transaction will be consummated in accordance with their terms without any waiver or modification that could be material to our analysis, that the representations and warranties of each party set forth in the Agreements are accurate and correct in all respects that could be material to our analysis, and that the parties to the Agreements will comply with all terms of the Agreements that could be material to our analysis. We have assumed that all governmental, regulatory or other consents or approvals necessary for the completion of the Transaction will be obtained, except to the extent that could not be material to our analysis.
Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, and we assume no responsibility to update this opinion for developments after the date hereof.
We have acted as your financial advisor in connection with the Transaction and will receive a fee for our services, the principal portion of which is contingent upon the consummation of the Transaction. We will also receive a fee upon delivery of this opinion. Our affiliates, employees, officers and partners may at any time own securities (long or short) of the Company and the Acquiror. In the past two years prior to the date hereof, we have not otherwise provided investment banking and other services to the Company or the Acquiror. In the future we may provide such services to the Acquiror and would expect to receive compensation for such services. In the past two years prior to the date hereof, we acted as financial advisor to (i) an affiliate of Hellman & Friedman in a sellside transaction which was consummated in 2021, and (ii) an affiliate of Clayton, Dubilier & Rice, LLC (“CD&R”) in a buyside transaction which was consummated in 2023. We are currently acting for an affiliate of CD&R in a pending buyside transaction unrelated to the Transaction.
This opinion is for the use and benefit of the Board of Directors of the Company (solely in its capacity as such) in its evaluation of the Transaction. This opinion does not constitute a recommendation as to how any holder of securities should vote or act with respect to the Transaction or any other matter. This opinion does not address the fairness of the Transaction or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of the Company, other than the fairness of the Consideration from a financial point of view to the holders of Company Common Stock. In addition, we do not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the Consideration or otherwise. This opinion was approved by a Moelis & Company LLC fairness opinion committee.
Based upon and subject to the foregoing, it is our opinion that, as the date hereof, the Consideration to be received by holders of Company Common Stock in the Transaction is fair from a financial point of view to such holders.
Very truly yours,
/s/ Moelis & Company LLC

MOELIS & COMPANY LLC

B-1-2

ANNEX B-2
April 14, 2024
The Board of Directors
Snap One Holdings Corp.
1800 Continental Blvd, Suite 200
Charlotte, NC 28273
Members of the Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to the holders (other than the Principal Stockholders, the holders of Excluded Shares, and the holders of Appraisal Shares (each as defined in the Agreement (as defined below))) of common stock, par value $0.01 per share (the “Company Common Stock”), of Snap One Holdings Corp. (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary of Resideo Technologies, Inc. (the “Acquiror”). Pursuant to the Agreement and Plan of Merger (the “Agreement”), by and among the Company, the Acquiror and its subsidiary, Pop Acquisition, Inc. (“Merger Sub”), the Company will become a wholly-owned subsidiary of the Acquiror, and each issued and outstanding share of Company Common Stock, other than Excluded Shares and Appraisal Shares, will be converted into the right to receive $10.75 per share in cash (the “Consideration”).
In connection with preparing our opinion, we have (i) reviewed a draft dated April 14, 2024 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.
In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.
In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

B-2-1

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock (other than the Principal Stockholders, the holders of Excluded Shares, and the holders of Appraisal Shares) in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock (other than the Principal Stockholders, the holders of Excluded Shares, and the holders of Appraisal Shares) in the Transaction or with respect to the fairness of any such compensation.
We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company’s approximately 72% shareholder, Hellman & Friedman LLC (“H&F”), for which we and such affiliates have received customary compensation. Such services during such period have included acting as financial advisor in connection with H&F’s sale of a minority stake in TeamSystem S.p.A. which closed in March 2024. In addition, during the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with H&F portfolio companies for which we and such affiliates have received customary compensation. Such services during such period have included providing debt syndication, debt underwriting and financial advisory services to H&F portfolio companies. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Acquiror, for which we and such affiliates have received customary compensation. Such services during such period have included acting as joint lead arranger and joint bookrunner on a credit facility in March 2022, and as financial advisor in connection with the sale of the Acquiror’s Genesis Cable business to Southwire Company which closed in October 2023. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Acquiror and H&F portfolio companies, for which it receives customary compensation or other financial benefits. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and the Acquiror. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or the Acquiror for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.
On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Common Stock (other than the Principal Stockholders, the holders of Excluded Shares, and the holders of Appraisal Shares) in the proposed Transaction is fair, from a financial point of view, to such holders.
The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.
Very truly yours,
J.P. MORGAN SECURITIES LLC
/s/ J.P. Morgan Securities LLC

B-2-2

ANNEX C
SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

C-1